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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HopFed Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Proxy Statement	Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

         On January 7, 2019, First Financial Corporation ("First Financial") and HopFed Bancorp, Inc. ("HopFed") entered into an Agreement and Plan of Merger, as such agreement may be amended from time to time (the "Merger Agreement"), that provides for the combination of the two companies. Under the Merger Agreement, HopFed will merge with and into First Financial, with First Financial as the surviving corporation (the "Merger"). Following the completion of the Merger, Heritage Bank USA, Inc. ("Heritage"), a wholly owned bank subsidiary of HopFed, will merge with and into First Financial Bank, National Association ("First Financial Bank"), a wholly owned bank subsidiary of First Financial, with First Financial Bank as the surviving bank (the "Bank Merger"). The Merger will expand First Financial's operations into the Commonwealth of Kentucky and State of Tennessee.

         If the Merger is completed, stockholders of HopFed may elect to receive either (or a combination of) 0.444 shares of First Financial common stock, without par value, or $21.00 in cash for each share of HopFed common stock, par value $0.01, owned, subject to allocation provisions specified in the Merger Agreement and as described in the attached proxy statement/prospectus that provide for a targeted aggregate split of 50% of HopFed shares being exchanged for First Financial common stock and 50% for cash. Each HopFed stockholder will also receive cash (without interest) in lieu of any fractional shares that such stockholder would otherwise receive. The market value of the merger consideration will fluctuate with the market price of First Financial common stock and will not be known at the time HopFed stockholders vote on the Merger. First Financial common stock is traded on The NASDAQ Stock Market LLC. On January 7, 2019, the last trading day before public announcement of the Merger, the closing price of a share of First Financial common stock was $42.53, which, after giving effect to the 0.444 exchange ratio, has an implied value of approximately $18.88 per share. Based on this price and the cash consideration of $21.00 per share, upon completion of the Merger, a HopFed stockholder who receives cash for 50% and stock for 50% of his, her, or its shares would receive total consideration with an implied value of approximately $19.94 per share. As of June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus, the closing price of a share of First Financial common stock was $38.85, which, after giving effect to the 0.444 exchange ratio, has an implied value of approximately $17.25. Based on this price and the cash consideration of $21.00 per share, upon completion of the Merger, a HopFed stockholder who receives cash for 50% and stock for 50% of his, her, or its shares would receive total consideration with an implied value of approximately $19.12 per share. Based upon the $38.85 per share closing price of a share of First Financial common stock on June 10, 2019, the aggregate consideration to be paid by First Financial in connection with the Merger is approximately $127.2 million. Based on the exchange ratio, the allocation provisions, and the number of shares of HopFed common stock outstanding as of May 30, 2019, the maximum number of shares of First Financial common stock issuable in the Merger is 1,476,121. We urge you to obtain current market quotations for First Financial (trading symbol "THFF") and HopFed (trading symbol "HFBC").

         Your vote is very important. We cannot complete the Merger unless the stockholders of HopFed approve the Merger Agreement and the Merger. HopFed will hold a special meeting of its stockholders on July 23, 2019 at the offices of Heritage, 4155 Lafayette Road, Hopkinsville, Kentucky 42240, at 2:00 p.m., local time, to vote on the Merger Agreement and the Merger. HopFed's board of directors has determined that the Merger is advisable and in the best interests of HopFed, and the HopFed board of directors unanimously recommends that the HopFed stockholders vote "FOR" approval and adoption of the Merger Agreement and Merger and "FOR" approval of the other proposals described in this proxy statement/prospectus.

         You should carefully read this entire proxy statement/prospectus, including the annexes hereto and the documents incorporated by reference herein, because it contains important information about the HopFed special meeting, the Merger, the Merger Agreement, and the related matters. In particular, you should carefully read the information under the section entitled "Risk Factors" beginning on page 28. You can also obtain information about First Financial and HopFed from documents that each has filed with the Securities and Exchange Commission.

Norman L. Lowery	John E. Peck
President and Chief Executive Officer	President and Chief Executive Officer
First Financial Corporation	HopFed Bancorp, Inc.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either First Financial or HopFed, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

This proxy statement/prospectus is dated June 12, 2019, and
it is being first mailed to HopFed stockholders on or about June 18, 2019.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of HopFed Bancorp, Inc.:

        HopFed Bancorp, Inc. ("HopFed") will hold a special meeting of holders of common stock of HopFed (the "HopFed stockholders") at 2:00 p.m., local time, on July 23, 2019, at the offices of Heritage Bank USA, Inc., 4155 Lafayette Road, Hopkinsville, Kentucky 42240 (the "Special Meeting") to consider and vote upon the following matters:

  1.
  Merger Proposal. A proposal to adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation ("First Financial") (the "Merger Agreement"), as such agreement may be amended from time to time, pursuant to which HopFed will merge with and into First Financial, with First Financial as the surviving corporation (the "Merger"), as more fully described in the attached proxy statement/prospectus (the "Merger Proposal"), a copy of which is attached as Annex A.

  2.
  Compensation Proposal. A proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed's named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable (the "Compensation Proposal").

  3.
  Adjournment Proposal. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the "Adjournment Proposal").

  4.
  Other Matters. To vote upon such other matters as may properly come before the meeting or any adjournment thereof. The board of directors is not aware of any such other matters.

        We have fixed the close of business on May 30, 2019 as the record date for the Special Meeting. Only HopFed stockholders of record at that time are entitled to notice of, and to vote at, the Special Meeting, or any adjournment or postponement of the Special Meeting. Approval of the Merger Proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock, $0.01 par value per share, of HopFed (the "HopFed common stock"). Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on each respective proposal.

        HopFed's board of directors has unanimously approved the Merger Agreement, has determined that the Merger, on the terms and conditions set forth in the Merger Agreement, is advisable and in the best interests of HopFed and its stockholders, and unanimously recommends that HopFed stockholders vote "FOR" approval of the Merger Proposal, "FOR" approval of the Compensation Proposal, and "FOR" approval of the Adjournment Proposal.

        Your vote is very important.    We cannot complete the Merger unless the HopFed stockholders approve the Merger Proposal and adopt the Merger Agreement. Regardless of whether you plan to attend the Special Meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record of HopFed, please vote by telephone, over the Internet, or by completing, signing, dating, and returning the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed proxy statement/prospectus provides a detailed description of the Special Meeting, the Merger, the Merger Agreement, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

        As required by Section 262 of the Delaware General Corporation Law, HopFed is notifying all stockholders entitled to vote on the Merger that you are or may be entitled to assert appraisal rights in connection with the Merger. A copy of the appraisal rights statute is included with the accompanying proxy statement/prospectus as Annex C. See also "Appraisal Rights" beginning on page 114 in the accompanying proxy statement/prospectus.

BY ORDER OF THE BOARD OF DIRECTORS

John E. Peck President and Chief Executive Officer HopFed Bancorp, Inc.

Hopkinsville, Kentucky
June 12, 2019

REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about First Financial and HopFed from documents filed with the Securities and Exchange Commission ("SEC") that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by First Financial and/or HopFed at no cost from the SEC's website at http://www.sec.gov. You may also make an oral or written request for copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting the appropriate company at the following address or telephone number:

First Financial Corporation	HopFed Bancorp, Inc.
One First Financial Plaza	P.O. Box 537
P.O. Box 540	Hopkinsville, Kentucky 42241
Terre Haute, Indiana 47808	Attention: Michael L. Woolfolk, Chief
Attention: Rodger A. McHargue, Chief	Operations Officer and Corporate Secretary
Financial Officer and Corporate Secretary	(270) 885-1171
(812) 238-6000

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the Special Meeting. This means that HopFed stockholders requesting documents must do so by July 16, 2019, in order to receive them before the Special Meeting.

        You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, attached within an annex to, or incorporated by reference into this document. This document is dated June 12, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to HopFed stockholders, nor the issuance by First Financial of shares of common stock in connection with the Merger, will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding HopFed has been provided by HopFed and information contained in this document regarding First Financial has been provided by First Financial.

        Please see "Where You Can Find More Information," beginning on page 161, for more details.

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QUESTIONS AND ANSWERS

        The following are some questions that you may have about the Merger and the Special Meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus, including the annexes, because the information in this section does not provide all of the information that might be important to you with respect to the Merger or the Special Meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. Please see "Where You Can Find More Information," beginning on page 161.

Q:    What is the Merger?

A:
First Financial Corporation ("First Financial") and HopFed Bancorp, Inc. ("HopFed") have entered into an Agreement and Plan of Merger, dated as of January 7, 2019, as such agreement may be amended from time to time (the "Merger Agreement"). Under the Merger Agreement, HopFed will be merged with and into First Financial, with First Financial continuing as the surviving corporation (the "Merger"). Following the completion of the Merger, Heritage Bank USA, Inc. ("Heritage"), a Kentucky state chartered bank and a wholly owned subsidiary of HopFed, will merge with and into First Financial Bank, National Association ("First Financial Bank"), a national association chartered under the laws of the United States and a wholly owned subsidiary of First Financial, with First Financial Bank continuing as the surviving financial institution (the "Bank Merger"). A copy of the Merger Agreement is included in this proxy statement/prospectus as Annex A.

  The Merger cannot be completed unless, among other things, HopFed stockholders approve the proposal to adopt the Merger Agreement.

Q:    Why am I receiving this proxy statement/prospectus?

A:
We are delivering this document to you because it is a proxy statement being used by HopFed's board of directors to solicit proxies of its holders of HopFed common stock (the "HopFed stockholders") in connection with approval of the Merger and related matters.

  In order to consider and vote upon the proposals discussed in this proxy statement/prospectus, HopFed has called a special meeting of the HopFed stockholders (the "Special Meeting"). This document serves as the proxy statement for the Special Meeting and describes the proposals to be presented at the Special Meeting.

  This document is also a prospectus that is being delivered to HopFed stockholders because, in connection with the Merger, First Financial is offering shares of its common stock, without par value (the "First Financial common stock") to HopFed stockholders at an exchange of 0.444 shares of First Financial common stock for each share of common stock, $0.01 par value per share, of HopFed (the "HopFed common stock"), subject to the adjustment and allocation provisions discussed in this proxy statement/prospectus.

  This proxy statement/prospectus contains important information about the Merger, the Merger Agreement, and the other proposals being voted on at the Special Meeting and important information to consider in connection with an investment in First Financial common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending the Special Meeting. Your vote is important, and we encourage you to submit your proxy as soon as possible.

Q:    What are HopFed stockholders being asked to vote on at the Special Meeting?

A:
HopFed is soliciting proxies from its stockholders with respect to the following proposals:

•
a proposal to adopt the Merger Agreement, as such agreement may be amended from time to time (the "Merger Proposal");

•
a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed's named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable (the "Compensation Proposal");

•
a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the "Adjournment Proposal"); and

•
to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof. The HopFed board of directors is not aware of any such other matters.

Q:    What will HopFed stockholders receive in the Merger?

A:
Subject to possible adjustment as provided for in the Merger Agreement, if the Merger is completed, HopFed stockholders are entitled to elect to receive for their shares of HopFed common stock either (or a combination of) 0.444 shares of First Financial common stock (the "Exchange Ratio," and such shares, the "Stock Consideration") or $21.00 in cash (the "Cash Consideration"), subject to allocation provisions that provide for a targeted aggregate split of 50% of shares of HopFed common stock being exchanged for the Stock Consideration and 50% for the Cash Consideration.

  First Financial will not issue any fractional shares of First Financial common stock in the Merger. First Financial will pay to each former HopFed stockholder who holds a fractional share an amount in cash (without interest), rounded to the nearest whole cent, determined by multiplying (i) the average of the closing sale prices of First Financial common stock for the fifteen consecutive trading days on which shares were actually traded immediately preceding the second business day prior to the closing date of the Merger by (ii) the fraction of a share of First Financial common stock which such holder would otherwise be entitled to receive. We refer to the Stock Consideration, Cash Consideration, and the cash in lieu of any fractional shares to be received in the Merger for each share of HopFed common stock as the "Merger Consideration."

  On January 7, 2019, which is the last trading day on which shares of First Financial common stock traded preceding the public announcement of the Merger, the closing price of a share of First Financial common stock was $42.53, which, after giving effect to the 0.444 Exchange Ratio, has an implied value of approximately $18.88 per share. Based on this price, with respect to the Stock Consideration and the Cash Consideration of $21.00 per share, upon completion of the Merger, a HopFed stockholder who receives the Cash Consideration for 50% of his, her, or its HopFed common stock and receives the Stock Consideration for 50% of his, her, or its shares of HopFed common stock would receive total Merger Consideration with an implied value of approximately $19.94 per share. As of June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus, the closing price of a share of First Financial common stock was $38.85, which, after giving effect to the 0.444 Exchange Ratio, has an implied value of approximately $17.25. Based on this price, with respect to the Stock Consideration, and the Cash Consideration of $21.00 per share, upon completion of the Merger, a HopFed stockholder who receives the Cash Consideration for 50% of his, her, or its HopFed common stock and receives the Stock Consideration for 50% of his, her, or its shares of HopFed common stock would receive total Merger Consideration with an implied value of approximately $19.12 per share.

Q:    What will First Financial shareholders receive in the Merger?

A:
If the Merger is completed, First Financial shareholders will not receive any Merger Consideration and will continue to hold the shares of First Financial common stock that they currently hold. Following the Merger, shares of First Financial common stock will continue to be traded on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "THFF."

Q:    How will the Merger affect HopFed restricted stock awards?

A:
Immediately prior to the effective time of the Merger, each outstanding restricted share of HopFed common stock that is unvested or contingent will fully vest and be cancelled and converted automatically into the right to receive the Merger Consideration, less applicable tax withholdings.

Q:
Will the value of the Merger Consideration change between the date of this proxy statement/prospectus and the time the Merger is completed?

A:
Yes. The value of the Stock Consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the Merger based upon the market value for First Financial common stock. Any fluctuation in the market price of First Financial common stock after the date of this proxy statement/prospectus will change the value of the shares of First Financial common stock that HopFed stockholders may receive. The market value of the Stock Consideration will not be known at the Special Meeting. Also, the Merger Consideration is subject to limited adjustments as provided in the Merger Agreement. Therefore, as of the date of the Special Meeting, you will not know the precise value of the Merger Consideration you may receive at the effective time of the Merger.

Q:    How does the HopFed board of directors recommend that I vote at the Special Meeting?

A:
HopFed's board of directors unanimously recommends that you vote "FOR" approval of the Merger Proposal, "FOR" approval of the Compensation Proposal, and "FOR" approval of the Adjournment Proposal.

Q:    When and where is the Special Meeting?

A:
The Special Meeting will be held at the offices of Heritage, 4155 Lafayette Road, Hopkinsville, Kentucky 42240, on July 23, 2019, at 2:00 p.m., local time.

Q:    What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the Special Meeting. If you hold your shares in your name as a stockholder of record, you must complete, sign, date, and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in "street name" through a bank, broker, or other nominee, you must direct your bank, broker, or other nominee how to vote in accordance with the instructions you have received from your bank, broker, or other nominee. "Street name" stockholders who wish to vote in person at the Special Meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:    How do I elect the form of Merger Consideration that I prefer in the Merger?

A:
An election form and other appropriate and customary transmittal materials are being mailed in a mailing separate from this proxy statement/prospectus. If you wish to elect the type of Merger Consideration you will receive in the Merger, subject to the allocation provisions discussed in this proxy statement/prospectus, you must submit a properly completed election form and other required materials to American Stock Transfer & Trust Company, LLC, the exchange agent in connection with the Merger (the "Exchange Agent"), which is received by the Exchange Agent on or before 5:00 p.m., Eastern Time, on July 23, 2019 (the "Election Deadline"), which is the same date as the Special Meeting. HopFed stockholders are entitled to make an election regardless of whether they hold their shares of HopFed common stock in certificate or book-entry form. If you hold stock certificates representing your shares of HopFed common stock, for your election form to be accepted as complete, you must include your HopFed stock certificates with your election form (unless you comply with the procedures for guaranteed delivery or lost certificates). If you hold your shares in street name with a bank, broker, or other nominee, you should seek instruction from your bank, broker, or other nominee for instructions on tendering your HopFed common stock. The HopFed ESOP Trustees will make the stockholder election related to the Merger Consideration for the shares of HopFed common stock held by the HopFed ESOP. Please read the instructions to the election form for information on completing the form and other important information.

Q:    Which form of Merger Consideration should I choose?

A:
The form of Merger Consideration you should choose will depend upon your personal financial and tax circumstances. We urge you to consult your personal financial or tax advisor if you have any questions about the form of payment you should elect.

  Neither First Financial nor HopFed makes any recommendation as to whether you should elect to receive the Stock Consideration, the Cash Consideration, or a combination of the Cash and Stock Consideration. Each holder of HopFed common stock must make his, her, or its own decision with respect to such election.

Q:    What if I do not make an election as to some or all of my shares of HopFed common stock?

A:
Your non-election will either be treated as an election for the Cash Consideration, the Stock Consideration, or a combination of the Stock and Cash Consideration, depending on the elections that are made by other HopFed stockholders and the allocation provisions described in this proxy statement/prospectus.

Q:    If I am voting against the Merger Proposal, should I still make an election?

A:
Yes. If the Merger Proposal is approved by the HopFed stockholders and the Merger becomes effective, you will receive the Merger Consideration based on the election form you submit. If you fail to submit an election form, your HopFed common stock will be treated in accordance with the procedures outlined in this proxy statement/prospectus for non-election shares.

Q:    Can I change my election?

A:
Yes. You may revoke an election at any time prior to the Election Deadline, and you may either resubmit a new election or simply withdraw your prior election. If you wish to change an election, you must resubmit an election form in accordance with the election procedures, so long as the resubmitted election form is received on or before the Election Deadline. If you wish to withdraw an election, you must provide written notice of withdrawal to the Exchange Agent on or before the Election Deadline.

Q:
Can First Financial or HopFed change my form of Merger Consideration after I have made my election?

A:
Yes. It is possible that you will not receive the exact form of Merger Consideration that you elect in the Merger. Whether you will be entitled to receive the Stock Consideration, the Cash Consideration, or a combination of the Stock and Cash Consideration will be initially determined based on your election, and then based on the elections made by other HopFed stockholders and the allocation provisions described in this proxy statement/prospectus. The Merger Agreement provides that 50% of the shares of HopFed common stock will be converted into the Stock Consideration and 50% of the shares of HopFed common stock will be converted into the Cash Consideration. The Merger Agreement further provides an allocation mechanism depending on whether the Stock Consideration is oversubscribed or undersubscribed. This may result in you receiving a form of Merger Consideration that is different from your election or a mix of consideration that is different than your election. The allocation of the consideration payable to each HopFed stockholder will not be finally determined until the Exchange Agent tallies the results of all elections made by HopFed stockholders, which will not occur until near or after the time the Merger is complete. See "The Merger Agreement—Allocation Provisions" beginning on page 88.

Q:    What constitutes a quorum for the Special Meeting?

A:
The presence at the Special Meeting, in person or by proxy, of holders of at least one-third of the outstanding shares of HopFed common stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:    What is the vote required to approve each proposal at the Special Meeting?

A:
Merger Proposal:

  Standard:    Approval of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of HopFed common stock entitled to vote on the proposal.

  Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Merger Proposal, it will have the same effect as a vote "AGAINST" the proposal.

  Compensation Proposal:

  Standard:    Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

  Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Compensation Proposal, you will not be deemed to have cast a vote with respect to the proposal, and it will have no effect on the proposal.

  Adjournment Proposal:

  Standard:    Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

  Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Adjournment Proposal,

  you will not be deemed to have cast a vote with respect to the proposal, and it will have no effect on the proposal.

Q:    Why is my vote important?

A:
If you do not vote, it will be more difficult for HopFed to obtain the necessary quorum to hold the Special Meeting. In addition, if you fail to submit a proxy or vote in person, fail to instruct your bank, broker, or other nominee how to vote, or abstain from voting it will have the same effect as a vote "AGAINST" the Merger Proposal.

Q:
If my shares of HopFed common stock are held in "street name" by my bank, broker, or other nominee, will my bank, broker, or other nominee automatically vote my shares for me?

A:
No. Your bank, broker, or other nominee cannot vote your shares without instructions from you. If your shares are held in "street name" through a bank, broker, or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker, or other nominee. You may not vote shares held in "street name" by returning a proxy card directly to HopFed, or by voting in person at the Special Meeting, unless you provide a "legal proxy," which you must obtain from your broker, bank, or other nominee. Further, brokers, banks, and other nominees who hold shares of HopFed common stock on behalf of their customers may not give a proxy to HopFed to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on these matters. Failure to instruct your bank, broker, or other nominee how to vote will have the same effect as a vote "AGAINST" the Merger Proposal.

Q:    How do I vote if I own shares through the HopFed Employee Stock Ownership Plan?

A:
If you participate in the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the "HopFed ESOP") and HopFed common stock has been allocated to your account in the HopFed ESOP, you are entitled to instruct Dr. Thomas I. Miller, John E. Peck, and Billy C. Duvall, the current trustees of the HopFed ESOP (the "HopFed ESOP Trustees"), confidentially, as to how to vote those shares pursuant to the instructions provided to plan participants. You will receive your voting instruction form regarding your shares of HopFed common stock allocated to your account in the HopFed ESOP in a mailing separate from this proxy statement/prospectus. HopFed has engaged Computershare, Inc., an independent third party ("Computershare"), to receive the voting instruction forms completed by the HopFed ESOP participants and to tabulate the results. Once the votes are tallied by Computershare, the aggregate results will be reported to the HopFed ESOP Trustees, who will then use the voting instructions to vote the shares of HopFed common stock held by the HopFed ESOP.

  Your shares will be voted in accordance with your duly executed voting instruction form, provided that Computershare receives your voting instruction form by 5:00 p.m., Central Time, on July 17, 2019. If your voting instruction form is not timely received, your voting instruction form is not properly completed, or you vote to "ABSTAIN" from voting, the shares allocated to your account in the HopFed ESOP will be voted by the HopFed ESOP Trustees, subject to their fiduciary duties, in the same proportion that they vote shares in the HopFed ESOP for which Computershare did receive timely instructions voting "FOR" or "AGAINST." The HopFed ESOP Trustees, subject to their fiduciary duties, will also vote any unallocated shares in the HopFed ESOP in the same proportion that they vote shares in the HopFed ESOP for which Computershare did receive timely instructions voting "FOR" or "AGAINST." You may also revoke previously given voting instructions by 5:00 p.m., Central Time, on July 17, 2019 by filing with

  Computershare either a written notice of revocation or a properly completed and signed voting instruction form bearing a later date.

Q:    Can I attend the Special Meeting and vote my shares in person?

A:
Yes. All holders of the HopFed common stock, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend the Special Meeting. Holders of record of HopFed common stock can vote in person at the Special Meeting. If you are not a stockholder of record (i.e., if your shares are held for you in "street name"), you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the Special Meeting. If you hold HopFed common stock in your capacity as a participant in the HopFed ESOP, you may not instruct the HopFed ESOP Trustees in person.

  If you plan to attend the Special Meeting in person, you must hold your shares in your own name, have a valid proxy from a record holder, or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the Special Meeting. HopFed reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. Whether or not you intend to be present at the Special Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Special Meeting.

Q:    Can I attend the Special Meeting virtually?

A:
HopFed will not hold a virtual or webcast Special Meeting. HopFed stockholders interested in attending the Special Meeting must attend in person.

Q:    Can I change my vote?

A:
Yes. If you are a holder of record of HopFed common stock, you may change your vote or revoke any proxy at any time before it is voted at the Special Meeting by: (1) signing and returning a proxy card with a later date; (2) delivering a written revocation letter to HopFed's Corporate Secretary; (3) attending the Special Meeting in person, notifying the Corporate Secretary of your revocation of your proxy, and voting by ballot at the Special Meeting; or (4) voting by telephone or the Internet at a later time prior to the Special Meeting. Attendance at the Special Meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by HopFed after the vote will not affect the vote. The mailing address for HopFed's Corporate Secretary is: HopFed Bancorp, Inc., Attn: Michael L. Woolfolk, Corporate Secretary, P.O. Box 537, Hopkinsville, Kentucky 42241. If you hold your shares in "street name" through a bank, broker, or other holder of record, you should contact your nominee to change your vote.

Q:    What are the U.S. federal income tax consequences of the Merger to HopFed stockholders?

A:
It is a condition to the completion of the Merger that First Financial and HopFed receive written opinions from their respective counsel to the effect that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The federal tax consequences of the Merger to HopFed stockholders will depend primarily on whether they exchange their HopFed common stock solely for the Stock Consideration, solely for the Cash Consideration, or for a combination of the Stock and Cash Consideration. Subject to the limitations and qualifications described in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger," if you are a "U.S. holder" (as defined in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger") of HopFed common stock, you likely will:

  •
  not recognize gain or loss on the exchange, except with respect to cash received in lieu of a fractional share, if you exchange your shares of HopFed common stock solely for the Stock Consideration;

  •
  recognize gain or loss on the exchange, if you exchange your shares of HopFed common stock solely for the Cash Consideration; and

  •
  recognize gain (but not loss) on the exchange equal to the lesser of (1) the amount of cash received or (2) the amount of gain "realized" (i.e., the amount by which (a) the cash plus the fair market value of First Financial common stock received at the effective time of the Merger exceeds (b) your basis in the HopFed common stock surrendered in the exchange), if you exchange your shares of HopFed common stock for a combination of the Stock and Cash Consideration.

The actual federal income tax consequences to HopFed stockholders of electing to receive the Stock Consideration, the Cash Consideration, or a combination of the Stock and Cash Consideration will not be ascertainable at the time HopFed stockholders make their elections because it will not be known at that time how, or to what extent, the allocation provisions will apply. The U.S. federal income tax consequences described above may not apply to all holders of HopFed common stock. We strongly urge you to consult your independent tax advisor for a full understanding of the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign, or other taxing jurisdiction or under any applicable treaty.

Q:    Are HopFed stockholders entitled to appraisal rights?

A:
Yes. HopFed stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("DGCL"), provided that the exercising stockholder fully complies with and follows the procedures and satisfies the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the section entitled "Appraisal Rights," beginning on page 114. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Failure to comply with Section 262 of the DGCL will result in your waiver of, or inability to exercise, appraisal rights.

Q:    If I am a HopFed stockholder, should I send in my HopFed common stock certificate(s) now?

A:
You should return your HopFed common stock certificate(s) to the Exchange Agent only when you submit the election form, which is being mailed in a mailing separate from this proxy statement/prospectus. Stock certificates representing your shares of HopFed common stock may only be sent to the Exchange Agent with a completed election form or letter of transmittal. Please do not send your stock certificates with your proxy card. After the Merger, the Exchange Agent will send instructions for exchanging HopFed common stock certificates for the Merger Consideration to all HopFed stockholders who did not surrender their stock certificates in connection with an election form. See "The Merger Agreement—Election Procedures" and "The Merger Agreement—Conversion and Exchange of Shares," beginning on pages 92 and 94, respectively.

Q:    What should I do if I hold my shares of HopFed common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of HopFed common stock are held in book-entry form. After the completion of the Merger, shares of HopFed common stock held in book-entry form automatically will be exchanged for the Merger Consideration to be received pursuant to the terms of the Merger Agreement.

Q:    What should I do if I receive more than one set of voting materials?

A:
HopFed stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of HopFed common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of HopFed common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of HopFed common stock that you own.

Q:    When do you expect to complete the Merger?

A:
First Financial and HopFed expect to complete the Merger in the third quarter of 2019. However, neither First Financial nor HopFed can assure you of when, or if, the Merger will be completed. First Financial and HopFed must obtain the approval of HopFed stockholders to approve the Merger Proposal at the Special Meeting, and also the regulatory approvals obtained must remain in full force and effect in addition to satisfying certain other closing conditions.

Q:    What happens if the Merger is not completed?

A:
If the Merger is not completed, HopFed stockholders will not receive any consideration for their shares of HopFed common stock in connection with the Merger. Instead, HopFed will remain an independent, public company and HopFed common stock will continue to be listed and traded on NASDAQ. In addition, if the Merger Agreement is terminated in certain circumstances, a termination fee may be required to be paid by HopFed. See "The Merger Agreement—Termination Fee," beginning on page 111, for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:    Whom should I call with questions?

A:
If you have any questions concerning the Merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of HopFed common stock, please contact HopFed's Corporate Secretary at HopFed Bancorp, Inc., Attention: Michael L. Woolfolk, Corporate Secretary, P.O. Box 537, Hopkinsville, Kentucky 42241, or at (270) 885-1171.

If you have questions about how to make your election for Merger Consideration, or if you need additional copies of the election form that is being mailed to you in a mailing separate from this proxy statement/prospectus, you should contact the information agent for the election process, D.F. King & Co., Inc., at (800) 290-6427.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the Merger. Please see "Where You Can Find More Information." Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies (page 42)

First Financial Corporation

        First Financial is a financial holding company incorporated under Indiana law in 1982 and headquartered in Terre Haute, Indiana. First Financial owns all of the outstanding shares of common stock of First Financial Bank and The Morris Plan Company of Terre Haute, Inc. (the "Morris Plan"), an Indiana-chartered financial institution. At March 31, 2019, First Financial had, on a consolidated basis, approximately $3.03 billion in assets, $2.42 billion in deposits, and shareholders' equity of $0.46 billion. First Financial Bank is headquartered in Terre Haute, Indiana and is the principal bank subsidiary of First Financial. The Morris Plan is also headquartered in Terre Haute, Indiana. With approximately $2.94 billion in assets and 784.5 full-time equivalent employees as of March 31, 2019, First Financial Bank accounts for substantially all of First Financial's consolidated assets and results of operation. As of March 31, 2019, the Morris Plan had approximately $0.08 billion in assets and 26.5 full-time equivalent employees. Through First Financial Bank and the Morris Plan, First Financial offers a wide variety of financial services including commercial, mortgage, and consumer lending, lease financing, trust account services, and depositor services.

        First Financial's principal office is located at One First Financial Plaza, Terre Haute, Indiana 47807, and its telephone number at that location is (812) 238-6000. First Financial common stock is traded on NASDAQ under the symbol "THFF." Additional information about First Financial and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. For more information, see "Information About First Financial" beginning on page 42 and "Where You Can Find More Information" beginning on page 161.

HopFed Bancorp, Inc.

        HopFed is a bank holding company incorporated under Delaware law in 1997 and headquartered in Hopkinsville, Kentucky. HopFed owns all of the outstanding shares of common stock of Heritage. At March 31, 2019, HopFed had, on a consolidated basis, approximately $0.93 billion in assets, $0.74 billion in deposits, and stockholders' equity of $0.09 billion. Heritage is headquartered in Hopkinsville, Kentucky and is the principal bank subsidiary of HopFed. With approximately $0.93 billion in assets and 210 full-time equivalent employees as of March 31, 2019, Heritage accounts for substantially all of HopFed's consolidated assets and results of operation. Through Heritage, HopFed offers a broad line of banking and financial products and services with the personalized focus of a community banking organization.

        HopFed's principal office is located at 4155 Lafayette Road, Hopkinsville, Kentucky 42240, and its telephone number at that location is (270) 885-1171. HopFed common stock is traded on NASDAQ under the symbol "HFBC." Additional information about HopFed and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. For more information, see "Information About HopFed" beginning on page 42 and "Where You Can Find More Information" beginning on page 161.

The Merger (page 43)

        HopFed will merge with and into First Financial, with First Financial as the surviving entity of such merger, and Heritage will merge with and into First Financial Bank, with First Financial Bank as the surviving bank of such bank merger.

        The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is included as Annex A to this proxy statement/prospectus and is incorporated by reference herein. You should read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

HopFed Stockholders Will Receive Stock and/or Cash (page 86)

        Subject to possible adjustment as provided for in the Merger Agreement, if the Merger is completed, HopFed stockholders are entitled to elect to receive for their shares of HopFed common stock either (or a combination of) the Stock Consideration or Cash Consideration, subject to allocation provisions that provide for a targeted aggregate split of 50% of shares of HopFed common stock being exchanged for the Stock Consideration and 50% for the Cash Consideration.

        First Financial will not issue any fractional shares of First Financial common stock in the Merger. First Financial will pay to each former HopFed stockholder who holds a fractional share an amount in cash (without interest), rounded to the nearest whole cent, determined by multiplying (i) the average of the closing sale prices of First Financial common stock for the fifteen consecutive trading days on which shares were actually traded immediately preceding the second business day prior to the closing date of the Merger by (ii) the fraction of a share of First Financial common stock which such holder would otherwise be entitled to receive.

        As a result of the foregoing, based on the number of shares of First Financial and HopFed common stock outstanding as of January 7, 2019, on a fully diluted basis, approximately 89.27% and 10.73% of First Financial common stock will be held by First Financial shareholders and former HopFed stockholders, respectively, immediately following the effectiveness of the Merger.

Market Price and Share Information (page 158)

        First Financial common stock is listed on NASDAQ under the symbol "THFF," and HopFed common stock is listed on NASDAQ under the symbol "HFBC." The following table shows the closing sale prices of First Financial common stock and HopFed common stock as reported on NASDAQ on January 7, 2019, the last full trading day before the public announcement of the Merger Agreement, and on June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus. The equivalent per share of HopFed common stock was calculated by multiplying the price of a share of First Financial common stock by the Exchange Ratio of 0.444 and does not reflect the receipt of cash by HopFed stockholders.

	First Financial Common Stock	HopFed Common Stock	Equivalent Per Share of HopFed Common Stock
January 7, 2019	$42.53	$14.24	$18.88
June 10, 2019	$38.85	$19.05	$17.25

The Merger Consideration is Subject to Adjustment (page 87)

        Under the terms of the Merger Agreement, the Merger Consideration is subject to adjustment in connection with (i) certain changes in capitalization which have a dilutive effect (such as a stock split), (ii) First Financial common stock being converted into shares or other securities or obligations of another corporation, (iii) HopFed's adjusted consolidated stockholders' equity being less than

$87,168,519.00 as of the end of the month prior to the effective time of the Merger, and (iv) a significant decrease in the market price of First Financial common stock as compared to the corresponding performance of the NASDAQ Bank Index during the same period.

The Merger Consideration is Subject to Allocation Provisions (page 88)

        Pursuant to the Merger Agreement, the Merger Consideration is subject to allocation provisions that provide for a targeted aggregate split of 50% of HopFed common stock being exchanged for the Stock Consideration and 50% of HopFed common stock being exchanged for the Cash Consideration. If the aggregate number of shares of HopFed common stock which elect to receive the Stock Consideration is greater than 50% of the outstanding shares of HopFed common stock, a pro rata portion of those shares will be converted into the right to receive the Cash Consideration. If the aggregate number of shares of HopFed common stock which elect to receive the Cash Consideration is greater than 50% of the outstanding shares of HopFed common stock, a pro rata portion of those shares will be converted into the right to receive the Stock Consideration.

HopFed Stockholders are Entitled to Elect their Form of Merger Consideration (page 92)

        Each record holder (or, in the case of nominee record holders, the beneficial owner through proper instruction) is entitled to elect to receive, in exchange for their shares of HopFed common stock, either (i) the Cash Consideration, (ii) the Stock Consideration, (iii) a combination of the Cash and Stock Consideration, or (iv) indicate that they have no preference as to the receipt of the Cash or Stock Consideration, subject to the adjustment and allocation provisions discussed above. If you wish to elect the type of Merger Consideration you will receive in the Merger, subject to the allocation provisions, you must submit a properly completed election form and other required materials to the Exchange Agent on or before the Election Deadline.

        HopFed's Board of Directors Unanimously Recommends that HopFed Stockholders Vote "FOR" Approval of the Merger Proposal and "FOR" Approval of the Other Proposals Presented at the Special Meeting (page 51)

        HopFed's board of directors has determined that the Merger, the Merger Agreement, and the transactions contemplated by the Merger Agreement are advisable and in the best interests of HopFed and its stockholders, and has unanimously approved the Merger Agreement. HopFed's board of directors unanimously recommends that HopFed stockholders vote "FOR" approval of the Merger Proposal and "FOR" approval of the other proposals presented at the Special Meeting. For the factors considered by HopFed's board of directors in reaching its decision to approve the Merger Agreement, see "The Merger—HopFed's Reasons for the Merger; Recommendation of HopFed's Board of Directors" beginning on page 51.

        HopFed has agreed that its board of directors will not (i) withdraw, qualify, modify, amend, or fail to make, or propose publicly to withdraw, qualify, modify, or amend its recommendation that HopFed stockholders approve the Merger Proposal; (ii) make any public statement or take any action inconsistent with its recommendation that HopFed stockholders approve the Merger Proposal; or (iii) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any acquisition proposal; provided, however, in limited circumstances, HopFed's board of directors may take one of the foregoing actions, prior to HopFed stockholder approval of the Merger Proposal, if the failure to do so would cause it to violate its fiduciary duties under applicable law. See the section entitled "The Merger Agreement—Change of Recommendation" beginning on page 105 for more information.

Opinion of Keefe, Bruyette & Woods, Inc. (page 56 and Annex B)

        In connection with the Merger, Keefe, Bruyette & Woods, Inc. ("KBW") delivered a written opinion, dated January 7, 2019, to the HopFed board of directors as to the fairness, from a financial point of view, and as of the date of the opinion, to the HopFed stockholders of the Merger Consideration (as described in the opinion) in the Merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex B to this proxy statement/prospectus. HopFed common stockholders are urged by HopFed to read the entire opinion carefully.

        KBW's opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the HopFed board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion addressed only the fairness, from a financial point of view, of the Merger Consideration to the HopFed stockholders. It did not address the underlying business decision of HopFed to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the HopFed board in connection with the Merger, and it does not constitute a recommendation to any HopFed stockholder or any stockholder of any other entity as to how to vote or act in connection with the Merger or any other matter (including, with respect to HopFed stockholders, what election any such stockholder should make with respect to the Stock Consideration or the Cash Consideration), nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, shareholders', or affiliates' agreement with respect to the Merger or exercise any dissenters' or appraisal rights that may be available to such stockholder.

        For further information, see "The Merger—Opinion of Keefe, Bruyette & Woods, Inc." beginning on page 56.

Treatment of HopFed Restricted Stock Awards (page 92)

        Immediately prior to the effective time of the Merger, each outstanding restricted share of HopFed common stock that is unvested or contingent will fully vest and be cancelled and converted automatically into the right to receive the Merger Consideration, less applicable tax withholdings.

HopFed Will Hold the Special Meeting on July 23, 2019 (page 35)

        The Special Meeting of HopFed stockholders will be held at 2:00 p.m., local time, on July 23, 2019, at the offices of Heritage, 4155 Lafayette Road, Hopkinsville, Kentucky 42240. At the Special Meeting, HopFed stockholders will be asked to:

  •
  approve the Merger Proposal;

  •
  approve the Compensation Proposal; and

  •
  approve the Adjournment Proposal.

        Only holders of record of HopFed common stock at the close of business on May 30, 2019 (the "Record Date") will be entitled to vote at the Special Meeting. Each share of HopFed common stock is entitled to one vote on each proposal to be considered at the Special Meeting. As of the Record Date, there were 6,649,190 shares of HopFed common stock entitled to vote at the Special Meeting. The directors and executive officers of HopFed and their affiliates owned, and were entitled to vote, approximately 254,471 shares of HopFed common stock, representing approximately 3.8% of the shares of HopFed common stock outstanding on the Record Date.

Special Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 36)

Merger Proposal:

        Standard:    Approval of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of HopFed common stock entitled to vote on the proposal.

        Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Merger Proposal, it will have the same effect as a vote "AGAINST" the proposal.

Compensation Proposal:

        Standard:    Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

        Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Compensation Proposal, you will not be deemed to have cast a vote with respect to the proposal, and it will have no effect on the proposal.

Adjournment Proposal:

        Standard:    Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

        Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Adjournment Proposal, you will not be deemed to have cast a vote with respect to the proposal, and it will have no effect on the proposal.

Voting Agreements and Standstill Agreement (page 95)

        Each of HopFed's directors, solely in his or her capacity as a HopFed stockholder, has entered into a voting agreement with First Financial, pursuant to which each director has agreed to vote all shares of HopFed common stock that are registered in his or her personal name in favor of the Merger Agreement and to use reasonable efforts to cause all additional shares of HopFed common stock owned (i) jointly by him or her with any other person, or (ii) by his or her spouse and over which he or she has voting influence or control, to be voted in favor of the Merger Agreement. As of the Record Date, 203,587 shares of HopFed common stock are beneficially owned by the HopFed directors, representing approximately 3.1% of the total outstanding shares of HopFed common stock.

        Additionally, First Financial and HopFed stockholders Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., Stilwell Value LLC, and Joseph Stilwell (collectively, the "Stilwell Group"), have entered into a standstill agreement pursuant to which such stockholders have agreed to vote in favor of approving the Merger Proposal and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof. As of the Record Date, the Stilwell Group beneficially owned a total of 627,128 shares of HopFed common stock, representing approximately 9.43% of the total outstanding shares of HopFed common stock.

        In the aggregate, as of the Record Date, stockholders which beneficially own 830,715 shares of HopFed common stock have agreed to vote such shares in favor of the Merger Proposal pursuant to either a voting agreement or standstill agreement, representing approximately 12.5% of the total outstanding shares of HopFed common stock.

Material U.S. Federal Income Tax Consequences of the Merger (page 120)

        It is a condition to the completion of the Merger that First Financial and HopFed receive written opinions from their respective counsel to the effect that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. The federal tax consequences of the Merger to HopFed stockholders will depend primarily on whether they exchange their HopFed common stock solely for the Stock Consideration, solely for the Cash Consideration, or for a combination of the Stock and Cash Consideration. Subject to the limitations and qualifications described in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger," if you are a "U.S. holder" (as defined in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger") of HopFed common stock, you likely will:

  •
  not recognize gain or loss on the exchange, except with respect to cash received in lieu of a fractional share, if you exchange your shares of HopFed common stock solely for the Stock Consideration;

  •
  recognize gain or loss on the exchange, if you exchange your shares of HopFed common stock solely for the Cash Consideration; and

  •
  recognize gain (but not loss) on the exchange equal to the lesser of (1) the amount of cash received or (2) the amount of gain "realized" (i.e., the amount by which (a) the cash plus the fair market value of First Financial common stock received at the effective time of the Merger exceeds (b) your basis in the HopFed common stock surrendered in the exchange), if you exchange your shares of HopFed common stock for a combination of the Stock and Cash Consideration.

        The actual federal income tax consequences to HopFed stockholders of electing to receive the Stock Consideration, Cash Consideration, or a combination of the Stock and Cash Consideration will not be ascertainable at the time HopFed stockholders make their elections because it will not be known at that time how, or to what extent, the allocation provisions will apply. The U.S. federal income tax consequences described above may not apply to all holders of HopFed common stock. We strongly urge you to consult your independent tax advisor for a full understanding of the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign, or other taxing jurisdiction or under any applicable treaty.

        For more information, see the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 120.

HopFed's Directors and Executive Officers Have Financial Interests in the Merger that Differ from Your Interests (page 73)

        HopFed stockholders should be aware that HopFed's directors and executive officers have interests in the Merger that are different from, or in addition to, interests of HopFed stockholders generally. These interests include, among others, the treatment of outstanding HopFed restricted stock awards pursuant to the Merger Agreement, certain payments and benefits payable under employment related agreements entered into with certain executive officers, continued employment for certain executive officers of HopFed, potential benefits in connection with the HopFed ESOP's termination, and rights to ongoing indemnification and insurance coverage by First Financial for acts or omissions occurring prior to the Merger.

        Pursuant to the terms of the Merger Agreement, as of the date of the Merger Agreement, John E. Peck (President & CEO), Michael L. Woolfolk (Executive Vice President, Chief Operations Officer, and Corporate Secretary), Billy C. Duvall (Senior Vice President, Chief Financial Officer, and Treasurer), and Baily C. Knight (Senior Vice President and Chief Credit Officer) each entered into

(i) a Mutual Termination of Employment Agreement with HopFed and Heritage, effective upon the effective time of the Merger, and (ii) a Non-Disclosure and Non-Solicitation Agreement with First Financial, First Financial Bank, HopFed, and Heritage, effective upon execution. Additionally, as of the date of the Merger Agreement, John E. Peck entered into an Employment Agreement with First Financial and First Financial Bank, pursuant to which he will serve as a market president, and a Retention Bonus Agreement with First Financial Bank, each of which will become effective at the effective time of the Merger.

        The HopFed board of directors was aware of and considered those interests, among other matters, in reaching its decisions to approve the Merger Agreement and the transactions contemplated thereby and to recommend the adoption of the Merger Agreement to HopFed stockholders. See the section entitled "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger" beginning on page 73 of this proxy statement/prospectus for a more detailed description of these interests.

Agreement Not to Solicit Other Offers (page 107)

        HopFed has agreed that it will not (i) initiate, solicit, knowingly encourage, or knowingly facilitate inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal except to notify such person of the existence of these restrictions. However, if, prior to the adoption of the Merger Agreement by HopFed stockholders, HopFed receives an unsolicited bona fide written acquisition proposal, it may furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law. See the section entitled "The Merger Agreement—Agreement Not to Solicit Other Offers" beginning on page 107 for more information.

HopFed Stockholders Will Be Entitled to Assert Appraisal Rights (page 114)

        HopFed stockholders are entitled to appraisal rights under Section 262 of the DGCL, provided that the exercising stockholder fully complies with and follows the procedures and satisfies the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the section entitled "Appraisal Rights" beginning on page 114. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Failure to comply with Section 262 of the DGCL will result in your waiver of, or inability to exercise, appraisal rights.

Regulatory Approvals Required for the Merger (page 81)

        Subject to the terms of the Merger Agreement, First Financial and HopFed have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation, to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the Merger Agreement, and to comply with the terms and conditions of all such approvals. These approvals include approvals from, among others, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Office of the Comptroller of the Currency ("OCC"). Notice was also requested by the Kentucky Department of Financial Institutions ("KDFI"). First Financial and HopFed have filed applications and notifications to obtain the required regulatory approvals.

        First Financial received a determination, dated April 15, 2019, from the Federal Reserve Board that no regulatory purpose would be served by requiring an application to be filed under Section 3 of the Bank Holding Company Act ("BHC Act") for the transactions contemplated by the Merger Agreement. First Financial Bank received a determination, dated April 11, 2019, from the OCC approving its application filed under Section 18(c) of the Federal Deposit Insurance Act (the "Bank Merger Act") with respect to the Bank Merger. First Financial Bank also received a letter, dated April 24, 2019, from the KDFI confirming that the proposed transaction does not require KDFI's approval and that KDFI did not object to the proposed transaction. For more information, see "The Merger—Regulatory Approvals Required for the Merger" beginning on page 81.

Conditions that Must Be Satisfied or Waived for the Merger to Occur (page 109)

        Each party's obligation to complete the Merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain conditions, including:

  •
  the approval of the Merger Proposal by the HopFed stockholders;

  •
  authorization for listing on NASDAQ of the shares of First Financial common stock to be issued in the Merger;

  •
  the receipt of all required regulatory approvals and expiration or termination of all statutory waiting periods in respect thereof;

  •
  effectiveness of the registration statement of which this proxy statement/prospectus is a part for the First Financial common stock to be issued in the Merger;

  •
  the absence of any order, injunction, or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal;

  •
  subject to certain exceptions, the accuracy of the representations and warranties of each of First Financial and HopFed;

  •
  performance in all material respects by each of First Financial and HopFed of its obligations under the Merger Agreement; and

  •
  receipt by each of First Financial and HopFed of an opinion from its counsel to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Additionally, First Financial's obligations to complete the Merger are subject to the satisfaction by HopFed or waiver by First Financial of the following conditions:

  •
  appraisal rights being exercised by not more than 9.9% of the issued and outstanding shares of HopFed common stock;

  •
  having provided notice of termination with respect to Heritage's data processing agreements;

  •
  delivery to First Financial of executed non-solicitation and non-disclosure agreements and mutual termination agreements from certain individuals;

  •
  the consolidated stockholders' equity of HopFed and its subsidiaries, as adjusted in accordance with the terms of the Merger Agreement, not being less than $87,168,519.00 as of the end of the month prior to the effective time of the Merger;

  •
  receipt of required third-party consents; and

  •
  delivery to First Financial of executed standstill agreements from certain HopFed stockholders, and the continued effectiveness of such agreements as of the effective time of the Merger.

        Neither HopFed nor First Financial can be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed. For more information, see "The Merger Agreement—Conditions to Complete the Merger" beginning on page 109.

Termination of the Merger Agreement (page 110)

        The Merger Agreement may be terminated at any time by First Financial or HopFed prior to the effective time of the Merger under the following circumstances:

  •
  by mutual written consent;

  •
  if any governmental entity issues a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

  •
  if the Merger is not consummated by December 31, 2019, unless the failure of the Merger to be consummated by that date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its covenants and agreements under the Merger Agreement;

  •
  subject to cure rights, if there shall have been a breach of any of the covenants or agreements, or any inaccuracy of any of the representations or warranties of the other party, such that the conditions to the terminating party's obligations to complete the Merger would not be satisfied; or

  •
  if the board of directors of HopFed has (i) failed to recommend that the HopFed stockholders adopt the Merger Agreement, or withdrawn, modified, or qualified such recommendation in a manner adverse to First Financial, or failed to reaffirm such recommendation after requested by First Financial, or failed to recommend against acceptance of a publicly disclosed tender offer or exchange offer for outstanding HopFed common stock; (ii) recommended or endorsed an acquisition proposal; or (iii) if the HopFed stockholders vote but fail to approve the Merger Agreement at the Special Meeting, provided that in the case of termination by HopFed, it has complied with its obligations under the Merger Agreement with respect to obtaining HopFed stockholder approval, changes of recommendation, and acquisition proposals.

        In addition, the Merger Agreement may be terminated:

  •
  by First Financial, if HopFed has breached its obligations under the Merger Agreement with respect to obtaining HopFed stockholder approval, changes of recommendation, or acquisition proposals in any material respect;

  •
  by HopFed, at any time prior to HopFed stockholder approval being obtained, in the event that its board of directors concludes, in good faith after consultation with its legal and financial advisors, that it must agree to endorse a superior proposal and terminate the Merger Agreement in order to comply with its fiduciary duties, provided that HopFed has complied with all of its obligations under the Merger Agreement with respect to changes of recommendation and acquisition proposals; or

  •
  by HopFed, if, at any time during the seven calendar day period commencing on the latest of the date all requisite regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received or the date on which HopFed stockholder approval of the Merger has been received, if First Financial's per share volume-weighted average closing price falls below a certain amount and the percentage decrease is more than 20% below the corresponding percentage performance of the NASDAQ Bank Index during the same period. If HopFed elects to exercise this termination right, First Financial may elect to avoid termination of the Merger Agreement by increasing the Exchange Ratio to adjust for such decrease in market value below the 20% NASDAQ Bank Index threshold.

        For more information, see "The Merger Agreement—Termination of the Merger Agreement" beginning on page 110.

Termination Fee (page 111)

        If the Merger Agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation of HopFed's board of directors, HopFed may be required to pay to the First Financial a termination fee equal to $5.1 million. This termination fee could discourage other companies from seeking to acquire or merge with HopFed. For more information, see "The Merger Agreement—Termination Fee" beginning on page 111.

Rights of HopFed Stockholders After the Merger (page 138)

        When the Merger is completed, HopFed stockholders who receive First Financial common stock in the Merger will become First Financial shareholders, and their rights then will be governed by Indiana law and First Financial's Articles of Incorporation and Bylaws. HopFed stockholders' rights are presently governed by Delaware law and HopFed's Certificate of Incorporation and Bylaws. There are certain differences in the rights of stockholders/shareholders of the two companies. To review the material differences in these rights under each governing law and each company's governing documents, see "Comparison of Rights of First Financial Shareholders and HopFed Stockholders" beginning on page 138.

Litigation Relating to the Merger (page 84)

        Certain litigation is pending in connection with the Merger. For more information, see "The Merger—Litigation Relating to the Merger," beginning on page 84.

Risk Factors (page 28)

        You should consider all the information contained in, or incorporated by reference into, this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under "Risk Factors" beginning on page 28.

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF FIRST FINANCIAL

        The following selected consolidated financial information for the fiscal years ended December 31, 2014 through December 31, 2018 is derived from audited consolidated financial statements of First Financial. The selected consolidated financial information as of and for the three months ended March 31, 2019 and 2018 is derived from unaudited consolidated financial statements and, in the opinion of First Financial's management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this information for those dates. The selected consolidated financial information for the three months ended March 31, 2019 is not necessarily indicative of the results that may be expected for the entire year ending December 31, 2019. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with First Financial's consolidated financial statements and related notes thereto included in First Financial's Annual Report on Form 10-K for the year ended December 31, 2018, and in First Financial's Quarterly Report on Form 10-Q for the three months ended March 31, 2019, each of which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 161.

	At or for the three months ended March 31,		At or for the twelve months ended December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Selected year-end balances:
Total assets	$3,025,565	$2,956,653	$3,008,718	$3,000,668	$2,988,527	$2,979,585	$3,002,485
Earnings assets	2,749,304	2,709,719	2,718,468	2,701,783	2,674,132	2,634,944	2,659,642
Securities available-for-sale	786,211	805,558	784,916	814,931	853,725	891,082	897,053
Loans, net of allowance	1,963,093	1,887,203	1,933,552	1,886,852	1,820,407	1,743,862	1,762,589
Non-interest bearing deposits	440,738	415,694	431,923	425,001	564,092	563,302	556,389
Certificates of deposit	50,973	42,056	42,284	43,178	43,759	46,753	53,733
Other interest-bearing deposits	1,927,845	1,999,439	1,962,520	1,990,474	1,820,675	1,832,314	1,847,075
Total deposits	2,419,556	2,457,189	2,436,727	2,458,653	2,428,526	2,442,369	2,457,197
Short-term borrowings	81,648	29,078	69,656	57,686	81,121	46,508	60,901
Shareholders' equity	462,796	414,900	442,701	413,569	414,395	410,316	394,214
Summary of operations:
Interest and dividend income	$32,616	$29,377	$126,224	$114,195	$109,380	$108,676	$113,358
Interest expense	3,190	1,904	9,645	6,338	4,407	4,169	5,526
Net interest income	$29,426	$27,473	$116,579	$107,857	$104,973	$104,507	$107,832
Provision for loan and lease losses	1,470	1,473	5,768	5,295	3,300	4,700	5,072
Noninterest income	7,636	8,103	38,206	35,938	46,931	39,179	40,785
Noninterest expenses	23,693	23,211	91,289	88,747	90,308	98,398	95,584
Income before income taxes	11,899	10,892	57,728	49,753	58,296	40,588	47,961
Income tax expense	2,217	1,939	11,145	20,622	19,883	10,392	14,189
Net Income	$9,682	$8,953	$46,583	$29,131	$38,413	$30,196	$33,772
Per Share Data:
Earnings per common share
Basic	$0.79	$0.73	$3.80	$2.38	$3.12	$2.35	$2.55
Diluted(1)	$0.79	$0.73	$3.80	$2.38	$3.12	$2.35	$2.55
Cash dividends declared per common share	$0.00	$0.00	$1.02	$2.51	$1.00	$0.98	$0.98
Average common shares outstanding-basic	12,282	12,248	12,256	12,225	12,317	12,836	13,226
Average common shares outstanding-diluted(1)	12,282	12,248	12,256	12,225	12,317	12,836	13,226
Selected Financial Ratios:
Average loans to average deposits	82.00%	77.63%	78.47%	75.96%	73.89%	72.02%	72.94%
Net charge-offs to average loans and leases	0.19%	0.24%	0.27%	0.22%	0.25%	0.14%	0.31%

	At or for the three months ended March 31,		At or for the twelve months ended December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Average shareholders' equity to average assets	14.29%	12.98%	14.25%	14.58%	14.01%	13.60%	13.36%
Return on average assets	1.29%	1.20%	1.57%	0.98%	1.30%	1.01%	1.12%
Return on average equity	8.59%	8.64%	10.98%	6.69%	9.26%	7.46%	8.37%
Net interest margin	4.31%	4.06%	4.32%	4.11%	4.04%	4.04%	4.08%
Dividend payout	64.63%	69.76%	26.85%	105.32%	31.81%	41.51%	38.16%
Capital Ratios:
Leverage ratio	14.83%	13.71%	14.59%	13.31%	13.39%	12.92%	12.33%
Tier 1 risk-based capital ratio	18.65%	17.57%	18.48%	17.01%	17.43%	17.69%	16.99%
Total risk-based capital ratio	19.54%	18.45%	19.36%	17.88%	18.26%	18.62%	17.86%
Average tangible equity to average tangible assets	13.82%	12.70%	13.69%	12.74%	12.80%	12.51%	11.86%
Asset Quality Ratios:
Allowance for loan and lease losses to
Nonaccrual loans	193.93%	153.28%	186.22%	150.31%	139.14%	136.30%	125.31%
Nonperforming loans	130.28%	97.66%	123.27%	91.82%	82.82%	78.35%	61.62%
Total ending loans	1.06%	1.06%	1.05%	1.04%	1.02%	1.13%	1.06%
Nonperforming loans to total loans	0.81%	1.09%	0.85%	1.14%	1.23%	1.64%	1.94%
Nonperforming assets to
Ending loans, plus OREO	0.98%	1.82%	1.05%	2.00%	2.04%	2.48%	2.78%
Total assets	0.65%	1.21%	0.68%	1.27%	1.26%	1.47%	1.65%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.75%	1.49%	0.80%	1.63%	1.57%	1.92%	1.95%
Total assets	0.50%	0.99%	0.52%	1.04%	0.97%	1.14%	1.16%
Classified asset to total assets	2.75%	3.05%	2.54%	2.46%	2.52%	3.00%	2.48%

(1)
First Financial does not have any potentially dilutive securities as the restricted stock awards are included in outstanding shares.

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF HOPFED

        The following selected consolidated financial information for the fiscal years ended December 31, 2014 through December 31, 2018 is derived from audited consolidated financial statements of HopFed. The selected consolidated financial information as of and for the three months ended March 31, 2019 and 2018 is derived from unaudited consolidated financial statements and, in the opinion of HopFed's management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this information for those dates. The selected consolidated financial information for the three months ended March 31, 2019 is not necessarily indicative of the results that may be expected for the entire year ending December 31, 2019. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with HopFed's consolidated financial statements and related notes thereto included in HopFed's Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and in HopFed's Quarterly Report on Form 10-Q for the three months ended March 31, 2019, each of which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 161.

	At or for the three months ended March 31,		At or for the twelve months ended December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Selected year-end balances:
Total assets	$934,260	$913,965	$931,399	$917,510	$891,486	$903,154	$935,785
Earnings assets	842,846	845,164	834,014	826,321	818,194	797,954	847,320
Securities available-for-sale	176,596	184,640	175,232	189,219	213,908	241,605	308,056
Loans, net of allowance	666,250	660,524	658,782	637,102	604,286	556,349	539,264
Non-interest bearing deposits	125,674	139,093	129,476	136,197	131,145	125,070	115,051
Certificates of deposit	314,299	287,077	316,157	304,969	293,078	314,664	331,915
Other interest-bearing deposits	301,924	320,636	294,204	312,843	308,659	299,672	284,342
Total deposits	741,827	746,806	739,837	754,009	732,882	739,406	731,308
Short-term borrowings	69,046	56,792	65,011	44,353	52,655	49,770	81,358
Stockholders' equity	92,887	86,753	90,786	87,412	86,428	87,630	98,402
Summary of operations:
Interest and dividend income	$9,542	$8,798	$36,731	$33,755	$31,727	$33,122	$34,680
Interest expense	2,745	1,612	8,174	5,963	5,299	6,550	8,879
Net interest income	$6,797	$7,186	$28,557	$27,792	$26,428	$26,572	$25,801
Provision for loan and lease losses	60	68	288	477	1,241	1,051	(2,273)
Noninterest income	1,636	1,744	7,817	8,030	7,935	7,602	7,840
Noninterest expenses	7,744	7,540	29,350	29,896	29,856	30,445	33,916
Income before income taxes	629	1,322	6,736	5,449	3,266	2,678	1,998
Income tax expense	6	196	1,067	2,148	362	274	(201)
Net Income	$623	$1,126	$5,669	$3,301	$2,904	$2,404	$2,199
Per Share Data:
Earnings per common share
Basic	$0.10	$0.18	$0.91	$0.53	$0.47	$0.38	$0.30
Diluted(1)	$0.10	$0.18	$0.91	$0.53	$0.47	$0.38	$0.30
Cash dividends declared per common share	$0.00	$0.05	$0.26	$0.19	$0.16	$0.16	$0.16
Average common shares outstanding-basic	6,277	6.188	6,233	6,222	6,234	6,372	7,306
Average common shares outstanding-diluted(1)	6,277	6,188	6,233	6,222	6,234	6,372	7,306
Selected Financial Ratios:
Average loans to average deposits	89.82%	86.82%	89.37%	83.43%	78.70%	75.65%	71.21%
Net charge-offs to average loans and leases	0.03%	0.14%	0.09%	0.28%	0.15%	0.29%	0.02%
Average stockholders' equity to average assets	10.0%	9.60%	9.75%	9.64%	10.11%	10.17%	10.55%
Return on average assets	0.27%	0.49%	0.62%	0.36%	0.33%	0.27%	0.23%
Return on average equity	2.71%	5.16%	6.52%	3.78%	3.26%	2.65%	2.20%

	At or for the three months ended March 31,		At or for the twelve months ended December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Net interest margin	3.24%	3.45%	3.41%	3.38%	3.35%	3.36%	3.08%
Dividend payout	—	29.40%	29.93%	35.56%	34.19%	41.97%	52.93%
Capital Ratios:
Leverage ratio	11.0%	10.6%	11.0%	10.6%	10.8%	10.9%	11.1%
Tier 1 risk-based capital ratio	14.6%	14.8%	15.5%	15.2%	15.2%	16.3%	18.0%
Total risk-based capital ratio	15.3%	15.5%	16.2%	16.0%	16.2%	17.3%	19.1%
Average tangible equity to average tangible assets	10.0%	9.60%	9.75%	9.64%	10.11%	10.17%	10.55%
Asset Quality Ratios:
Allowance for loan and lease losses to
Nonaccrual loans	427.97%	232.19%	317.25%	375.56%	67.36%	76.80%	198.08%
Nonperforming loans(2)	102.49%	88.49%	91.45%	108.50%	39.34%	43.99%	97.37%
Total ending loans	0.68%	0.70%	0.68%	0.75%	1.00%	1.01%	1.15%
Nonperforming loans to total loans(2)	0.70%	0.79%	0.75%	0.69%	2.55%	2.31%	1.18%
Nonperforming assets to
Ending loans, plus OREO(2)	1.20%	1.28%	1.28%	1.21%	2.93%	2.61%	1.53%
Total assets(2)	0.87%	0.94%	0.92%	0.85%	2.01%	1.63%	0.90%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.67%	0.80%	0.75%	0.72%	1.87%	1.62%	0.93%
Total assets	0.48%	0.58%	0.54%	0.51%	1.29%	1.01%	0.55%
Classified asset to total assets	1.78%	1.54%	1.54%	1.17%	3.29%	3.11%	3.99%

(1)
HopFed does not have any potentially dilutive securities as the restricted stock awards are included in outstanding shares.

(2)
Ratios are calculated including TDR loans as non-performing loans. HopFed's financial statements do not include TDR loans in non-performing loans unless they become past due after being classified a TDR.

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following table shows selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of First Financial giving effect to the Merger. The selected unaudited pro forma condensed combined financial information assumes that the Merger is accounted for under the acquisition method of accounting, with First Financial treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of HopFed, as of the effective date of the merger, will be recorded by First Financial at their respective estimated fair values, and the excess of the Merger Consideration over the fair value of HopFed's net assets will be allocated to goodwill.

        The information under "Unaudited Pro Forma Condensed Combined Balance Sheet Data" in the table below gives effect to the Merger as if it had taken place on March 31, 2019. The information under "Unaudited Pro Forma Condensed Combined Statement of Income Data" in the table below gives effect to the Merger as if it had taken place on January 1, 2018. This selected unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on currently available information and assumptions and estimates considered appropriate by First Financial's management; however, it is not necessarily indicative of what the combined company's consolidated financial condition or results of operations actually would have been assuming the Merger had been completed as of the dates indicated, nor does it purport to represent the combined company's consolidated balance sheet or statement of income for future periods. Future results may vary significantly from the results reflected due to various factors, including those discussed in "Risk Factors" beginning on page 28. The information presented below should be read in conjunction with the historical consolidated financial statements of First Financial and HopFed, including the related notes filed by each of them with the SEC, in addition to the unaudited pro forma condensed combined financial information of First Financial and HopFed, including the related notes appearing elsewhere in this proxy statement/prospectus. See the sections entitled "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information" beginning on pages 161 and 125, respectively, of this proxy statement/prospectus.

(Dollars in thousands)	For the three months ended March 31, 2019	For the year ended December 31, 2018
Unaudited Pro Forma Condensed Combined Statement of Income Data
Net interest income	$35,724	$143,141
Provision for loan losses	1,530	6,056
Income before income taxes	11,750	61,357
Net income	9,690	49,797
Comprehensive income	21,446	41,953

As of March 31, 2019
Unaudited Pro Forma Condensed Combined Balance Sheet Data
Loans, net	$2,626,009
Total assets	3,991,616
Deposits	3,161,383
Total liabilities	3,472,084
Total shareholders' equity	519,532

 COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table sets forth for First Financial and HopFed common stock certain historical, pro forma, and pro forma equivalent per share financial information. The historical per share data for First Financial and HopFed common stock below has been derived from the unaudited interim consolidated financial statements of each of First Financial and HopFed as of and for the quarterly period ended March 31, 2019 and the audited consolidated financial statements of each of First Financial and HopFed as of and for the year ended December 31, 2018, each of which is incorporated by reference herein. The pro forma combined and equivalent pro forma combined per share information in the table below is unaudited and was derived by combining the historical financial information of First Financial and HopFed using the acquisition method of accounting. The unaudited pro forma combined and equivalent pro forma combined per share information gives effect to the Merger as if the transaction had been effective on the date presented, in the case of book value data, and as if the transaction had been effective on January 1, 2018, in the case of the income and dividend data.

        The pro forma information is presented for illustrative purposes only and is unaudited. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. This information should be read together with the historical consolidated financial statements and related notes of First Financial and HopFed, which have been filed with the SEC and are incorporated into this proxy statement/prospectus, and with the unaudited pro forma condensed combined financial information and accompanying notes included elsewhere in this proxy statement/prospectus.

	First Financial Historical	HopFed Historical	Pro Forma Combined	Equivalent Pro Forma Combined(5)
Basic Earnings Per Share(1)
For the year ended December 31, 2018	$3.80	$0.91	$3.63	$1.61
For the three months ended March 31, 2019	$0.79	$0.10	$0.70	$0.31
Diluted Earnings Per Share(1)(2)
For the year ended December 31, 2018	$3.80	$0.91	$3.63	$1.61
For the three months ended March 31, 2019	$0.79	$0.10	$0.70	$0.31
Cash Dividends Per Share(3)
For the year ended December 31, 2018	$1.02	$0.26	$1.02	$0.45
For the three months ended March 31, 2019	$0.00	$0.00	$0.00	$0.00
Book Value Per Share(4)
For the year ended December 31, 2018	$36.06	$14.49	$36.11	$16.03
For the three months ended March 31, 2019	$37.66	$14.80	$37.74	$16.76

(1)
Pro forma combined earnings per share are based on pro forma combined net income and pro forma combined weighted average shares outstanding for the period.

(2)
Neither First Financial nor HopFed have any potentially dilutive securities as their restricted stock awards are included in outstanding shares.

(3)
Pro forma combined cash dividends per share represents First Financial's historical cash dividends per share.

(4)
Pro forma combined book value per share is based on pro forma combined equity and pro forma combined shares outstanding at the end of the period.

(5)
Equivalent pro forma combined is calculated by multiplying the pro forma combined amounts by the 0.444 Exchange Ratio and does not reflect the receipt of cash by HopFed stockholders.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this proxy statement/prospectus are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving First Financial's or HopFed's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "projections," "prospects," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger or the Bank Merger, including future financial and operating results of First Financial, HopFed, or the combined company following the Merger, the combined company's plans, objectives, expectations, and intentions, the expected timing of the completion of the Merger, financing plans and the availability of capital, the likelihood of success and impact of litigation, and other statements that are not historical facts. These statements are only predictions based on First Financial's and HopFed's current expectations and projections about future events. There are important factors that could cause First Financial's and HopFed's actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled "Risk Factors" beginning on page 28.

        These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in First Financial's and HopFed's reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

  •
  the inability to close the Merger and the Bank Merger in a timely manner;

  •
  the failure to complete the Merger due to the failure of HopFed stockholders to approve the Merger Proposal;

  •
  failure to obtain applicable regulatory approvals (and if obtained, maintain their effectiveness) and meet other closing conditions to the Merger on the expected terms and schedule;

  •
  the potential impact of announcement or consummation of the proposed Merger with HopFed on relationships with third parties, including customers, employees, and competitors;

  •
  diversion of management's attention from ongoing business operations and opportunities;

  •
  business disruption following the Merger;

  •
  difficulties and delays in integrating the First Financial and HopFed businesses or fully realizing cost savings and other benefits;

  •
  First Financial's potential exposure to unknown or contingent liabilities of HopFed;

  •
  the challenges of integrating, retaining, and hiring key personnel;

  •
  failure to attract new customers and retain existing customers in the manner anticipated;

  •
  the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation and regulatory action related to the Merger;

  •
  any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

  •
  changes in First Financial's stock price before closing, including as a result of the financial performance of HopFed prior to closing;

  •
  operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which First Financial and HopFed are highly dependent;

  •
  changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

  •
  changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

  •
  changes in interest rates, which may affect First Financial's or HopFed's net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of First Financial's or HopFed's assets, including its investment securities;

  •
  changes in accounting principles, policies, practices, or guidelines;

  •
  changes in First Financial's credit ratings or in First Financial's ability to access the capital markets;

  •
  natural disasters, war, or terrorist activities; and

  •
  other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting First Financial's or HopFed's operations, pricing, and services.

        Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond First Financial's or HopFed's control.

        For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, First Financial and HopFed claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference in this proxy statement/prospectus. Except to the extent required by applicable law, First Financial and HopFed do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement/prospectus and attributable to First Financial, HopFed, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS

        In addition to general investment risks and the other information contained in, or incorporated by reference into, this proxy statement/prospectus, including the matters addressed under the section "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please see "Where You Can Find More Information."

Because the market price of First Financial common stock will fluctuate, HopFed stockholders cannot be certain of the market value of the Merger Consideration they will receive.

        Subject to possible adjustment as provided for in the Merger Agreement, if the Merger is completed, HopFed stockholders are entitled to elect to receive for their shares of HopFed common stock (excluding treasury shares, shares owned by HopFed or First Financial (other than in a fiduciary or agency capacity or as a result of debts previously contracted) and shares for which appraisal rights have been properly asserted) either (or a combination of) the Stock Consideration or Cash Consideration, subject to allocation provisions that provide for a targeted aggregate split of 50% of shares of HopFed common stock being exchanged for the Stock Consideration and 50% for the Cash Consideration. The market value of the Stock Consideration will vary from the closing price of First Financial common stock on the date First Financial and HopFed announced the Merger, on the date that this proxy statement/prospectus is mailed to HopFed stockholders, on the date of the Special Meeting, and on the date the Merger is completed. Any change in the market price of First Financial common stock prior to the completion of the Merger will affect the value of the Stock Consideration that HopFed stockholders may receive upon completion of the Merger.

        The market price of First Financial common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding First Financial's operations or business prospects, including market sentiment regarding First Financial's entry into the Merger Agreement. These risks may be affected by:

  •
  operating results that vary from the expectations of First Financial's management or of securities analysts and investors;

  •
  developments in First Financial's business or in the financial services sector generally;

  •
  regulatory or legislative changes affecting First Financial's industry generally or its business and operations;

  •
  operating and securities price performance of companies that investors consider to be comparable to First Financial;

  •
  changes in estimates or recommendations by securities analysts or rating agencies;

  •
  announcements of strategic developments, acquisitions, dispositions, financings, and other material events by First Financial or its competitors; and

  •
  changes in global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit, or asset valuations or volatility.

        Therefore, at the time of the Special Meeting, you will not know the precise value of the Merger Consideration you may receive at the effective time of the Merger. You should obtain current market quotations for shares of First Financial common stock and for shares of HopFed common stock.

You may not receive the form of Merger Consideration that you elect.

        The Merger Consideration to be received by HopFed stockholders in the Merger is subject to the requirement that 50% of the shares of HopFed common stock be exchanged for the Stock Consideration and the remaining 50% be exchanged for the Cash Consideration. The Merger Agreement contains proration and allocation provisions to achieve this desired result. If you elect the Stock Consideration for all or some of your shares and the Stock Consideration is oversubscribed, then you will receive the Cash Consideration for a portion of your shares. Similarly, if you elect the Cash Consideration for all or some of your shares and the Cash Consideration is oversubscribed, then you will receive the Stock Consideration for a portion of your shares. Accordingly, there is a risk that you will receive a portion of the Merger Consideration in the form that you do not elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected, including with respect to the recognition of taxable gain to the extent cash is received.

The market price of First Financial common stock after the Merger may be affected by factors different from those affecting the shares of HopFed or First Financial currently.

        Upon completion of the Merger, holders of HopFed common stock receiving Stock Consideration will become holders of First Financial common stock. First Financial's business differs in important respects from that of HopFed, and, accordingly, the results of operations of the combined company and the market price of First Financial common stock after the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of each of First Financial and HopFed. For a discussion of the businesses of First Financial and HopFed and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information."

The regulatory approvals (or waivers from such approval requirements) obtained in connection with the Merger and Bank Merger may be reconsidered, modified, suspended, or revoked, or may otherwise impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the Merger.

        Before the Merger and the Bank Merger may be completed, First Financial and HopFed must obtain approvals (or waivers from such approval requirements) from the Federal Reserve Board and the OCC. The Federal Reserve Board has determined that no regulatory purpose would be served by requiring an application to be filed under Section 3 of the BHC Act for the transactions contemplated by the Merger Agreement. Additionally, the OCC has approved First Financial Bank's application filed under the Bank Merger Act with respect to the Bank Merger. However, there can be no assurance as to whether any deadlines or other conditions imposed in connection with such approvals (or waivers from such approval requirements) will be satisfied or whether such approvals (or waivers from such approval requirements) will be later reconsidered, modified, suspended, or revoked by the applicable regulatory agency. See "The Merger—Regulatory Approvals Required for the Merger" beginning on page 81.

The results of the Merger and integration of First Financial and HopFed will depend on a number of uncertain factors.

        The results of the Merger will depend on a number of factors, including, without limitation, First Financial's ability to:

  •
  integrate the branches acquired from Heritage in the Merger into First Financial Bank's current operations;

  •
  limit the outflow of deposits held by its new customers in the acquired branches and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the Merger;

  •
  control the incremental non-interest expense from the acquired branches in a manner that enables it to maintain a favorable overall efficiency ratio;

  •
  retain and attract the appropriate personnel to staff the acquired branches; and

  •
  earn acceptable levels of interest and non-interest income, including fee income, from the acquired branches.

        Integrating the acquired branches will be an operation of substantial size and expense and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert First Financial's management's attention and resources. No assurance can be given that First Financial will be able to integrate the acquired branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures, and policies that adversely affect First Financial's ability to maintain relationships with clients, customers, depositors, and employees or to achieve the anticipated benefits of the Merger. First Financial may also encounter unexpected difficulties or costs during the integration that could adversely affect its earnings and financial condition, perhaps materially. Additionally, no assurance can be given that the operation of the acquired branches will not adversely affect First Financial's existing profitability, that First Financial will be able to achieve results in the future similar to those achieved by its existing banking business, or that First Financial will be able to manage any growth resulting from the Merger effectively.

Combining First Financial and HopFed may be more difficult, costly, or time consuming than expected and the anticipated benefits and cost savings of the Merger may not be realized.

        First Financial and HopFed have operated and, until the completion of the Merger, will continue to operate, independently. The success of the Merger, including anticipated benefits and cost savings, will depend, in part, on First Financial's ability to successfully combine and integrate the businesses of First Financial and HopFed in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company's ongoing businesses, or inconsistencies in standards, controls, procedures, and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors, and employees, or to achieve the anticipated benefits and cost savings of the Merger. The loss of key employees could adversely affect First Financial's ability to successfully conduct its business, which could have an adverse effect on First Financial's financial results and the value of its common stock. If First Financial experiences difficulties with the integration process, the anticipated benefits of the Merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause First Financial and/or HopFed to lose customers or cause customers to remove their accounts from First Financial and/or HopFed and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of HopFed and First Financial during this transition period and for an undetermined period after completion of the Merger on the combined company. In addition, the actual cost savings of the Merger could be less than anticipated.

The combined company may be unable to retain First Financial and/or HopFed personnel successfully after the Merger is completed.

        The success of the Merger will depend in part on the combined company's ability to retain the talents and dedication of key employees currently employed by First Financial and HopFed. It is possible that these employees may decide not to remain with First Financial or HopFed, as applicable, while the Merger is pending or with the combined company after the Merger is consummated. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the combined company's business activities may be adversely affected and management's attention may be diverted from successfully integrating HopFed to hiring suitable replacements, all of which may cause the combined company's business to suffer. In addition, First Financial and HopFed may not be able to locate suitable replacements for any key employees who leave either company, or to offer employment to potential replacements on reasonable terms.

The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus are preliminary and the actual financial condition and results of operations of First Financial after the Merger may differ materially.

        The unaudited pro forma condensed combined financial statements in this proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what First Financial's actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the HopFed identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of HopFed as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, please see "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 125.

Certain of HopFed's directors and executive officers have interests in the Merger that may differ from the interests of HopFed's stockholders.

        HopFed stockholders should be aware that some of HopFed's directors and executive officers have interests in the Merger and have arrangements that are different from, or in addition to, those of HopFed stockholders generally. HopFed's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the Merger Agreement, and in recommending that HopFed stockholders vote in favor of the Merger Proposal. For a more complete description of these interests, please see "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger" beginning on page 73.

Compensation that may become payable in connection with the completion of the Merger may be paid even if the Compensation Proposal fails to receive enough votes for approval.

        HopFed is providing its stockholders with the opportunity to cast an advisory, non-binding vote on the compensation that may become payable to its named executive officers in connection with the completion of the Merger. Approval of the Compensation Proposal is not a condition to the completion of the Merger. To the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement/prospectus, HopFed's board of directors will consider stockholders' concerns and will evaluate whether any actions are necessary to address those concerns. However, because the vote is advisory, it will not be binding on HopFed, nor will it overrule any prior decision or require HopFed's board of directors (or any committee thereof) to take any action. Accordingly, such compensation may be paid to HopFed's named executive officers in connection with the completion of the Merger even if the proposal fails to receive enough votes for approval.

Termination of the Merger Agreement could negatively impact HopFed.

        If the Merger Agreement is terminated, there may be various consequences. For example, HopFed's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger. Additionally, if the Merger Agreement is terminated, the market price of HopFed common stock could decline to the extent that the current market prices reflect a market assumption that the Merger will be completed. If the Merger Agreement is terminated under certain circumstances, HopFed may be required to pay to First Financial a termination fee of $5.1 million.

HopFed and First Financial will be subject to business uncertainties and contractual restrictions while the Merger is pending.

        Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on HopFed or First Financial. These uncertainties may impair HopFed's or First Financial's ability to attract, retain, and motivate key personnel until the Merger is completed, and could cause customers and others that deal with HopFed or First Financial to seek to change existing business relationships with HopFed or First Financial. Retention of certain employees by HopFed or First Financial may be challenging while the Merger is pending, as certain employees may experience uncertainty about their future roles with the combined company. If key employees depart because of issues relating to the uncertainty and difficulty of integration, or a desire not to remain with HopFed or First Financial, HopFed's business or First Financial's business could be harmed. In addition, subject to certain exceptions, HopFed is subject to certain restrictions on the conduct of its business prior to completing the Merger, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness, or make capital expenditures.

The termination fee and certain restrictions may discourage other companies from trying to acquire HopFed.

        The Merger Agreement, with some exceptions, prohibits HopFed from initiating, soliciting, knowingly encouraging, or knowingly facilitating certain third-party acquisition proposals and limits the ability of the HopFed board of directors make certain changes with respect to its recommendation that HopFed stockholders approve the Merger Proposal. See "The Merger Agreement—Agreement Not to Solicit Other Offers" and "The Merger Agreement—Change of Recommendation" beginning on pages 107 and 105, respectively. The Merger Agreement also provides that HopFed will be required to pay a termination fee in the amount of $5.1 million in the event that the Merger Agreement is terminated under certain circumstances. See "The Merger Agreement—Termination Fee" beginning on page 111. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of HopFed from considering or proposing such an acquisition. Certain provisions of the HopFed Certificate of Incorporation and amended Bylaws (referred to as the HopFed "Certificate of Incorporation" or "Bylaws," as applicable), or the DGCL, as applicable, could make it more difficult for a third-party to acquire control of HopFed and may also discourage a potential competing acquirer.

If the Merger is not completed, First Financial and HopFed will have incurred substantial expenses without realizing the expected benefits of the Merger.

        Each of First Financial and HopFed has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement, as well as the costs and expenses of filing, printing, and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the Merger. If the Merger is not completed,

First Financial and HopFed would have to recognize these expenses without realizing the expected benefits of the Merger.

The fairness opinion delivered to HopFed's board of directors prior to the execution of the Merger Agreement will not reflect changes in circumstances since the time the opinion was delivered.

        The fairness opinion of KBW was delivered on, and dated as of, the date that the Merger Agreement was executed, or January 7, 2019. Changes in the operations and prospects of First Financial and HopFed, general market and economic conditions, and other factors both within and outside of First Financial's and HopFed's control, may alter the relative value of the companies. KBW's opinion does not speak as of the date hereof, the time the Merger will be completed, or any date other than the date of the opinion.

The Merger may fail to qualify as a "reorganization" for U.S. federal income tax purposes, resulting in your recognition of taxable gain or loss in respect of your HopFed shares.

        First Financial and HopFed intend the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Although the United States Internal Revenue Service ("IRS") will not provide a ruling on the matter, First Financial and HopFed will, as a condition to closing, each receive an opinion from its respective legal counsel that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. Neither of these opinions will bind the IRS or prevent the IRS from adopting a contrary position (with retroactive effect). If the Merger fails to qualify as a reorganization, you generally would recognize gain or loss on each share of HopFed common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the fair market value of the shares of First Financial common stock and/or cash received in exchange for that share of HopFed common stock upon completion of the Merger. The consequences of the Merger to any particular HopFed stockholder will depend on that stockholder's individual situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the Merger to you.

The shares of First Financial common stock to be received by HopFed stockholders as a result of the Merger will have different rights from the shares of HopFed common stock.

        Upon completion of the Merger, HopFed stockholders will become First Financial shareholders and their rights as shareholders will be governed by the Indiana Business Corporation Law ("IBCL") and the First Financial Amended and Restated Articles of Incorporation and Code of By-Laws (referred to as the First Financial "Articles of Incorporation" or "Bylaws," as applicable). The rights associated with HopFed common stock are different from the rights associated with First Financial common stock. Please see "Comparison of Rights of First Financial Shareholders and HopFed Stockholders" beginning on page 138 for a discussion of the different rights associated with First Financial common stock.

Holders of HopFed common stock will have a reduced ownership and voting interest in the combined company after the Merger and will exercise less influence over management.

        Holders of HopFed common stock currently have the right to vote in the election of the board of directors and on other matters affecting HopFed. Upon completion of the Merger, each HopFed stockholder who receives shares of First Financial common stock will become a shareholder of First Financial, with a percentage ownership of First Financial that is smaller than the stockholder's percentage ownership of HopFed. Based on the number of shares outstanding on January 7, 2019, the former HopFed stockholders as a group will receive shares in the Merger constituting approximately 10.73% of the outstanding shares of First Financial common stock immediately after the Merger.

Because of this, HopFed stockholders may have less influence on the management and policies of First Financial than they now have on the management and policies of HopFed.

Lawsuits challenging the Merger have been filed, and additional lawsuits may be filed against First Financial, HopFed, and/or the directors and officers of either company, and an adverse judgment in any such lawsuit or any future similar lawsuits may prevent the Merger from becoming effective or from becoming effective within the expected timeframe.

        On May 14, 2019, a purported holder of HopFed common stock filed a putative stockholder class action complaint against HopFed, the members of the HopFed board of directors, and First Financial in the Christian County Circuit Court, Commonwealth of Kentucky. Among other remedies, the plaintiff seeks to enjoin the Merger or rescind the Merger or recover damages in the event the Merger is completed.

        On June 11, 2019, a purported holder of HopFed common stock filed a putative stockholder class action complaint against HopFed and the members of the HopFed board of directors in the United States District Court for the Western District of Kentucky. Among other remedies, the plaintiff seeks to enjoin the Merger and any stockholder vote on the Merger or rescind the Merger or recover damages in the event the Merger is completed.

        Additional lawsuits against First Financial, HopFed, and/or the directors and officers of either company in connection with the Merger may be filed. One of the conditions to the closing of the Merger is that no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition that prevents the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting First Financial or HopFed defendants from completing the Merger on the agreed upon terms, then such injunction may prevent the Merger from becoming effective or from becoming effective within the expected timeframe and could result in significant costs to First Financial and/or HopFed. Further, if any case is not resolved, the lawsuit(s) could prevent or delay completion of the Merger and result in substantial costs to First Financial and HopFed, including any costs associated with the indemnification of directors and officers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is completed may adversely affect the combined company's business, financial condition, results of operations, and cash flow. For more information, see "The Merger—Litigation Relating to the Merger" beginning on page 84.

Risks Relating to First Financial's Business

        You should read and consider risk factors specific to First Financial's business that will also affect the combined company after the Merger. These risks are described in the sections entitled "Risk Factors" in First Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 161 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

Risks Relating to HopFed's Business

        You should read and consider risk factors specific to HopFed's business that will also affect the combined company after the Merger. These risks are described in the sections entitled "Risk Factors" in HopFed's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 161 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

THE HOPFED SPECIAL MEETING

        This section contains information for HopFed stockholders about the Special Meeting that HopFed has called to allow its stockholders to consider and vote on the Merger Proposal and other related matters. HopFed is mailing this proxy statement/prospectus to you, as a HopFed stockholder, on or about June 18, 2019. This proxy statement/prospectus is accompanied by a notice of the Special Meeting of HopFed stockholders and a form of proxy card that HopFed's board of directors is soliciting for use at the Special Meeting and at any adjournments or postponements of the Special Meeting.

Date, Time, and Place of Meeting

        The Special Meeting of HopFed stockholders will be held at 2:00 p.m., local time, on July 23, 2019, at the offices of Heritage, 4155 Lafayette Road, Hopkinsville, Kentucky 42240. On or about June 18, 2019, HopFed commenced mailing this document and the enclosed form of proxy card to its stockholders entitled to vote at the Special Meeting.

Matters to Be Considered

        At the Special Meeting, you will be asked to consider and vote upon the following matters:

  •
  the Merger Proposal;

  •
  the Compensation Proposal; and

  •
  the Adjournment Proposal.

        HopFed's board of directors and management are not aware of any other matters to be presented at the Special Meeting other than those mentioned above and have not received notice from any HopFed stockholder requesting that other matters be considered. However, if any other business is properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the judgment of a majority of HopFed's board of directors, in their discretion.

Recommendation of HopFed's Board of Directors

        HopFed's board of directors has determined that the Merger is advisable and in the best interests of HopFed and its stockholders and has unanimously approved the Merger Agreement. HopFed's board of directors unanimously recommends that HopFed stockholders vote "FOR" approval of the Merger Proposal, "FOR" approval of the Compensation Proposal, and "FOR" approval of the Adjournment Proposal. See "The Merger—HopFed's Reasons for the Merger; Recommendation of HopFed's Board of Directors," beginning on page 51, for a more detailed discussion of the HopFed board of directors' recommendation.

Record Date and Quorum

        HopFed's board of directors has fixed the close of business on May 30, 2019 as the record date (the "Record Date") for determining the holders of HopFed common stock entitled to receive notice of and to vote at the Special Meeting.

        As of the Record Date, there were 6,649,190 shares of HopFed common stock outstanding and entitled to vote at the Special Meeting held by approximately 703 holders of record. Each share of HopFed common stock entitles the holder to one vote at the Special Meeting on each proposal to be considered at the Special Meeting.

        A quorum must exist before business can be conducted at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of holders of at least one-third of the outstanding shares of

HopFed common stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. All shares of HopFed common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Special Meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

Merger Proposal:

        Standard:    Approval of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of HopFed common stock entitled to vote on the proposal.

        Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Merger Proposal, it will have the same effect as a vote "AGAINST" the proposal.

Compensation Proposal:

        Standard:    Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

        Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Compensation Proposal, you will not be deemed to have cast a vote with respect to the proposal, and it will have no effect on the proposal.

Adjournment Proposal:

        Standard:    Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

        Effect of abstentions and broker non-votes:    If you fail to vote, mark "ABSTAIN" on your proxy, or fail to instruct your bank, broker, or other nominee with respect to the Adjournment Proposal, you will not be deemed to have cast a vote with respect to the proposal, and it will have no effect on the proposal.

Shares Held by Directors, Officers, and Certain Stockholders

        As of the Record Date, the directors and executive officers of HopFed and their affiliates owned and were entitled to vote approximately 254,471 shares of HopFed common stock, representing approximately 3.8% of the shares of HopFed common stock outstanding on that date. Each of HopFed's directors, solely in his or her capacity as a HopFed stockholder, has entered into a voting agreement with First Financial, pursuant to which each such director has agreed to vote all shares of HopFed common stock that are registered in his or her personal name in favor of the Merger Agreement and use reasonable efforts to cause all additional shares of HopFed common stock jointly owned or owned by his or her spouse to be voted in favor of the Merger Agreement.

        Additionally, certain HopFed stockholders have agreed to vote in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby. As of the Record Date, such stockholders beneficially owned a total of 627,128 shares of HopFed common stock, representing approximately 9.43% of the total outstanding shares of HopFed common stock.

        As of the Record Date, excluding shares held in fiduciary or agency capacity or as a result of debts previously contracted, First Financial and its subsidiaries did not own any shares of HopFed common stock.

        Please see the section titled "The Merger Agreement—Voting Agreement and Standstill Agreement," beginning on page 95, for a more detailed description.

Voting of Proxies; Incomplete Proxies

        A HopFed stockholder may vote by proxy or in person at the Special Meeting. If you hold your shares of HopFed common stock in your name as a stockholder of record, you, as a HopFed stockholder, may use one of the following methods:

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  By telephone: Calling the number indicated on your proxy card and following the recorded instructions.

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  Through the Internet: Visit the website indicated on your proxy card and following the instructions.

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  By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

        HopFed requests that HopFed stockholders vote by telephone, over the Internet, or by completing and signing the accompanying proxy card and returning it to HopFed as soon as possible in the enclosed postage-paid envelope.

        All shares represented by valid proxies that HopFed receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" approval of the Merger Proposal, "FOR" approval of the Compensation Proposal, and "FOR" approval of the Adjournment Proposal, except with respect to those shares of HopFed common stock held in the HopFed ESOP as described below. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting. However, if other business properly comes before the Special Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of a majority of HopFed's board of directors.

        Every HopFed stockholder's vote is important. Accordingly, each HopFed stockholder should sign, date, and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the HopFed stockholder plans to attend the Special Meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted. Please vote, using one of the available methods described above, as soon as possible.

Shares Held in "Street Name"; Broker Non-Votes

        If you are a HopFed stockholder and your shares are held in "street name" through a bank, broker, or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker, or other nominee. You may not vote shares held in "street name" by returning a proxy card directly to HopFed or by voting in person at the Special Meeting unless you provide a "legal proxy," which you must obtain from your broker, bank, or other nominee. Further, brokers, banks, or other nominees who hold shares of HopFed common stock on behalf of their customers may not give a proxy to HopFed to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the Special Meeting.

Revocability of Proxies and Changes to a HopFed Stockholder's Vote

        You have the power to change your vote at any time before your shares of HopFed common stock are voted at the Special Meeting by:

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  signing and returning a proxy card with a later date;

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  voting by telephone or the Internet at a later time;

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  delivering a written revocation letter to HopFed's Corporate Secretary; or

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  attending the Special Meeting in person, notifying HopFed's Corporate Secretary of your revocation of your proxy, and voting by ballot at the Special Meeting.

        HopFed's Corporate Secretary's mailing address is: HopFed Bancorp, Inc., Attention: Michael L. Woolfolk, Corporate Secretary, P.O. Box 537, Hopkinsville, Kentucky 42241.

        Attendance at the Special Meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by HopFed after the vote will not affect the vote.

        If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Special Meeting. If you have instructed a bank, broker, or other nominee to vote your shares of HopFed common stock, you must follow the directions you receive from your bank, broker, or other nominee in order to change or revoke your vote.

Participants in the HopFed Employee Stock Ownership Plan

        If you participate in the HopFed ESOP and HopFed common stock has been allocated to your account in the HopFed ESOP, you are entitled to instruct the HopFed ESOP Trustees, confidentially, as to how to vote those shares pursuant to the instructions provided to plan participants. You will receive your voting instruction form regarding your shares of HopFed common stock allocated to your account in the HopFed ESOP in a mailing separate from this proxy statement/prospectus. HopFed has engaged Computershare to receive the voting instruction forms completed by the HopFed ESOP participants and to tabulate the results. Once the votes are tallied by Computershare, the aggregate results will be reported to the HopFed ESOP Trustees, who will then use the voting instructions to vote the shares of HopFed common stock held by the HopFed ESOP.

        Your shares will be voted in accordance with your duly executed voting instruction form, provided that Computershare receives your voting instruction form by 5:00 p.m., Central Time, on July 17, 2019. If your voting instruction form is not timely received, your voting instruction form is not properly completed, or you vote to "ABSTAIN" from voting, the shares allocated to your account in the HopFed ESOP will be voted by the HopFed ESOP Trustees, subject to their fiduciary duties, in the same proportion that they vote shares in the HopFed ESOP for which Computershare did receive timely instructions voting "FOR" or "AGAINST." The HopFed ESOP Trustees, subject to their fiduciary duties, will also vote any unallocated shares in the HopFed ESOP in the same proportion that they vote shares in the HopFed ESOP for which Computershare did receive timely instructions voting "FOR" or "AGAINST." You may also revoke previously given voting instructions by 5:00 p.m., Central Time, on July 17, 2019 by filing with Computershare either a written notice of revocation or a properly completed and signed voting instruction form bearing a later date.

Solicitation of Proxies

        HopFed is soliciting your proxy in conjunction with the Merger. HopFed will bear the cost of soliciting proxies from you; provided, however, under the Merger Agreement, the costs and expenses of printing and mailing this proxy statement/prospectus will be borne by First Financial. In addition to solicitation of proxies by mail, HopFed will request that banks, brokers, and other nominee send proxies and proxy material to the beneficial owners of HopFed common stock and secure their voting instructions. The record holders will be reimbursed for their reasonable expenses in taking those actions. If necessary, HopFed may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the HopFed stockholders, either personally or by telephone, facsimile, letter, or electronic means. HopFed also has retained Equiniti (US) Services LLC ("EQ") to aid in the solicitation of proxies. HopFed will pay EQ a fee of $6,000 plus reimbursement of out-of-pocket expenses, and will indemnify EQ against losses arising out of EQ's solicitation services on its behalf.

Attending the Special Meeting

        All holders of HopFed common stock, including holders of record and stockholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend the Special Meeting. HopFed stockholders of record can vote in person at the Special Meeting. If you are not a stockholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the Special Meeting. If you plan to attend the Special Meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. HopFed reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices, or any similar equipment during the Special Meeting is prohibited without HopFed's express written consent.

Assistance

        If you have any questions concerning the Merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of HopFed common stock, please contact HopFed's Corporate Secretary at HopFed Bancorp, Inc., Attention: Michael L. Woolfolk, Corporate Secretary, P.O. Box 537, Hopkinsville, Kentucky 42241, or at (270) 885-1171.

HOPFED PROPOSALS

PROPOSAL NO. 1: MERGER PROPOSAL

        HopFed is asking its stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby. HopFed stockholders should read this proxy statement/prospectus carefully and in its entirety, including the annexes and information incorporated by reference, for more detailed information concerning the Merger Agreement and the Merger. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

        After careful consideration, the HopFed board of directors, by a unanimous vote of all directors, determined that the Merger Proposal, on the terms and conditions set forth in the Merger Agreement, is in the best interests of HopFed and its stockholders. Please see "The Merger—HopFed's Reasons for the Merger; Recommendation of HopFed's Board of Directors" beginning on page 51 for a more detailed discussion of the HopFed board of directors' recommendation.

        The HopFed board of directors unanimously recommends that HopFed stockholders vote "FOR" approval of the Merger Proposal.

PROPOSAL NO. 2: COMPENSATION PROPOSAL

        Pursuant to the Dodd-Frank Act and Rule 14a-21(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), HopFed is seeking non-binding, advisory approval from its stockholders of the compensation of HopFed's named executive officers that is based on or otherwise relates to the Merger, as disclosed in "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger" and "The Merger—Merger-Related Compensation for HopFed's Named Executive Officers" beginning on pages 73 and 78, respectively. The proposal gives HopFed stockholders the opportunity to express their views on the Merger-related compensation of HopFed's named executive officers. Accordingly, HopFed is requesting its stockholders to adopt the following resolution, on a non-binding, advisory basis:

    "RESOLVED, that the compensation that may be paid or become payable to HopFed's named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger" and "The Merger—Merger-Related Compensation for HopFed's Named Executive Officers," are hereby APPROVED."

        Approval of this proposal is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only and will not be binding on First Financial or HopFed. If the Merger is completed, the Merger-related compensation may be paid to HopFed's named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if HopFed stockholders fail to approve the advisory vote regarding Merger-related compensation.

        The HopFed board of directors unanimously recommends that HopFed stockholders vote "FOR" approval of the Compensation Proposal.

PROPOSAL NO. 3: ADJOURNMENT PROPOSAL

        The Special Meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger Proposal.

        If, at the Special Meeting, the number of shares of HopFed common stock present or represented and voting in favor of the Merger Proposal is insufficient to approve such proposal, HopFed intends to move to adjourn the Special Meeting in order to solicit additional proxies for the adoption of the Merger Agreement. In accordance with the HopFed Bylaws, a vote to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal may be taken in the absence of a quorum.

        In this proposal, HopFed is asking its stockholders to authorize the holder of any proxy solicited by the HopFed board of directors on a discretionary basis to vote in favor of adjourning the Special Meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from HopFed stockholders who have previously voted.

        The HopFed board of directors unanimously recommends that HopFed stockholders vote "FOR" approval of the Adjournment Proposal.

 INFORMATION ABOUT FIRST FINANCIAL

        First Financial is a financial holding company incorporated under Indiana law in 1982 and headquartered in Terre Haute, Indiana. First Financial owns all of the outstanding shares of common stock of First Financial Bank and the Morris Plan. At March 31, 2019, First Financial had, on a consolidated basis, approximately $3.03 billion in assets, $2.42 billion in deposits, and shareholders' equity of $0.46 billion. First Financial Bank is headquartered in Terre Haute, Indiana and is the principal bank subsidiary of First Financial. The Morris Plan is also headquartered in Terre Haute, Indiana. With approximately $2.94 billion in assets and 784.5 full-time equivalent employees as of March 31, 2019, First Financial Bank accounts for substantially all of First Financial's consolidated assets and results of operation. As of March 31, 2019, the Morris Plan had approximately $0.08 billion in assets and 26.5 full-time equivalent employees. Through First Financial Bank and the Morris Plan, First Financial offers a wide variety of financial services including commercial, mortgage, and consumer lending, lease financing, trust account services, and depositor services.

        First Financial's primary regulator is the Federal Reserve Board. First Financial Bank's primary regulator is the OCC. The Morris Plan's primary regulator is the Indiana Department of Financial Institutions and its primary federal regulator is the Federal Deposit Insurance Corporation ("FDIC").

        First Financial's principal office is located at One First Financial Plaza, Terre Haute, Indiana 47807, and its telephone number at that location is (812) 238-6000. First Financial's stock is traded on NASDAQ under the symbol "THFF." Additional information about First Financial and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. For more information, see "Where You Can Find More Information" beginning on page 161.

INFORMATION ABOUT HOPFED

        HopFed is a bank holding company incorporated under Delaware law in 1997 and headquartered in Hopkinsville, Kentucky. HopFed owns all of the outstanding shares of common stock of Heritage. At March 31, 2019, HopFed had, on a consolidated basis, approximately $0.93 billion in assets, $0.74 billion in deposits, and stockholders' equity of $0.09 billion. Heritage is headquartered in Hopkinsville, Kentucky and is the principal bank subsidiary of HopFed. With approximately $0.93 billion in assets and 210 full-time equivalent employees as of March 31, 2019, Heritage accounts for substantially all of HopFed's consolidated assets and results of operation. Through Heritage, HopFed offers a broad line of banking and financial products and services with the personalized focus of a community banking organization.

        HopFed's primary regulator is the Federal Reserve Board. Heritage's primary regulator is KDFI and its primary federal regulator is the FDIC.

        HopFed's principal office is located at 4155 Lafayette Road, Hopkinsville, Kentucky 42240, and its telephone number at that location is (270) 885-1171. HopFed's stock is traded on NASDAQ under the symbol "HFBC." Additional information about HopFed and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. For more information, see "Where You Can Find More Information" beginning on page 161.

 THE MERGER

        The following discussion contains certain information about the Merger. The discussion is subject, and qualified in its entirety by reference, to the Merger Agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A, for a more complete understanding of the Merger.

The Merger Generally

        Each of First Financial's and HopFed's respective boards of directors has unanimously approved the Merger Agreement. The Merger Agreement provides for the merger of HopFed with and into First Financial, with First Financial continuing as the surviving corporation. Following the completion of the Merger, Heritage, a wholly owned bank subsidiary of HopFed, will merge with and into the First Financial Bank, a wholly owned bank subsidiary of First Financial. First Financial Bank will be the surviving bank in the Bank Merger.

        Subject to possible adjustment as provided for in the Merger Agreement, if the Merger is completed, HopFed stockholders are entitled to elect to receive for their shares of HopFed common stock (excluding treasury shares, shares owned by HopFed or First Financial (other than in a fiduciary or agency capacity or as a result of debts previously contracted) and shares for which appraisal rights have been properly asserted) either (or a combination of) the Stock Consideration or Cash Consideration, subject to allocation provisions that provide for a targeted aggregate split of 50% of shares of HopFed common stock being exchanged for the Stock Consideration and 50% for the Cash Consideration. Further information regarding the allocation provisions is described in this proxy statement/prospectus in the section entitled "The Merger Agreement—Allocation Provisions," beginning on page 88.

        HopFed stockholders are being asked to adopt the Merger Agreement. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the Merger, including information about conditions to the completion of the Merger and provisions for terminating or amending the Merger Agreement.

Background of the Merger

        Since completing Heritage's conversion from a mutual savings bank to a stock savings bank and related reorganization into a publicly traded bank holding company in 1998, the HopFed board of directors and management have periodically reviewed HopFed's strategic plans and financial prospects, including various strategies for improving HopFed's profitability as an independent institution. Among other things, the HopFed board of directors has considered the increasing difficulty in growing profitability and operating a community financial institution under current local and national economic conditions, including the costs for technology and regulatory compliance and the current competitive environment. The HopFed board of directors also carefully considered communications from and conferences with activist investors and other stockholders who encouraged HopFed to pursue a business combination.

        In 2013, 2015, and 2017, the HopFed board of directors held strategic planning meetings with outside advisors. The purpose of each meeting was to assist the HopFed board of directors in considering strategic alternatives designed to enhance stockholder value. HopFed's board of directors held a strategic planning meeting in October 2017. The October 2017 meeting was attended by HopFed directors and its senior management and a representative of an investment banking firm with an established relationship with HopFed and with significant experience advising community banks in the areas of strategic acquisitions and mergers. At this meeting, the investment banker provided an overview of the future prospects of HopFed as an independent entity, including scenarios involving additional growth and potential capital raising transactions. The investment banker also discussed potential acquisition transactions and a general discussion of potential merger partners for HopFed if its board of directors were to decide to move forward in exploring a potential strategic acquisition or merger transaction. The HopFed board of directors did not make any determination as to a possible strategic transaction at the planning session. The HopFed board of directors requested that management continue to assess the business prospects of HopFed on a stand-alone basis, the prospects of implementing improvements and enhancements to increase earnings in both the short and long term, and to apprise the board of any potential acquisition or merger transactions that might arise from time to time.

        On April 10, 2018, HopFed entered into a standstill agreement with the Stilwell Group, a group of activist investors, and Mark D. Alcott, a director nominee of the Stilwell Group. At the time, the Stilwell Group owned approximately 9.5% of the shares of outstanding HopFed common stock. Among other things, this standstill agreement provides that Mr. Alcott would be appointed to serve as a director of HopFed and Heritage and the Stilwell Group and Mr. Alcott would not solicit proxies in opposition to any recommendation or proposal of HopFed's board of directors, propose or seek a merger of HopFed, or initiate litigation against HopFed (except in connection with enforcement of the standstill agreement). HopFed's entry into and the terms of this standstill agreement were reported on a Current Report on Form 8-K filed with the SEC on April 11, 2018. The parties also entered into a non-disclosure agreement providing that the Stilwell Group would maintain the confidentiality of non-public information regarding HopFed and Heritage. The non-disclosure agreement is an exhibit to the standstill agreement.

        The HopFed board of directors formed a mergers and acquisitions committee (the "M&A Committee") on May 16, 2018. Upon his election to the HopFed board of directors, Mr. Alcott was appointed to the M&A Committee. Although not obligated to do so, the HopFed board of directors determined that the appointment of Mr. Alcott to the M&A Committee was appropriate and that he would provide the M&A Committee and the HopFed board of directors with informed and independent advice regarding matters within the committee's purview. Other members of the M&A Committee were Dr. Harry J. Dempsey, who served as Chairman, and Dr. Thomas J. Miller.

        To assist in its consideration of strategic alternatives, the HopFed board of directors established the M&A Committee to review and assess, and assist the board in reviewing and assessing, options and operating scenarios intended to maximize stockholder value. The M&A Committee was authorized to take all appropriate and necessary actions on behalf of the board as set forth in a charter adopted by the board.

        Authority and responsibilities of M&A Committee under its charter included: interviewing and recommending to the board an investment banking firm; subject to board approval, negotiating the terms of the investment banker's engagement; overseeing the investment banker's activities and, at appropriate times, reporting to the board regarding their activities; developing and recommending an appropriate protocol for continued discussions with potential strategic partners; reporting its conclusions and making recommendations to the board; and taking other necessary and appropriate action.

        The M&A Committee first met on May 25, 2018 and discussed the members' fiduciary duties in merger and acquisition activities, reviewed a draft charter for the M&A Committee, and discussed the acquisition process and related matters. At this meeting, Mr. John E. Peck (President and CEO), an invited guest at this meeting, provided an update to the M&A Committee regarding various conversations he had with several companies from time to time over the prior year and that none of those conversations had progressed into any specific indications of interest. The M&A Committee determined that it would retain an investment banking firm to assist the M&A Committee and the HopFed board of directors in identifying and evaluating various strategic options and operating scenarios intended to maximize HopFed stockholder value, including remaining independent and the potential sale or merger of HopFed with another institution and selling control. The M&A Committee selected for consideration and interviewed the four highest ranked bank merger and acquisition sell-side advisors for banks headquartered in Southeast and Midwest states with seller's assets of between $500 million and $2 billion over the previous two years, including pending and completed transactions. These four firms were: Sandler O'Neill + Partners, L.P. ("Sandler O'Neill"), KBW, Raymond James & Associates, Inc., and FIG Partners, LLC. These companies were contacted to arrange interviews with the M&A Committee.

        In June 2018, the M&A Committee interviewed these four investment banking firms plus another investment banking firm, Hovde Group, LLC. Subjects discussed varied with each interview, and included: (i) current assessments of the community banking industry; (ii) overviews of the mergers and acquisitions market and opportunities, both generally and with respect to HopFed; (iii) potential benefits and risks for HopFed as an independent institution on an on-going basis; and (iv) why each firm believed it was best suited to assist HopFed in evaluating strategic alternatives. Sandler O'Neill met with the M&A Committee on June 26, 2018 and discussed Sandler O'Neill's overview of the current mergers and acquisitions market, its analyses of HopFed's peer comparisons, a stand-alone net present value analysis of HopFed, an estimated valuation based upon current market metrics, and a capacity to pay analysis of various potential partners.

        On June 28, 2018, the M&A Committee met to review the interviews of the five investment banking firms. The M&A Committee determined to recommend to the HopFed board of directors the selection of Sandler O'Neill as HopFed's investment banking firm related to a potential merger or acquisition transaction. At a special meeting of HopFed's board of directors held on June 29, 2018, the M&A Committee reported on its findings and recommended to the board that it engage Sandler O'Neill as HopFed's investment banker and the engagement of KBW to render a fairness opinion (as more fully described below under "The Merger—Opinion of Keefe, Bruyette & Woods, Inc.") if a potential transaction was identified and a definitive agreement was negotiated. The M&A Committee based its recommendation to engage Sandler O'Neill in part on its proposed strategies to enhance stockholder value and past record of success. The M&A Committee believed that Sandler O'Neill had access to a significant number of potential partners if such strategic alternative was elected. The M&A Committee recommended engaging both Sandler O'Neill and KBW to the HopFed board of directors because both firms are nationally recognized firms whose principal business speciality is financial services companies. The HopFed board of directors authorized the M&A Committee to negotiate the engagement of Sandler O'Neill as HopFed's investment banker and KBW to render a fairness opinion if a potential transaction was identified and a definitive agreement was negotiated.

        The M&A Committee met on July 17, 2018 to review the proposed engagement of Sandler O'Neill and KBW. The M&A Committee recommended to the HopFed board of directors that Sandler O'Neill's fee was to be limited to 1% of the proposed transaction value, which was less than Sandler O'Neill's initially proposed fee, and further, such fee would be reduced by KBW's fee for rendering a fairness opinion.

        The HopFed board of directors received the M&A Committee's recommendation related to the proposed engagement of Sandler O'Neill and KBW at its meeting on July 18, 2018. The HopFed board of directors approved the engagement of Sandler O'Neill as its investment banker and, if requested, KBW to render a fairness opinion at its meeting on July 18, 2018.

        On July 20, 2018 and August 2, 2018, the M&A Committee had meetings with representatives from Sandler O'Neill to discuss the status of engaging that firm as HopFed's investment banker, the process of exploring strategic alternatives, and a proposed timeline for a proposed market solicitation process. The engagement letters with Sandler O'Neill and KBW were finalized and signed on August 3, 2018.

        As independent financial advisor to the M&A Committee of HopFed in connection with the Merger, Sandler O'Neill will receive a fee for its services in an amount equal to 1.00% of the aggregate purchase price, minus the $300,000 which was paid by HopFed to KBW upon KBW rendering its fairness opinion in connection with the Merger. The entire amount of Sandler O'Neill's transaction fee is contingent upon consummation of the Merger. Based upon the closing price of First Financial common stock on June 10, 2019, of $38.85 per share, and assuming 6,649,190 shares of HopFed common stock are subject to exchange in the Merger, the aggregate purchase price as of June 10, 2019, was approximately $127.2 million resulting in a transaction fee payable to Sandler O'Neill of approximately $0.97 million. The market price of First Financial common stock may fluctuate prior to the effective time of the Merger. Therefore, the transaction fee which will become payable to Sandler O'Neill upon consummation of the Merger may increase or decrease accordingly.

        On August 9, 2018, the M&A Committee had a meeting with representatives from Sandler O'Neill to discuss the status of the process, establishing a virtual data room, and a proposed timeline for a market solicitation process. On August 15, 2018, the HopFed board of directors received a status report from the M&A Committee related to the proposed market solicitation of interest process. The M&A Committee met with representatives from Sandler O'Neill again on August 16 and August 27. The M&A Committee discussed with Sandler O'Neill the process for assessing the market for HopFed and identifying potential merger partners. The M&A Committee was authorized, with the assistance of management, Sandler O'Neill, and legal counsel, to formulate a merger solicitation strategy and prepare a list of potential interested parties that would be solicited as part of any merger solicitation strategy.

        The M&A Committee met with representatives of Sandler O'Neill again on September 6, 7, and 13, 2018, to further discuss the proposed process, the draft confidential information memorandum ("Confidential Memorandum"), the progress of establishing the virtual data room, a discussion of the proposed list of potential partners, and classification of such potential partners by potential suitability. At these meetings, Sandler O'Neill reviewed with the M&A Committee several possible merger partners, which included financial institutions that had previously expressed an interest in, and others that might have an interest in, a merger transaction with HopFed. Possible merger partners were identified based on, among other factors, their apparent financial capacity to pay, regulatory standing, geographic location, and market presence and market share held by the financial institutions. On September 13, 2018, the M&A Committee approved the list of parties to be contacted and the final Confidential Memorandum. Beginning on September 13, 2018, Sandler O'Neill began contacting the 49 potential merger partners approved by the M&A Committee. A virtual data room containing the Confidential Memorandum and additional information about HopFed was opened at such time to those parties who entered into a confidentiality agreement and expressed an interest in receiving additional information regarding a potential transaction with HopFed. Sandler O'Neill distributed 19 confidentiality agreements. Interested potential parties were asked to provide preliminary non-binding indications of interest by October 12, 2018.

        The confidentiality agreements signed by the parties in order to receive access to the HopFed data room provided that the parties participating in the process agreed to a one-year standstill provision that generally prohibits them from taking certain actions, including making a merger or acquisition proposal to HopFed unless invited to do so by its board of directors. The standstill provision prohibits the counterparty from asking for a waiver of the standstill restrictions. HopFed granted to each party signing the confidentiality agreement access to an electronic data room containing certain business, financial, legal, and other information regarding HopFed. This standstill provision does not restrict a party from making a confidential proposal to the HopFed board of directors regarding a proposed transaction. Such agreements are standard provisions included in confidentiality agreements in such a process in order for the process to remain orderly and to encourage parties submitting indications of interest to furnish their highest and best offers. All potential bidders were encouraged to provide their highest and best offers at each stage in the process.

        On September 17, 2018, First Financial signed a confidentiality agreement. The same day, First Financial was advised by Sandler O'Neill of the opportunity to pursue an affiliation with HopFed. First Financial consulted Raymond James Financial Services, Inc. ("Raymond James") investment bankers about the potential transaction.

        The next day, September 18, 2018, First Financial's senior management team received and began reviewing the Confidential Memorandum and presented the opportunity to its board of directors for initial consideration. After lengthy discussion, members of First Financial's board of directors agreed that HopFed's size and market presence offered potential business growth consistent with First Financial's strategic goals, but additional information was necessary for a comprehensive evaluation of the proposed transaction. First Financial's board of directors authorized senior management to proceed in the auction process in accordance with senior management's judgement following thorough evaluation of available due diligence material. From September 19, 2018 through October 11, 2018, First Financial senior management conducted due diligence regarding HopFed.

        On September 27, 2018 and October 4 and 9, 2018, the M&A Committee had meetings with Sandler O'Neill to discuss the status of the process. On September 27, 2018, at the request of Party A, management of HopFed and Party A met to discuss a potential transaction. On October 15, 2018, the M&A Committee met with Sandler O'Neill and received an update on the five letters of interest received, including a letter of interest from First Financial and Party A.

        The HopFed board of directors held a special meeting on October 17, 2018, at which meeting Sandler O'Neill and Jones Walker LLP, Washington, D.C. ("Jones Walker"), a law firm with extensive knowledge and experience in representing community banking organizations in the area of mergers and acquisitions, participated. Sandler O'Neill updated the HopFed board of directors on the results of the solicitation of interest in a potential merger transaction. Of the 19 institutions which had received confidentiality agreements from Sandler O'Neill, 15 organizations had returned executed confidentiality agreements, requested the Confidential Memorandum, and were granted access to the virtual data room. Five of these 15 financial institutions (First Financial and four others), including Party A, submitted written preliminary non-binding indications of interest, all of which were considered by the HopFed board of directors on October 17, 2018.

        First Financial's preliminary non-binding indication of interest included a proposed purchase price of between $20.50 and $21.00 per share of HopFed common stock, with 50% of the purchase price being paid in First Financial common stock and 50% in cash. After reviewing all five of the indications of interest received, based on an evaluation of pricing offered by each party, information regarding the operations of First Financial and the other bidders, and upon the recommendation of the M&A Committee, HopFed's board of directors authorized that the top three bidders, including First Financial and Party A, be invited to conduct additional due diligence both in-person and through additional information uploaded into the virtual data room, and to submit a revised indication of interest with their best offer by November 16, 2018. These three parties conducted additional in-person due diligence between November 7, 2018 and November 9, 2018. First Financial conducted its in-person due diligence on November 9, 2018. Sandler O'Neill and the M&A Committee concluded that HopFed and its stockholders would be best served by focusing on those institutions which had expressed an interest in a business combination with HopFed by executing a confidentiality agreement and submitting a preliminary non-binding letter of interest. Sandler O'Neill and the M&A Committee determined that non-responding institutions appeared to have no further interest in a potential transaction and further contact with them was unnecessary in that any delay in the process could have an adverse effect on the outcome. Sandler O'Neill did not have further contact with the two institutions that submitted a written preliminary non-binding letter of interest by October 11, 2018 but were not one of the three top bidders invited by the M&A Committee to conduct additional due diligence.

        At a meeting of First Financial's board of directors on November 14, 2018, investment bankers from Raymond James presented historical, current, and pro forma data and information regarding HopFed. Topics discussed included HopFed's finances and markets, recent financial institution mergers in those markets, pro forma loan and deposit composition, the historical performance of HopFed common stock and its market price and trading volume, pricing sensitivity, and the strategic and financial implications of the potential transaction on First Financial. On November 16, 2018, First Financial submitted a revised non-binding indication of interest to HopFed. The indication of interest proposed 50% of the purchase price being paid in First Financial common stock and 50% being paid in cash. First Financial indicated a willingness to offer HopFed stockholders consideration of approximately $21 per share.

        The M&A Committee met on November 19, 2018 to discuss the revised non-binding indications of interest received from the three parties, including First Financial and Party A. As of November 19, 2018, based upon a 10-day average closing price, the weighted average cash/stock purchase price being offered by First Financial was estimated at $21.00 per share of HopFed common stock.

        The M&A Committee requested that Sandler O'Neill contact the three bidders to further clarify certain aspects of their updated bids. On November 20, 2018, to clarify its revised non-binding indication of interest, First Financial submitted an addendum to its revised non-binding indication of interest that included reference to an exchange ratio of 0.444 shares of First Financial common stock for each share of HopFed common stock. The board of directors of HopFed held a special meeting on November 21, 2018 to consider the revised indications of interest submitted by First Financial, Party A, and the third party, including additional clarifications received.

        Sandler O'Neill reviewed the three proposals with the HopFed board of directors, including the differences in the pricing, structures, and key elements of each proposal. Each of the proposals from Party A and the third bidder offered one seat on the board of directors of the surviving company. The First Financial proposal did not offer any representation on its board of directors. The First Financial proposal did not address matters related to potential retention of senior management of HopFed. Sandler O'Neill also reviewed with the HopFed board of directors the operations of First Financial, Party A, and the third bidder, and the current market for, and trading history of, the common stock of each party. Sandler O'Neill also compared the financial aspects of each proposal. First Financial's aggregate purchase price being offered was higher than either of the other two parties. At this meeting on November 21, 2018, the HopFed board of directors decided to move forward with continuing discussions and negotiations regarding a potential merger transaction with First Financial based on the superior price offered by First Financial and a determination by the HopFed board of directors and management that a merger with First Financial would provide greater value to HopFed stockholders and would be a better cultural and operational fit with HopFed as compared to the other two parties. First Financial was notified of HopFed's determination to continue discussions.

        On November 30, 2018, First Financial's outside counsel, SmithAmundsen LLC ("SmithAmundsen"), a law firm with extensive experience in counseling financial institutions regarding mergers and acquisitions, provided counsel for HopFed with an initial draft of the definitive merger agreement. Several weeks of negotiations ensued. Simultaneously, management and financial and legal advisors for First Financial and HopFed's management, legal advisors, and Sandler O'Neill continued due diligence efforts, which included an exchange of schedules and exhibits to the definitive merger agreement.

        As negotiations regarding the definitive merger agreement progressed, HopFed's management engaged in reverse due diligence regarding First Financial. On December 4, 2018, HopFed signed a confidentiality agreement, which mirrored the terms of the confidentiality agreement previously signed by First Financial, so that it would have access to relevant confidential information as part of its reverse due diligence review. A secure virtual data room was established and a meeting of senior leadership occurred in Terre Haute, Indiana, on December 12, 2018. For several hours, attendees posed and addressed specific questions about each financial institution. In addition, participants discussed, among other things, potential alignment of specific lines of business and strategic opportunities to leverage strengths of each institution. An initial discussion between First Financial and Mr. Peck concerning a potential continuing role for Mr. Peck with First Financial following the Merger first occurred on December 12, 2018, followed by additional discussions regarding a potential continuing management role for Mr. Peck during the period between December 20, 2018 and January 7, 2019.

        On December 6, 2018, the M&A Committee met with Sandler O'Neill and legal counsel to discuss the draft of the definitive merger agreement and related matters. On December 13, 2018, HopFed's management, Sandler O'Neill, and legal counsel provided to the M&A Committee a summary of the reverse due diligence conducted on First Financial. At that meeting, the HopFed's board of directors and management also discussed the status of the draft of the definitive merger agreement.

        At a meeting on December 19, 2018, HopFed's management, Sandler O'Neill, and legal counsel provided the HopFed board of directors with an update on the status of negotiations of the definitive merger agreement and ancillary documents. The M&A Committee held status update conference calls on December 21, 27, and 31, 2018, and January 2 and 3, 2019.

        At a meeting of First Financial's board of directors held on December 18, 2018, senior management, investment bankers from Raymond James, and attorneys from SmithAmundsen discussed material business, financial, and legal aspects of the proposed transaction with HopFed with First Financial's directors. Initially, senior management updated the board regarding First Financial's due diligence efforts. Then, the investment bankers addressed topics such as the background of the transaction and HopFed's recent activist-investor history. Senior management described the plan to request that the Stilwell Group enter into a standstill agreement with First Financial, which would require, among other things, the Stilwell Group to vote in favor of the proposed transaction with HopFed. Raymond James' investment bankers went on to present various financial analyses of First Financial with respect to the potential transaction with HopFed. Along with attorneys from SmithAmundsen, the investment bankers from Raymond James described the logistics associated with paying the merger consideration in both cash and stock. Attorneys from SmithAmundsen reminded, and discussed with, board members of their fiduciary duties when considering the proposed transaction and engaged directors in extensive discussion regarding specific terms and conditions of the definitive and ancillary agreements. After extensive discussion, the board of directors agreed that the contemplated transaction is of strategic value and it is in the best interests of First Financial and its shareholders. The members of First Financial's board of directors unanimously approved the contemplated transaction with HopFed by resolution, which granted authority to First Financial's President and Chief Executive Officer, Mr. Norman L. Lowery, and Chief Financial Officer, Mr. Rodger A. McHargue, to finalize, sign, and deliver the definitive merger agreement and to take other action necessary to effect the contemplated transaction, so long as there was no change in the consideration as presented. Attorneys from SmithAmundsen agreed to provide the board written confirmation of no change in consideration as presented at the next board meeting.

        In December 2018, attorneys from SmithAmundsen contacted representatives of the Stilwell Group regarding the proposed transaction with HopFed. Once a confidentiality agreement was signed by the Stilwell Group, SmithAmundsen revealed First Financial's identity and minimal, but necessary, facts regarding the proposed transaction. Following negotiation, the Stilwell Group signed a standstill agreement with First Financial on December 21, 2018. As part of this agreement, the Stilwell Group agreed to vote in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof, and to sell and refrain from acquiring additional First Financial common stock for five years.

The Stilwell Group also agreed to refrain from direct or indirect shareholder activism with respect to First Financial during the term of the standstill agreement.

        On January 2, 2019, HopFed executive officers John E. Peck (President & CEO), Michael L. Woolfolk (Executive Vice President, Chief Operations Officer, and Corporate Secretary), Billy C. Duvall (Senior Vice President, Chief Financial Officer, and Treasurer), and Baily C. Knight (Senior Vice President and Chief Credit Officer) engaged the law firm Dickinson Wright PLLC to serve as independent personal counsel with respect to certain employment matters proposed by First Financial, as discussed further in the section titled "The Merger—Interests of HopFed's Directors and Executive Officers," beginning on page 73.

        On January 7, 2019, the board of directors of HopFed held a special meeting to review the definitive merger agreement and ancillary documents with representatives of Sandler O'Neill and legal counsel who were in attendance. Representatives of KBW were also in attendance. Each HopFed director received prior notice of such special meeting on January 4, 2019, and each director received copies of the near-final draft of the definitive merger agreement and ancillary documents prior to such meeting. Sandler O'Neill reviewed its financial presentation analyzing the proposed transaction with the HopFed board of directors. The members of the HopFed board of directors, along with representative from Sandler O'Neill and legal counsel, discussed the proposed transaction in detail, including the provisions of the definitive merger agreement, the potential adjustment in the merger consideration, the potential break-up fee and other contingencies, and the disclosure schedules prepared by each parties. Such discussions also included the definitive merger agreement pricing protection in the form of a "double trigger walkaway" provision, which provision had not been included in First Financial's indication of interest or in the initial draft of the definitive merger agreement, but had been requested by HopFed in the course of negotiations. This pricing provision would give HopFed the right to terminate the merger agreement if the price of First Financial's common stock were to fall by more than a specified percentage compared to both its initial value and the NASDAQ Bank Index. KBW then reviewed with the HopFed board of directors the financial aspects of the proposed transaction and, at the request of the HopFed board of directors, rendered to the board of directors of HopFed an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW, as set forth in its written opinion dated January 7, 2019 (as attached as Annex B to this proxy statement/prospectus), the Merger Consideration (as described in the opinion) in the Merger was fair, from a financial point of view, to the HopFed stockholders. Legal counsel again reviewed the HopFed board of directors' fiduciary duties as directors of HopFed in connection with its consideration of the proposed transaction.

        The HopFed board of directors and legal counsel then reviewed in detail the terms of the ancillary documents, including the voting agreements to be entered into by the HopFed directors. The HopFed board of directors also reviewed and discussed the employment agreement by and among John E. Peck and First Financial and First Financial Bank under which Mr. Peck would join First Financial as a Market President effective upon consummation of the proposed transaction. Legal counsel also discussed the proposed resolutions that the HopFed board of directors would be requested to approve. Following these presentations and discussion among the members of the HopFed board of directors, including consideration of the factors described under "The Merger—HopFed's Reasons for the Merger; Recommendation of HopFed's Board of Directors," the HopFed board of directors determined that the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of HopFed and its stockholders. The HopFed directors unanimously voted to adopt and approve the Merger Agreement and the transactions contemplated thereby and the HopFed board of directors' recommendation that the HopFed stockholders approve and adopt the Merger Agreement.

        On January 7, 2019, following the completion of the HopFed board meeting, representatives of HopFed and First Financial executed the Merger Agreement and ancillary documents, and the HopFed directors executed the voting agreements. On January 7, 2019, after close of trading on NASDAQ, First Financial and HopFed issued a joint press release announcing the proposed transaction between First Financial and HopFed.

HopFed's Reasons for the Merger; Recommendation of HopFed's Board of Directors

        HopFed's board of directors unanimously recommends that HopFed stockholders vote for approval of the Merger Proposal. The board's recommendation follows its determination that the Merger and the Merger Agreement are fair to and in the best interest of HopFed and its stockholders. In making its determination to authorize and approve the Merger and in approving and adopting the Merger Agreement, HopFed's board of directors evaluated the Merger and the Merger Agreement in consultation with members of HopFed's management, and with representatives of Sandler O'Neill and legal counsel, and also considered a number of factors that the HopFed board of directors viewed as relevant to its decisions, including, without limitation, the following:

  •
  the challenges facing HopFed's management to grow HopFed's franchise and enhance stockholder value given the current operating environment for community banks and market conditions, including the challenges involved with increasing profitability and operating efficiencies, and expected increased operating costs resulting from potential growth plans and from increased regulatory and compliance mandates;

  •
  management's assessment of the execution risks involved in attaining the performance levels assumed by the business projections relating to HopFed;

  •
  the increased need for scale to absorb the growing costs of operations, cyber security, and compliance with banking regulations;

  •
  conditions and activity in the mergers and acquisitions market providing an opportunity for HopFed to deliver accelerated and enhanced stockholder value, as compared to continued independent operations with organic growth;

  •
  the understanding of HopFed's board of directors of the strategic options available to HopFed, as well as the directors' assessment of those options, and the difficulties related to HopFed's execution of its business plan as an independent entity, and the board's determination that execution of the business plan likely would not create greater present value for HopFed stockholders than the Merger Consideration to be paid by First Financial;

  •
  the results of the solicitation process conducted by HopFed, with the advice and assistance of its legal counsel and Sandler O'Neill;

  •
  information concerning the business, earnings, operations, financial condition, asset quality, and prospects of HopFed and First Financial, both individually and as a combined company;

  •
  the complementary nature of and potential synergies related to HopFed's and First Financial's businesses;

  •
  the geographic fit and expanded market presence of the expanded branch network of the combined bank;

  •
  the Merger Consideration per share to be paid by First Financial and the resulting valuation multiples;

  •
  that 50% of HopFed common stock will be exchanged for the Stock Consideration and 50% of HopFed common stock will be exchanged for the Cash Consideration (as provided at the time of entering into the Merger Agreement and assuming no downward adjustment of the Merger Consideration), which would allow HopFed stockholders receiving the Stock Consideration to participate in the future performance of the combined company;

  •
  the compatibility of the business cultures of HopFed and First Financial;

  •
  the stock component of the Merger Consideration, including the Exchange Ratio, and the potential for the price of First Financial common stock to increase after the signing of the Merger Agreement;

  •
  the financial presentation, dated January 7, 2019, of Sandler O'Neill to the HopFed board of directors;

  •
  the opinion, dated January 7, 2019, of KBW to the HopFed board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the HopFed stockholders of the Merger Consideration, as more fully described below under "The Merger—Opinion of Keefe, Bruyette & Woods, Inc.";

  •
  the legal analyses as to the structure of the Merger, the Merger Agreement, the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company, and the process that HopFed (including its board of directors and the M&A Committee) employed in considering potential strategic alternatives, including the Merger with First Financial;

  •
  the terms of the Merger Agreement, including the large proportion of the Stock Consideration and the expected tax treatment of the Merger as a "reorganization" for United States federal income tax purposes;

  •
  certain structural protections included in the Merger Agreement, including:

  •
  that the Merger Agreement does not preclude a third party from making an unsolicited acquisition proposal to HopFed and that, under certain circumstances more fully described under "The Merger Agreement—Agreement Not to Solicit Other Offers," HopFed may furnish non-public information to, and enter into discussions with, such a third party regarding an acquisition proposal;

  •
  the ability of HopFed to terminate the Merger Agreement (subject to First Financial's right to increase the Exchange Ratio) if the price of First Financial common stock drops more than 20% relative to both its price before public announcement of the transaction and the NASDAQ Bank Index; and

  •
  the ability of HopFed to terminate the Merger Agreement to enter into a definitive agreement for a superior proposal if certain requirements are met, subject to the payment of a termination fee by HopFed of $5.1 million, an amount that was negotiated at arm's-length and was determined by the HopFed board of directors to be reasonable under the circumstances and generally comparable to termination fees in other similar transactions;

  •
  the covenant of First Financial to use commercially reasonable efforts to obtain regulatory approval;

  •
  the anticipated continued employment of some of HopFed's executive officers and other key employees in the combined company, including the John E. Peck, in order to promote the continuity of the resulting banking services with our customers, our communities, and our employees;

  •
  the anticipated social and economic effects of the Merger on HopFed and Heritage, as well as their employees (including that full-time HopFed employees with at least one year of service who do not continue as employees of First Financial will be entitled to severance benefits), depositors, loan and other customers, creditors, and other elements of the communities in which they operate or are located;

  •
  the ability of First Financial to complete the Merger, from a business, financial condition, earnings prospects, and regulatory perspective, including financial obligations to be incurred in connection with the Merger and other likely financial obligations of First Financial, and the possible effect of such conditions upon HopFed, Heritage, and other elements of the communities in which HopFed and Heritage operate or are located; and

  •
  the competence, experience, and integrity of First Financial and its management.

        The HopFed board of directors also considered a number of potential risks and uncertainties in connection with its consideration of the proposed Merger, including, without limitation, the following:

  •
  the challenges of integrating HopFed's business, operations, and employees with those of First Financial;

  •
  that First Financial does not have a recent record of completing an acquisition of another financial institution of our size and the challenges of an efficient integration of HopFed and Heritage with First Financial's and First Financial Bank's operations;

  •
  the potential risk of diverting attention and resources from the on-going operation of HopFed's business and towards the completion of the Merger;

  •
  the risks and costs associated with entering into the Merger Agreement, including a potential downward price adjustment of the Merger Consideration based on potential HopFed losses, write-downs, or reductions in reserves;

  •
  the restrictions on the conduct of HopFed's business before the completion of the Merger, which are customary for public company Merger Agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent HopFed from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of HopFed absent the Merger;

  •
  that the interests of certain of HopFed's directors and executive officers may be different from, or in addition to, the interests of HopFed stockholders generally, as described under the heading "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger";

  •
  the risk of potential employee attrition and/or other adverse effects on business and customer relationships as a result of the Merger;

  •
  the need to and likelihood of obtaining the approval by HopFed stockholders and bank regulators to complete the Merger;

  •
  the possibility of a reduction in the trading price of First Financial common stock following the announcement of the Merger Agreement and prior to completion of the Merger;

  •
  that a termination fee in the amount of $5.1 million would have to be paid to First Financial if HopFed determines to terminate the Merger Agreement to accept a superior proposal and under certain other circumstances described under "The Merger Agreement—Termination Fee";

  •
  the impact that provisions of the Merger Agreement relating to payment of a termination fee by HopFed may have on HopFed receiving an alternative acquisition proposal; and

  •
  the possibility of litigation in connection with the Merger.

        This discussion of the information and factors considered by HopFed's board of directors in reaching its conclusions and recommendation includes the factors identified above, but is not intended to be exhaustive and may not include all of the factors considered by the HopFed board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the other transactions contemplated by the Merger Agreement, and the complexity of these matters, the

HopFed board of directors did not find it useful and did not attempt to quantify, rank, or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and the other transactions contemplated by the Merger Agreement, and to make its recommendation to HopFed stockholders. Rather, the HopFed board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the HopFed board of directors may have assigned different weights to different factors.

        Certain of HopFed's directors and executive officers have financial interests in the Merger that are different from, or in addition to, those of HopFed stockholders generally. The HopFed board of directors was aware of and considered these potential interests, among other matters, in evaluating the Merger and in making its recommendation to HopFed stockholders. For a discussion of these interests, see "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger."

        For the reasons set forth above, HopFed's board of directors has unanimously approved the Merger pursuant to the Merger Agreement; has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and Merger Consideration, as may be adjusted, are advisable and in the best interests of HopFed and its stockholders; and unanimously recommends that HopFed stockholders vote "FOR" approval of the Merger Proposal, "FOR" approval of the Compensation Proposal, and "FOR" approval of the Adjournment Proposal.

        The HopFed board of directors evaluated the factors described above and determined that the transaction was in the best interests of HopFed. It should be noted that this explanation of the reasoning of HopFed's board of directors and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 26.

First Financial's Reasons for the Merger

        In evaluating the Merger, the First Financial board of directors consulted with First Financial management, as well as independent legal and financial advisors, and, in the course of reaching its decision to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated by the Merger Agreement, the First Financial board of directors considered a number of factors, including the following material factors:

  •
  its understanding of the current and prospective environment in which First Financial and HopFed operate, including national and local economic conditions, the interest rate environment, the competitive environment for financial institutions generally, and the likely effect of these factors on First Financial both with and without the proposed transaction;

  •
  each of First Financial's, HopFed's, and the combined company's business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, the First Financial board of directors considered its view that HopFed's financial condition and asset quality were sound, that HopFed's business and operations complemented those of First Financial, and that the Merger would result in a combined company with a larger market presence as well as an attractive funding base, including through core deposit funding and stronger asset quality. The First Financial board of directors further considered that HopFed's earnings and prospects, and synergies potentially available in the proposed transaction, created an opportunity for the combined company to have superior future earnings and prospects compared to First Financial's earnings and prospects on a stand-alone basis;

  •
  its belief that First Financial and HopFed have similar cultures and similar community-oriented philosophies, and the complementary nature of the strengths of the management personnel of

    First Financial and HopFed and of First Financial's and HopFed's banking products, including high-quality, low-risk loan portfolios;

  •
  the opportunity to expand First Financial's business into attractive markets in western Kentucky and middle and western Tennessee;

  •
  its ability to retain a seasoned management team to lead its banking efforts in the western Kentucky and middle and western Tennessee markets;

  •
  the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company given its larger size, asset base, capital, and footprint;

  •
  its review and discussions with First Financial's management and advisors concerning First Financial's due diligence examination of HopFed's business;

  •
  the anticipated pro forma financial impact of the Merger on the combined company, including the estimation by First Financial's management that the Merger will result in after-tax earnings per share accretion of $0.20 in 2019, $0.47 in 2020, and $0.53 in 2021;

  •
  the anticipated positive impact of the Merger on the combined company's capital position, including regulatory capital levels, and the combined company's potential ability to generate substantial internal capital to support future growth;

  •
  its belief that First Financial is able to finance the Cash Consideration on substantially the terms contemplated by it;

  •
  the financial analyses of Raymond James presented on November 14, 2018 and December 18, 2018 to the First Financial board of directors; and

  •
  its review with First Financial's independent legal advisor, SmithAmundsen, of the terms of the Merger Agreement, including deal protection and termination fee provisions.

        The First Financial board of directors also considered potential risks relating to the Merger, but concluded that the anticipated benefits of the Merger were likely to substantially outweigh these risks. These potential risks included:

  •
  the possibility of encountering difficulties in achieving anticipated cost savings in the amounts estimated or in the time frame contemplated;

  •
  the possibility of encountering difficulties in successfully integrating HopFed's business, operations, and workforce with those of First Financial;

  •
  the transaction-related restructuring charges and other Merger-related costs, including the payments and other benefits to be received by HopFed management in connection with the Merger pursuant to existing HopFed plans and compensation arrangements and the Merger Agreement;

  •
  initial dilution to tangible book value per common share is estimated to be $2.41 or 7.3% at closing, which First Financial's management believes can be earned back within approximately 3.8 years;

  •
  diversion of management attention and resources from the operation of First Financial's business towards the completion of the Merger;

  •
  the regulatory and other approvals required in connection with the Merger and the risk that such regulatory and other approvals will not be received in a timely manner or may impose unacceptable conditions; and

  •
  the need to obtain HopFed's stockholder approval in order to complete the Merger.

        The foregoing discussion of the information and factors considered by the First Financial board of directors is not intended to be exhaustive, but includes the material factors considered by the First Financial board of directors. In reaching its decision to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated by the Merger Agreement, the First Financial board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Financial board of directors considered all these factors as a whole, including discussion with and question of First Financial's management and independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

        For the reasons set forth above, the First Financial board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of First Financial and its shareholders and unanimously voted to adopt the Merger Agreement and to approve the Merger and the transactions contemplated by it.

        It should be noted that this explanation of the First Financial board of directors' reasoning presented in this section contains information that is forward-looking in nature, and therefore should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 26.

Opinion of Keefe, Bruyette & Woods, Inc.

        HopFed engaged KBW to render an opinion to the HopFed board of directors as to the fairness, from a financial point of view, to the HopFed stockholders of the Merger Consideration, as described in the opinion, to be received by such stockholders in the Merger. KBW did not act as financial advisor to HopFed or as an advisor or agent of any other person. HopFed selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

        As part of its engagement, representatives of KBW attended the meeting of the HopFed board held on January 7, 2019 by telephone, at which the HopFed board evaluated the Merger. At this meeting, KBW reviewed the financial aspects of the Merger and rendered to the HopFed board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the Merger Consideration, as described in the opinion, was fair, from a financial point of view, to the HopFed stockholders. The HopFed board approved the Merger Agreement at this meeting.

        The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

        KBW's opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the HopFed board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion addressed only the fairness, from a financial point of view, of the Merger Consideration, as described in the opinion, to the HopFed stockholders. It did not address the underlying business decision of HopFed to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the HopFed board in connection with the Merger, and it does not constitute a recommendation to any HopFed stockholder or any stockholder of any other entity as to how to vote or act in connection with the Merger or any other matter (including, with respect to HopFed stockholders, what election any such stockholder should make with respect to the Stock Consideration or the Cash Consideration), nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, shareholders', or affiliates' agreement with respect to the Merger or exercise any dissenters' or appraisal rights that may be available to such stockholder.

        KBW's opinion was reviewed and approved by KBW's Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

        In connection with the opinion, KBW reviewed, analyzed, and relied upon material bearing upon the financial and operating condition of HopFed and First Financial and bearing upon the Merger, including, among other things, the following:

  •
  a draft of the Merger Agreement, dated January 6, 2019 (the most recent draft then made available to KBW);

  •
  the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of HopFed;

  •
  the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of HopFed;

  •
  the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of First Financial;

  •
  the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of First Financial;

  •
  certain regulatory filings of HopFed and First Financial and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2017 as well as the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

  •
  certain other interim reports and other communications of HopFed and First Financial to their respective stockholders or shareholders; and

  •
  other financial information concerning the businesses and operations of HopFed and First Financial that was furnished to KBW by HopFed and First Financial or which KBW was otherwise directed to use for purposes of KBW's analyses.

        KBW's consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

  •
  the historical and current financial position and results of operations of HopFed and First Financial;

  •
  the assets and liabilities of HopFed and First Financial;

  •
  the nature and terms of certain other merger transactions and business combinations in the banking industry;

  •
  a comparison of certain financial and stock market information for HopFed and First Financial with similar information for certain other companies the securities of which were publicly traded;

  •
  publicly available research analyst "street estimates" of HopFed, as well as assumed HopFed long-term growth rates provided to KBW by HopFed management, all of which information was discussed with KBW by HopFed management and used and relied upon by KBW at the direction of such management and with the consent of the HopFed board;

  •
  financial and operating forecasts and projections of First Financial that were prepared by, and provided to KBW and discussed with KBW by, First Financial management and used and relied upon by KBW based on such discussions, at the direction of HopFed management and with the consent of the HopFed board; and

  •
  estimates regarding certain pro forma financial effects of the Merger on First Financial (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with KBW by, the management of First Financial, and used and relied upon by KBW based on such discussions, at the direction of HopFed management and with the consent of the HopFed board.

        KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market, and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions with the managements of HopFed and First Financial regarding the past and current business operations, regulatory relations, financial condition, and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by HopFed to solicit indications of interest from third parties regarding a potential transaction with HopFed, although KBW was not requested to, and did not, assist HopFed with such efforts as part of its engagement.

        In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of HopFed as to the reasonableness and achievability of the publicly available research analyst "street estimates" of HopFed and the assumed HopFed long-term growth rates referred to above (and the assumptions and bases therefor), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the HopFed "street estimates" referred to above that such estimates were consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections, and estimates reflected in such information would be realized in the amounts and in the time periods estimated. KBW further relied, with the consent of HopFed, upon First Financial management as to the reasonableness and achievability of the financial and operating forecasts and projections of First Financial and the estimates regarding certain pro forma financial effects of the Merger on First Financial (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented the best currently available estimates and judgments of First Financial management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods estimated.

        It is understood that the portion of the foregoing financial information of HopFed and First Financial that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available research analyst "street estimates" of HopFed, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of HopFed and First Financial and with the consent of the HopFed board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

        KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of either HopFed or First Financial since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with HopFed's consent, that the aggregate allowances for loan and lease losses for HopFed and First Financial are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets, or liabilities (contingent or otherwise) of HopFed or First Financial, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability, or fair value of HopFed or First Financial under any state or federal laws, including those relating to bankruptcy, insolvency, or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

        KBW assumed, in all respects material to its analyses:

  •
  that the Merger and any related transaction (including the Bank Merger) would be completed substantially in accordance with the terms set forth in the Merger Agreement (the final terms of which KBW assumed would not differ in any respect material to KBW's analyses from the draft reviewed and referred to above), with no adjustments to the Merger Consideration and with no other consideration or payments in respect of HopFed common stock;

  •
  that the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement were true and correct;

  •
  that each party to the Merger Agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions (including the Bank Merger) and that all conditions to the completion of the Merger and any related transaction would be satisfied without any waivers or modifications to the Merger Agreement or any of the related documents; and

  •
  that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction (including the Bank Merger), no restrictions, including any divestiture requirements, termination, or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of HopFed, First Financial, or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger.

        KBW assumed that the Merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and all other applicable federal and state statutes, rules, and regulations. KBW was further advised by representatives of HopFed that HopFed relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting, and regulatory matters with respect to HopFed, First Financial, the Merger and any related transaction (including the Bank Merger), and the Merger Agreement. KBW did not provide advice with respect to any such matters. KBW assumed, at the direction of HopFed and without independent verification, that the actual consolidated stockholders' equity of HopFed would not be less than the "HopFed Adjusted Consolidated Shareholders' Equity" (as defined in the Merger Agreement).

        KBW's opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, to the HopFed stockholders of the Merger Consideration, as described in the opinion, to be received by such stockholders in the Merger. KBW expressed no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger or the termination of HopFed ESOP prior to the consummation of the Merger), including without limitation, the form or structure of the Merger (including the form of the Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, any consequences of the Merger or any related transaction to HopFed, its stockholders, creditors, or otherwise, or any terms, aspects, merits, or implications of any employment, consulting, voting, support, stockholder, or other agreements, arrangements, or understandings contemplated or entered into in connection with the Merger or otherwise. KBW's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW's opinion may have affected, and may affect, the conclusion reached in KBW's opinion and KBW did not and does not have an obligation to update, revise, or reaffirm its opinion. KBW's opinion did not address, and KBW expressed no view or opinion with respect to:

  •
  the underlying business decision of HopFed to engage in the Merger or enter into the Merger Agreement;

  •
  the relative merits of the Merger as compared to any alternative transactions or strategies that are, have been or may be available to or considered by HopFed or the HopFed board;

  •
  the fairness of the amount or nature of any compensation to any of HopFed's officers, directors, or employees, or any class of such persons, relative to the compensation to the HopFed stockholders;

  •
  the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of HopFed (other than the HopFed stockholders, solely with respect to the Merger Consideration, as described in KBW's opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of First Financial or any other party to any transaction contemplated by the Merger Agreement;

  •
  any adjustment (as provided in the Merger Agreement) to the Merger Consideration assumed for purposes of KBW's opinion;

  •
  whether First Financial has sufficient cash, available lines of credit, or other sources of funds to enable it to pay the aggregate Cash Consideration to the HopFed stockholders at the closing of the Merger;

  •
  the election by HopFed stockholders to receive the Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation between the Stock Consideration and the Cash Consideration among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the Merger Agreement), or the relative fairness of the Stock Consideration and the Cash Consideration;

  •
  the actual value of First Financial common stock to be issued in the Merger;

  •
  the prices, trading range, or volume at which HopFed common stock or First Financial common stock would trade following the public announcement of the Merger or the prices, trading range, or volume at which First Financial common stock would trade following the consummation of the Merger;

  •
  any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Merger Agreement; or

  •
  any legal, regulatory, accounting, tax, or similar matters relating to HopFed, First Financial, their respective stockholders and shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market, and financial conditions and other matters, which are beyond the control of KBW, HopFed, and First Financial. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the HopFed board in making its determination to approve the Merger Agreement and the Merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the HopFed board with respect to the fairness of the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between HopFed and First Financial and the decision of HopFed to enter into the Merger Agreement was solely that of the HopFed board.

        The following is a summary of the material financial analyses presented by KBW to the HopFed board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the HopFed board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below includes information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

        For purposes of the financial analyses described below, KBW utilized an implied transaction value for the Merger of $20.05 per share of HopFed common stock, or $128.5 million in the aggregate, consisting of the sum of (i) the implied value of the Stock Consideration of 0.444 shares of First Financial common stock based on the closing price of First Financial common stock on January 4, 2019, multiplied by 50%, and (ii) the Cash Consideration of $21.00, multiplied by 50%. In addition to the financial analyses described below, KBW reviewed with the HopFed board of directors for informational purposes, among other things, an implied transaction multiple for the Merger (based on the implied transaction value for the Merger of $20.05 per share of HopFed common stock) of 23.0x HopFed's estimated 2018 earnings per share ("EPS") and 22.8x HopFed's estimated 2019 EPS using the publicly available 2018 and 2019 EPS research analyst "street estimates" for HopFed.

HopFed Selected Companies Analysis

        Using publicly available information, KBW compared the financial performance, financial condition, and market performance of HopFed to 15 selected major exchange-traded banks and thrifts which were headquartered in the Midwest United States and which had total assets between $500 million and $1.25 billion. Merger targets were excluded from the selected companies.

        The selected companies were as follows:

Central Federal Corporation	Landmark Bancorp, Inc.
Citizens Community Bancorp, Inc.	Limestone Bancorp, Inc.
Farmers & Merchants Bancorp, Inc.	Middlefield Banc Corp.
First Capital, Inc.	Ohio Valley Banc Corp.
First Savings Financial Group, Inc.	SB Financial Group, Inc.
Guaranty Federal Bancshares, Inc.	United Bancorp, Inc.
HMN Financial, Inc.	United Bancshares, Inc.
IF Bancorp, Inc.

        To perform this analysis, KBW used profitability and other financial information as of, or for the latest 12 months ("LTM") or most recent completed fiscal quarter ("MRQ") ended, September 30, 2018 and market price information as of January 4, 2019. KBW also used 2018, 2019, and 2020 EPS estimates taken from publicly available research analyst "street estimates" for HopFed and publicly available consensus "street estimates" for six selected companies to the extent that consensus "street estimates" were available for some or all of the periods. Where consolidated holding company level financial data for HopFed and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in HopFed's historical financial statements as a result of the different periods, assumptions, and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning the financial performance of HopFed and the selected companies:

		Selected Companies
	HopFed	Bottom Quartile	Median	Average	Top Quartile
MRQ Core Return on Average Assets(1)	0.54%	0.74%	1.08%	1.08%	1.29%
MRQ Core Return on Average Tangible Common Equity(1)	5.6%	9.9%	12.5%	12.2%	13.9%
MRQ Net Interest Margin	3.39%	3.47%	3.79%	3.81%	4.04%
MRQ Fee Income / Revenue Ratio	21.0%	15.2%	20.0%	20.8%	25.9%
MRQ Non-Interest Expense / Average Assets	3.31%	2.79%	2.94%	3.11%	3.57%
MRQ Efficiency Ratio	82.5%	75.2%	67.9%	67.9%	63.0%

(1)
Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

        KBW's analysis also showed the following concerning the financial condition of HopFed and the selected companies:

		Selected Companies
	HopFed	Bottom Quartile	Median	Average	Top Quartile
Tangible Common Equity / Tangible Assets	9.7%	7.6%	9.0%	9.3%	10.7%
Leverage Ratio	10.9%	9.4%	10.2%	10.6%	11.5%
Tier 1 Capital Ratio	15.2%	11.4%	12.2%	13.3%	16.1%
Total Capital Ratio	15.9%	12.1%	13.1%	14.4%	17.3%
Loans / Deposits	91.9%	86.6%	90.5%	89.2%	97.8%
Loan Loss Reserve / Gross Loans	0.68%	0.80%	1.06%	1.02%	1.25%
Nonperforming Assets(1) / Loans and OREO	1.32%	1.89%	1.14%	1.31%	0.45%
Net Charge-Offs / Average Loans	0.09%	0.13%	0.02%	0.04%	(0.02)%

(1)
Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans, loans 90+ days past due and other real estate owned as defined by S&P Global Market Intelligence.

        In addition, KBW's analysis showed the following concerning the market performance of HopFed and, to the extent publicly available, the selected companies:

		Selected Companies
	HopFed	Bottom Quartile	Median	Average	Top Quartile
One-Year Stock Price Change	(1.0)%	(10.2)%	(6.5)%	(5.3)%	1.5%
One-Year Total Return	0.8%	(7.8)%	(4.4)%	(3.6)%	1.9%
Stock Price / Tangible Book Value per Share	1.08x	1.17x	1.33x	1.42x	1.55x
Stock Price / LTM Core EPS(1)	19.5x	11.2x	12.9x	14.4x	16.5x
Stock Price / 2018 EPS Estimate	16.4x	11.0x	12.4x	14.3x	18.2x
Stock Price / 2019 EPS Estimate	16.2x	10.0x	10.3x	11.8x	13.1x
Stock Price / 2020 EPS Estimate	15.6x	9.7x	10.0x	12.0x	16.3x
Dividend Yield	2.0%	0.0%	2.2%	1.7%	2.5%
MRQ Dividend Payout	35.0%	0.0%	21.8%	23.1%	33.3%

(1)
Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

        The low and high stock price-to-tangible book value per share multiples of the selected companies were 0.95x and 2.68x, respectively. The low and high stock price-to-core EPS multiples of the selected companies were 8.5x and 24.3x, respectively. For the six selected companies for which consensus "street estimates" were available, the low and high stock price-to-2018 estimated EPS multiples of the selected companies were 9.8x and 23.0x, respectively. For the six selected companies for which consensus "street estimates" were available, the low and high stock price-to-2019 estimated EPS multiples of the selected companies were 9.2x and 19.6x, respectively. For the four selected companies for which consensus "street estimates" were available, the low and high stock price-to-2020 estimated EPS multiples of the selected companies were 9.7x and 18.3x, respectively.

        No company used as a comparison in the above selected companies analysis is identical to HopFed. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

First Financial Selected Companies Analysis

        Using publicly available information, KBW compared the financial performance, financial condition, and market performance of First Financial to 17 selected major exchange-traded banks and thrifts which were headquartered in the Midwest United States and which had total assets between $2.0 billion and $4.0 billion. Merger targets and internet banks were excluded from the selected companies.

        The selected companies were as follows:

Civista Bancshares, Inc.	MidWestOne Financial Group, Inc.
Equity Bancshares, Inc.	MutualFirst Financial, Inc.
Farmers National Banc Corp.	Nicolet Bankshares, Inc.
First Defiance Financial Corp.	Old Second Bancorp, Inc.
First Mid-Illinois Bancshares, Inc.	Sterling Bancorp, Inc.
German American Bancorp, Inc.	Stock Yards Bancorp, Inc.
Independent Bank Corporation	United Community Financial Corp.
Mercantile Bank Corporation	West Bancorporation, Inc.
Merchants Bancorp

        To perform this analysis, KBW used profitability and other financial information as of, or for the latest 12 months or most recent completed fiscal quarter ended, September 30, 2018 and market price information as of January 4, 2019. KBW also used 2018, 2019, and 2020 EPS estimates taken from publicly available consensus "street estimates" for First Financial and the selected companies to the extent that consensus "street estimates" were available for some or all of the periods. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in First Financial's historical financial statements as a result of the different periods, assumptions, and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning the financial performance of First Financial and the selected companies:

		Selected Companies
	First Financial	Bottom Quartile	Median	Average	Top Quartile
MRQ Core Return on Average Assets(1)	1.54%	1.24%	1.48%	1.42%	1.55%
MRQ Core Return on Average Tangible Common Equity(1)	11.6%	13.3%	15.9%	15.6%	17.5%
MRQ Net Interest Margin	4.29%	3.58%	3.89%	3.72%	3.99%
MRQ Fee Income / Revenue Ratio	23.8%	15.9%	22.1%	21.8%	26.8%
MRQ Non-Interest Expense / Average Assets	3.02%	2.34%	2.63%	2.54%	2.89%
MRQ Efficiency Ratio	57.1%	62.8%	58.4%	56.0%	52.9%

(1)
Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

        KBW's analysis showed the following concerning the financial condition of First Financial and the selected companies:

		Selected Companies
	First Financial	Bottom Quartile	Median	Average	Top Quartile
Tangible Common Equity / Tangible Assets	13.3%	8.5%	9.4%	9.2%	9.9%
Leverage Ratio	14.5%	9.7%	10.2%	10.6%	11.3%
Tier 1 Capital Ratio	18.4%	11.7%	12.4%	12.7%	13.7%
Total Capital Ratio	19.2%	12.6%	13.1%	13.8%	14.6%
Loans / Deposits	80.6%	87.8%	91.6%	92.2%	96.8%
Loan Loss Reserve / Gross Loans	1.05%	0.70%	0.88%	0.86%	1.02%
Nonperforming Assets(1) / Loans and OREO	0.85%	1.24%	0.63%	0.89%	0.31%
Net Charge-Offs / Average Loans	0.26%	0.08%	0.04%	0.03%	(0.01)%

(1)
Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans, loans 90+ days past due and other real estate owned as defined by S&P Global Market Intelligence.

        In addition, KBW's analysis showed the following concerning the market performance of First Financial and, to the extent publicly available, the selected companies:

		Selected Companies
	First Financial	Bottom Quartile	Median	Average	Top Quartile
One-Year Stock Price Change	(5.8)%	(19.1)%	(11.2)%	(12.2)%	(4.0)%
One-Year Total Return	(3.5)%	(16.8)%	(9.2)%	(10.3)%	(2.7)%
Stock Price / Tangible Book Value per Share	1.34x	1.48x	1.71x	1.71x	1.90x
Stock Price / LTM Core EPS(1)	12.8x	11.5x	12.1x	11.9x	12.6x
Stock Price / 2018 EPS Estimate	11.3x	11.3x	11.7x	11.9x	13.0x
Stock Price / 2019 EPS Estimate	12.1x	9.8x	10.9x	10.7x	11.5x
Stock Price / 2020 EPS Estimate	11.7x	9.9x	10.3x	10.3x	10.8x
Dividend Yield	2.4%	0.8%	2.4%	2.0%	3.0%
MRQ Dividend Payout(2)	27.7%	5.2%	29.8%	24.6%	36.5%

(1)
Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

(2)
First Financial payout ratio adjusted to reflect semi-annual dividend payments.

        The low and high stock price-to-tangible book value per share multiples of the selected companies were 1.14x and 2.21x, respectively. The low and high stock price-to-core EPS multiples of the selected companies were 7.1x and 15.1x, respectively. The low and high stock price-to-2018 estimated EPS multiples of the selected companies were 6.6x and 14.4x, respectively. The low and high stock price-to-2019 estimated EPS multiples of the selected companies were 6.9x and 14.0x, respectively. For the 16 selected companies for which consensus "street estimates" were available, the low and high stock price-to-2020 estimated EPS multiples of the selected companies were 7.9x and 12.2x, respectively.

        No company used as a comparison in the above selected companies analysis is identical to First Financial. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis

        KBW reviewed publicly available information related to 10 selected Midwest whole bank and non-mutual thrift transactions announced since January 1, 2017 with announced transaction values between $50 million and $200 million and in which the acquired company's LTM return on average assets was between 0.00% and 0.75%. Terminated transactions and transactions with non-bank buyers were excluded from the selected transactions.

        The selected transactions were as follows:

Acquiror	Acquired Company
First Midwest Bancorp, Inc.	Bridgeview Bancorp, Inc.
Simmons First National Corporation	Reliance Bancshares, Inc.
Horizon Bancorp, Inc.	Salin Bancshares, Inc.
First Midwest Bancorp, Inc.	Northern States Financial Corporation
German American Bancorp, Inc.	First Security, Inc.
Civista Bancshares, Inc.	United Community Bancorp
First Mid-Illinois Bancshares, Inc.	First BancTrust Corporation
Byline Bancorp, Inc.	First Evanston Bancorp, Inc.
MutualFirst Financial, Inc.	Universal Bancorp
Midland States Bancorp, Inc.	Centrue Financial Corporation

        For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company's then latest publicly available financial statements prior to the announcement of the respective transaction:

  •
  Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, or where per share data was unavailable, this transaction statistic was calculated as total transaction consideration divided by LTM earnings);

  •
  Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity); and

  •
  Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

        KBW also reviewed the price per common share paid for the acquired company for the five selected transactions involving publicly traded acquired companies as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium). The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the Merger based on the implied transaction value for the Merger of $20.05 per outstanding share of HopFed common stock and using historical financial information for HopFed as of or for the period ended September 30, 2018 and the closing price of HopFed common stock on January 4, 2019.

        The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for two of the selected transactions, which multiples were considered to be not meaningful because they were greater than 50.0x):

		Selected Transactions
	First Financial / HopFed Merger
		Bottom Quartile	Median	Average	Top Quartile
Price / LTM Earnings(1)	27.5x	21.3x	24.8x	26.4x	29.8x
Price / Tangible Book Value	152%	159%	162%	160%	168%
One-Day Market Premium	40.8%	19.9%	34.5%	36.9%	48.1%
Core Deposit Premium	7.6%	7.5%	8.9%	8.6%	10.2%

(1)
HopFed LTM earnings reflects core income, which excludes extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

        KBW also compared the implied transaction statistics set forth in the table above to the following three different sets of implied transaction statistics for the proposed merger calculated using the 30-day, 60-day and 90-day average daily closing prices ("Avg. Price") of First Financial common stock for the periods ended January 4, 2019:

	First Financial / HopFed Merger Based on:
	30-Day Avg. Price	60-Day Avg. Price	90-Day Avg. Price
Price / LTM Earnings(1)	27.5x	28.2x	28.8x
Price / Tangible Book Value	153%	156%	159%
One-Day Market Premium	41.0%	44.4%	47.3%
Core Deposit Premium	7.6%	8.2%	8.7%

(1)
HopFed LTM earnings reflects core income, which excludes extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

        The low and high transaction price-to-LTM EPS multiples of the selected transactions (excluding the multiples of two of the selected transactions which were considered to be not meaningful) were 16.0x and 37.1x, respectively. The low and high transaction price-to-tangible book value percentages of the selected transactions were 130% and 188%, respectively. For the five selected transactions in which the acquired company was publicly traded, the low and high one-day market premiums of the selected transactions were 15.5% and 66.4%, respectively. The low and high core deposit premiums of the selected transactions were 4.0% and 11.1%, respectively.

        No company or transaction used as a comparison in the above selected transaction analysis is identical to HopFed or the Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis

        KBW analyzed the relative standalone contribution of First Financial and HopFed to various pro forma balance sheet and income statement items and the combined market capitalization of the combined entity. This analysis did not include purchase accounting or merger-related adjustments. To perform this analysis, KBW used (i) balance sheet and income statement data for First Financial and HopFed as of or for the period ended September 30, 2018, (ii) financial forecasts and projections of

First Financial and HopFed provided by First Financial management, and (iii) market price data as of January 4, 2019. The results of KBW's analysis are set forth in the following table, which also compares the results of KBW's analysis with the implied pro forma ownership percentages of First Financial shareholders and HopFed stockholders in the combined company based on the Stock Consideration of 0.444 shares of First Financial common stock at the 50% stock / 50% cash implied Merger Consideration mix provided for in the Merger Agreement and also hypothetically assuming 100% Stock Consideration in the Merger for illustrative purposes:

	First Financial as a % of Total	HopFed as a % of Total
Ownership
50% stock / 50% cash	90%	10%
Assuming 100% stock consideration	80%	20%
Balance Sheet
Assets	77%	23%
Gross Loans Held for Investment	74%	26%
Deposits	77%	23%
Tangible Common Equity	82%	18%
Income Statement
MRQ GAAP Net Income	90%	10%
2018 Estimated GAAP Net Income	90%	10%
2019 Estimated GAAP Net Income	88%	12%
2020 Estimated GAAP Net Income	87%	13%
Market Capitalization	85%	15%

Financial Impact Analysis

        KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of First Financial and HopFed. Using (i) closing balance sheet estimates as of June 30, 2019 for First Financial and HopFed provided by First Financial management, (ii) financial forecasts and projections of First Financial and HopFed provided by First Financial management, (iii) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the Merger and certain accounting adjustments and restructuring charges assumed with respect thereto) provided by First Financial management, KBW analyzed the potential financial impact of the Merger on certain projected financial results of First Financial. This analysis indicated the Merger could be accretive to First Financial's estimated 2019 EPS and estimated 2020 EPS by approximately 5.2% and 12.9%, respectively, and could be dilutive to First Financial's estimated tangible book value per share as of June 30, 2019 by approximately 8.0%. Furthermore, the analysis indicated that, pro forma for the Merger, each of First Financial's tangible common equity to tangible assets ratio, Tier I Leverage Ratio, Common Equity Tier 1 Ratio, Tier I Capital Ratio, and Total Risk-based Capital Ratio as of June 30, 2019 could be lower. For all of the above analysis, the actual results achieved by First Financial following the Merger may vary from the projected results, and the variations may be material.

HopFed Discounted Cash Flow Analysis

        KBW performed a discounted cash flow analysis of HopFed to estimate a range for the implied equity value of HopFed. In this analysis, KBW used publicly available research analyst "street estimates" of HopFed and assumed long-term growth rates for HopFed provided by HopFed management, and assumed discount rates ranging from 11.0% to 15.0% which were selected taking into account a capital asset pricing model implied cost of capital calculation. The range of values was derived by adding (i) the present value of the estimated excess cash flows that HopFed could generate over the period from September 30, 2018 through December 31, 2022 as a stand-alone company, and (ii) the present value of HopFed's implied terminal value at the end of such period. KBW assumed that HopFed would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. Estimates of excess cash flows were calculated generally as any portion of estimated earnings in excess of the amount assumed to be retained by HopFed to maintain the assumed tangible common equity to tangible assets ratio. In calculating the terminal value of HopFed, KBW applied a range of 1.00x to 1.50x HopFed's estimated December 31, 2022 tangible common equity. This discounted cash flow analysis resulted in a range of implied values per share of HopFed common stock of $10.41 per share to $15.83 per share.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of HopFed.

First Financial Discounted Cash Flow Analysis

        KBW performed a discounted cash flow analysis of First Financial to estimate a range for the implied equity value of First Financial. In this analysis, KBW used financial forecasts and projections relating to the net income of First Financial provided by First Financial management and publicly available consensus "street estimates" relating to the assets of First Financial, and assumed discount rates ranging from 10.0% to 14.0% which were selected taking into account a capital asset pricing model implied cost of capital calculation. The range of values was derived by adding (i) the present value of the estimated excess cash flows that First Financial could generate over the period from September 30, 2018 through December 31, 2022 as a stand-alone company, and (ii) the present value of First Financial's implied terminal value at the end of such period. KBW assumed that First Financial would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. Estimates of excess cash flows were calculated generally as any portion of estimated earnings in excess of the amount assumed to be retained by First Financial to maintain the assumed tangible common equity to tangible assets ratio. In calculating the terminal value of First Financial, KBW applied a range of 10.0x to 14.0x First Financial's estimated 2023 net income. This discounted cash flow analysis resulted in a range of implied values per share of First Financial common stock of $43.91 per share to $58.50 per share.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of First Financial or the pro forma combined company.

Miscellaneous

        KBW was retained by HopFed solely to render its opinion to the HopFed board of directors, and KBW has not acted as a financial advisor or other advisor to, or as an agent of, HopFed or any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and in the case of HopFed, further to an existing sales and trading relationship with a KBW broker-dealer affiliate), may from time to time purchase securities from, and sell securities to, HopFed and First Financial. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of HopFed or First Financial for its and their own accounts and for the accounts of its and their respective customers and clients.

        Pursuant to the KBW engagement agreement, HopFed agreed to pay KBW a non-refundable cash fee of $300,000 upon the rendering of KBW's opinion. HopFed also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW's engagement or KBW's role in connection therewith. In addition to this present engagement, in the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to HopFed but did not receive compensation for such services. KBW was engaged to act as financial advisor to HopFed in connection with the consideration of a potential transaction, which transaction was not consummated and which engagement was terminated in June 2018. During the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to First Financial. KBW may in the future provide investment banking and financial advisory services to HopFed or First Financial and receive compensation for such services.

Certain Unaudited Prospective Financial Information

        First Financial and HopFed do not, as a matter of course, make public forecasts or internal projections as to their respective future performance, revenues, earnings, or other financial results due to, among other reasons, the inherent uncertainty of underlying assumptions and estimates. However, First Financial and HopFed are each including in this document certain unaudited prospective financial information for First Financial and HopFed that was made available to KBW for the purpose of performing financial analyses in connection with its fairness opinion, which is described in more detail in this proxy statement/prospectus under "—Opinion of Keefe, Bruyette & Woods, Inc."

        The inclusion of this information should not be regarded as an indication that any of HopFed, First Financial, their respective representatives, or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. First Financial's management and HopFed's management approved the use of the following unaudited prospective financial information. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory, and financial conditions and matters specific to HopFed's business and First Financial's business, all of which are difficult to predict and many of which are beyond HopFed's and First Financial's control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to HopFed's performance, First Financial's performance, industry performance, general business and economic conditions, customer requirements, competition, and adverse changes in applicable laws, regulations, or rules and the various risks set forth in HopFed's and First Financial's respective reports filed with or furnished to the SEC. For other factors that could cause actual results to differ, please see the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements," beginning on pages 28 and 26, respectively, of this proxy statement/prospectus.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with generally accepted accounting principles, published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled generally accepted accounting principles measures in each party's historical generally accepted accounting principles financial statements. Neither First Financial's nor HopFed's respective independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The reports of the independent registered public accounting firms incorporated by reference in this proxy statement/prospectus relate to the historical financial information of First Financial and HopFed, respectively. Such reports do not extend to the unaudited prospective financial information and should not be read to do so.

        Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither First Financial, HopFed, nor, after the completion of the Merger, the combined company intends to, and each party disclaims any obligation to, update or otherwise revise the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information (other than with respect to certain forecasts related to the combined company set forth under "—Certain Forecasts and Assumptions for Financial Impact Analysis" below) does not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with completing the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect on either HopFed or First Financial, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed, or not taken in anticipation of the Merger. Further, the unaudited prospective financial information does not take into account the effect on either HopFed or First Financial, as applicable, of any possible failure of the Merger to occur. None of HopFed, First Financial, KBW, or their respective affiliates, associates, officers, directors, advisors, agents, or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of HopFed or any other person regarding HopFed's ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved.

        In light of the foregoing, and considering that the Special Meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, HopFed stockholders are cautioned not to place unwarranted reliance on such information, and HopFed urges its stockholders to review First Financial's and HopFed's historical financial statements and other information contained elsewhere in this proxy statement/prospectus for a description of First Financial's and HopFed's respective businesses and reported financial results.

        The unaudited prospective financial information summarized in this section is not being included in this proxy statement/prospectus in order to induce any HopFed stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the Special Meeting.

Certain Forecasts Regarding HopFed

        The following table presents a summary of the HopFed consensus publicly available "street estimates" for the years ending December 31, 2018 through 2020:

	For the year ended December 31,
	2018	2019	2020
Earnings per Share ($)	$0.87	$0.88	$0.91
Net Income ($ in millions)	$5.3	$5.4	$5.6
Total Assets ($ in millions)	$905	$946	$985

        In addition, HopFed provided KBW with (i) an annual long-term earnings growth rate assumption of approximately 5.0% and (ii) an annual long-term growth rate assumption of approximately 5.0%.

        In the discounted cash flow analysis of HopFed performed by KBW in connection with its opinion, estimated excess cash flows that HopFed could generate over the period from September 30, 2018 to December 31, 2022 as a stand-alone company were derived from the estimated earnings and asset data for HopFed described above, calculated generally as any portion of estimated earnings in excess of an amount assumed to be retained by HopFed to maintain the assumed tangible common equity to tangible assets ratio.

Certain Forecasts Regarding First Financial

        The following table presents a summary of the selected First Financial unaudited prospective financial data as prepared by First Financial and provided to KBW for the years ending December 31, 2018 through 2020:

	For the year ended December 31,
	2018	2019	2020
Earnings per Share ($)	$3.78	$3.67	$3.82
Net Income ($ in millions)	$46.3	$45.0	$46.8
Total Assets ($ in millions)	$2,994.0	$3,080.9	$3,208.7

        In addition, First Financial provided KBW with (i) an annual long-term earnings growth rate assumption of approximately 4.0% and (ii) an annual long-term growth rate assumption of approximately 4.0%.

        In the discounted cash flow analysis of First Financial performed by KBW in connection with its opinion, estimated excess cash flows that First Financial could generate over the period from September 30, 2018 to December 31, 2022 as a stand-alone company were derived from the estimated earnings and asset data for First Financial described above, calculated generally as any portion of estimated earnings in excess of an amount assumed to be retained by First Financial to maintain the assumed tangible common equity to tangible assets ratio.

Certain Forecasts and Assumptions for Financial Impact Analysis

        For the Financial Impact Analysis performed by KBW in connection with its opinion, the following forecasts and other assumptions were provided by First Financial or derived from information provided by First Financial:

        Closing Balance Sheet Estimates

  •
  First Financial tangible common equity as of June 30, 2019: Approximately $412.4 million

  •
  HopeFed tangible common equity as of June 30, 2019: Approximately $90.4 million.

        Cost Savings Assumptions

  •
  30.0% of HopFed's general and administrative expenses for 2019 (50% realized in 2019, 100% thereafter)

        Purchase Accounting and Other Adjustment Assumptions

  •
  Mark of approximately $3.8 million on gross loans (net of loan loss reversal)

  •
  AOCI (after-tax unrealized loss) of $3.5 million relating to securities portfolio (accreted through earnings over 3 years)

  •
  Core deposits intangible estimates of approximately $9.4 million (amortized using 10-year sum-of-the-years digits)

  •
  Pre-tax restructuring charge of approximately $9.2 million

        In addition, First Financial provided KBW with the following First Financial estimated EPS data for HopFed for the years ending December 31, 2018 through 2020:

	For the year ended,
	2018	2019	2020
Earnings per Share ($)	$0.87	$1.00	$1.12

Interests of HopFed's Directors and Executive Officers in the Merger

        In considering the recommendation of HopFed's board of directors with respect to the Merger, you should be aware that HopFed's directors and executive officers have agreements or arrangements that provide them with interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of HopFed stockholders generally. HopFed's board of directors was aware of these interests during its deliberations of the merits of the Merger and in determining to recommend to HopFed's stockholders that they vote for the Merger Proposal and thereby approve the transactions contemplated by the Merger Agreement, including the Merger. See the sections entitled "The Merger—Background of the Merger" and "The Merger—HopFed's Reasons for the Merger; Recommendation of HopFed's Board of Directors" of this proxy statement/prospectus, respectively. These interests are described in more detail below, and certain of them are quantified in the narrative and tables below.

Stock Ownership

        The directors and executive officers of HopFed and their affiliates owned, and were entitled to vote, as of the Record Date, approximately 254,471 shares of HopFed common stock, representing approximately 3.8% of the total outstanding shares of HopFed common stock. Each director of HopFed has executed a voting agreement agreeing to vote certain shares of HopFed common stock in favor of the Merger Agreement. Please see "The Merger Agreement—Voting Agreement and Standstill Agreement," beginning on page 95 for more information.

Treatment of HopFed Restricted Stock Awards

        Immediately prior to the effective time of the Merger, each outstanding restricted share of HopFed common stock that is unvested or contingent will fully vest and be cancelled and converted automatically into the right to receive the Merger Consideration, less applicable tax withholdings.

        For an estimate of the value that will be received by each of HopFed's named executive officers in connection with their unvested restricted stock awards, see "The Merger—Merger-Related Compensation for HopFed's Named Executive Officers" below. None of the non-employee directors of HopFed hold any unvested restricted stock awards.

Employment Matters

Existing Employment Agreements

        HopFed and Heritage each have Employment Agreements in place with John E. Peck (President & CEO), Michael L. Woolfolk (Executive Vice President, Chief Operations Officer, and Corporate Secretary), Billy C. Duvall (Senior Vice President, Chief Financial Officer, and Treasurer), and Baily C. Knight (Senior Vice President and Chief Credit Officer) (the "C-Suite Employment Agreements"). In lieu paying benefits which may be owed under the C-Suite Employment Agreements between HopFed and the foregoing executives, HopFed has agreed to be jointly and severally liable for amounts due under the C-Suite Employment Agreements between Heritage and the foregoing executive officers (with respect to Messrs. Peck and Woolfolk, subject to an exception for provisions governing excise taxes imposed under the Code for payments made to the executive which are contingent upon a change in ownership or control).

  •
  Change in Control Provisions:  Each C-Suite Employment Agreement has a "double trigger" change in control provision which provides that in the event the executive's employment is terminated without the executive's prior written consent and for a reason other than "Just Cause" (as defined in the C-Suite Employment Agreement), death, or disability or the executive resigns for "Good Reason" (as defined in the C-Suite Employment Agreement) in connection with or within 12 months of a "change in control" (as defined in the C-Suite Employment Agreement) of HopFed or Heritage, the executive will be entitled to receive a lump sum payment equal to 2.9x the executive's base salary as of the date of termination. The Merger is a "change in control" under the C-Suite Employment Agreements.

  •
  Excise Taxes:  Each of the C-Suite Employment Agreements (except Mr. Woolfolk's C-Suite Employment Agreement with Heritage) also include provisions with respect to excise taxes imposed under Section 4999 of the Code for payments made to the executive which are contingent upon a change in ownership or control. The C-Suite Employment Agreements with Messrs. Peck, Duvall, and Knight provide that in the event any payment or distribution to the executive that would be subject to excise taxes imposed under Section 4999 of the Code by reason of it being considered "contingent on a change in ownership or control" (as defined in the Code), then, if such payment, less any federal income taxes payable with respect to such payment (calculated at the maximum marginal income tax rate based on the rate in effect at the time of the payment) and any excise tax imposed with respect to such payment, would be greater by reducing the amount of the payment so that no portion of the payment would be subject to any excise tax, then the payment will be reduced to the minimum extent necessary (but not less than zero), unless such payment, less any federal income taxes payable with respect to such payment (calculated at the maximum marginal income tax rate based on the rate in effect at the time of the payment) and any excise tax imposed with respect to such payment, would be greater without the reduction. Mr. Woolfolk's C-Suite Employment Agreement with HopFed provides a gross-up payment sufficient to reimburse Mr. Woolfolk for any (i) excise taxes that may apply under Section 4999 of the Code, (ii) federal, state, and local income taxes and interest for which he may be liable on account of the payment pursuant to (i), and addition excise tax under Section 4999 of the Code and federal, state, and local income taxes for which he is liable on account of the payments pursuant to (i) and (ii).

  •
  Other Benefits:  With respect to the C-Suite Employment Agreements between Heritage and Messrs. Peck and Woolfolk, if the executive's termination is due to his death, or for any reason other than "Just Cause" (as defined in the C-Suite Employment Agreement), or by the executive for "Good Reason" (as defined in the C-Suite Employment Agreement) in connection with a change in control, as discussed above, the executive (or the executive's estate in the event of the executive's death) shall be entitled to receive a lump sum payment for the cost to the executive of obtaining all health, life, disability, and other benefits (excluding any bonus, stock option, or other compensation benefits, but including all 401(k) contributions), in which the executive would have been eligible to participate through the date of the expiration of the term of the C-Suite Employment Agreement based upon the benefit levels substantially equal to those provided for the executive on the date of termination of employment.

  •
  Non-Solicitation:  Each of the C-Suite Employment Agreements with Messrs. Peck, Woolfolk, and Knight include a provision prohibiting the solicitation of employees of HopFed and Heritage for an unspecified duration upon termination of the executive's employment; however, these provisions do not apply if the termination occurs in connection with or within 12 months after a change in control of HopFed or Heritage. The C-Suite Employment Agreements with Mr. Duvall include a provision prohibiting the solicitation of employees of HopFed and Heritage for 12 months upon termination of his employment, regardless of how he was terminated.

Mutual Termination of Employment Agreements

        In connection with the execution of the Merger Agreement, on January 7, 2019, Messrs. Peck, Woolfolk, Duvall, and Knight each entered into a Mutual Termination of Employment Agreement with HopFed and Heritage, effective upon the effective time of the Merger, which quantify and settle the benefits owed to the executive under their C-Suite Employment Agreements (the "Termination Agreements"). If the Termination Agreements become effective, the existing C-Suite Employment Agreements will terminate and Messrs. Peck, Woolfolk, Duvall, and Knight will have waived all rights to compensation, payments, and benefits under their respective C-Suite Employment Agreements (excluding (i) vested benefits under certain retirement plans sponsored by HopFed or Heritage, (ii) accrued, but unpaid, salary, vacation time, and other paid time off, and (iii) payment owed pursuant to the Termination Agreement). The Termination Agreements further provide that each executive will execute and deliver a separate release agreement which fully releases, subject to certain carve-outs, HopFed, Heritage, First Financial, First Financial Bank, and other related parties, from all claims, actions, suits, and other liabilities of any nature arising prior to the effective time of the release agreement. Under the Termination Agreements entered into by Messrs. Peck, Duvall, and Knight, each will be paid a lump sum payment, subject to potential reduction to an amount one dollar less than the amount which would cause payments to the executive to be subject to the excise tax imposed by Section 4999 of the Code. Under the Termination Agreement entered into by Mr. Woolfolk, he will be paid a lump sum payment and be entitled payment for any excise and income taxes for which he is liable to the same extent as provided for in his C-Suite Employment Agreement with HopFed, as described above under "The Merger—Employment Matters—Existing Employment Agreements—Excise Taxes." The anticipated aggregate amount to be paid under the Termination Agreements is $2,695,363, assuming no reduction for the excise tax imposed by Section 4999 of the Code with respect to Messrs. Peck, Duvall, and Knight and no additional payments for tax liability with respect to Mr. Woolfolk.

Non-Disclosure and Non-Solicitation Agreements

        In addition to the Termination Agreements, in connection with the execution of the Merger Agreement, on January 7, 2019, Messrs. Peck, Woolfolk, Duvall, and Knight each entered into a Non-Disclosure and Non-Solicitation Agreement with First Financial, First Financial Bank, HopFed, and Heritage, which agreements were effective upon execution (the "Non-Disclosure Agreements"). The Non-Disclosure Agreements include provisions which provide that the executive agrees not to, directly or indirectly (as the following terms are defined in the Non-Disclosure Agreements):

  •
  (i) use any "Confidential Information" for any purpose other than the benefit of First Financial, First Financial Bank, HopFed, and/or Heritage or (ii) disclose, communicate, deliver, exhibit, or provide any "Confidential Information" to any "Person," except other "Employees" or "Agents" of First Financial, First Financial Bank, HopFed, and/or Heritage who have a need to know such "Confidential Information" for a proper corporate or business purpose, as required in the normal course of the executive's service as an employee;

  •
  during the executive's employment with First Financial Bank or Heritage, and for a period of one year immediately following the termination of the executive's employment with First Financial Bank or Heritage, (i) "Solicit," divert, or take away (or attempt to "Solicit," divert, or take away) any "Banking and Financial Services" to or from any "Customer" or "Potential Customer"; (ii) advise, persuade, or induce (or attempt to advise, persuade, or induce) any "Customer" or "Potential Customer" to terminate, reduce, limit, or change the "Customer's" services or business relationship, or the "Potential Customer's" contemplated services or business relationship, with First Financial Bank or Heritage; or (iii) directly provide "Banking and Financial Services" to, or directly accept "Banking and Financial Services" from, any "Customer" or "Potential Customer"; and

  •
  during the executive's employment with First Financial Bank or Heritage, and for a period of two years immediately following the termination of the executive's employment with First Financial Bank or Heritage, (i) "Solicit," entice, or persuade (or attempt to "Solicit," entice, or persuade) any "Employee" to terminate his or her employment with First Financial, First Financial Bank, HopFed, and/or Heritage, or offer or provide employment (whether such employment is with the executive or any other "Person") either on a full-time or part-time, consulting, or "Independent Contractor" basis; (ii) "Solicit," entice, or persuade (or attempt to "Solicit," entice, or persuade) any "Independent Contractors" or "Agents" to terminate their contract or relationship with First Financial, First Financial Bank, HopFed, and/or Heritage or discontinue providing services to First Financial, First Financial Bank, HopFed, and/or Heritage and/or "Customers"; or (iii) "Solicit," entice, or persuade (or attempt to "Solicit," entice, or persuade) any suppliers, vendors, or others who were supplying services or goods to First Financial, First Financial Bank, HopFed, and/or Heritage during the one year period prior to the executive's termination, to terminate, reduce, limit, or change their business or relationship with First Financial, First Financial Bank, HopFed, and/or Heritage.

        In the event the Merger is not completed, the foregoing covenants will remain effective with respect to First Financial and First Financial Bank, but will become ineffective with respect to HopFed and Heritage. The Non-Solicitation Agreements do not prevent the executive from accepting employment with an organization which competes with First Financial, First Financial Bank, HopFed, and/or Heritage.

First Financial Employment Agreement and Retention Bonus Agreement with John E. Peck

        On January 7, 2019, First Financial and First Financial Bank entered into an Employment Agreement with John E. Peck, effective upon consummation of the Merger and satisfaction of other condition set forth therein, pursuant to which Mr. Peck will serve as a Market President of First Financial Bank for the market area currently served by Heritage (consisting of western Kentucky and middle and western Tennessee) (the "Peck Employment Agreement"). The Peck Employment Agreement has an initial term of one year and entitles Mr. Peck to an initial annual base salary of $220,000. Mr. Peck is eligible to participate in First Financial's employee benefit plans offered generally to First Financial Bank's employees and its 2011 Short Term Incentive Compensation Plan, but not its 2011 Omnibus Equity Incentive Plan. Additionally, First Financial Bank will furnish, and pay the costs associated with, an automobile to Mr. Peck for primarily business use and reimburse Mr. Peck for cellular phone service up to $100 per month.

        During the term of the Peck Employment Agreement, in the event Mr. Peck is terminated by First Financial Bank without "Cause" (as defined in the Peck Employment Agreement), he is entitled to severance pay in the form of salary continuation, payable at regular intervals in accordance with First Financial Bank's normal payroll practice, at his base salary rate then in effect from the date of termination through the expiration of the current term of the Peck Employment Agreement. Mr. Peck is not entitled to severance pay in the event he is terminated for "Cause" (as defined in the Peck Employment Agreement), death, or disability, or he voluntarily terminates his employment.

        The Peck Employment Agreement further provides that during the term of the agreement and after his termination, Mr. Peck will not make disparaging statements with respect to certain entities and persons, its and their work product, and business operations, related to First Financial, First Financial Bank, and their affiliates. As discussed above under "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger—Employment Matters—Non-Disclosure and Non-Solicitation Agreements," Mr. Peck is subject to additional restrictive covenants in accordance with his Non-Disclosure Agreement.

        On January 7, 2019, First Financial Bank also entered into a Retention Bonus Agreement with Mr. Peck, which is conditioned upon the effectiveness of the Peck Employment Agreement (the "Peck Retention Agreement"). The Peck Retention Agreement provides for the payment of two lump sum bonuses, in the amount of $50,000 each, following the first and second anniversary of the consummation of the Merger, assuming Mr. Peck remains actively employed on a full-time basis. Mr. Peck is not entitled to either the first and/or second retention bonus in the event he voluntarily resigns or is terminated for "Cause," death, or disability, in such cases, as contemplated by the Peck Employment Agreement, prior to the first or second anniversary of the consummation of the Merger, as applicable.

Continued Employment for Executive Officers Other Than John E. Peck

        Following the closing of the Merger, it is anticipated that Baily C. Knight will be employed with First Financial Bank and Michael L. Woolfolk and Billy C. Duvall will be employed with First Financial Bank, but only for a limited period of time to assist with transition matters, in each case as an at-will employee with compensation and benefits commensurate with such employment and First Financial Bank's current employment practices.

Indemnification; Directors' and Officers' Insurance

        For six years following the effective time of the Merger, subject to certain limits, HopFed directors and executive officers are entitled to indemnification as provided for under the HopFed Certificate of Incorporation and Bylaws, or as required by applicable law, as in effect as of the date of the Merger Agreement, and to be covered by the directors' and officers' liability insurance policy currently maintained by HopFed, or by a comparable or better policy. For a further description of these rights, please see "The Merger Agreement—Covenants and Agreements—Indemnification; Director' and Officer' Insurance" beginning on page 104.

Employee Stock Ownership Plan

        HopFed executive officers are participants in the HopFed ESOP. The HopFed ESOP received a share acquisition loan from HopFed, the proceeds of which were used to acquire shares of HopFed common stock for the benefit of plan participants. The HopFed ESOP has pledged the shares acquired with the loan as collateral for the loan and holds them in a suspense account, releasing them to participants' accounts as the loan is repaid. Prior to the effective time of the Merger, the outstanding share acquisition loan of the HopFed ESOP will be repaid by the HopFed ESOP by delivering a sufficient number of unallocated shares of HopFed common stock to HopFed. Any unallocated shares remaining in the suspense account (after the repayment of the outstanding share acquisition loan) will be allocated to the active plan participants pro-rata as earnings on each participant's account balance under the plan's stock fund. As of the effective time of the Merger, the HopFed ESOP will be terminated and all allocated shares of HopFed common stock held by the HopFed ESOP will be converted into the Merger Consideration. As a result of the foregoing, HopFed's executive officers, as well as other employees who participate in the HopFed ESOP, would receive a benefit in connection with the HopFed ESOP's termination to the extent that the stock price of HopFed common stock multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire those shares.

Merger-Related Compensation for HopFed's Named Executive Officers

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of HopFed's named executive officers that is based on, or otherwise relates to, the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding advisory vote of HopFed stockholders, as described above in "HopFed Proposals—Proposal No. 2: Compensation Proposal."

        The table below sets forth the amount of payments and benefits that each of HopFed's named executive officers would receive in connection with the Merger, assuming (i) the effective date of the Merger is June 10, 2019 (the latest practicable date prior to the date of this proxy statement/prospectus), (ii) all required conditions to the payment of these amounts have been satisfied, and (iii) the matters described in the footnotes to the table. As a result of the foregoing, the actual amounts, if any, to be received by a HopFed named executive officer may materially differ from the amounts set forth below. The amounts below do not reflect compensation actions that may occur after the date of this proxy statement/prospectus but before the effective time of the Merger and do not include the value of benefits that the named executive officers are vested in without regard to the occurrence of a change in control (including the Merger).

Name	Cash(1) ($)	Equity(2) ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements(3) ($)	Other(4) ($)	Total(5) ($)
John E. Peck	916,678	100,693	—	—	—	54,604	1,071,975
Michael L. Woolfolk	686,975	75,463	—	—	—	76,171	838,609
Billy C. Duvall	565,396	62,115	—	—	—	68,411	695,922
Bailey C. Knight	526,314	76,497	—	—	—	56,953	659,764

(1)
In connection with the Merger Agreement, Messrs. Peck, Woolfolk, Duvall, and Knight entered into a Termination Agreement which quantifies and settles the benefits owed to the named executive officers under their C-Suite Employment Agreements. Under these Termination Agreements, the named executive officers are entitled to the lump-sum cash payment set forth in the table. The payments are contingent upon the consummation of the Merger, the named executive officer's execution of a release agreement, and the named executive officer not revoking the release agreement. The Termination Agreements with Messrs. Peck, Duvall, and Knight provide that the payments set forth in the table will be reduced to one dollar less than the amount which would cause excise tax to be imposed by Section 4999 of the Code. The Termination Agreement with Mr. Woolfolk provides a gross-up payment sufficient to reimburse Mr. Woolfolk for any (i) excise taxes that may apply under Section 4999 of the Code, (ii) federal, state, and local income taxes and interest for which he may be liable on account of the payment pursuant to (i), and addition excise tax under Section 4999 of the Code and federal, state, and local income taxes for which he is liable on account of the payments pursuant to (i) and (ii). The cash severance payable to Messrs. Peck, Woolfolk, Duvall, and Knight under their Termination Agreement is considered a "single-trigger" benefit since it is payable upon a change in control of HopFed.

(2)
The amounts in this column represent the value of the HopFed unvested restricted stock awards which will fully vest and be converted into the right to receive the Merger Consideration. At the effective time of the Merger unvested HopFed restricted stock will fully vest and be converted into the right to receive the Merger Consideration. Set forth below are the values of all outstanding unvested restricted stock awards held by each named executive officer that would become vested at the effective time of the Merger. Such vesting and payment are considered "single-trigger" benefits since they are payable upon a change in control of HopFed.

Executive Officer	Unvested Restricted Stock Awards (#)	Aggregate Restricted Stock Award Value(a) ($)
John E. Peck	5,356	100,693
Michael L. Woolfolk	4,014	75,463
Billy C. Duvall	3,304	62,115
Bailey C. Knight	4,069	76,497

Total:	16,743	314,768

(a)
The amounts in this column represent the value of unvested restricted stock held by the named executive officers and were calculated by multiplying the number of shares of restricted stock held by the named executive officer by $18.80, the average per share closing price of HopFed common stock for the first five business days following the first public announcement of the Merger.
(3)
It is anticipated that Mr. Woolfolk will not receive any tax reimbursement payments pursuant to his Termination Agreement.

(4)
The amounts in this column represent the estimated additional benefits to be received by the named executive officer that is attributable to the HopFed ESOP upon its termination and allocation of remaining unallocated shares held by the HopFed ESOP after the repayment of the outstanding share acquisition loan to HopFed. The value of this estimated additional benefit assumes a per share value of HopFed common stock of $18.80, the average per share closing price of HopFed common stock for the first five business days following the first public announcement of the Merger, and is based on the account balances as of December 31, 2018, which account balances may be different on the date the HopFed ESOP is actually terminated. The additional benefits to be receive in connection with terminating the ESOP is considered a "single-trigger" benefit since it is triggered in connection with a change in control of HopFed.

(5)
Amounts shown do not include the payments or benefits to be provided to any of the named executive officers in connection with their employment with First Financial Bank after the effective time of the Merger.

Other Employee Benefits Matters

Change in Control Severance Compensation Plan

        Heritage has adopted the Heritage Bank USA, Inc. Employee Change in Control Severance Compensation Plan (the "Severance Plan") to ensure the successful continuation of the business of

Heritage and the fair and equitable treatment of Heritage employees in connection with a "Change in Control" (as defined in the Severance Plan). The Merger is a "Change in Control" under the Severance Plan. Any employee terminated due to death or disability or who, at the time of termination, is a party to an individual employment agreement, change in control severance agreement, or other written agreement providing for severance benefits upon termination of employment with HopFed or Heritage, excluding tax-qualified retirement plans or arrangements, is not eligible for severance pay under the Severance Plan.

        Under the Severance Plan, full-time employees with at least one year of service are entitled to receive a lump sum payment, subject to required tax withholdings, equal to 2 weeks of pay (based on (a) base salary as of the date of termination or, if greater, the date immediately preceding the "Change in Control," in the case of salaried employees; (b) base salary as of the date of termination or, if greater, the date immediately preceding the "Change in Control," plus commissions earned in the 12 full months preceding the date of termination or, if greater, the 12 full months immediately preceding the "Change in Control," in the case of employees paid commissions; or (c) the total hourly wages for the 12 full months preceding the date of termination or, if greater, the 12 full months preceding the "Change in Control," including overtime pay, in the case of hourly employees) for each year of service by the employee, subject to a minimum of 4 weeks and a maximum of 26 weeks, if, within the period beginning on the effective date of a "Change in Control" and ending on the first anniversary of thereof, (i) the employee is terminated without "Cause" (as defined in the Severance Plan), or (ii) the employee voluntarily terminates his or her employment within 60 days after being offered continued employment in a position that is not a "Comparable Position" (as defined in the Severance Plan). The Severance Plan further provides that benefits will be reduced to the maximum extent necessary so that the benefit would not constitute an "excess parachute payment" under Section 280G of the Code and, upon payment, the employee agrees not to solicit continuing employees for an undefined period of time.

Change in Control Retention Agreements

        Heritage has also adopted a form of Change in Control Retention Agreement ("CIC Retention Agreement") to encourage certain key employees to remain employed with Heritage. The CIC Retention Agreement entitles the employee to (a) a lump sum payment equal to 75% of the employee's annual base salary as of his or her termination date and (b) reimbursement of the premium costs for employee-only continuation of the medical and dental insurance coverages under COBRA for 12 months following his or her termination, if the employee (i) voluntarily terminates his or her employment for "Good Reason" (as defined in the CIC Retention Agreement) or (ii) is terminated other than for death or "Just Cause" (as defined in the CIC Retention Agreement) upon a "Change in Control" (as defined in the CIC Retention Agreement) or during the 24 month period following the date of the "Change in Control." The Merger is a "Change in Control" under the CIC Retention Agreement. The CIC Retention Agreement further provides that benefits will be reduced, as needed, so that payments thereunder would not constitute an "excess parachute payment" under Section 280G of the Code, the employee will be indemnified for expenses and liabilities reasonably incurred in connection with any action , suit, or proceeding due to him or her having been an officer or employee of Heritage, and for one year following termination and payment of benefits, the employee agrees not to solicit employees, depositors, or loan customers. Heritage has entered a CIC Retention Agreement with six non-executive employees.

        Additional employee benefits matters are described in this proxy statement/prospectus under the section titled "The Merger Agreement—Covenants and Agreement—Employee Benefits Matters" beginning on page 104.

First Financial's Dividend Policy

        Subject to the approval of the board of directors of First Financial, following the completion of the Merger, First Financial intends to maintain its semi-annual dividend and expects to continue to increase it over time. However, the First Financial board may change its dividend policy at any time, and no assurances can be given that dividends will continue to be paid by First Financial or that dividends, if paid, will not be reduced or eliminated in future periods because any such dividend would be dependent upon First Financial's future earnings, capital requirements, and financial condition. In addition, the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations. For further information, see "Comparative Market Prices and Dividends" beginning on page 158.

Public Trading Markets

        First Financial common stock is listed for trading on NASDAQ under the symbol "THFF," and HopFed common stock is listed on NASDAQ under the symbol "HFBC." Upon completion of the Merger, HopFed common stock will no longer be quoted on NASDAQ. Following the Merger, shares of First Financial common stock will continue to be traded on NASDAQ.

        Under the Merger Agreement, First Financial will use reasonable best efforts to cause the shares of First Financial common stock to be issued in the Merger, including with respect to HopFed restricted stock, to be approved for listing on NASDAQ, subject to notice of issuance, and the Merger Agreement provides that neither First Financial nor HopFed will be required to complete the Merger if such shares are not authorized for listing on NASDAQ, subject to notice of issuance.

Regulatory Approvals Required for the Merger

        Completion of the Merger is subject to the receipt of all approvals and consents required to complete the transactions contemplated by the Merger Agreement from (i) the Federal Reserve Board, (ii) the OCC, (iii) the KDFI, and (iv) any other regulatory approval the failure of which to obtain would reasonably be expected to have a material adverse effect on First Financial or its subsidiaries (which First Financial and HopFed currently expect to be none), and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a condition, restriction, or requirement that the board of directors of First Financial reasonably determines in good faith would (a) following the effective time of the Merger, have a material adverse effect on First Financial or (b) reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that First Financial would not have entered into such agreement had such conditions, restrictions, or requirements been known at such time. Subject to the terms and conditions of the Merger Agreement, First Financial and HopFed have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation, to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the Merger Agreement, and to comply with the terms and conditions of all such approvals. First Financial has obtained the required regulatory approvals.

Federal Reserve Board

        Completion of the Merger would ordinarily be subject, among other things, to approval by the Federal Reserve Board pursuant to Section 3 of the BHC Act. Under Section 225.12(d)(2) of the Federal Reserve Board's regulations (12 C.F.R. § 225.12(d)(2)), the prior approval of the Federal Reserve Board under the BHC Act is not required in connection with the acquisition by a bank holding company of another bank holding company if the transaction is part of the merger of the bank to be acquired with a subsidiary bank of the acquiring bank holding company, and if the transaction satisfies certain other requirements, including that the bank to be acquired will not be operated by the bank holding company as a separate entity and that the transaction requires the prior approval of a federal supervisory agency under the Bank Merger Act.

        First Financial filed a notification, dated February 26, 2019, to the Federal Reserve Board seeking the waiver contemplated by Section 225.12(d)(2) from an application under Section 3 of the BHC Act. First Financial received a determination, dated April 15, 2019, from the Federal Reserve Board that no regulatory purpose would be served by requiring an application to be filed under Section 3 of the BHC Act for the transactions contemplated by the Merger Agreement. This determination by the Federal Reserve Board is subject to the receipt by the parties of all other regulatory approvals necessary for the transactions contemplated by the Merger Agreement, and compliance with any terms and conditions that may be imposed in connection with those approvals. The Federal Reserve Board may reconsider its determination if there is a material change in the facts or representations which were presented to the Federal Reserve Board.

        The Federal Reserve Board's determination only reflects its view that filing an application would not serve any regulatory purpose. The Federal Reserve Board's determination does not represent an opinion by the Federal Reserve Board that the transactions contemplated by the Merger Agreement are favorable to the HopFed stockholders or that it has considered the adequacy of the terms, financial or otherwise, of the transactions contemplated by the Merger Agreement. The Federal Reserve Board's determination is not an endorsement of, or recommendation for, the transactions contemplated by the Merger Agreement.

Office of the Comptroller of the Currency

        In order to consummate the Bank Merger, First Financial Bank must receive the approval of the OCC under the Bank Merger Act. In addition to general policy factors, in considering the approval of an application under the Bank Merger Act, the OCC reviews certain factors, including: (i) the competitive impact of the transaction, (ii) the financial and managerial resources of the depository institutions party to the merger and future prospects of the resulting institution, (iii) the convenience and needs of the communities to be served, (iv) the depository institutions' effectiveness in combating money-laundering activities, (v) the risk to the stability of the United States banking and financial system, and (vi) deposit concentration limits of the resulting institution.

        In considering an application under the Bank Merger Act, the OCC also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (the "CRA"). In addition, in connection with an interstate bank merger transaction, such as the Bank Merger, the OCC considers certain additional factors under the Riegle-Neal Act Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), such as: (i) state laws regarding the minimum age of the bank to be acquired, (ii) certain filing requirements with state bank supervisors, (iii) the concentration of deposits on a nationwide and statewide basis, and (iv) compliance with any applicable state community reinvestment laws. Under the Riegle-Neal Act, the OCC may approve an interstate merger transaction only if each constituent bank is adequately capitalized at the time the application for such transaction is filed with the OCC, and the OCC determines that the resulting bank will be well capitalized and well managed upon the closing of the transaction.

        Furthermore, the Bank Merger Act and OCC regulations require published notice of, and the opportunity for public comment on, the application to the OCC, and authorize the OCC to hold a public hearing or meeting if the OCC determines that a hearing or meeting would be appropriate. The OCC takes into account the views of third-party commenters, particularly on the subject of the merging parties' CRA performance and record of service to their communities. As part of the review process in merger transactions, the OCC frequently receives protests from community groups and others. Any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the OCC.

        First Financial Bank filed its application for approval of the Bank Merger with the OCC on February 26, 2019. First Financial Bank received a determination, dated April 11, 2019, from the OCC approving its application filed under the Bank Merger Act with respect to the Bank Merger. This determination by the OCC is subject to the expiration of any applicable waiting periods and receipt of any other required regulatory approval. The OCC may modify, suspend, or rescind its determination if a material change in the information on which the OCC relied occurs prior to the effective date of the Bank Merger.

        The OCC's approval only reflects its view that that the Bank Merger does not contravene applicable law and is consistent with regulatory policies. The OCC's approval does not represent an opinion by the OCC that the transactions contemplated by the Merger Agreement are favorable to the HopFed stockholders or that it has considered the adequacy of the terms, financial or otherwise, of the transactions contemplated by the Merger Agreement. The OCC's approval is not an endorsement of, or recommendation for, the transactions contemplated by the Merger Agreement.

Kentucky Department of Financial Institutions

        Notice must also be provided to the KDFI. First Financial sent the requisite materials to the KDFI on February 26, 2019. First Financial Bank received a letter, dated April 24, 2019, from the KDFI confirming that the proposed transaction does not require KDFI's approval and that KDFI did not object to the proposed transaction.

        The KDFI's letter only reflects its view that regulatory approval is not required under applicable law. The KDFI's letter does not represent an opinion by the KDFI that the transactions contemplated by the Merger Agreement are favorable to the HopFed stockholders or that it has considered the adequacy of the terms, financial or otherwise, of the transactions contemplated by the Merger Agreement. The KDFI's letter is not an endorsement of, or recommendation for, the transactions contemplated by the Merger Agreement.

United States Department of Justice

        In addition to the Federal Reserve Board and the OCC, the United States Department of Justice (the "DOJ") conducts a concurrent competitive review of the Merger and Bank Merger to analyze the transaction's competitive effects and determine whether the transaction would result in a violation of antitrust laws. Transactions approved under the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal banking agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal banking agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the transaction's effect on competition differently than the OCC, and thus it is possible that the DOJ could reach a different conclusion than the OCC regarding the transaction's effects on competition. A determination by the DOJ not to object to the transaction may not prevent the filing of antitrust actions by private persons or state attorneys general.

        First Financial and HopFed believe that the Merger and Bank Merger should not raise substantial antitrust or other significant regulatory concerns. First Financial has obtained all of the regulatory approvals described above; however, there can be no assurance as to whether any deadlines or other conditions imposed in connection with such approvals will be satisfied or whether such approvals will be later reconsidered, modified, suspended, or revoked by the applicable regulatory agency. In addition, there can be no assurance that in connection with such approvals a regulatory agency will not impose conditions, restrictions, or requirements that the board of directors of First Financial reasonably determines in good faith would (a) following the effective time of the Merger, have a material adverse effect on First Financial or (b) reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that First Financial would not have entered into such agreement had such conditions, restrictions, or requirements been known at such time. Likewise, there can be no assurance that U.S. federal or state regulatory authorities will not attempt to challenge the Merger and Bank Merger on antitrust grounds or for other reasons, or if such a challenge is made, as to the result of such challenge.

Additional Regulatory Approvals and Notices

        In addition, notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including certain state insurance departments. Neither First Financial nor HopFed is aware of any material governmental approvals or actions that are required for completion of the Merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Litigation Relating to the Merger

        On May 14, 2019, a purported holder of HopFed common stock filed a putative stockholder class action complaint against HopFed, the members of the HopFed board of directors, and First Financial in the Christian County Circuit Court, Commonwealth of Kentucky. The complaint is captioned as follows: Parshall v. HopFed Bancorp, Inc., et al., No. 19-CI00470 (Christian Cnty. Cir. Ct. filed May 14, 2019). The complaint asserts claims for breach of fiduciary duty against the members of the HopFed board of directors for, among other things, allegedly undervaluing HopFed and omitting material information from the registration statement on Form S-4 filed on April 11, 2019 with the SEC. The complaint also asserts a claim for aiding and abetting the HopFed board of directors' alleged breaches of fiduciary duties against HopFed and First Financial. Among other remedies, the plaintiff seeks to enjoin the Merger and rescind the Merger or recover damages in the event the Merger is completed. The court has not acted on this complaint, and no relief has been granted as of this time. The defendants believe the claims and allegations are without merit.

        On June 11, 2019, a purported holder of HopFed common stock filed a putative stockholder class action complaint against HopFed and the members of the HopFed board of directors in the United States District Court for the Western District of Kentucky. The complaint is captioned as follows: Bushansky v. HopFed Bancorp, Inc., et al., Case No. 5:19-cv-00084-TBR (W.D. Ky. filed June 11, 2019). The complaint asserts claims under Section 14(a) of the Exchange Act and Rule 14a-9 thereunder against HopFed and the members of the HopFed board of directors and under Section 20(a) of the Exchange Act against the members of the HopFed board of directors for allegedly disseminating a false and misleading registration statement on Form S-4, which was filed with the SEC on April 11, 2019, as amended on June 6, 2019. The complaint asserts claims for breach of fiduciary duties against the members of the HopFed board of directors for, among other things, allegedly agreeing to provisions in the Merger Agreement that are alleged to prevent third party offers to acquire HopFed, engaging in self-dealing, and causing materially misleading and incomplete information to be disseminated. Among other remedies, the plaintiff seeks to enjoin the Merger and any stockholder vote on the Merger and rescind the Merger or recover damages in the event the Merger is completed. The court has not acted on this complaint, and no relief has been granted as of this time. The defendants believe the claims and allegations are without merit.

        The outcome of the pending and any additional future litigation is uncertain. If any case is not resolved, the lawsuit(s) could prevent or delay completion of the Merger and result in substantial costs to First Financial and HopFed, including any costs associated with the indemnification of directors and officers. Other potential plaintiffs may file additional lawsuits against First Financial, HopFed, and/or the directors and officers of either company in connection with the Merger. One of the conditions to the closing of the Merger is that no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition that prevents the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting First Financial or HopFed defendants from completing the Merger on the agreed upon terms, then such injunction may prevent the Merger from becoming effective or from becoming effective within the expected timeframe and could result in significant costs to First Financial and/or HopFed. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is completed may adversely affect the combined company's business, financial condition, results of operations, and cash flows.

THE MERGER AGREEMENT

        The following describes certain aspects of the Merger, including certain material provisions of the Merger Agreement. The following description of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

Structure of the Merger

        Each of First Financial's and HopFed's respective boards of directors has unanimously approved the Merger Agreement. The Merger Agreement provides for the merger of HopFed with and into First Financial, with First Financial continuing as the surviving corporation. Following the completion of the Merger, Heritage will merge with and into First Financial Bank, with First Financial Bank continuing as the surviving bank.

        Before the completion of the Merger, First Financial may elect to change the structure of effecting the combination of First Financial and HopFed so that (a) HopFed is merged with and into any other direct or indirect wholly owned subsidiary of First Financial or (b) any direct or indirect wholly owned subsidiary of First Financial is merged with and into HopFed, except that no such change may (1) alter or change the amount or kind of the Merger Consideration or the treatment of the HopFed stockholders, (2) prevent First Financial or HopFed from obtaining an opinion of counsel to the effect that the Merger constitutes a "reorganization" under Section 368(a) of the Code or otherwise cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, or (3) within the good faith judgment of HopFed, materially impede or delay consummation of the transactions contemplated by the Merger Agreement. In the event of such an election, First Financial and HopFed have agreed to execute an appropriate amendment to the Merger Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect the Merger Agreement or the rights and obligations of First Financial and HopFed or their respective shareholders or stockholders) in order to reflect such election.

Merger Consideration

        Subject to adjustment as described below, if the Merger is completed, HopFed stockholders are entitled to elect to receive for their shares of HopFed common stock (excluding treasury shares, shares owned by HopFed or First Financial (other than in a fiduciary or agency capacity or as a result of debts previously contracted) and shares for which appraisal rights have been properly asserted) either (or a combination of) the Stock Consideration or Cash Consideration, subject to allocation provisions that provide for a targeted aggregate split of 50% of shares of HopFed common stock being exchanged for the Stock Consideration and 50% for the Cash Consideration.

        The market price of First Financial common stock will fluctuate between the date of this proxy statement/prospectus, the effective time of the Merger, and after the effective time of the Merger. Therefore, the value of the shares of First Financial common stock that HopFed stockholders may receive in the Merger may increase or decrease prior to and after the Merger, and may be worth more or less than the amount of Cash Consideration being offered in the Merger. On January 7, 2019, the last full trading day before the public announcement of the Merger Agreement, First Financial common stock closed at $42.53 per share. On June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus, First Financial common stock closed at $38.85 per share. You should obtain current market prices for the First Financial common stock before you vote and before you make an election to receive the Stock Consideration, the Cash Consideration, or a combination of the Cash and Stock Consideration.

        Neither First Financial nor HopFed makes any recommendation as to whether you should elect to receive the Stock Consideration, the Cash Consideration, or a combination of the Cash and Stock Consideration. Each HopFed stockholder must make his, her, or its own decision with respect to such election.

        Because the Federal income tax consequences of receiving the Cash Consideration, the Stock Consideration, or a combination of the Cash and Stock Consideration will be different, you are strongly urged to read carefully the information set forth under the caption "Material U.S. Federal Income Tax Consequences of the Merger" and to consult your own tax advisors for a full understanding of the Merger's tax consequences to you.

Fractional Shares

        First Financial will not issue any fractional shares of First Financial common stock in the Merger. Instead, a HopFed stockholder who otherwise would have received a fraction of a share of First Financial common stock will receive an amount in cash (without interest) rounded to the nearest whole cent. This cash amount will be determined by multiplying (i) the average of the closing sale prices of First Financial common stock for the fifteen consecutive trading days on which shares were actually traded immediately preceding the second business day prior to the closing date of the Merger by (ii) the fraction of a share of First Financial common stock which such holder would otherwise be entitled to receive.

Potential Adjustments to the Merger Consideration

        Under the terms of the Merger Agreement, the Merger Consideration is subject to adjustment as follows:

  •
  Anti-Dilution Adjustment:  If the number of outstanding shares of First Financial common stock or HopFed common stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the Exchange Ratio.

  •
  Conversion of First Financial Common Stock:  If First Financial enters into an agreement pursuant to which shares of First Financial common stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each HopFed stockholder entitled to receive shares of First Financial common stock in the Merger shall be entitled to receive, pro rata, such number of shares or other securities or amount or obligations of such other corporation as such stockholder would be entitled to receive if the effective time of the Merger had occurred immediately prior to the happening of such event.

  •
  HopFed's Adjusted Consolidated Stockholders' Equity:  First Financial's obligation to consummate the Merger is conditioned upon the consolidated stockholders' equity of HopFed and its subsidiaries, as adjusted in accordance with the terms of the Merger Agreement, not being less than $87,168,519.00 as of the end of the month prior to the effective time of the Merger. In the event HopFed's adjusted consolidated stockholders' equity is less than $87,168,519.00, the Merger Consideration will be reduced on a dollar for dollar basis, with the Stock Consideration and Cash Consideration each being proportionally reduced.

  •
  Decrease in Market Price of First Financial Common Stock:  HopFed may notify First Financial of its decision to terminate the Merger Agreement if, at any time during the seven calendar day period commencing on the later of (i) the date all requisite regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) or (ii) the date on which HopFed stockholder approval of the Merger has been received (the "Determination Date"), both of the following conditions are satisfied:

    •
    as of the date specified, the volume-weighted average closing price per share of First Financial common stock as reported on NASDAQ for the 20 consecutive trading days immediately preceding such specified date (the "First Financial Market Value") is less than $33.03, as adjusted in accordance with the terms of the Merger Agreement; and

    •
    the number obtained by dividing the then First Financial Market Value by $41.29, as adjusted in accordance with the terms of the Merger Agreement, is less than number obtained by dividing the average of the daily closing value of the NASDAQ Bank Index for the 20 consecutive trading days immediately preceding the Determination Date by $3,338.12, minus 0.20.

  If HopFed elects to exercise its termination right as described above, First Financial may elect to avoid termination of the Merger Agreement by increasing the Exchange Ratio to the lesser of the amounts determined pursuant to the following formula:

  •
  a quotient, (a) the numerator of which is equal to the product of the $41.29, the Exchange Ratio then in effect, and the number obtained by dividing the average of the daily closing value of the NASDAQ Bank Index for the 20 consecutive trading days immediately preceding the Determination Date by $3,338.12, minus 0.20, and (b) the denominator of which is equal to then First Financial Market Value; or

  •
  the quotient determined by dividing $41.29 by the then First Financial Market Value and multiplying such quotient by the product of the Exchange Ratio then in effect and 0.80.

  Since the formula is dependent on the future price of First Financial's common stock and that of the NASDAQ Bank Index, it is not possible to determine at this time if the Exchange Ratio will be adjusted pursuant to the foregoing provisions or what any such adjusted Exchange Ratio would be. However, in general, more shares of First Financial common stock would be issued to take into account the extent by which the average price of First Financial's common stock exceeded the decline in the average price of the common stock of the index group.

Allocation Provisions

        The aggregate amount of the Stock Consideration and Cash Consideration that will be paid is subject to the allocation provisions described in detail below. Pursuant to such allocation provisions, if the aggregate number of shares of HopFed common stock which elect to receive the Stock Consideration (the "Stock Election Shares") is greater than 50% of the outstanding shares of HopFed common stock, a pro rata portion of those shares will be converted into the right to receive the Cash Consideration in order to provide for an aggregate 50% stock and 50% cash allocation among all outstanding shares of HopFed common stock. Similarly, if the aggregate number of shares of HopFed common stock which elect to receive the Cash Consideration (the "Cash Election Shares") is greater than 50% of the outstanding shares of HopFed common stock, a pro rata portion of those shares will be converted into the right to receive the Stock Consideration in order to provide for an aggregate 50% stock and 50% cash allocation among all outstanding shares of HopFed common stock. As of the Record Date, the number of shares of HopFed common stock that must be converted to receive the Stock Consideration was approximately 3,324,595 shares. It is unlikely that elections will be made for exactly 50% cash and 50% stock.

Oversubscription of Aggregate Stock Consideration

        If the aggregate number of Stock Election Shares is greater than 50% of the outstanding shares of HopFed common stock, then

  •
  all Cash Election Shares and all shares of HopFed common stock for which no election was made or an untimely or incomplete election was made (the "Non-Election Shares") will be converted into the right to receive the Cash Consideration; and

  •
  all Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such stockholder by (y) a fraction, the numerator of which is 50% of the outstanding shares of HopFed common stock and the denominator of which is the aggregate number of Stock Election Shares, with the remaining number of such stockholder's Stock Election Shares being converted into the right to receive the Cash Consideration.

Undersubscription of Aggregate Stock Consideration

        If the aggregate number of Stock Election Shares is less than 50% of the outstanding shares of HopFed common stock (the amount by which 50% of the outstanding shares of HopFed common stock exceeds the aggregate number of Stock Election Shares being referred to as the "Shortfall Number"), then

  •
  all Stock Election Shares will be converted into the right to receive the Stock Consideration; and

  •
  the Non-Election Shares and the Cash Election Shares will be adjusted as follows:

  •
  if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each stockholder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such stockholder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such stockholder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of Non-Election Shares, with the remaining number of such stockholder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

  •
  if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and each stockholder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such stockholder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the aggregate number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such stockholder's Cash Election Shares being converted into the right to receive the Cash Consideration.

Adjustment for Tax Purposes

        As discussed above, the Merger Agreement provides for a targeted aggregate split of 50% of shares of HopFed common stock being exchanged for the Stock Consideration and 50% of shares of HopFed common stock being exchanged for the Cash Consideration. First Financial may elect to increase, by the minimum amount necessary, the number of shares of HopFed common stock entitled to receive the Stock Consideration so that First Financial and HopFed are able to obtain an opinion of counsel to the effect that the Merger constitutes a "reorganization" under Section 368(a) of the Code or to otherwise qualify the Merger as a "reorganization" under Section 368(a) of the Code.

Illustrative Examples of Allocation Provisions

        For illustration only, the following examples describe the application of the allocation provisions of the Merger Agreement in the case of an oversubscription and undersubscription of the aggregate Stock Consideration. Calculations were used in making these assumptions with respect to rounding of non-whole numbers, which may differ from what is used when determining appropriate allocations for HopFed stockholders. Solely for the purposes of these examples, it is assumed that (i) there are 6,649,190 shares of HopFed common stock outstanding, (ii) the exchange ratio is 0.444, and (iii) the stock conversion number is 3,324,595 (representing approximately 50% of the outstanding HopFed common stock).

Example 1 (Oversubscription of Aggregate Stock Consideration)

        Assume that valid stock elections are received with respect to 5,651,812 shares (approximately 85% of the outstanding shares) of HopFed common stock; valid cash elections are received with respect to 664,919 shares (approximately 10% of the outstanding shares) of HopFed common stock; and no elections are received with respect to 332,459 shares (approximately 5% of the outstanding shares). The allocation provisions would generally apply as follows:

  •
  Cash Election Shares:  All 664,919 Cash Election Shares are converted into the right to receive the Cash Consideration.

  •
  Non-Election Shares:  All 332,459 Non-Election Shares are converted into the right to receive the Cash Consideration.

  •
  Stock Election Shares:  Of the 5,651,812 Stock Election Shares, 3,324,595 Stock Election Shares are converted into the right to receive the Stock Consideration. The remaining 2,327,217 Stock Election Shares are converted into the right to receive the Cash Consideration. Since the Stock Election Shares are oversubscribed, this means that HopFed stockholders who made a stock election will receive a combination of the Stock and Cash Consideration.

        This can be further illustrated as follows:

  •
  Stockholder A holds 100 shares of HopFed common stock and makes a valid stock election with respect to all 100 shares. Assuming the total allocations noted above, 58 of such shares (100 shares × (3,324,595 / 5,651,812)) will be converted into the right to receive the Stock Consideration, and the remaining 42 of such shares will be converted into the right to receive the Cash Consideration. Stockholder A would receive:

  •
  25 shares of First Financial common stock (58 shares × 0.444) plus cash instead of a fractional 0.752 share of First Financial common stock; and

  •
  $882 in cash (42 shares × $21.00).

  •
  Stockholder B holds 100 shares of HopFed common stock and makes a valid cash election with respect to all 100 shares. Assuming the total allocations noted above, Stockholder B would receive $2,100 in cash (100 shares × $21.00).

  •
  Stockholder C holds 100 shares of HopFed common stock and makes a valid cash election with respect to 50 shares and a valid stock election with respect to 50 shares. Assuming the total allocations noted above, all 50 Cash Election Shares will be converted into the right to receive the Cash Consideration. Of the 50 Stock Election Shares, 29 shares (50 shares × (3,324,595 / 5,651,812)) will be converted into the right to receive the Stock Consideration, and the remaining 21 Stock Election Shares will be converted to into the right to receive the Cash Consideration. Stockholder C would receive:

    •
    12 shares of First Financial common stock (29 shares × 0.444) plus cash instead of a fractional 0.876 share of First Financial common stock; and

    •
    $1,491 in cash ((50 + 21 shares) × $21.00).

Example 2 (Undersubscription of Aggregate Stock Consideration)

        Assume that valid cash elections are received with respect to 5,651,812 shares (approximately 85% of the outstanding shares) of HopFed common stock; valid stock elections are received with respect to 664,919 shares (approximately 10% of the outstanding shares); and no elections are received with respect to 332,459 shares (approximately 5% of the outstanding shares). This means that the Shortfall Number is 2,659,676 (3,324,595 - 664,919), and the allocation provisions would generally apply as follows:

  •
  Stock Election Shares:  All 664,919 Stock Election Shares will be converted into the right to receive the Stock Consideration.

  •
  Non-Election Shares:  Because the Shortfall Number (2,659,676) exceeds the number of Non-Election Shares (332,459), all Non-Election Shares will be converted into the right to receive the Stock Consideration.

  •
  Cash Election Shares:  Of the 5,651,812 Cash Election Shares, 2,327,217 Cash Election Shares will be converted into the right to receive the Stock Consideration. The remaining 3,324,595 Cash Election Shares will be converted into the right to receive the Cash Consideration. Since the Stock Election Shares are undersubscribed, this means that HopFed stockholders who made a cash election will receive a combination of the Stock and Cash Consideration.

        This can be further illustrated as follows:

  •
  Stockholder A holds 100 shares of HopFed common stock and makes a valid stock election with respect to all 100 shares. Stockholder A would receive 44 shares of First Financial common stock (100 shares × 0.444) plus cash instead of a fractional 0.4 share of First Financial common stock.

  •
  Stockholder B holds 100 shares of HopFed common stock and makes a valid cash election with respect to all 100 shares. Assuming the total allocations noted above, 41 of such shares (100 shares × ((2,659,676 - 332,459) / 5,651,812)) will be converted into the right to receive the Stock Consideration, and the remaining 59 of such shares will be converted into the right to receive the Cash Consideration. Stockholder B would receive:

  •
  18 shares of First Financial common stock (41 shares × 0.444) plus cash instead of a fractional 0.204 share of First Financial common stock; and

  •
  $1,239 in cash (59 shares × $21.00).

  •
  Stockholder C holds 100 shares of HopFed common stock and makes a valid cash election with respect to 50 shares and a valid stock election with respect to 50 shares. Assuming the total allocations noted above, all 50 Stock Election Shares will be converted into the right to receive the Stock Consideration. Of the 50 Cash Election Shares, 20 shares (50 shares × ((2,659,676 - 332,459) / 5,651,812)) will be converted into the right to receive the Stock

    Consideration, and the remaining 30 of such shares will be converted into the right to receive the Cash Consideration. Stockholder C would receive:

    •
    31 shares of First Financial common stock ((50 + 20 shares) × 0.444) plus cash instead of a fractional 0.08 share of First Financial common stock; and

    •
    $630 in cash (30 shares × $21.00).

Governing Documents; Directors and Officers; Headquarters

        At the effective time of the Merger, the First Financial Articles of Incorporation and Bylaws in effect immediately prior to the effective time of the Merger will be the Articles of Incorporation and Bylaws of the surviving corporation after completion of the Merger until thereafter amended in accordance with applicable law.

        At the effective time of the Merger, the directors and executive officers of First Financial will remain the directors and executive officers of the surviving corporation.

        At the effective time of the Merger, the location of the headquarters and principal executive offices of First Financial will be Terre Haute, Indiana.

Treatment of HopFed Restricted Stock Awards

        Immediately prior to the effective time of the Merger, each outstanding restricted share of HopFed common stock that is unvested or contingent will fully vest and be cancelled and converted automatically into the right to receive the Merger Consideration, less applicable tax withholdings.

Closing and Effective Time of the Merger

        The Merger will be completed only if all conditions to the Merger discussed in this proxy statement/prospectus and set forth in the Merger Agreement are either satisfied or waived. Please see "The Merger Agreement—Conditions to Complete the Merger" beginning on page 109.

        The Merger will become effective as set forth in the Articles of Merger to be filed with the Secretary of State of the State of Indiana and the Certificate of Merger filed with the Secretary of State of the State of Delaware. The closing of the transactions contemplated by the Merger will occur at 9:00 a.m., Eastern Time, on a date no later than seven calendar days after the satisfaction or waiver of the last to occur of the conditions set forth in the Merger Agreement, unless extended by mutual agreement of the parties. It currently is anticipated that the completion of the Merger will occur in the third quarter of 2019 subject to the receipt of HopFed stockholder approval, the regulatory approvals obtained remaining in full force and effect, and other customary closing conditions, but neither First Financial nor HopFed can guarantee when or if the Merger will be completed.

Election Procedures

Exchange Agent

        The Exchange Agent in connection with the Merger is American Stock Transfer & Trust Company, LLC.

Election Form

        An election form and other appropriate and customary transmittal materials are being mailed in a mailing separate from this proxy statement/prospectus. The election form allows each record HopFed stockholder (or, in the case of nominee record holders, the beneficial owner through proper instruction) to elect to receive, in exchange for your shares of HopFed common stock, either (i) the

Cash Consideration, (ii) the Stock Consideration, (iii) a combination of the Cash and Stock Consideration, or (iv) indicate that you have no preference as to the receipt of the Cash or Stock Consideration, subject to the allocation provisions discussed above. If you desire to make an election and are a record HopFed stockholder who has acquired your shares after the Record Date, but prior to the Election Deadline, please contact the information agent for the election process, as provided below, for an election form and other appropriate and customary transmittal materials.

Making a Valid Election

        If you wish to elect the type of Merger Consideration you will receive in the Merger, subject to the allocation provisions discussed above, you must submit a properly completed election form and other required materials to the Exchange Agent and your properly completed election form and other required materials must be received by the Exchange Agent on or before the Election Deadline, which is 5:00 p.m., Eastern Time, on July 23, 2019, which is the same day as the Special Meeting. If you have not made a proper and timely election or have revoked your election (without later submitting a properly completed election form and other required materials to the Exchange Agent on or before the Election Deadline), your shares of HopFed common stock will be designated Non-Election Shares.

        An election form will be deemed properly completed only if accompanied by stock certificates representing all shares of HopFed common stock covered by the election form (or, if applicable, (i) an appropriate guarantee of delivery of such stock certificates, as set forth in the election form, provided that such stock certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery or (ii) if such stock certificates have been lost, stolen, or destroyed, an affidavit of that fact by the person claiming such stock certificates to be lost, stolen, or destroyed and, if required by First Financial, the posting by such person of a bond or other indemnity satisfactory to First Financial). HopFed stockholders who hold their shares in book-entry form should follow the instructions set forth in the election form with respect to shares of HopFed common stock held in book-entry form.

Revoking or Changing Your Election

        You may revoke an election at any time prior to the Election Deadline, and you may either resubmit a new election or simply withdraw your prior election. If you wish to change an election, you must resubmit an election form in accordance with the election procedures, so long as the resubmitted election form is received on or before the Election Deadline. If you wish to withdraw an election, you must provide written notice of withdrawal to the Exchange Agent on or before the Election Deadline. In the event of a withdrawal of an election, the Exchange Agent will, upon receiving a written request from you, return the stock certificates representing shares of HopFed common stock (or return a guarantee of delivery or an affidavit of lost certificate submitted by you, as applicable), and you will be deemed not to have made an election and your shares of HopFed common stock will be treated as Non-Election Shares unless you resubmit another election form and other required materials in accordance with the election procedures.

Shares Held in "Street Name"

        If your shares of HopFed common stock are held in "street name" by a bank, broker, or other nominee, you should receive or seek instructions from the institution holding your shares concerning how to make your election. Any instructions must be given to your bank, broker, or other nominee in advance of the Election Deadline to allow your bank, broker, or other nominee sufficient time to make an election. "Street name" holders of HopFed common stock may be subject to a deadline earlier than the Election Deadline applicable to record holders. You should carefully read any materials you receive from your bank, broker, or other nominee. If you instruct your bank, broker, or other nominee to submit an election for your shares, you must follow such bank's, broker's, or other nominee's directions for revoking or changing those instructions.

Shares Allocated to Participant Accounts in the HopFed ESOP

        The HopFed ESOP Trustees will make the stockholder election related to the Merger Consideration for the shares of HopFed common stock held by the HopFed ESOP in a manner determined by the HopFed ESOP Trustees to be for the exclusive benefit of the HopFed ESOP participants and beneficiaries. It is anticipated that the HopFed ESOP Trustees will elect the form of consideration that is deemed to have the highest economic value per share as of the date of the election. HopFed ESOP participants and beneficiaries will receive distributions in the future from the HopFed ESOP in stock and cash in accordance with the plan terms.

Discretion of Exchange Agent

        Subject to the terms of the Merger Agreement and the election form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation, or change has been properly or timely made and to disregard immaterial defects in any election form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither First Financial nor the Exchange Agent shall be under any obligation to notify any person of any defect in an election form.

Questions about the Election Process

        If you have questions about how to make your election for Merger Consideration, or if you need additional copies of the election form that is being mailed to you in a mailing separate from this proxy statement/prospectus, you should contact the information agent for the election process, D.F. King & Co., Inc., at (800) 290-6427.

Conversion and Exchange of Shares

Conversion of Shares

        The conversion of HopFed common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the Merger. After completion of the Merger, the Exchange Agent will exchange certificates representing shares of HopFed common stock for the Merger Consideration to be received pursuant to the terms of the Merger Agreement. Shares of HopFed common stock held in book-entry form automatically will be exchanged for the Merger Consideration to be received pursuant to the terms of the Merger Agreement.

Letter of Transmittal

        As promptly as practicable after the completion of the Merger, the Exchange Agent will mail to each holder of record of HopFed common stock immediately prior to the effective time of the Merger, other than those holders of record which submitted a properly completed election form and other required materials to the Exchange Agent on or before the Election Deadline, a letter of transmittal and instructions on how to surrender shares of HopFed common stock in exchange for the Merger Consideration the holder is entitled to receive under the Merger Agreement.

Lost, Stolen, or Destroyed Certificates

        If a certificate for HopFed common stock has been lost, stolen, or destroyed, the Exchange Agent will issue the Merger Consideration only upon receipt of (1) an affidavit of that fact by the claimant and, (2) if required by First Financial, the posting of a bond or other indemnity satisfactory to First Financial as indemnity against any claim that may be made against it with respect to such certificate.

Close of Transfer Books

        After completion of the Merger, there will be no further transfers on the stock transfer books of HopFed of shares of HopFed common stock that were issued and outstanding immediately prior to the effective time.

Withholding

        First Financial and the Exchange Agent will be entitled to deduct and withhold from any Cash Consideration, cash in lieu of fractional shares, dividends, or distributions payable, or any other consideration payable under the Merger Agreement to any HopFed stockholder, the amounts they are required to deduct and withhold under the Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the Merger Agreement as having been paid to the stockholders from whom they were deducted or withheld.

Dividends and Distributions

        No dividends or other distributions declared with respect to First Financial common stock will be paid to the holder of any unsurrendered certificates of HopFed common stock until the holder surrenders such certificates (or provides an affidavit and, if required, a bond or other indemnity, as described above). After the surrender of a certificate in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of First Financial common stock that such holder had the right to receive upon surrender of their certificates of HopFed common stock.

Mailing of Stock Certificates

        Stock certificates representing your shares of HopFed common stock may only be sent to the Exchange Agent with a completed election form or letter of transmittal, as described above. Please do not send your stock certificates with your proxy card.

Voting Agreement and Standstill Agreement

        In connection with the adoption of the Merger Agreement, each of the members of the board of directors of HopFed entered into a Voting Agreement with First Financial (the "Voting Agreement"). Under the Voting Agreement, each director has agreed to vote all shares of HopFed common stock that are registered in his or her personal name in favor of the Merger Agreement. Further, each director has agreed to use reasonable efforts to cause all additional shares of HopFed common stock owned (i) jointly by him or her with any other person, or (ii) by his or her spouse and over which he or she has voting influence or control, to be voted in favor of the Merger Agreement. As of the Record Date, 203,587 shares of HopFed common stock are beneficially owned by the HopFed directors, representing approximately 3.1% of the total outstanding shares of HopFed common stock.

        On December 21, 2018, First Financial and the Stilwell Group entered into a Standstill Agreement pursuant to which such stockholders agreed to vote in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof (the "Standstill Agreement"). As of the Record Date, the Stilwell Group beneficially owned a total of 627,128 shares of HopFed common stock, representing approximately 9.43% of the total outstanding shares of HopFed common stock.

        In the aggregate, as of the Record Date, stockholders which beneficially own 830,715 shares of HopFed common stock have agreed to vote such shares in favor of the Merger Agreement pursuant to either the Voting Agreement or the Standstill Agreement, representing approximately 12.5% of the total outstanding shares of HopFed common stock.

Treatment of the HopFed ESOP

        HopFed has agreed to (i) continue making contributions to the HopFed ESOP consistent with the terms of the plan and past practices until the effective time of the Merger and (ii) with respect to the HopFed ESOP loan, accrue and pay a final contribution of principal and interest to the HopFed ESOP for the period from the date of the last such contribution of principal and interest made by HopFed or Heritage through the last day of the month immediately preceding the effective time of the Merger.

        No later than 10 days prior to the closing date of the Merger, HopFed will, effective as of a date that is not later than the day before the effective time of the Merger, (i) terminate the HopFed ESOP and (ii) amend the HopFed ESOP to (a) freeze participation in and benefit accruals under the HopFed ESOP, (b) vest fully all accrued benefits, and (c) provide that no distributions of accrued benefits shall be made from the HopFed ESOP, or the HopFed ESOP trust, until such time as the IRS issues a favorable determination letter to the effect that the plan termination does not adversely affect the HopFed ESOP's qualification for favorable income tax treatment under the Code (provided, however, distributions may be made earlier if the distribution is required by the terms of the HopFed ESOP to be made upon retirement, death, disability, or termination of employment, or any other event, other than the plan termination, that requires a distribution from the HopFed ESOP). HopFed has agreed to file, or cause to be filed, with the IRS an application for a favorable determination letter upon termination of the HopFed ESOP as soon as reasonably practicable following the date of the Merger Agreement.

        Immediately before the effective time of the Merger, HopFed will direct the HopFed ESOP Trustees to cause the unpaid principal balance and accrued interest on the HopFed ESOP loan to be repaid by remitting a sufficient number of shares of HopFed common stock held in the HopFed ESOP's suspense account to HopFed or any other lender, including First Financial as successor to HopFed, with each remitted share to be valued as the greater of the Cash Consideration or Stock Consideration times the per share fair market value of First Financial common stock as of the effective time of the Merger. All remaining shares of HopFed common stock held by the HopFed ESOP (including any shares remaining in the suspense account) will be converted into the Merger Consideration.

Treatment of HopFed 401(k) Plan

        HopFed has agreed to continue making contributions to the Heritage Bank 401(k) Plan (the "HopFed 401(k) Plan") consistent with the terms of the plan and past practices until the effective time of the Merger.

        No later than 10 days prior to the closing date of the Merger, HopFed will, effective as of a date that is not later than the day before the effective time of the Merger, (i) terminate the HopFed 401(k) Plan and (ii) amend the HopFed 401(k) Plan to (a) freeze participation in and benefit accruals under the HopFed 401(k) Plan, (b) vest fully all accrued benefits, and (c) provide that no distributions of accrued benefits shall be made from the HopFed 401(k) Plan, or related employee benefits trust, until such time as the IRS issues a favorable determination letter to the effect that the plan termination does not adversely affect the HopFed 401(k) Plan's qualification for favorable income tax treatment under the Code (provided, however, distributions may be made earlier if the distribution is required by the terms of the HopFed 401(k) Plan to be made upon retirement, death, disability, or termination of employment, or any other event, other than the plan termination, that requires a distribution from the HopFed 401(k) Plan).

        If any contributions due to the HopFed 401(k) Plan are not paid by the effective date of the termination of the HopFed 401(k) Plan, HopFed has agreed to make such contributions as soon as administratively feasible following such date. HopFed has also agreed to continue in full force and effect, until the effective time of the Merger, any fidelity bond and/or fiduciary liability insurance policy currently in effect for the benefit of the covered fiduciaries of the HopFed 401(k) Plan.

        As soon as reasonably practicable after entering the Merger Agreement, First Financial has agreed to take necessary action to permit HopFed employees continuing their employment with First Financial to enter the First Financial Corporation 401(k) Plan (the "First Financial 401(k) Plan") as of the effective time of the Merger. Such employees will be credited with prior years of service with HopFed for purposes of eligibility and vesting (but not benefit accruals). First Financial will permit HopFed 401(k) Plan participants who will be continuing employees of First Financial to roll over their account balances into the First Financial 401(k) Plan, subject to the terms of the First Financial 401(k) Plan, including any applicable rollover restrictions.

Representations and Warranties

        The representations, warranties, and covenants described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, may be subject to limitations, qualifications, or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between First Financial and HopFed rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants, or any description thereof as characterizations of the actual state of facts or condition of First Financial, HopFed, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Financial or HopFed. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but, instead, should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. Please see "Where You Can Find More Information" beginning on page 161.

        The Merger Agreement contains customary representations and warranties of each of First Financial and HopFed relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the effective time of the Merger.

        The Merger Agreement contains representations and warranties made by each of HopFed and First Financial relating to a number of matters, including the following:

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  corporate matters, including due organization and qualification and subsidiaries;

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  capitalization;

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  authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Merger;

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  required governmental and other regulatory filings and consents and approvals in connection with the Merger;

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  reports to regulatory authorities;

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  financial statements, internal controls, books and records, and absence of undisclosed liabilities;

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  broker's fees payable in connection with the Merger;

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  the absence of certain changes or events;

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  legal proceedings;

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  tax matters;

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  employee and employee benefit plan matters;

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  shareholder/stockholder communications and SEC filings;

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  compliance with applicable laws;

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  absence of agreements with regulatory authorities;

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  risk management instruments;

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  environmental matters;

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  investment securities and commodities;

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  real property;

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  intellectual property;

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  information technology;

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  inapplicability of takeover statutes;

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  insurance matters;

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  information security;

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  inaction relating to the tax treatment of the Merger;

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  the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

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  no anticipated denial or delays in receiving regulatory approvals;

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  loan matters;

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  certain material contracts; and

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  absence of other representations or warranties.

        In addition, the Merger Agreement contains representations and warranties of HopFed to First Financial as to:

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  related party transactions;

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  the opinion of KBW;

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  trust preferred securities; and

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  fiduciary accounts.

        Finally, the Merger Agreement contains representations and warranties of First Financial to HopFed as to:

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  no shareholder approval requirement for First Financial; and

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  availability of funds to pay the Cash Consideration and cash in lieu of fractional shares.

        Certain representations and warranties of First Financial and HopFed are qualified as to knowledge, "materiality," or "material adverse effect." For purposes of the Merger Agreement, a "material adverse effect," when used in reference to either HopFed, First Financial, or the surviving company, means a material adverse effect on (i) the business, properties, assets, liabilities, results of operations, or financial condition of such party and its subsidiaries taken as a whole (provided, that, with respect to this clause (i), material adverse effect shall not be deemed to include the impact of (A) changes, after the date of the Merger Agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements, (B) changes, after the date of the Merger Agreement, in laws, rules, or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the Merger Agreement, in global, national, or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, including changes in prevailing interest rates, (D) public disclosure of the transactions contemplated by the Merger Agreement or actions expressly required by the Merger Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the Merger Agreement, (E) the expenses incurred by HopFed or First Financial in negotiating, documenting, effecting, and consummating the transactions contemplated by the Merger Agreement, or (F) changes proximately caused by the impact of the execution or announcement of the Merger Agreement and the consummation of the transactions contemplated thereby on relationships with customers or employees (including the loss of personnel subsequent to the date of the Merger Agreement); except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations, or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate), or (ii) the ability of such party to timely consummate the transactions contemplated by the Merger Agreement.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

        First Financial has agreed that it will not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any respect at any time at or prior to the effective time of the Merger, (b) certain conditions to the Merger not being satisfied, or (c) a material violation of any provision of the Merger Agreement.

        HopFed has agreed that it will not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any respect at any time at or prior to the effective time of the Merger, (b) certain conditions to the Merger not being satisfied, or (c) a material violation of any provision of the Merger Agreement, except, in each case, as may be required by law. HopFed has further agreed that, prior to the effective time of the Merger (or early termination of the Merger Agreement), subject to certain exceptions, HopFed and its subsidiaries will

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  carry on its business diligently, substantially in the manner as is presently being conducted, and in the ordinary course of business;

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  use commercially reasonable efforts to preserve its business organization intact, keep available the services of the present officers and employees, and preserve its present relationships with customers and persons having business dealings with it;

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  use commercially reasonable efforts to maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted (including, without limitation, installing any upgrades or patches and performing other recommended or required maintenance with respect to information technology related assets);

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  maintain its books, records, and accounts in the usual, regular, and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules, and regulations applicable to them and to the conduct of its business; and

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  not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease, or license to which it is a party or by which it is or may be subject or bound.

        Additionally, HopFed has undertaken further covenants. Prior to the effective time of the Merger (or early termination of the Merger Agreement), subject to certain exceptions, HopFed and its subsidiaries will not, without the prior written consent of First Financial, undertake the following:

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  make any changes in its capital stock (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization, or reclassification), authorize a class of stock, or issue any stock, issue or grant any warrant, option, right, or other agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or redeem any of its outstanding shares of common stock or other securities;

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  distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its stockholders, except for HopFed's regular quarterly cash dividend in an amount not to exceed $0.07 per share; provided, however, HopFed and First Financial shall coordinate HopFed's dividend schedule for the quarter in which the closing of the Merger occurs so that holders of HopFed common stock do not receive dividends or distributions on both First Financial and HopFed common stock attributable to the same calendar quarter, it being understood that First Financial may withhold consent in its sole discretion to, among other things, better coordinate any pre- and post-closing dividends; provided, further, Heritage may pay cash dividends to HopFed in the ordinary course of business for payment of reasonable and necessary business and operating expenses of HopFed, including expenses of the Merger;

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  purchase or otherwise acquire any investment security for their own account that exceeds $3,000,000 individually or purchase or otherwise acquire any security other than U.S. Treasury or other governmental obligations or asset-backed securities issued or guaranteed by United States governmental or other governmental agencies, in either case having an average remaining life of three years or less, or sell any investment security owned by them other than sales made in the ordinary course of business as previously conducted during the past three years and in accordance with applicable laws and regulations, or engage in any activity that would be inconsistent with the classification of investment securities as either "held to maturity" or "available for sale";

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  make, renew, or otherwise modify any written or oral loan, loan agreement, note, or borrowing arrangement (including leases, credit enhancements, commitments, guarantees, and interest-bearing assets or any other extension of credit) (a "Loan") to any person if the Loan is an existing credit on the books of HopFed or any of its subsidiary and classified as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss" and the aggregate credit exposure to such person is in excess of $250,000. Heritage also shall not make, purchase, renew, modify, amend, or extend the maturity of (1) any new commercial Loan that would increase the aggregate credit exposure of any one borrower to amounts in excess of $4,500,000; provided, that Heritage may, without the consent of First Financial, renew, modify, amend, or extend the maturity of existing performing commercial Loans (which are not classified or non-accrual) with customers with existing aggregate credit exposure of $4,500,000 or less; and, provided, further, that any previously approved and committed commercial Loans by Heritage are not subject to the forgoing, (2) any 1 to 4 family, residential mortgage Loan in excess of $500,000 and with a loan to value in excess of 90% (unless private mortgage insurance is obtained); provided, that, in the event the Loan is to be investor sold, such Loans are not be subject to the foregoing if the Loan meets the criteria of the investor, (3) any consumer Loan in excess of $150,000, (4) any home equity Loan or line of credit in excess of $300,000, or (5) any Loan participation; provided, that, HopFed or Heritage may take any such action in respect of any such Loan if the Chief Credit Officer of First Financial shall be provided with notice of the proposed action in writing and First Financial shall not provide written objection to the taking of such proposed action within three business days of being provided with such notice (the lack of such objection being deemed prior written consent of First Financial for these purposes);

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  acquire any assets of any other person by any means (other than personal property acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness owed to Heritage) or foreclose upon or otherwise take title to or possession or control of, any real property without first obtaining a Phase I environmental report thereon, prepared by a reliable and qualified person acceptable to First Financial, which indicates that the real property is free of any recognized environmental conditions, including, without limitation, pollutants, contaminants, petroleum products, or hazardous materials; provided, however, that neither HopFed nor Heritage shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless HopFed has reason to believe that such property might contain a recognized environmental conditions or other such hazardous materials or otherwise might be contaminated;

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  pay or agree to pay, conditionally or otherwise, any additional compensation (including bonuses) or severance benefit, take any action that would give rise to an acceleration of the right to payment, or otherwise make any changes with respect to the fees or compensation payable (or to become payable) to consultants, directors, officers, or employees or, except as required by law, adopt or make any change in any employee benefit plan maintained by HopFed or any of its subsidiaries or other arrangement (including any agreement for indemnification) or payment made to, for, or with any of such consultants, directors, officers, or employees;

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  fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations, and expenses, including, without limitation, trade payables incurred in the regular and ordinary course of business, as such debts, liabilities, obligations, and expenses become due, unless the same are being contested in good faith;

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  except for Federal Home Loan Bank advances of one-year or less, federal funds purchased by Heritage, lines of credit loans from correspondent banks, trade payables and similar liabilities, and obligations incurred in the ordinary course of business and the payment, discharge, or satisfaction in the ordinary course of business of liabilities reflected in the HopFed's financial statements, borrow any money or incur any indebtedness in an aggregate amount exceeding $100,000;

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  change in its accounting methods, except as may be necessary and appropriate to conform to (1) changes in tax law requirements, (2) changes in generally accepted accounting principles or regulatory accounting principles, as required by HopFed's independent auditors or regulatory agencies having jurisdiction over it, or (3) changes requested by First Financial pursuant to the Merger Agreement;

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  make, change, or revoke any material tax election, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes, settle any material tax claim or assessment, or surrender any right to claim a refund of a material amount of taxes;

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  make application for the opening or closing of any, or open or close any, branch or automated banking facility;

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  waive, release, grant, or transfer any material rights of value or enter into, amend, or terminate any contract, agreement, lease, commitment, understanding, arrangement, or transaction or incur any liability or obligation (other than as described above with respect to Loans and legal, accounting, and investment banking or financial advisory fees related to the Merger) requiring payments by HopFed or any of its subsidiaries which exceed $50,000, whether individually or in the aggregate (other than trade payables or otherwise incurred in the ordinary course of business) or which contain any financial commitment extending more than twelve months following the date of the Merger Agreement;

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  except as already committed in writing as of the date of the Merger Agreement, make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

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  except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management or hedging policies, procedures, or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

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  take any action that would change Heritage's loan loss reserves that is not in compliance with Heritage's policy and past practices consistently applied and in compliance with generally accepted accounting principles;

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  except as already committed in writing as of the date of the Merger Agreement, cancel, release, or compromise any indebtedness in excess of $250,000 owing to HopFed or any of its subsidiaries or any claims which HopFed or any of its subsidiary may possess, or voluntarily waive any material rights with respect thereto;

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  pay, discharge, settle, or compromise any litigation, claim, action, arbitration, or other proceeding against HopFed or any of its subsidiaries unless such payment, discharge, settlement, or compromise does not require HopFed or any of its subsidiaries to pay any monies, incur any obligation, or admit any wrongdoing or liability;

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  take any action that is intended or is reasonably likely to result in (A) any of its representations or warranties set forth in the Merger Agreement being or becoming untrue at any time at or prior to the effective time of the Merger, (B) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, or (C) a breach of any provision of the Merger Agreement, except, in each case, as may be required by applicable law;

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  maintain the rate of interest paid by Heritage on any deposit product, including, without limitation, on certificates of deposit, in a manner and pursuant to policies inconsistent with past practices;

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  amend the HopFed Certificate of Incorporation or Bylaws, or similar governing documents of any of its subsidiaries;

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  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries, relating to Loans previously charged off, on Loans and leases outstanding;

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  take any action or fail to take any action that would, or would be likely to, prevent, impede, or delay the Merger from qualifying as a "reorganization" as defined by Section 368(a) of the Code;

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  make any new loan or other extension of credit to any business that grows, produces, buys, or sells or otherwise distributes marijuana, a business that leases real property or otherwise provides space to such business, or a business that leases or otherwise provides equipment which is directly used to grow or produce marijuana, or a business the conduct of which would reasonably be anticipated to result in Heritage's collateral being subject to proceedings under the Civil Asset Forfeiture Act; or

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  agree or commit to do, or enter into any contract regarding, any of the foregoing.

Bank Regulatory Matters

        First Financial and HopFed agreed that First Financial is primarily responsible for the preparation, filing, and costs of all bank regulatory applications required for consummation of the Merger. First Financial and HopFed have also agreed to (i) provide to the other's counsel copies of all applications filed and copies of all material written communications with regulatory agencies relating to such applications and (ii) cooperate fully and use commercially reasonable efforts to procure, upon terms and conditions reasonably acceptable to each of them, all consents, authorizations, approvals, registrations, and certificates, to complete all filings and applications, and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement. Further information is described in the section titled "The Merger—Regulatory Approvals Required for the Merger" beginning on page 81.

Securities Matters

        HopFed agreed to prepare, as soon as practicable after the execution of the Merger Agreement, with appropriate assistance from First Financial, a proxy statement to be used in connection with the Special Meeting. First Financial agreed to prepare and file with the SEC, as soon as practicable after the execution of the Merger Agreement, a registration statement covering the shares of First Financial common stock to be issued in the Merger, and containing a proxy statement/prospectus to be used in connection with the Special Meeting. First Financial has further agreed to use its reasonable best efforts to cause the registration statement to become effective and, until the effective time of the Merger (or early termination of the Merger Agreement, to keep it effective and, if necessary, amend and supplement it, and to make all filings required to obtain all "blue sky" exemptions, authorizations, consents, or approvals required for the issuance of First Financial common stock to be issued in the Merger. First Financial and HopFed agreed to use reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the registration statement and to take certain action as may be required in connection with a necessary amendment or supplement to the proxy statement/prospectus or registration statement.

NASDAQ Listing

        First Financial has agreed to use its reasonable best efforts to cause the shares of First Financial common stock to be issued in connection with the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the effective time of the Merger.

Cooperation by HopFed

        HopFed has agreed to proceed expeditiously, cooperate fully, and use commercially reasonable efforts to assist First Financial in (i) procuring, upon terms and conditions consistent with the condition set forth in the Merger Agreement, all consents, authorizations, approvals, registrations, and certificates, (ii) completing all filings and applications, and (iii) satisfying all other requirements prescribed by law which are necessary for consummation of the Merger (including requirements for any potential branch closings) on the terms and conditions provided in the Merger Agreement at the earliest possible reasonable date. Further, HopFed has agreed that any written materials or information provided by HopFed to First Financial for use by First Financial in any filing with any regulatory agency will not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

Employee Benefits Matters

        All health and welfare plans sponsored by HopFed and Heritage and group insurance policies of HopFed or any of its subsidiaries will be terminated as of the effective time of the Merger, unless First Financial elects to continue any such plans or policies after the effective time of the Merger. To the extent HopFed's health and welfare plans are terminated and HopFed employees which continue with First Financial become participants in First Financial's health and welfare plans, First Financial has agreed to use commercially reasonable efforts to: (i) waive all pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any First Financial plans, except to the extent such pre-existing condition exclusions or waiting periods would apply under the analogous HopFed plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the effective time of the Merger under a HopFed plan (to the same extent that such credit was given under the analogous HopFed plan prior to the effective time of the Merger) in satisfying any applicable deductible or out-of-pocket requirements under any new plans, and (iii) recognize all service of such employees with HopFed and its subsidiaries for purposes of determining eligibility to participate and vesting (and with respect to paid time off and vacation plans, benefits level determination) in any First Financial plan to the same extent that such service was taken into account under the analogous HopFed plan prior to the effective time of the Merger; provided, that, the foregoing service recognition shall not apply (a) to the extent it would result in duplication of benefits for the same period of services, (b) for purposes of any defined benefit pension plan, including the First Financial Corporation Employees' Pension Plan, or benefit plan that provides retiree welfare benefits, or (c) to any First Financial benefit plan that is a frozen plan or provides grandfathered benefits.

        Under the Merger Agreement, prior to the closing of the Merger, HopFed is responsible for timely giving any notices to, and terminating as of the effective time of the Merger, any employees whose employment will not be continued by First Financial after the effective time of the Merger, and HopFed will pay such employees any and all amounts which are then due and payable in connection with the termination of their employment, including, accrued vacation and sick pay.

        Additionally, certain directors, executive officers, and other employees of HopFed and/or Heritage will or may receive certain payments and benefits in connection with the Merger, including severance pay, as discussed in the sections titled "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger," "The Merger—Merger-Related Compensation for HopFed's Named Executive Officers," and "The Merger—Other Employee Benefits Matters," beginning on pages 73, 78, and 79, respectively.

Indemnification; Directors' and Officers' Insurance

        First Financial has agreed that all rights to indemnification (including advancement of expenses) provided for under the HopFed Certificate of Incorporation and Bylaws, or as required by applicable law, as in effect as of the date of the Merger Agreement, will survive the Merger for a period of six years and will not be amended, repealed, or otherwise modified in a manner that would adversely affect the rights of the present and former directors and officers of HopFed and Heritage for acts or omissions occurring or alleged to have occurred at or prior to the effective time of the Merger; provided, however, First Financial is not required to indemnify, defend, or hold harmless any present or former director or officer of HopFed or Heritage to a greater extent than HopFed or Heritage could as of the date of the Merger Agreement and, provided, further, First Financial is only required to provide indemnification to extent permitted by applicable law.

        In addition, First Financial has agreed to use its reasonable best efforts to cause HopFed's and Heritage's officers and directors who are serving immediately prior to the effective time of the Merger to be covered by the directors' and officers' liability insurance policy currently maintained by HopFed, or by a comparable or better policy, for a period of six years following the effective time of the Merger, which policy, subject to policy terms and conditions, will provide coverage with respect to covered acts and omissions occurring prior to the effective time of the Merger; provided, however, First Financial is not obligated to pay annual premiums which are more than 200% of HopFed's current annual premiums for such coverage. In the event First Financial is unable to maintain or obtain such insurance, it has agreed to obtain as much comparable insurance as available under the circumstances.

Trust Preferred Securities

        First Financial will assume, as of the effective time of the Merger, HopFed's performance and obligations under the Indenture, dated September 25, 2003, between HopFed and Wilmington Trust Company, as Trustee, relating to the Floating Rate Junior Subordinated Debt Securities Due 2033, and will pay the principal of and premium, if any, and interest on the debt securities, as required by the indenture.

Certain Additional Covenants

        The Merger Agreement also contains additional covenants, including, among others, those related to obtaining required third party consents, maintaining insurance, accruals for loan loss reserves and expenses, public announcements with respect to the transactions contemplated by the Merger Agreement, access to information, treatment of confidential information, furnishing future financial statements, environmental inspections, furnishing governmental reports and shareholder information, conversion of data processing systems, installation of First Financial equipment, termination of certain contracts, exempting certain transactions from Rule 16b-3 under the Exchange Act, litigation brought with respect to the Merger, and taking actions with respect to takeover laws.

Stockholder Meeting and Recommendation of HopFed's Board of Directors

        HopFed has agreed to hold a meeting of its stockholders for the purpose of voting upon adoption of the Merger Agreement as soon as reasonably practicable and upon other related matters. The board of directors of HopFed has agreed to recommend that its stockholders approve the Merger and approve and adopt the Merger Agreement and to solicit proxies in favor of the Merger Agreement from HopFed stockholders.

Change of Recommendation

        HopFed has agreed that its board of directors, including any committee thereof, will not (with the following actions being referred to as a "change of recommendation"):

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  withdraw, qualify, modify, amend, or fail to make, or propose publicly to withdraw, qualify, modify, or amend its recommendation that HopFed stockholders approve the Merger Agreement (or fail to include such recommendation in this proxy statement/prospectus);

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  make any public statement or take any action inconsistent with its recommendation that HopFed stockholders approve the Merger Agreement; or

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  approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any "acquisition proposal" (as described below).

        Regardless of any other provision contained in the Merger Agreement and prior to HopFed stockholder approval of the Merger Agreement, HopFed may take the following actions:

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  HopFed's board of directors may make a change of recommendation if an "intervening event" (as described below) becomes known to it and it concludes in good faith (after consultation with its outside financial and legal advisors) that an intervening event has occurred and a failure to make a change of recommendation would cause it to violate its fiduciary duties under applicable law, provided, that, the change of recommendation is not made at any time within three business days (or such shorter period in the event that the Special Meeting is scheduled to occur in less than three business days) after First Financial receives written notice from HopFed that its board of directors has determined that an intervening event requires its board of directors to make a change of recommendation and, provided, further, during such period of time, HopFed engages in good faith negotiations with First Financial (to the extent that First Financial desires to negotiate) to amend the Merger Agreement in such a manner that eliminates the need for the HopFed board of directors to make the change of recommendation; and

  •
  if, in response to the receipt of an acquisition proposal that did not arise or result from any material breach of the Merger Agreement, the HopFed board of directors determines in good faith (after consultation with its outside financial and legal advisors) that such acquisition proposal constitutes a "superior proposal" (as described below) and that a failure to make a change of recommendation with respect to such superior proposal would cause it to violate its fiduciary duties under applicable law, then it may, with respect to such superior proposal, make a change of recommendation (or terminate the Merger Agreement to enter into a definitive agreement providing for such superior proposal), provided, that, HopFed has provided prompt written notice to First Financial advising First Financial that its board of directors has received a superior proposal (in any event, within two business days) and stating its intent to make a change of recommendation (or terminate the Merger Agreement), and, within three business days of receipt of such notice, First Financial does not make a written offer or proposal to revise the terms of the Merger Agreement in a manner that its board of directors determines in good faith (after consultation with its outside financial and legal advisors), to be at least as favorable to HopFed stockholders as such superior proposal; provided, however, during the three business day period following First Financial's receipt of such notice, HopFed must negotiate in good faith with First Financial (to the extent First Financial desires to negotiate) regarding any revised proposal from First Financial.

        As used in the Merger Agreement, "intervening event," "acquisition proposal," and "superior proposal" mean:

  •
  "intervening event" means, other than in connection with or as a result of the making of an acquisition proposal, a material development or change in circumstances that was not known or, with respect to material developments or changes in circumstances relating to HopFed and its subsidiaries, reasonably foreseeable to HopFed's board of directors on or before the date of the Merger Agreement, which occurs or arises after the date of the Merger Agreement.

  •
  "acquisition proposal" means, other than the transactions contemplated by the Merger Agreement, any offer, proposal, or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of HopFed and its subsidiaries or 20% or more of any class of equity or voting securities of

    HopFed or its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of HopFed, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of HopFed or its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of HopFed, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or other similar transaction involving HopFed or its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of HopFed.

  •
  "superior proposal" means an unsolicited, bona fide written offer made by a third party to consummate an acquisition proposal that (i) HopFed's board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the HopFed stockholders than the transaction contemplated by the Merger Agreement (taking into account all factors relating to such proposed transaction deemed relevant by HopFed's board of directors, including the amount and form of consideration, the timing of payment, the risk of consummation of the transaction, the financing thereof, and all other conditions thereto, (including any adjustments to the terms and conditions of such transactions proposed by First Financial in response to such acquisition proposal)).

Agreement Not to Solicit Other Offers

        HopFed has agreed that it will, and will cause its and its subsidiaries' officers, directors, agents, advisors, and representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of the Merger Agreement with any person other than First Financial with respect to any acquisition proposal (as defined above). HopFed has further agreed that it will not, and will cause its subsidiaries and its and their officers, directors, agents, advisors, and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage, or knowingly facilitate inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal except to notify such person of the existence of HopFed's obligations with respect to such acquisition proposals under the Merger Agreement.

        However, in the event that, prior to the adoption of the Merger Agreement by HopFed stockholders, HopFed receives an unsolicited bona fide written acquisition proposal, it may, and may permit its subsidiaries and its subsidiaries' officers, directors, agents, advisors, and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law, provided, that, prior to providing any such nonpublic information, HopFed enters into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between First Financial and HopFed, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with HopFed. HopFed will promptly (within three business days) advise First Financial following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), and will keep First Financial apprised of any updated developments within two business days thereafter, including any amendments to or revisions of the terms of such inquiry or acquisition proposal.

        In addition, subject to its fiduciary duties, HopFed has agreed to use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party.

Change in Control Payments

        Any employee of HopFed or its subsidiaries who has or is a party to, or entitled to benefits pursuant to, any agreement, plan, or arrangement providing for the payment of additional compensation related to termination of the employee's employment as a result of the transactions contemplated by the Merger Agreement, but excluding compensation previously accrued, earned or awarded without regard to such transactions, that provides for any payment that may be triggered by or in connection with the Merger or the Bank Merger, is not entitled to receive any severance benefits that may be payable under HopFed or First Financial severance policies, but will instead receive the applicable payment to the extent the payment is required to be paid under such agreement, plan, or arrangement. HopFed has agreed to pay out or accrue, in accordance with generally accepted accounting principles, all such payments as if they are triggered by the Merger and to take all steps necessary to ensure that in the event that any payments to be made by HopFed or First Financial, either individually or in conjunction with a payment or benefit under any other plan, agreement, or arrangement that is aggregated for purposes of Section 280G of the Code, would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, then the amounts of the payments to the employee shall be reduced such that the value of the total payments that the employee is entitled to receive is $1.00 less than the maximum amount which the employee may receive without becoming subject to the excise tax under Section 4999 of the Code or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code.

Termination Agreements; Settlement Agreements; Non-Disclosure Agreements

        The Merger Agreement obligated HopFed to deliver to First Financial executed copies of Termination Agreements and Non-Disclosure Agreements with HopFed's executive officers in connection with the execution of the Merger Agreement. See section titled "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger" beginning on page 73 for additional information.

        HopFed has agreed, if requested by First Financial, which First Financial has requested, and prior to the effective time of the Merger, to use commercially reasonable efforts to obtain from certain employees a mutually agreeable settlement agreement and release, which quantifies and settles any payments triggered by or in connection with the Merger or Bank Merger. It is anticipated that payment under any such settlement agreement will be contingent upon the consummation of the Merger, the employee's execution of a release agreement, and the employee not revoking the release agreement, and subject to potential reduction to an amount one dollar less than the amount which would cause payments to the employee to be subject to the excise tax imposed by Section 4999 of the Code.

        Further, HopFed has agreed, prior to the effective time of the Merger, to use commercially reasonable efforts to obtain from certain employees a non-disclosure and non-solicitation agreement. It is anticipated that the material terms of any such agreement will be substantially similar to the Non-Disclosure Agreements discussed under "The Merger—Interests of HopFed's Directors and Executive Officers in the Merger—Employment Matters—Non-Disclosure and Non-Solicitation Agreements" beginning on page 75.

Conditions to Complete the Merger

        First Financial's and HopFed's respective obligations to complete the Merger are subject to the satisfaction or waiver of the following conditions:

  •
  the adoption of the Merger Agreement by the HopFed stockholders;

  •
  the authorization for listing on NASDAQ, subject to official notice of issuance, of the First Financial common stock to be issued upon the consummation of the Merger;

  •
  the receipt of necessary regulatory approvals contemplated by the Merger Agreement and the expiration of all statutory waiting periods in respect thereof, without the imposition of any condition, restriction, or requirement which the board of directors of First Financial reasonably determines in good faith would have a material adverse effect on First Financial following the effective time of the Merger or reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that First Financial would not have entered into the Merger Agreement had such conditions, restrictions, or requirements been known at such time;

  •
  the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the First Financial common stock to be issued upon the consummation of the Merger, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

  •
  the absence of any order, injunction, or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger or the other transactions contemplated by the Merger Agreement, and the absence of any statute, rule, regulation, order, injunction, or decree enacted, entered, promulgated, or enforced by any governmental entity which prohibits or makes illegal consummation of the Merger;

  •
  the accuracy of the representations and warranties of the other party contained in the Merger Agreement as of the date on which the Merger Agreement was entered into and (except to the extent such representations and warranties speak to an earlier date) as of the date on which the Merger is completed, subject to particular standards provided in the Merger Agreement (and the receipt by each party of an officer's certificate from the other party to such effect);

  •
  the performance by the other party in all material respects of all obligations required to be performed by it under the Merger Agreement at or prior to the date on which the Merger is completed (and the receipt by each party of an officer's certificate from the other party to such effect); and

  •
  receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Additionally, First Financial's obligations to complete the Merger are subject to the satisfaction by HopFed or waiver by First Financial of the following conditions:

  •
  not more than 9.9% of the issued and outstanding shares of HopFed common stock have perfected, or continue to have a right to exercise, appraisal rights under the DGCL with respect to the Merger;

  •
  having provided notice of termination with respect to Heritage's data processing agreements;

  •
  delivery to First Financial of executed nonsolicitation and non-disclosure agreements and mutual termination agreements from certain individuals;

  •
  the consolidated stockholders' equity of HopFed and its subsidiaries, as adjusted in accordance with the terms of the Merger Agreement, not being less than $87,168,519.00 as of the end of the month prior to the effective time of the Merger;

  •
  receipt of required (i) written consents under certain contracts, arrangements, commitments, and understandings to which HopFed or its subsidiaries is a party to or bound by and (ii) permits, authorizations, other written consents, permissions, and approvals under any agreement, contract, appointment, indenture, plan, trust, or other arrangement with a third party which is required for the lawful consummation of the Merger and to effect the transactions contemplated by the Merger Agreement; and

  •
  delivery to First Financial of executed standstill agreements from certain HopFed stockholders, and the continued effectiveness of such agreements as of the effective time of the Merger.

        Neither HopFed nor First Financial can provide assurance as to when or if all of the conditions to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, neither HopFed nor First Financial has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The Merger Agreement can be terminated at any time prior to the effective time of the Merger in the following circumstances:

  •
  by mutual written consent of First Financial and HopFed, if the boards of directors of each so determines by a vote of a majority of the members of its entire board;

  •
  by either First Financial or HopFed, if any governmental entity that must grant a requisite regulatory approval has denied approval of the Merger or the other transactions contemplated by the Merger Agreement and such denial has become final and nonappealable or any governmental entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its covenants and agreements under the Merger Agreement;

  •
  by either First Financial or HopFed, if the Merger shall not have been consummated on or before December 31, 2019, unless the failure of the Merger to be consummated by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its covenants and agreements under the Merger Agreement;

  •
  by either First Financial or HopFed, provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if there has been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the Merger Agreement on the part of the other party, which breach or failure to be true, either individually or in the aggregate, would constitute, if occurring or continuing on the date the Merger is completed, the failure of a condition precedent to the terminating party's obligation to complete the Merger and which is not cured within 45 calendar days following written notice to the party committing such breach or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to December 31, 2019);

  •
  by either First Financial or HopFed, if the board of directors of HopFed has (i) failed to recommend in this proxy statement/prospectus that the HopFed stockholders adopt the Merger Agreement, or withdrawn, modified, or qualified such recommendation in a manner adverse to

    First Financial, or resolved to do so, or failed to reaffirm such recommendation within 3 calendar days after First Financial requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding HopFed common stock that has been publicly disclosed (other than by First Financial or its affiliates) within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms of the Merger Agreement, (ii) recommended or endorsed an acquisition proposal, or (iii) if the HopFed stockholders vote but fail to approve the Merger Agreement at the Special Meeting, provided that in the case of termination by HopFed, it has complied with its obligations under the Merger Agreement with respect to obtaining HopFed stockholder approval, changes of recommendation, and acquisition proposals;

  •
  by First Financial, if HopFed has breached its obligations under the Merger Agreement with respect to obtaining HopFed stockholder approval, changes of recommendation, or acquisition proposals in any material respect;

  •
  by HopFed, at any time prior to HopFed stockholder approval being obtained, in the event that its board of directors concludes, in good faith after consultation with its legal and financial advisors, that it must agree to endorse a superior proposal and terminate the Merger Agreement in order to comply with its fiduciary duties, provided that HopFed has complied with all of its obligations under the Merger Agreement with respect to changes of recommendation and acquisition proposals; or

  •
  by HopFed, if, at any time during the seven calendar day period commencing on the Determination Date, both of the following conditions are satisfied: (a) the First Financial Market Value is less than $33.03, as adjusted in accordance with the terms of the Merger Agreement; and (b) the number obtained by dividing the then First Financial Market Value by $41.29, as adjusted in accordance with the terms of the Merger Agreement, is less than number obtained by dividing the average of the daily closing value of the NASDAQ Bank Index for the 20 consecutive trading days immediately preceding the Determination Date by $3,338.12, minus 0.20. If HopFed elects to exercise this termination right, First Financial may elect to avoid termination of the Merger Agreement by increasing the Exchange Ratio, as described in the section titled "The Merger Agreement—Potential Adjustments to the Merger Consideration—Decrease in Market Price of First Financial Common Stock" beginning on page 87.

Effect of Termination

        If the Merger Agreement is terminated, it will become void and have no effect, except that (1) both First Financial and HopFed will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the Merger Agreement and (2) designated provisions of the Merger Agreement will survive the termination, including those relating to payment of the termination fee and the confidential treatment of information.

Termination Fee

        HopFed will pay First Financial a termination fee if the Merger Agreement is terminated in the following circumstances:

  •
  In the event that after the date of the Merger Agreement and prior to the termination of the Merger Agreement, a bona fide acquisition proposal has been made known to senior management of HopFed or has been made directly to its stockholders generally, or any person shall have publicly announced (and not withdrawn) an acquisition proposal with respect to HopFed and (A)(1) thereafter the Merger Agreement is terminated by either First Financial or HopFed because the Merger has not been completed prior to December 31, 2019 and HopFed has failed to obtain the required vote of its stockholders at the Special Meeting or any adjournment or postponement thereof at which a vote on the adoption of the Merger Agreement is taken or (2) thereafter the Merger Agreement is terminated by First Financial as a result of a breach of the Merger Agreement by HopFed that would constitute the failure of a closing condition and that has not been cured during the permitted time period, or by its nature cannot be cured during such period, and (B) prior to the date that is 12 months after the date of such termination, HopFed enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), then HopFed will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay First Financial, by wire transfer of same day funds, a fee equal to $5.1 million (the "termination fee") (provided that for purposes of the foregoing, all references in the definition of acquisition proposal to "20%" will instead refer to "50%").

  •
  In the event the Merger Agreement is terminated (i) by either First Financial or HopFed because the board of directors of HopFed has failed to recommend in this proxy statement/prospectus that the HopFed stockholders adopt the Merger Agreement, or withdrawn, modified, or qualified such recommendation in a manner adverse to First Financial, or resolved to do so, or failed to reaffirm such recommendation within 3 calendar days after First Financial requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding HopFed common stock that has been publicly disclosed (other than by First Financial or its affiliates) within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms of the Merger Agreement; (ii) by either First Financial or HopFed because the board of directors of HopFed has recommended or endorsed an acquisition proposal; (iii) by First Financial because HopFed has breached its obligations under the Merger Agreement with respect to obtaining HopFed stockholder approval, changes of recommendation, or acquisition proposals in any material respect; or (iv) by HopFed because its board of directors concludes, in good faith after consultation with its legal and financial advisors, that it must agree to endorse a superior proposal and terminate the Merger Agreement in order to comply with its fiduciary duties, HopFed will pay First Financial, by wire transfer of same day funds, the termination fee on the date of termination.

Expenses and Fees

        All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the Merger will be borne by First Financial.

Amendment, Waiver, and Extension of the Merger Agreement

        Subject to compliance with applicable law, the Merger Agreement may be amended by First Financial and HopFed, by action taken or authorized by the respective boards of directors of First Financial and HopFed, at any time before or after approval of the matters presented in connection with the Merger by the HopFed stockholders, except that after adoption of the Merger Agreement by the HopFed stockholders, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement that requires further approval under applicable law.

        At any time prior to the effective time of the Merger, First Financial and HopFed, by action taken or authorized by the respective boards of directors of First Financial and HopFed, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the Merger Agreement, except that after adoption of the Merger Agreement by the HopFed stockholders, there may not be, without further approval of such stockholders, any extension or waiver of the Merger Agreement or any portion thereof that requires further approval under applicable law.

ACCOUNTING TREATMENT

        First Financial will account for the Merger under the "acquisition" method of accounting in accordance with United States generally accepted accounting principles. Using the acquisition method of accounting, the assets (including identified intangible assets) and liabilities of HopFed will be recorded by First Financial at their respective fair values at the time of the completion of the Merger. The excess of First Financial's purchase price over the net fair value of the tangible and identified intangible assets acquired over liabilities assumed will be recorded as goodwill.

APPRAISAL RIGHTS

        If the Merger is consummated, HopFed stockholders who have complied with the applicable requirements and procedures of Section 262 of the DGCL will be entitled to demand appraisal of their shares of HopFed common stock and receive in lieu of the Merger Consideration a cash payment equal to the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, plus interest, if any, as determined by the Delaware Court of Chancery to be the "fair value" of such shares, subject to the provisions of Section 262 of the DGCL, as further described herein. Such "fair value" may be greater than, the same as, or less than, the value of the Merger Consideration. Any HopFed stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights, and is encouraged to consult personal legal counsel.

        THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX C AND IS INCORPORATED BY REFERENCE HEREIN. THE FOLLOWING SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE NOR DOES IT CONSTITUTE A RECOMMENDATION THAT HOPFED STOCKHOLDERS EXERCISE APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

Generally

        Under Section 262 of the DGCL, HopFed is required, not less than 20 days before the date of the Special Meeting, to notify each of its stockholders who is entitled to exercise appraisal rights that appraisal rights are available for any or all of their shares, and is required to include in such notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes a formal notice of appraisal rights under Section 262 of the DGCL and the full text of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex C. Any HopFed stockholder who wishes to exercise such appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Annex C carefully because failure to comply exactly with all of the procedures specified may result in a termination or loss of appraisal rights.

        Under the DGCL, the procedures to properly demand and perfect appraisal rights must be carried out by and in the name of those registered as the stockholders of record, with certain limited exceptions. Stockholders who are the beneficial owners but not the holders of record (such as shares held in the name of a bank, broker, or other nominee) and who wish to demand appraisal of their shares of HopFed common stock held beneficially but not of record, are advised to consult promptly with the holders of record as to the timely exercise of such rights and to cause such holders of record to make the appropriate demand and to otherwise comply with the requirements of Section 262 of the DGCL.

        FAILURE TO COMPLY EXACTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL MAY RESULT IN A TERMINATION OR LOSS OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

Exercising Appraisal Rights

        If a HopFed stockholder elects to exercise their appraisal rights under Section 262 of the DGCL, the record stockholder must do ALL of the following:

  •
  NOT vote your shares of HopFed common stock "FOR" approval of the Merger Proposal;

  •
  deliver to HopFed, before the vote is taken on the Merger Proposal at the Special Meeting, a separate written demand for appraisal of your shares of HopFed common stock, which demand reasonably informs HopFed of your identity and your intent to demand appraisal of your shares of HopFed common stock; and

  •
  continuously hold of record your shares of HopFed common stock through the effective time of the Merger.

        Any HopFed stockholder who votes "FOR" approval of the Merger Proposal will not be entitled to exercise appraisal rights with respect thereto, but, rather, will receive the Merger Consideration in respect of their shares of HopFed common stock, subject to the terms and conditions of the Merger Agreement. Because a proxy that is signed and submitted, but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you vote by proxy and wish to exercise your appraisal rights you must vote against the Merger Proposal or abstain from voting.

        Voting, in person or by proxy, against, abstaining from voting on, or failing to vote on the Merger Proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Written Demand by the Record Holder

        Only a holder of record of shares of HopFed common stock is entitled to demand appraisal rights for the shares registered in that holder's name. Beneficial owners who do not also hold their shares of HopFed common stock of record may not directly make appraisal demands to HopFed. The beneficial holder must, in such cases, have the owner of record, such as a bank, broker, or other nominee, submit the required demand in respect of those shares of HopFed common stock of record. A record owner, such as a bank, broker, or other nominee, who holds shares of HopFed common stock as a nominee for others, may exercise his, her, or its right of appraisal with respect to the shares of HopFed common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of HopFed common stock as to which appraisal is sought. Where no number of shares of HopFed common stock is expressly mentioned, the demand will be presumed to cover all shares of HopFed common stock held in the name of the record owner.

        IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER, OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

        If you own shares of HopFed common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners.

        An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If you hold shares of HopFed common stock through a broker who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

  HopFed Bancorp, Inc.
  P.O. Box 537
  Hopkinsville, Kentucky 42241
  Attention: Michael L. Woolfolk, Corporate Secretary

Action after Completion of the Merger

Notice by the Surviving Company

        If the Merger is completed, within 10 days after the effective date of the Merger, First Financial will give written notice of the effective date to you if you did not vote in favor of the Merger Proposal and you made a written demand for appraisal in accordance with Section 262 of the DGCL.

Withdraw of Demand

        At any time within 60 days after the effective date of the Merger, you have the right to withdraw your appraisal demand and to accept the Merger Consideration, in accordance with the Merger Agreement, for your shares of HopFed common stock, provided that you have not commenced an appraisal proceeding or joined an appraisal proceeding as a named party.

Filing a Petition for Appraisal

        Within 120 days after the effective date of the Merger, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL, or First Financial may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, demanding a determination of the value of the HopFed common stock held by all HopFed stockholders entitled to appraisal rights. First Financial is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Statement of Shares Not Voted For the Merger Proposal

        Within 120 days after the effective date of the Merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from First Financial, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which First Financial has received demands for appraisal and the aggregate number of holders of those shares. First Financial must mail this statement to you within the later of 10 days of receipt of the written request or 10 days after expiration of the period for delivery of demands for appraisal.

Certain Action by Beneficial Owners

        If you are the beneficial owner of shares of HopFed common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from First Financial the statement described above.

Filing of Stockholders List; Determination of Stockholders

        If a petition for appraisal is duly filed by you or another record HopFed stockholder who has properly exercised their appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is served on First Financial, First Financial will then be obligated, within 20 days after being served with a copy of the appraisal petition, to file in the office of the Register in Chancery in which the appraisal petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of HopFed common stock and with whom agreement as to the value of their shares have not been reached.

        The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the appraisal proceedings.

Dismissal of Appraisal Proceedings

        Because HopFed common stock is listed on a national securities exchange (and assuming HopFed common stock remains listed through the time immediately before the effective time of the Merger), the Delaware Court of Chancery is required to dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of HopFed common stock eligible for appraisal or (ii) the value of the Merger Consideration for such total number of shares exceeds $1 million.

Determination of "Fair Value"

        After determining the stockholders entitled to appraisal, and assuming the appraisal petition has not been dismissed or withdrawn, the Delaware Court of Chancery will determine the "fair value" of the shares of HopFed common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the "fair value." HopFed stockholders considering the exercise of appraisal rights should be aware that the "fair value" of their shares of HopFed common stock, as determined under Section 262 of the DGCL, could be greater than, the same as, or less than the value of the Merger Consideration.

        In determining "fair value" all relevant factors are taken into account. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining "fair value" in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court indicated that, in making this determination of "fair value," the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

Interest

        Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except with respect to advance payments described below, interest on the amount determined to be the "fair value" must accrue from the effective date of the Merger through the date of payment of the judgment, must be compounded quarterly, and must accrue at 5% over the Federal Reserve Board discount rate (including any surcharges) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

Advance Payment

        At any time before the entry of judgment in the appraisal proceedings, First Financial may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will only accrue thereafter upon the sum of (1) the difference, if any, between the amount so paid and the "fair value" of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. First Financial is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Costs of Appraisal Proceeding

        The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable under the circumstances. Upon application of a HopFed stockholder, the court may also order that all or a portion of the expenses incurred by a HopFed stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of HopFed common stock entitled to be appraised. Absent such an order, each party is responsible for her, his or its own expenses.

After the Effective Date of the Merger

        From and after the effective date of the Merger, no former HopFed stockholder who has demanded appraisal rights in compliance with Section 262 of the DGCL is entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on any the shares (except dividends or other distributions, if any, payable to stockholders of record as of a record date prior to the effective date of the Merger). If a timely appraisal petition is not filed or if a HopFed stockholder delivers to First Financial a written withdrawal of the demand for an appraisal and acceptance of the Merger Consideration, either within 60 days after the effective date of the Merger or thereafter with the written approval of First Financial, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any HopFed stockholders without the approval of the court, which may be conditioned on such terms as the court deems just; provided, however, that such requirement will not affect the right of any HopFed stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the Merger Consideration within 60 days after the effective date of the Merger.

Failure to Perfect; Loss of Appraisal Rights

        If any HopFed stockholder who demands appraisal of their shares of HopFed common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, such stockholder's right to appraisal, as provided in the DGCL, the shares of HopFed common stock of such stockholder will be deemed converted, at the effective time of the Merger, into the right to receive the Merger Consideration, without interest, subject to any taxes required to be withheld under applicable law, and the stockholder must follow the applicable exchange procedures in order to receive payment of the Merger Consideration.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a general discussion of the anticipated material U.S. federal income tax consequences of the Merger applicable to U.S. holders (as defined below) of shares of HopFed common stock who surrenders all of the stockholder's common stock for the Stock Consideration, the Cash Consideration, or for a combination of the Stock and Cash Consideration. This discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

        This discussion is limited to U.S. holders. For purposes of this discussion, the term "U.S. holder" means a beneficial owner of HopFed common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the U.S.;

  •
  a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or political subdivision thereof;

  •
  a trust that (1) is subject to (A) the primary supervision of a court within the U.S. and (B) the authority of one or more U.S. persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds HopFed common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partnership, or a partner in such partnership, holding HopFed common stock, you should consult your tax advisor.

        Holders of HopFed common stock that are not U.S. holders may have different tax consequences than those described in this discussion and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. laws. This discussion only addresses those HopFed stockholders who hold their HopFed common stock as a capital asset within the meaning of Section 1221 of the Code. Importantly, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or to you if you are subject to special rules, such as:

  •
  mutual funds, banks, thrifts, or other financial institutions;

  •
  S corporations or other pass-through entities (or investors in S corporations or other pass-through entities);

  •
  retirement plans or pension funds;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  dealers or brokers in stocks and securities, or currencies;

  •
  traders in securities that elect to use the mark-to-market method of accounting;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  persons who hold HopFed common stock as part of a straddle, hedge, constructive sale, conversion transaction, or other risk management transaction;

  •
  persons who purchase or sell their HopFed common stock as part of a wash sale;

  •
  expatriates or persons who have a functional currency other than the U.S. dollar;

  •
  persons who are not U.S. holders (as defined above); and

  •
  persons who acquired their HopFed common stock through the exercise of an employee stock option or otherwise as compensation or through a tax qualified retirement plan.

        In addition, this discussion does not address any alternative minimum tax, U.S. federal estate or gift tax, or any state, local, or foreign tax consequences of the Merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

        Determining the actual tax consequences of the Merger to a holder of HopFed common stock may be complex. HopFed stockholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws, and U.S. tax laws other than income tax laws.

Tax Consequences of the Merger Generally

        Subject to the limitations, assumptions, and qualifications described herein, SmithAmundsen, counsel to First Financial, and Jones Walker, counsel to HopFed, are of the opinion that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligation of First Financial to complete the Merger that First Financial receive an opinion from SmithAmundsen, dated the closing date of the Merger, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of HopFed to complete the Merger that HopFed receive an opinion from Jones Walker, dated the closing date of the Merger, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both First Financial and HopFed. Neither First Financial nor HopFed currently intends to waive the conditions related to the receipt of the closing opinions. First Financial and HopFed undertake to recirculate appropriate soliciting materials and resolicit the votes of HopFed stockholders if either of these conditions is waived and the change in U.S. federal income tax consequences is material.

        These opinions are, and will be, subject to customary qualifications and assumptions, including assumptions regarding the completion of the Merger in accordance with the Merger Agreement, the absence of any amendment to or waiver of the provisions of the Merger Agreement, effectiveness of the Merger under state law, and those which are necessary and proper to assume in rendering these opinions. In rendering their opinions, SmithAmundsen and Jones Walker relied, and will rely, upon statements and representations of First Financial and HopFed, including those contained in the Merger Agreement, the registration statement of which this proxy statement/prospectus forms a part of, and certificates of officers of First Financial and HopFed, reasonably satisfactory in form and substance to each such counsel, and assumed, and will assume, that these statements and representations are true, correct, and complete without regard to any knowledge limitation. If any of these assumptions or representations are inaccurate in any way, these opinions could be adversely affected. The opinions represent each counsel's best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the IRS or a court considering the issues. In addition, neither First Financial nor HopFed has requested nor does either of them intend to request a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Accordingly, there can be no assurances that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions.

Tax Consequences of the Merger to a U.S. Holder

        The following is a discussion of the anticipated material U.S. federal income tax consequences of the Merger to U.S. holders of HopFed common stock. The anticipated material U.S. federal income tax consequences of the Merger to a U.S. holder of HopFed common stock will depend primarily on whether the stockholder exchanges his, her, or its shares of HopFed common stock solely for the Stock Consideration, solely for the Cash Consideration, or for a combination of the Stock and Cash Consideration, as more fully described below.

Exchange Solely for the Stock Consideration

        No gain or loss will be recognized by a U.S. holder of HopFed common stock who receives solely shares of First Financial common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his, her, or its shares of HopFed common stock. The tax basis of the shares of First Financial common stock received by a U.S. holder of HopFed common stock in such exchange will be equal (except for the basis attributable to any fractional shares of First Financial common stock, as discussed below) to the basis of the HopFed common stock surrendered in exchange for the First Financial common stock. The holding period of the First Financial common stock received will include the holding period of shares of HopFed common stock surrendered in exchange for the First Financial common stock, provided that such shares were held as capital assets of the U.S. holder of HopFed common stock at the effective time of the Merger.

Exchange Solely for the Cash Consideration

        A U.S. holder of HopFed common stock who receives solely cash in exchange for all of his, her, or its shares of HopFed common stock (and is not treated as constructively owning First Financial common stock after the Merger under the circumstances referred to below under "Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to a U.S. Holder—Possible Dividend Treatment") will recognize a gain or loss, for federal income tax purposes, equal to the difference between the cash received and such stockholder's tax basis in the HopFed common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets by the U.S. holder of HopFed common stock at the effective time of the Merger. Such gain or loss will be a long-term capital gain or loss if the U.S. holder of HopFed common stock's holding period is more than one year at the effective time of the Merger. The Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Exchange for a Combination of the Stock and Cash Consideration

        A U.S. holder of HopFed common stock who receives a combination of First Financial common stock and cash in exchange for his, her, or its HopFed common stock will not be permitted to recognize any loss for federal income tax purposes. Such a stockholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain "realized" in the transaction. The amount of gain a U.S. holder of HopFed common stock "realizes" will equal the amount by which (a) the cash plus the fair market value of First Financial common stock received at the effective time of the Merger exceeds (b) the stockholder's basis in the HopFed common stock to be surrendered in the exchange for the cash and First Financial common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of First Financial common stock received by such U.S. holder of HopFed common stock will be the same as the basis of the shares of HopFed common stock surrendered in exchange for the shares of First Financial common stock, adjusted as provided in Section 358(a) of the Code for the gain recognized and/or cash received in exchange for HopFed common stock. If a U.S. holder of HopFed common stock purchased or acquired HopFed common stock on different dates or at different prices, then, solely for purposes of determining the basis of the First Financial common stock received in the Merger, such stockholder may designate which share of First Financial common stock is received in exchange for each particular share of HopFed common stock. The holding period for shares of First Financial common stock received by such U.S. holder of HopFed common stock will include such stockholder's holding period for the HopFed common stock surrendered in exchange for the First Financial common stock, provided that such shares were held as capital assets of the stockholder at the effective time of the Merger.

Purchases at Different Times and Different Prices

        A U.S. holder of HopFed common stock's federal income tax consequences will also depend on whether his, her, or its shares of HopFed common stock were purchased at different times at different prices. If they were, the U.S. holder of HopFed common stock could realize gain with respect to some of the shares of HopFed common stock and loss with respect to other shares. Such U.S. holder of HopFed common stock would have to recognize such gain to the extent such stockholder receives cash with respect to those shares in which the stockholder's adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the Merger of the First Financial common stock received, but could not recognize loss with respect to those shares in which the U.S. holder of HopFed common stock's adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the Merger of the First Financial common stock received. Any disallowed loss would be included in the adjusted basis of the First Financial common stock. Such a U.S. holder of HopFed common stock is urged to consult his, her, or its own tax advisor respecting the tax consequences of the Merger to that stockholder.

Possible Dividend Treatment

        In certain circumstances, a U.S. holder of HopFed common stock who receives solely cash or a combination of cash and First Financial common stock in the Merger may receive dividend income, rather than capital gain, treatment on all or a portion of the gain recognized by that stockholder if the receipt of cash "has the effect of the distribution of a dividend." The determination of whether a cash payment has such effect is based on comparison of the U.S. holder of HopFed common stock's proportionate interest in First Financial after the Merger with the proportionate interest the stockholder would have had if the stockholder had received solely First Financial common stock in the Merger. For example, this could happen because of the stockholder's purchase (or the purchase by a family member) of additional First Financial common stock or a repurchase of shares by First Financial. For purposes of this comparison, the U.S. holder of HopFed common stock may be deemed to constructively own shares of First Financial common stock held by certain members of the stockholder's family or certain entities in which the stockholder has an ownership or beneficial interest. The amount of the cash payment that may be treated as a dividend is limited to the stockholder's ratable share of the accumulated earnings and profits of HopFed at the effective time of the Merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the stockholder's shares were held as capital assets at the effective time of the Merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each U.S. holder of HopFed common stock, stockholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the Merger.

Cash in Lieu of Fractional Shares

        A U.S. holder of HopFed common stock who holds HopFed common stock as a capital asset and who receives in the Merger, in exchange for such stock, solely First Financial common stock and cash in lieu of a fractional share interest in First Financial common stock will be treated as having received such cash in full payment for such fractional share of stock.

Backup Withholding

        Unless an exemption applies under the backup withholding rules of Section 3406 of the Code, the Exchange Agent shall be required to withhold, and will withhold, 24% of any cash payments to which a U.S. holder of HopFed common stock is entitled pursuant to the Merger, unless the U.S. holder of HopFed common stock signs the substitute IRS Form W-9 enclosed with the materials sent by the Exchange Agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the Exchange Agent, this completed form provides the information, including the U.S. holder of HopFed common stock's taxpayer identification number, and certification necessary to avoid backup withholding.

        The preceding discussion of material U.S. federal income tax consequences of the Merger is intended only as a general discussion of the anticipated material U.S. federal income tax consequences of the Merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you and is limited to U.S. holders (as defined above). Each HopFed stockholder should consult their own tax advisors as to the specific tax consequences to them resulting from the Merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information and accompanying notes show the historical financial positions and results of operations of First Financial and HopFed, and have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with First Financial treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of HopFed, as of the effective date of the Merger, will be recorded by First Financial at their respective fair values, and the excess of the Merger Consideration over the fair value of HopFed's net assets will be allocated to goodwill.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the Merger had occurred on March 31, 2019. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2019 and the year ended December 31, 2018 are presented as if the Merger had occurred on January 1, 2018, the first day of the First Financial 2018 fiscal year.

        The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations. The unaudited pro forma condensed combined financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Merger. Certain historical financial information has been reclassified to conform to the current presentation.

        The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company after completion of the proposed transaction.

        The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The adjustments included in the unaudited pro forma condensed combined financial information are preliminary and may be revised. Upon completion of the Merger, a final determination of the fair value of HopFed's assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total acquisition consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the combined company's statement of income. The final acquisition consideration allocation may be materially different than the preliminary acquisition consideration allocation presented in the unaudited pro forma condensed combined financial information.

        The unaudited pro forma condensed combined financial information are based on and should be read together with:

  •
  The accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  First Financial's unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2019, included in First Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference in this proxy statement/prospectus;

  •
  First Financial's audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in First Financial's Annual Report on

    Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this proxy statement/prospectus;

  •
  HopFed's unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2019, included in HopFed's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference in this proxy statement/prospectus;

  •
  HopFed's audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in HopFed's Annual Report on Form 10-K for the year ended December 31, 2018, as amended, which is incorporated by reference in this proxy statement/prospectus; and

  •
  Other information pertaining to First Financial and HopFed contained in or incorporated by reference into this proxy statement/prospectus. See "Selected Consolidated Historical Financial Information of First Financial" and "Selected Consolidated Historical Financial Information of HopFed" included elsewhere in this proxy statement/prospectus.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2019

(Dollars in thousands)	Historical First Financial	Historical HopFed	Pro Forma Adjustment	Notes	Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$56,627	$47,416	$(6,998)	A	$97,045
Securities	796,623	176,596	—		973,219
Gross loans	1,984,053	671,545	(8,629)	B	2,646,969
Loan loss reserve	(20,960)	(4,553)	4,553	C	(20,960)
Fixed assets	52,412	21,079	4,009	D	77,500
OREO	857	3,446	(353)	E	3,950
Goodwill	34,355	—	31,777	F	66,132
Intangibles	1,083	—	9,383	G	10,466
Other assets	120,515	18,731	(1,951)	H	137,295

Total assets	$3,025,565	$934,260	$31,791		$3,991,616

Liabilities and Shareholders' Equity
Deposits	$2,419,556	$741,827	—		$3,161,383
FHLB borrowings	25,000	26,000	69,631	I	120,631
Other borrowings	56,648	59,046	—		115,694
Senior notes	—	—	—		—
Subordinated debt	—	—	—		—
Trust preferred securities	—	10,310	(1,689)	J	8,621
Other liabilities	61,565	4,190	—		65,755

Total liabilities	$2,562,769	$841,373	$67,942		$3,472,084

Preferred stock	—	—	—		—
Common stock	462,796	92,887	(36,151)	K	519,532

Total shareholders' equity	$462,796	$92,887	$(36,151)		$519,532

Total liabilities and shareholders' equity	$3,025,565	$934,260	$31,791		$3,991,616

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2019

(Dollars in thousands, except per share data)	Historical First Financial	Historical HopFed	Pro Forma Adjustment	Notes	Pro Forma Condensed Combined
Interest and Dividend Income
Loans	$26,754	$8,230	—	L	$34,984
Securities
Taxable	3,681	1,035	—		4,716
Tax-exempt	1,867	195	—		2,062
Other	314	82	—		396

Total interest and dividend income	32,616	9,542	—		42,158
Interest Expense
Deposits	2,817	2,137	—		4,954
Short-term borrowings	323	461	472	M	1,256
Other borrowings	50	147	27	N	224

Total interest expense	3,190	2,745	499		6,434

Net interest income	29,426	6,797	(499)		35,724
Provision for loan losses	1,470	60	—		1,530

Net interest income after provision for loan losses	27,956	6,737	(499)		34,194
Non-Interest Income
Trust and financial services	1,204	173	—		1,377
Service charges and fees on deposit accounts	2,624	667	—		3,291
Other service charges and fees	3,114	299	—		3,413
Securities gain (loss), net	(4)	—	—		(4)
Insurance commissions	23	—	—		23
Gain on sale of mortgage loans	420	249	—		669
Other	255	248	—		503

Total non-interest income	7,636	1,636			9,272
Non-Interest Expense
Salaries and employee benefits	12,755	4,044	—		16,799
Occupancy expense	1,815	734	40	O	2,589
Equipment expense	1,817	—	—		1,817
Federal deposit insurance	140	—	—		140
Other	7,166	2,966	239	P	10,371

Total non-interest expense	23,693	7,744	279		31,716

Income before income taxes	11,899	629	(778)		11,750
Provision for income taxes	2,217	6	(163)	Q	2,060

Net income	9,682	623	(615)		9,690
Other Comprehensive Income
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	10,224	1,229	—		11,453
Change in funded status of post-retirement benefits, net of taxes	303	—	—		303

Comprehensive income	20,209	1,852	(615)		21,446

Per Share Data
Basic earnings per share	$0.79	$0.10	—		$0.70
Diluted earnings per share(1)	$0.79	$0.10	—		$0.70
Weighted average number of shares outstanding—basic (in thousands)	12,282	6,277	—	R	13,759
Weighted average number of shares outstanding—diluted (in thousands)(1)	12,282	6,277	—	R	13,759

(1)
Neither First Financial nor HopFed have any potentially dilutive securities as their restricted stock awards are included in outstanding shares.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018

(Dollars in thousands, except per share data)	Historical First Financial	Historical HopFed	Pro Forma Adjustment	Notes	Pro Forma Condensed Combined
Interest and Dividend Income
Loans	$100,541	$31,709	—	S	$132,250
Securities
Taxable	16,942	4,080	—		21,022
Tax-exempt	7,455	797	—		8,252
Other	1,286	145	—		1,431

Total interest and dividend income	126,224	36,731	—		162,955
Interest Expense
Deposits	9,032	6,276	—		15,308
Short-term borrowings	501	1,359	1,889	T	3,749
Other borrowings	112	539	106	U	757

Total interest expense	9,645	8,174	1,995		19,814

Net interest income	116,579	28,557	(1,995)		143,141
Provision for loan losses	5,768	288	—		6,056

Net interest income after provision for loan losses	110,811	28,269	(1,995)		137,085
Non-Interest Income
Trust and financial services	5,286	677	—		5,963
Service charges and fees on deposit accounts	11,733	2,938	—		14,671
Other service charges and fees	13,012	1,279	—		14,291
Securities gain (loss), net	2	553	—		555
Insurance commissions	144	—	—		144
Gain on sale of mortgage loans	1,829	1,434	—		3,263
Other	6,200	936	—		7,136

Total non-interest income	38,206	7,817			46,023
Non-Interest Expense
Salaries and employee benefits	50,658	16,064	—		66,722
Occupancy expense	7,030	3,012	158	V	10,200
Equipment expense	6,827	10	—		6,837
Federal deposit insurance	929	—	—		929
Other	25,845	10,264	954	W	37,063

Total non-interest expense	91,289	29,350	1,112		121,751

Income before income taxes	57,728	6,736	(3,107)		61,357
Provision for income taxes	11,145	1,067	(652)	X	11,560

Net income	46,583	5,669	(2,455)		49,797
Other Comprehensive Income
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(8,861)	(1,460)	—		(10,321)
Change in funded status of post-retirement benefits, net of taxes	2,477	—	—		2,477

Comprehensive income	40,199	4,209	(2,455)		41,953

Per Share Data
Basic earnings per share	$3.80	$0.91	—		$3.63
Diluted earnings per share(1)	$3.80	$0.91	—		$3.63
Weighted average number of shares outstanding—basic (in thousands)	12,256	6,233	—	Y	13,732
Weighted average number of shares outstanding—diluted (in thousands)(1)	12,256	6,233	—	Y	13,732

(1)
Neither First Financial nor HopFed have any potentially dilutive securities as their restricted stock awards are included in outstanding shares.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined balance sheet as of March 31, 2019 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2019 and the year ended December 31, 2018 are based on the historical financial statements of First Financial and HopFed after giving effect to the completion of the Merger and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the Merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of these companies.

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the Merger with First Financial as the acquirer. Certain reclassifications have been made to HopFed historical information so as to conform to First Financial's presentation, including instances where certain amounts reflected individually by HopFed have been combined for presentation purposes as well as other instances where accounts previously disclosed in footnotes by HopFed have been reflected individually for presentation purposes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented.

        Under the acquisition method of accounting, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Prior to the completion of the Merger, First Financial and HopFed will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation, and possibly impairment charges will be recorded after management completes the integration plan.

        The accounting policies of both First Financial and HopFed are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Preliminary Estimated Acquisition Consideration

        Under the Merger Agreement, HopFed stockholders may elect to receive either (or a combination of) 0.444 shares of First Financial common stock or $21.00 in cash for each share of HopFed common stock owned, subject to allocation provisions specified in the Merger Agreement that provide for a targeted aggregate split of 50% of HopFed shares being exchanged for First Financial common stock and 50% for cash. Based on the number of shares of HopFed common stock outstanding at March 31, 2019, the preliminary estimated acquisition consideration is as follows.

(Dollars in thousands, except per share data)
Number of shares of HopFed common stock outstanding at March 31, 2019	6,649,190
Number of shares of HopFed common stock outstanding at March 31, 2019 to be exchanged for First Financial common stock	3,324,595
Per share exchange ratio	0.444
Number of shares of First Financial common stock—as exchanged	1,476,121
First Financial common stock per share price on March 31, 2019(1)	$42.00

Estimated fair value of First Financial common stock issued	$61,997

Number of shares of HopFed common stock outstanding at March 31, 2019 to be exchanged for cash	3,324,595
Cash consideration per share	$21.00

Total cash consideration	$69,817

Total stock consideration	$61,997
Total cash consideration	$69,817

Total preliminary estimated acquisition consideration for HopFed	$131,814

(1)
Based on the closing price per share on March 29, 2019, the last trading day of the first quarter of 2019.

Note 3—Preliminary Estimated Acquisition Consideration Allocation

        Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of HopFed based on their estimated fair values as of the closing of the Merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed for the acquisition, if any, is allocated to goodwill.

        The allocation of the estimated acquisition consideration with regard to HopFed is preliminary because the proposed Merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation adjustments will remain preliminary until First Financial management determines the final acquisition consideration and the fair values of the assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the Merger and will be based on the value of the First Financial common stock at the closing of the Merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

        The total preliminary estimated acquisition consideration as shown in the table above is allocated to HopFed's tangible and intangible assets and liabilities as of March 31, 2019 based on their preliminary estimated fair values as follows:

(Dollars in thousands)
Cash and cash equivalents	$45,679
Securities	176,596
Gross loans	662,916
Fixed assets	25,088
OREO	3,093
Goodwill	31,777
Intangibles	9,383
Other assets	16,780
Deposits	(741,827)
FHLB borrowings	(25,814)
Other borrowings	(59,046)
Trust preferred securities	(8,621)
Other liabilities	(4,190)

Total preliminary estimated acquisition consideration	$131,814

Note 4—Pro Forma Merger Adjustments

        The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position of First Financial would have been had the Merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma condensed combined financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the Merger.

        The following unaudited pro forma adjustments result from accounting for the Merger, including the determination of fair value of the assets, liabilities, and commitments that First Financial, as the acquirer, will acquire from HopFed. The descriptions related to these preliminary adjustments are as follows:

BALANCE SHEET	March 31, 2019
(Dollars in thousands)
A. Adjustment to cash and cash equivalents
To reflect transaction costs.	(6,998)
B. Adjustments to gross loans
To reflect expected credit loss in HopFed's portfolio loans.	(8,629)
C. Adjustment to allowance for loan and lease losses
To remove HopFed's allowance at merger date as credit risk is contemplated in the fair value adjustment in B above.	4,553
D. Adjustment to fixed assets
To reflect an anticipated write-up of fixed assets to market value.	4,009
E. Adjustment to OREO
Adjustment to fair market value of other real estate owned	(353)
F. Adjustment to goodwill
To reflect goodwill created as a result of the merger	31,777
G. Adjustment to intangibles
To record estimated fair value of acquired identified intangible assets, calculated as 2.25% of HopFed's total core deposits.	9,383
H. Adjustment to other assets
Adjustment to net deferred tax assets (at a 21.0% tax rate).	(1,951)
I. Adjustment to borrowings
To record estimated fair value of assumed borrowings based on market rates of similar products and to reflect the assumption that short-term borrowings will be used to fund the cash consideration.	69,631
J. Adjustment to trust preferred securities
To reflect the estimated fair value adjusted to HopFed's trust preferred securities.	(1,689)
K. Adjustment to common stock
To eliminate HopFed's common stock and reflect issuance of First Financial's stock to HopFed stockholders, and to reflect the anticipated impact of transaction costs.	(36,151)

STATEMENT OF INCOME	March 31, 2019
L. Adjustment to loan interest income
No accretion is reflected in loan income. Fair value interest rate marks will be determined at closing.	—
M. Adjustment to short term borrowing interest expense
To reflect accretion of borrowings discount from fair value adjustment over one year remaining life ($37) and to reflect interest expense associated with short-term borrowings that will be used to fund the cash consideration ($435).	472
N. Adjustment to other borrowings
To reflect the accretion of trust preferred securities discount from fair value adjustment over 13 year remaining life.	27
O. Adjustment to occupancy expense
To reflect the amortization to the anticipated write-up of fixed assets to market value.	40
P. Adjustment to other noninterest expense
To reflect the amortization of the acquired core deposit intangible.	239
Q. Adjustment to provision for income taxes
To reflect the income tax effect of pro forma adjustments L - P at an estimated 21.0% tax rate.	(163)
R. Weighted average shares outstanding
Calculated as First Financial's weighted average outstanding shares (12,282,474) plus the number of shares expected to be issued in the merger (1,476,054).	—

December 31, 2018
S. Adjustment to loan interest income
No accretion is reflected in loan income. Fair value interest rate marks will be determined at closing.	—
T. Adjustment to short term borrowing interest expense
To reflect accretion of borrowings discount from fair value adjustment over one year remaining life ($148) and to reflect interest expense associated with short-term borrowings that will be used to fund the cash consideration ($1,741).	1,889
U. Adjustment to other borrowings
To reflect the accretion of trust preferred securities discount from fair value adjustment over 13 year remaining life.	106
V. Adjustment to occupancy expense
To reflect the amortization to the anticipated write-up of fixed assets to market value.	158
W. Adjustment to other noninterest expense
To reflect the amortization of the acquired core deposit intangible.	954
X. Adjustment to provision for income taxes
To reflect the income tax effect of pro forma adjustments S - W at an estimated 21.0% tax rate.	(652)
Y. Weighted average shares outstanding
Calculated as First Financial's weighted average outstanding shares (12,255,958) plus the number of shares expected to be issued in the merger (1,476,054).	—

DESCRIPTION OF CAPITAL STOCK OF FIRST FINANCIAL

        As a result of the Merger, HopFed stockholders who receive shares of First Financial common stock in the Merger will become shareholders of First Financial. Your rights as a shareholder of First Financial will be governed by the IBCL, the First Financial Articles of Incorporation, and the First Financial Bylaws. The following briefly summarizes the material terms of First Financial common stock that will be issued in connection with the Merger and should be read in conjunction with the section entitled "Comparison of Rights of First Financial Shareholders and HopFed Stockholders" beginning on page 138. We urge you to read the applicable provisions of the IBCL, the First Financial Articles of Incorporation, and the First Financial Bylaws. Copies of First Financial's and HopFed's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information" beginning on page 161.

Authorized Capital Stock

        First Financial's authorized capital stock consists of 40,000,000 shares of First Financial common stock and 10,000,000 shares of preferred stock, without par value ("First Financial preferred stock"). As of May 30, 2019, 12,290,212 shares of First Financial common stock were outstanding, 2,342,111 shares of First Financial common stock were held by First Financial in treasury, and no shares of First Financial preferred stock were issued or outstanding.

Common Stock

        Holders of First Financial common stock are entitled to:

  •
  one vote for each share standing in his, her, or its name on the books of First Financial, except as otherwise provided by applicable law;

  •
  receive dividends and other distributions (i) at such times, in such amount and forms, from such sources, and upon such terms and conditions as First Financial's board of directors may, from time to time, determine, subject only to the restrictions, limitations, conditions, and requirements imposed by applicable law and the First Financial Articles of Incorporation, and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made; and

  •
  to share ratably in the remaining net assets of First Financial after payment or provision for payment of the debts and other liabilities of First Financial and of all shares of stock having priority over the First Financial common stock, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of First Financial.

        Holders of First Financial common stock have no preemptive rights, no redemption rights (although, the board of directors may acquire issued and outstanding shares in its discretion), and are not entitled to cumulative voting rights. The rights, preferences, and privileges of the holders of First Financial common stock are subject to, and may be adversely affected by, the rights, preferences, and privileges of holders of any shares of First Financial preferred stock that First Financial may designate and issue in the future.

        Subject to compliance with applicable federal and state securities laws, First Financial common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for First Financial common stock is American Stock Transfer & Trust Company, LLC.

        First Financial common stock is listed with NASDAQ on The NASDAQ Global Select Market under the symbol "THFF." Outstanding First Financial common stock is, and any First Financial common stock issued under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Stock

        First Financial may issue, without any further vote or action by First Financial's shareholders, subject to filing an amendment to the First Financial Articles of Incorporation setting forth the preferences, limitation, and rights and the rules and regulations of any stock exchange on which First Financial's securities may be listed, up to an aggregate of 10,000,000 shares of First Financial preferred stock in one or more series. The First Financial board of directors is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, and other rights of the First Financial preferred stock and of each series of First Financial preferred stock. All shares of First Financial preferred stock of the same series must be identical with each other in all respects.

        First Financial's board of directors may authorize the issuance of First Financial preferred stock with preferences, limitations, voting rights, and other rights that could adversely affect the voting power or other rights of the holders of First Financial common stock. The issuance of First Financial preferred stock could have the effect of decreasing the market price of First Financial common stock, restricting First Financial's ability to repurchase outstanding First Financial common stock, decreasing the amount of earnings and assets available for distribution to holders of First Financial common stock and creating restrictions upon the payment and amount of dividends and other distributions to holders of First Financial common stock. The issuance of First Financial preferred stock also could have the effect of delaying, deterring, or preventing a change in control of First Financial without further action by First Financial's shareholders.

Anti-Takeover Effects of Certain Provisions of First Financial's Articles of Incorporation and Bylaws and Indiana Law

        First Financial's Articles of Incorporation and Bylaws and the IBCL contain certain provisions that make it more difficult to acquire control of First Financial by means of a tender offer, open market purchase, a proxy fight, or otherwise. These provisions are designed to encourage persons seeking to acquire control of First Financial to negotiate with the board of directors. First Financial believes that, as a general rule, the interests of its shareholders would be best served if any change in control results from negotiations with the board of directors. Certain provisions of First Financial's Articles of Incorporation and Bylaws may have the effect of impeding the acquisition of control of First Financial by means of a tender offer, a proxy fight, open-market purchases, or otherwise in a transaction not approved by First Financial's board of directors.

        The provisions of First Financial's Articles of Incorporation and Bylaws which may discourage efforts to acquire control include the following:

  •
  cumulative voting for the election of directors is not permitted;

  •
  the board of directors of First Financial is divided into three classes, with directors elected for staggered three-year terms;

  •
  the availability of authorized but unissued common and preferred stock for issuance from time to time at the discretion of the First Financial board of directors;

  •
  a special shareholders' meeting may only be called by the Chairman of the Board or the First Financial board of directors;

  •
  nomination of candidates for election to First Financial's board of directors and shareholder proposals require advance notice containing certain information;

  •
  subject to exception, certain business combinations with interested shareholders must be approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class; and

  •
  a requirement that any change to the First Financial Articles of Incorporation governing certain provisions relating to the board of directors and the provisions relating to business combinations with interested shareholders may only be altered, amended, or repealed, in addition to any other required vote, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class.

        The provisions described above are intended to reduce First Financial's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by members of First Financial's board of directors

        Provisions of the IBCL could also affect the acquisition of First Financial common stock, or otherwise affect the control of First Financial. Chapter 42 of the IBCL includes provisions that may limit the voting rights of shares acquired in certain acquisitions of a corporation's stock. Chapter 43 of the IBCL prohibits certain business combinations with an interested shareholder. Although permissible under the IBCL, First Financial has not opted out of either of these chapters of the IBCL. The overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.

        Please see "Comparison of Rights of First Financial Shareholders and HopFed Stockholders—Anti-Takeover Provisions" beginning on page 151 for further information.

COMPARISON OF RIGHTS OF FIRST FINANCIAL SHAREHOLDERS
AND HOPFED STOCKHOLDERS

        HopFed stockholders who receive First Financial common stock as consideration in the Merger will become shareholders of First Financial at the effective time of the Merger. First Financial is an Indiana corporation while HopFed is a Delaware corporation. Although the rights of the holders of First Financial common stock and those of holders of HopFed common stock are similar in many respects, there are some differences. These differences relate to differences between the laws governing Indiana corporations, the IBCL, and the laws governing Delaware corporations, the DGCL, as well as differences between provisions of First Financial's Articles of Incorporation and Bylaws and HopFed's Certificate of Incorporation and Bylaws.

        Set forth below is a summary of the material differences between the rights of First Financial shareholders and the rights of HopFed stockholders. This description is not intended to be a complete statement of the differences affecting the rights of HopFed stockholders, but rather describes the more significant differences affecting the rights of HopFed stockholders and certain important similarities. Copies of First Financial's and HopFed's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, please see "Where You Can Find More Information" beginning on page 161.

FIRST FINANCIAL	HOPFED
AUTHORIZED CAPITAL STOCK

First Financial is authorized to issue 40,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value.

As of May 30, 2019, First Financial had 12,290,212 shares of common stock outstanding and no shares of preferred stock outstanding. First Financial's common stock is listed on NASDAQ under the symbol "THFF."

First Financial's board of directors is authorized, by filing an amendment to the First Financial Articles of Incorporation, to determine and to state the designations and the relative preferences, limitations, voting rights, and other rights of preferred stock and of each series of preferred stock.

HopFed is authorized to issue 15,000,000 shares of common stock, $0.01 par value per share, and 500,000 shares of serial preferred stock, $0.01 par value per share.

As of May 30, 2019, HopFed had 6,649,190 shares of common stock outstanding and no shares of preferred stock outstanding. HopFed's common stock is listed on NASDAQ under the symbol "HFBC."

HopFed's board of directors is authorized, by resolution, to provide for the issuance of serial preferred stock in series and to state the powers, designations, and rights of each such series.

PREEMPTIVE RIGHTS

Although permitted by the IBCL, the First Financial Articles of Incorporation expressly provide that neither holders of common stock nor holders of preferred stock have preemptive rights to subscribe to or purchase any shares of common stock, preferred stock, or other securities of First Financial.
The HopFed Certificate of Incorporation provides that no holder of shares of any class or series or of any other securities of HopFed has preemptive rights to purchase or to subscribe for any unissued stock of any class or any other securities of HopFed.

FIRST FINANCIAL	HOPFED
VOTING RIGHTS; QUORUM

At each shareholders' meeting, every shareholder entitled to vote will have one vote for each share standing in his, her, or its name on the books of First Financial as of the record date fixed by the board of directors for such meeting, except as otherwise provided by applicable law or the First Financial Articles of Incorporation, and except that no share shall be voted at any meeting upon which any installment is due and unpaid.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

On all other matters, the action will be approved if the number of votes cast thereon in favor of the action exceeds the number of votes cast opposing the action, except as otherwise provided by applicable law or the First Financial Articles of Incorporation.

The holders of a majority of the voting power of all shares issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum, unless otherwise provided by applicable law or the First Financial's Articles of Incorporation or Bylaws.

At each meeting of HopFed's stockholders, every stockholder entitled to vote has one vote for each share held by such stockholder as of the record date fixed by the board of directors for such meeting, except as otherwise provided by applicable law or by the HopFed Certificate of Incorporation.

Directors are elected by a plurality of the votes cast by the shares present in person or by proxy at the stockholders meeting and entitled to vote on the election of directors.

On all other matters, unless otherwise provided by applicable law or HopFed's Certificate of Incorporation or Bylaws, a majority of the votes cast by stockholders at a lawful meeting is sufficient to approve a matter.

Unless otherwise provided by applicable law, one-third of the outstanding shares of HopFed entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of stockholders.

CUMULATIVE VOTING
First Financial's Articles of Incorporation provide that shareholders do not have the right to vote cumulatively in the election of directors.	HopFed's Certificate of Incorporation provides that there shall not be cumulative voting by stockholders in the election of directors.

FIRST FINANCIAL	HOPFED
DIVIDENDS

Holders of First Financial common stock are entitled to receive dividends and other distributions (i) at such times, in such amount and forms, from such sources, and upon such terms and conditions as First Financial's board of directors may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by applicable law and the First Financial Articles of Incorporation, and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

Under the IBCL, no distribution may be declared or paid if, after giving it effect, (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination regarding the legality of the declaration or payment of a distribution on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

Holders of HopFed common stock are entitled to receive dividends and other distributions at such times, in such amount and forms, from such sources, and upon such terms and conditions as the HopFed board of directors may determine, subject to applicable law and the HopFed Certificate of Incorporation.

The DGCL permits dividends to be declared out of two legally available sources: (i) out of surplus (the excess of net assets over the corporation's capital as computed in accordance with the DGCL), or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, dividends may not be declared out of net profits if the capital of the corporation shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

FIRST FINANCIAL	HOPFED
NUMBER OF DIRECTORS; CLASSIFICATION

First Financial's board of directors currently consists of 9 members. First Financial's Articles of Incorporation provide that the number of directors shall be not less than 5 and not more than 20, as fixed by resolution adopted by a majority of the total number of members of the board of directors.

First Financial's board of directors consists of 3 classes of directors, divided as nearly equal in number as possible. Directors are elected for a term of 3 years, provided, however, each director holds his or her office until his or her successor is chosen and qualified.

HopFed's board of directors currently consists of 9 members. HopFed's Certificate of Incorporation provides that the number of directors shall be not less than 5 and not more than 15, as set from time to time by the board of directors.

HopFed's board of directors consists of 3 classes of directors, divided as nearly equal in number as possible. Directors are elected for a term of 3 years and until their successors are elected and qualified.

DIRECTOR VACANCIES

Subject to the rights of any preferred shareholder then outstanding, the First Financial directors are elected at a meeting of shareholders, except that newly-created directorships resulting from any increase in the authorized number of directors or any vacancy may be filled by a majority vote of the "Continuing Directors" although less than a quorum of the board of directors.

For these purposes, the term "Continuing Director" means any director then serving as such who was a member of the board of directors on April 16, 1997 or was recommended for appointment or election (before such person's initial assumption of office as a director) by a majority of the Continuing Directors then on the board.

Subject to applicable law, vacancies in the HopFed board of directors, including vacancies resulting from an increase in the stated number of directors, shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum.

FIRST FINANCIAL	HOPFED
REMOVAL OF DIRECTORS

Subject to the rights of any preferred shareholder then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares entitled to vote generally in the election of directors, voting together as a single class. For these purposes, removal for cause is limited to removal because of the director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
Subject to the rights of any preferred stockholder then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, considered for this purpose as one class.
CALL OF SPECIAL MEETING OF DIRECTORS

First Financial's Bylaws provide that a special meeting of the board of directors must be called on the written request of at least 2 directors, the Chairman of the Board, or the President upon giving 2 days' notice of the date, time, and place of the meeting.	HopFed's Bylaws provide that special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer, or one-third of the directors.

FIRST FINANCIAL	HOPFED
INDEMNIFICATION

First Financial's Articles of Incorporation

First Financial's Articles of Incorporation provide that First Financial must, to the fullest extent permitted by applicable law, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that he or she is or was a director, officer, employee, or agent of First Financial, or who, while serving as such director, officer, employee, or agent of First Financial, is or was serving at the request of First Financial as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties, and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him or her in accordance with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interests of First Financial, and in all other cases, was not opposed to the best interests of First Financial, and, with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

HopFed's Certificate of Incorporation

The HopFed Certificate of Incorporation provides that HopFed must, to the fullest extent permitted by the DGCL, indemnify any person who is or was a director, officer, employee, or agent of HopFed or any person who served or served at HopFed's request as a director, officer, employee, agent, partner, or trustee of another enterprise.

While the HopFed Certificate of Incorporation provides for mandatory indemnification, as opposed to the optional indemnification permitted under the DGCL, the scope of, and the requirements for, indemnification provided for by the HopFed Certificate of Incorporation are generally the same as the DGCL's indemnification provisions, as set forth below. However, the Certificate of Incorporation provides in addition that (i) its indemnification requirements shall be deemed to be a contract between HopFed and the persons entitled to indemnification thereunder and (ii) that its indemnification and advance payment of expenses requirements continue even after the individual ceases to hold a position with HopFed and inure to the benefit of his or her heirs, executors, and administrators.

FIRST FINANCIAL	HOPFED
First Financial's Articles of Incorporation further provide that, to the extent that a director, officer, employee, or agent of First Financial has been successful, on the merits or otherwise, in the defense of any action, suit, or proceeding referred to above, or in the defense of any claim, issue, or matter therein, First Financial must indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification referred to above (unless ordered by a court) will be made by First Financial only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the applicable standard of conduct.

First Financial may advance expenses upon making a determination that indemnification is not precluded and upon receipt of a written affirmation from the director, officer, employee, or agent as to his or her good faith belief they are eligible for indemnification and a written undertaking by such person to repay such expenses if it should ultimately be determined that he or she is not entitled to indemnification.

First Financial may purchase and maintain insurance on behalf of any such person against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not First Financial would have power to indemnify the individual against the same liability under First Financial's Articles of Incorporation.

DGCL

The DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that these standards have not been met.

FIRST FINANCIAL	HOPFED
IBCL

An Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the individual's conduct was in good faith, (ii) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the best interests of the corporation and, in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the individual either had reasonable cause to believe that the individual's conduct was lawful or the individual had no reasonable cause to believe that the individual's conduct was unlawful. A corporation may not indemnify a director under the foregoing provision unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct.

Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in defense of the proceeding. Unless limited by its articles of incorporation, officers of the corporation, whether or not a director, are similarly entitled this mandatory indemnification to the same extent as a director.

A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may, however, be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above, indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him or her is mandatory.

FIRST FINANCIAL	HOPFED
A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct; (2) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the IBCL.

Unless limited by its articles of incorporation, a corporation may also indemnify and advance expenses to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director under the IBCL.

Any determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct noted above must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL's indemnification provisions is not exclusive. A corporation has the power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

FIRST FINANCIAL	HOPFED
LIMITATION OF LIABILITY

IBCL

The IBCL provides that a director is not liable for any action taken as a director, or any failure to take any action, regardless of the nature of the alleged breach of duty, including alleged breaches of the duty of care, the duty of loyalty, and the duty of good faith, unless: (1) the director has breached or failed to perform the duties of the director's office in compliance with the IBCL; and (2) the breach or failure to perform constitutes willful misconduct or recklessness.

First Financial's Articles of Incorporation

First Financial's Articles of Incorporation provide that no director, member of any committee of the board of directors, or of another committee appointed by the board, officer, employee, or agent of First Financial shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such person acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and in a manner such person reasonably believed was in the best interests of First Financial, or (2) such person's breach of or failure to act in accordance with the foregoing standard of conduct in clause (1) did not constitute willful misconduct or recklessness.

As permitted under the DGCL, HopFed's Certificate of Incorporation provides that a director shall not be personally liable to HopFed or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to HopFed or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which relates to unlawful payment of dividends and unlawful stock purchases and redemptions), or (iv) for any transaction from which the director derived any improper personal benefit.

FIRST FINANCIAL	HOPFED
CONSIDERATIONS BY DIRECTORS

In considering the best interest of a corporation, the IBCL expressly permits a director to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

Likewise, the First Financial Articles of Incorporation provide that in addition to any other considerations which the board of directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the shareholders, the board of directors may in its discretion consider the long-term as well as short-term best interests of First Financial (including the possibility that these interests may be best served by the continued independence of First Financial), taking into account, and weighing as the directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of First Financial and its subsidiaries (including account holders and borrowers of any of First Financial's subsidiaries), the effect upon communities in which offices or other facilities of First Financial are located, and the effect on First Financial's ability to fulfill its corporate obligations as a bank holding company and on the ability of any of its subsidiary financial institutions to fulfill the objectives of a financial institution under applicable statutes and regulations, and any other factors the directors consider pertinent.

HopFed's Certificate of Incorporation permits the board of directors, in evaluating a business combination or a tender or exchange offer, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the board deems relevant, including (i) the social and economic effects of the transaction on HopFed and its subsidiaries, employees, depositors, loan and other customers, creditors, and other elements of the communities in which HopFed and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring party or parties; and (iii) the competence, experience, and integrity of the acquiring party or parties and its or their management.
CALL OF SPECIAL MEETINGS OF SHAREHOLDERS/STOCKHOLDERS

First Financial's Articles of Incorporation and Bylaws provide that special meetings of the shareholders may only be called by the Chairman of the Board or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors.	HopFed's Certificate of Incorporation provides that special meetings of stockholders may only be called by the board of directors or an appropriate committee appointed by the board of directors.

FIRST FINANCIAL	HOPFED
ADVANCE NOTICE REGARDING SHAREHOLDER/STOCKHOLDER NOMINATION OF CANDIDATES FOR ELECTION TO THE BOARD OF DIRECTORS

First Financial's Bylaws provide that nomination for election of directors may be made by any shareholder entitled to vote for the election of directors by delivering timely written notice to the Corporate Secretary of First Financial. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of First Financial not less than 120 days prior to the meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in First Financial's Bylaws if the annual meeting is held on such date), notice by the shareholders to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice is required to set forth information about the nominee and the shareholder as specified in First Financial's Bylaws.
HopFed's Certificate of Incorporation provides that any stockholder desiring to make a nomination for the election of directors at a meeting of stockholders must submit written notice to the corporate secretary not less than 30 or more than 60 days in advance of the meeting.
ADVANCE NOTICE REGARDING SHAREHOLDER/STOCKHOLDER PROPOSALS

First Financial's Bylaws provide that business may be properly brought before an annual meeting of shareholders by a shareholder if the proposing shareholder has the legal right and authority to make the proposal and the shareholder has given timely notice in writing to the Corporate Secretary of First Financial. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of First Financial not less than 120 days prior to the annual meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in First Financial's Bylaws if the annual meeting is held on such date), notice by the shareholders to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual
HopFed's Certificate of Incorporation provides that any stockholder desiring to make a proposal for new business at a meeting of stockholders must submit written notice to the corporate secretary not less than 30 or more than 60 days in advance of the meeting.

FIRST FINANCIAL	HOPFED
meeting was mailed or such public disclosure was made. The notice is required to set forth information about the proposal and the shareholder as specified in First Financial's Bylaws.
SHAREHOLDERS/STOCKHOLDERS ACTION BY WRITTEN CONSENT

First Financial's Articles of Incorporation provide that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the shareholders entitled to vote with respect thereto, and such written consent is filed with the minutes of the proceedings of the shareholders.	HopFed's Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders and not by written consent.
APPOINTMENT AND REMOVAL OF OFFICERS

First Financial's Bylaws provide that officers are to be elected by the board of directors at its annual meeting and will hold office for one year or until their respective successors have been duly elected and qualified; provided, however, the board of directors may at any time elect one or more persons to a new or different offices and/or change the title, designation, and duties and responsibilities of any of the officers consistent with applicable law, the First Financial Articles of Incorporation, and the First Financial Bylaws. Any officer may be removed at any by the affirmative vote of a majority of the full board of directors.
HopFed's Bylaws provide that its officers shall be elected annually at the first meeting of the board of directors held after the annual meeting of stockholders, to hold office until their respective successors shall have been duly elected and qualified. Any officer may be removed at any by the vote of two-thirds of the board of directors.
REQUIRED VOTE FOR CERTAIN TRANSACTIONS

First Financial's Articles of Incorporation and Bylaws do not contemplate a required vote for certain transactions, such as those involving merger, consolidation, or sale, lease, or exchange of all or substantially all of the property or assets of the corporation, except with respect to business combinations with interested shareholders, as is discussed below.
HopFed's Certificate of Incorporation and Bylaws do not contemplate a required vote for certain transactions, such as those involving merger, consolidation, or sale, lease, or exchange of all or substantially all of the property or assets of the corporation, except with respect to business combinations with related persons, as discussed below.

FIRST FINANCIAL	HOPFED
ANTI-TAKEOVER PROVISIONS
IBCL Control Share Acquisition Statute

Provided that certain thresholds are met for the application of the Indiana Control Share Acquisition Statute and unless an Indiana corporation's articles of incorporation or bylaws provide that the Indiana Control Share Acquisition Statute does not apply, "control shares" acquired in a "control share acquisition" will acquire voting rights only to the extent granted by a resolution approved by the corporation's shareholders.

A "control share acquisition" is defined as any acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares." Among others, the acquisition of shares in a merger effected under Chapter 40 of the IBCL does not constitute a control share acquisition if the issuer is a party to the merger agreement.

"Control shares" are defined as shares that, when added to all other shares owned or which the holder may exercise or direct the voting power, would entitle the holder, directly or indirectly, to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•

one-fifth or more, but less than one-third, of the voting power;

•

one-third or more, but less than a majority, of the voting power; or

•

a majority or more of the voting power.

DGCL Restrictions on Business Combinations with Interested Stockholders

The DGCL contains a statute designed to provide Delaware corporations with protection against hostile takeovers. This provision prohibits HopFed from engaging in certain business combinations (including a merger) with a person who is the beneficial owner of 15% or more of HopFed's outstanding voting stock (an "Interested Stockholder") during the three-year period following the date such person became an Interested Stockholder. This restriction does not apply if: (1) before such person became an Interested Stockholder, the board of directors approved the transaction in which the Interested Stockholder becomes an Interested Stockholder or approved the business combination; (2) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of HopFed outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the Interested Stockholder.

FIRST FINANCIAL	HOPFED
Assuming compliance with applicable notice and informational filing requirements, a shareholder resolution granting voting rights to control shares must generally be approved by each voting group entitled to vote separately by a majority of all the votes entitled to be cast, excluding all "interested shares" (an additional vote is required if the control share acquisition would result in certain amendments to the corporation's articles of incorporation).

First Financial has not opted out of the control share acquisition statute.

IBCL Business Combinations Statute

Under the Indiana Business Combinations Statute, a "resident domestic corporation" may generally not engage in any business combination with any "interested shareholder" of the resident domestic corporation for a period of five years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the resident domestic corporation before the interested shareholder's share acquisition date. If the business combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if such shareholder meets all requirements in the articles of incorporation of the resident domestic corporation and receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The above provision of the DGCL applies to all Delaware corporations that do not elect to opt out of its requirements in their certificates of incorporation. The HopFed Certificate of Incorporation does not include such an opt-out provision.

HopFed's Certificate of Incorporation—Business Combination Provision

HopFed's Certificate of Incorporation requires the approval of the holders of (i) at least 80% of the outstanding shares of voting stock, and (ii) at least a majority of the outstanding shares of voting stock, not including shares held by a "Related Person," to approve certain "Business Combinations," as defined therein, and related transactions. Under the DGCL, absent this provision, Business Combinations, including mergers, consolidations, and sales of substantially all of the assets of HopFed must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of HopFed's common stock.

FIRST FINANCIAL	HOPFED
The Indiana Business Combinations Statute does not apply to corporations that so elect in an amendment to their articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. First Financial's Articles of Incorporation do not exclude First Financial from the restrictions imposed under the Indiana Business Combinations Statute.

First Financial's Articles of Incorporation

First Financial's Articles of Incorporation provide that, in addition to any other required vote, certain business combinations with an "interested shareholder" must be approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class, except if the business combination is (i) approved by a majority of the "continuing directors" (provided that there are at least three continuing directors) or (ii) certain fair price and procedure requirements are met.

"Interested shareholder" is defined as any person (other than First Financial or its subsidiaries) who or which: (1) is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock; (2) is an affiliate or an associate of First Financial and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock; or (3) is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

The increased voting requirements in HopFed's Certificate of Incorporation apply in connection with business combinations involving a "Related Person," except in cases where the proposed transaction has been approved in advance by two-thirds of those members of HopFed's board of directors who are unaffiliated with the Related Person and who were directors prior to the time when the Related Person became a Related Person (the "Continuing Directors"). The term "Related Person" is defined to include any individual, corporation, partnership, or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of HopFed. A "Business Combination" is defined to include (i) any merger or consolidation of HopFed with or into any Related Person; (ii) any sale, lease exchange, mortgage, transfer, or other disposition of all or a substantial part of the assets of HopFed or of a subsidiary of HopFed to any Related Person (the term "substantial part" is defined to include more than 25% of HopFed's total assets); (iii) any merger or consolidation of a Related Person with or into HopFed or a subsidiary of HopFed; (iv) any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of a Related Person to HopFed or a subsidiary of HopFed; (v) the issuance of any securities of HopFed or a subsidiary of HopFed to a Related Person; (vi) the acquisition by HopFed of any securities of the Related Person; (vii) any reclassification of the common stock, or any recapitalization involving common stock; and (viii) any agreement, contract, or other arrangement providing for any of the above transactions.

FIRST FINANCIAL	HOPFED
"Continuing director" is defined as any member of the board of directors of First Financial who is unaffiliated with the interested shareholder and was a member of the board prior to the time that the interested shareholder became an interested shareholder, and any director who is thereafter chosen to fill any vacancy on the board of directors or who is elected and who, in either event, is unaffiliated with the interested shareholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of continuing directors then on the board.	HopFed's Certificate of Incorporation—Restrictions on Acquisition of More than 10% of Shares

HopFed's Certificate of Incorporation provides for restrictions on the voting rights of shares owned in excess of 10% of any class of equity security of HopFed. Specifically, HopFed's Certificate of Incorporation provides that if any person acquires the beneficial ownership of more than 10% of any class of equity security of HopFed, then, with respect to each vote in excess of 10%, such person shall be entitled to cast only one-hundredth of one vote. An exception from the restriction is provided if the acquisition of more than 10% of the securities received the prior approval by a two-thirds vote of HopFed's Continuing Directors. Under HopFed's Certificate of Incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically. In order to prevent the imposition of such restrictions, the board of directors must take affirmative action approving in advance a particular offer to acquire or acquisition. Unless the board of directors was to take such affirmative action, the provision would operate to restrict the voting by beneficial owners of more than 10% of HopFed common stock in a proxy contest.

FIRST FINANCIAL	HOPFED
APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS/STOCKHOLDERS

Under the IBCL, a shareholder is generally entitled to dissent from, and obtain payment of the fair value of their shares, in connection with certain mergers which require shareholder approval and the shareholder is entitled to vote on; certain share exchanges which the shareholder is entitled to vote on; certain sales or exchanges of all, or substantially all, of the corporation's property which the shareholder is entitled to vote on; approval of a control share acquisition; election to become a benefit corporation; and other corporate actions taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that shareholders are entitled to dissent. However, under the IBCL, dissenters' rights are not available to holders of shares listed on a national securities exchange, such as the New York Stock Exchange, NASDAQ, or a similar exchange. Accordingly, since the shares of First Financial common stock are traded on NASDAQ, no dissenters' rights are available to First Financial shareholders (except for special dissenters' rights granted in connection with certain control share acquisitions).
Under the DGCL, a stockholder is generally entitled to judicial appraisal of the fair value of their shares in connection with certain mergers and consolidations. However, under the DGCL, a stockholder does not have appraisal rights (i) if the shares are either listed on a national securities exchange or held of record by more than 2,000 holders, if the terms of the merger or consolidation allow the stockholders to receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or any combination thereof; or (ii) if no vote of the stockholders of the surviving corporation is required to approve the merger and if certain other conditions are met. Since the shares of HopFed common stock are traded on NASDAQ, a national securities exchange, no appraisal rights are available to HopFed stockholders unless they are required to accept cash (other than cash in lieu of fractional shares) or non-qualifying stock, as described above, for all or part of their shares.

FIRST FINANCIAL	HOPFED
AMENDMENT TO ARTICLES/CERTIFICATE OF INCORPORATION AND BYLAWS

First Financial's Articles of Incorporation may be amended, altered, changed, added to, or repealed in accordance with applicable law, except, in addition to any other required vote, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class, is required to alter, amend, or repeal certain provisions relating to the board of directors and the provisions relating to business combinations with interested shareholders. The IBCL generally requires the approval of at least a majority of a quorum of shareholders present at a shareholders' meeting (and, in certain cases, a majority of all shares held by any voting group entitled to vote) for amendments to an Indiana corporation's articles of incorporation.

First Financial's Bylaws may be made, altered, amended, or repealed by the affirmative vote of a number of directors equal to a majority of the number who constitute a full board of directors at the time of such action. Shareholders do not have any power to make, alter, amend, or repeal First Financial's Bylaws.

HopFed's Certificate of Incorporation provides that specified provisions thereof may not be repealed or amended except upon the affirmative vote of not less than 80% of the outstanding shares of HopFed's stock entitled to vote generally in the election of directors, after giving effect to any limits on voting rights. The specific provisions are those (i) governing the calling of special meetings, the absence of cumulative voting rights, and the requirement that stockholder action be taken only at annual or special meetings; (ii) requiring written notice to HopFed of nominations for the election of directors and new business proposals; (iii) governing the number of members on HopFed's board of directors, the filling of vacancies on the board of directors, and classification of the board of directors; (iv) providing the mechanism for removing directors; (v) limiting the acquisition of more than 10% of the capital stock of the HopFed; (vi) governing the requirement for the approval of certain business combinations involving a "Related Person"; (vii) regarding the consideration of certain nonmonetary factors in the event of an offer by another party; (viii) providing for the indemnification of directors, officers, employees, and agents of HopFed; (ix) pertaining to the elimination of the liability of the directors to HopFed and its stockholders for monetary damages, with certain exceptions, for breach of fiduciary duty; and (x) governing the required stockholder vote for amending HopFed's Certificate of Incorporation or Bylaws. Other provisions of HopFed's Certificate of Incorporation may be repealed or amended by the vote required by the DGCL for the repeal or amendment of a certificate provision, which is generally the vote of the holders of a majority of a corporation's outstanding stock.

FIRST FINANCIAL	HOPFED
HopFed's Bylaws may be altered, amended, or repealed by the board of directors by a vote of two-thirds of the board of directors at a meeting held in accordance with HopFed's Bylaws. HopFed's Bylaws may be altered, amended, or repealed by stockholders only by vote of not less than 80% of HopFed's outstanding shares of capital stock entitled to vote generally in the election of directors cast at a meeting of stockholders held for such purpose.

COMPARATIVE MARKET PRICES AND DIVIDENDS

        First Financial's common stock is listed on NASDAQ under the symbol "THFF," and HopFed common stock is listed on NASDAQ under the symbol "HFBC." The following table sets forth for the periods indicated the high and low reported intraday sales prices per share of First Financial common stock and HopFed common stock on NASDAQ, and the cash dividends declared per share.

	First Financial Common Stock			HopFed Common Stock
Quarter Ended:	High	Low	Dividend	High	Low	Dividend
June 30, 2019 (through June 10, 2019)	$42.96	$37.41	$0.52	$20.00	$18.74	$0.23
March 31, 2019	44.89	37.41	—	20.36	13.64	—
December 31, 2018	52.52	38.03	0.51	18.10	13.03	0.07
September 30, 2018	53.05	45.10	—	18.10	15.47	0.07
June 30, 2018	46.60	40.75	0.51	16.69	14.35	0.07
March 31, 2018	48.35	41.55	—	16.29	14.00	0.05
December 31, 2017	50.20	45.25	2.01	14.74	13.63	0.05
September 30, 2017	48.90	39.55	—	14.90	13.51	0.05
June 30, 2017	52.35	44.75	0.50	15.23	14.20	0.05
March 31, 2017	53.30	42.55	—	15.45	13.18	0.04

        On January 7, 2019, the last full trading day before the public announcement of the Merger Agreement, the closing sale price of shares of First Financial common stock as reported on NASDAQ was $42.53. On June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus, the closing sale price of shares of First Financial common stock as reported on NASDAQ was $38.85.

        On January 7, 2019, the last full trading day before the public announcement of the Merger Agreement, the closing sale price of shares of HopFed common stock as reported on NASDAQ was $14.24. On June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus, the closing sale price of shares of HopFed common stock as reported on NASDAQ was $19.05.

        As of June 10, 2019, the last day prior to the date of this proxy statement/prospectus for which it was practicable to obtain this information for First Financial and HopFed, respectively, there were approximately 526 registered holders of First Financial common stock and approximately 705 registered holders of HopFed common stock.

        The following table shows the closing sale prices of First Financial common stock and HopFed common stock as reported on NASDAQ on January 7, 2019, the last full trading day before the public announcement of the Merger Agreement, and on June 10, 2019, the last practicable trading day before the date of this proxy statement/prospectus. The equivalent per share of HopFed common stock was calculated by multiplying the price of a share of First Financial common stock by the Exchange Ratio of 0.444 and does not reflect the receipt of cash by HopFed stockholders.

	First Financial Common Stock	HopFed Common Stock	Equivalent Per Share of HopFed Common Stock
January 7, 2019	$42.53	$14.24	$18.88
June 10, 2019	$38.85	$19.05	$17.25

        HopFed stockholders are advised to obtain current market quotations for First Financial common stock and HopFed common stock. The market price of First Financial common stock and HopFed common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the Merger. No assurance can be given concerning the market price of HopFed common stock before the effective time of the Merger or First Financial common stock before or after the effective time of the Merger. Changes in the market price of First Financial common stock prior to the completion of the Merger will affect the market value of the Stock Consideration that HopFed stockholders may receive upon completion of the Merger.

LEGAL MATTERS

        The validity of the First Financial common stock to be issued in connection with the Merger will be passed upon for First Financial by SmithAmundsen LLC. Certain U.S. federal income tax consequences relating to the Merger will also be passed upon for First Financial by SmithAmundsen LLC and for HopFed by Jones Walker LLP, Washington, D.C.

EXPERTS

First Financial

        The consolidated financial statements of First Financial as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 and the effectiveness of First Financial's internal control over financial reporting as of December 31, 2018 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in its Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

HopFed

        The consolidated financial statements of HopFed as of December 31, 2018 and the effectiveness of HopFed's internal control over financial reporting as of December 31, 2018 have been audited by HORNE LLP, an independent registered public accounting firm, as set forth in their report appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of HopFed as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 have been audited by Carr, Riggs & Ingram, LLC, an independent registered public accounting firm, as set forth in their report appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SHAREHOLDER/STOCKHOLDER PROPOSALS FOR NEXT YEAR

First Financial

        First Financial shareholders desiring to make a director nomination or a proposal for any business or matter to be presented at any annual meeting of shareholders of First Financial must comply with the advance notice procedures provided in First Financial's Bylaws. Those procedures are summarized below. Failure to comply with First Financial's bylaw procedures and deadlines may preclude presentation of such proposals at an annual meeting. A complete copy of First Financial's Bylaws is included as an exhibit to the Corporation's Form 8-K filed on August 24, 2012 and is available on the SEC's website at www.sec.gov.

Notice Deadline

        Nominations for the election as directors and proposals for any business or matter to be presented at any annual meeting of shareholders may be made by any First Financial shareholder of record entitled to vote in the election of directors or on the business or matter to be presented, as the case may be. In order for a shareholder to make such a nomination or proposal, First Financial's Corporate Secretary must receive notice thereof in writing not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in First Financial's Bylaws, if the annual meeting is held on such date), notice by the shareholder to be timely must be received by First Financial no later than the close of the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Inclusion in Our Proxy Materials

        A shareholder who desires to include a proposal in First Financial's proxy soliciting materials relating to First Financial's 2020 annual meeting of shareholders must send the proposal in writing to Mr. Rodger A. McHargue, First Financial's Corporate Secretary, such that First Financial receives it at First Financial's principal executive office at One First Financial Plaza, Terre Haute, Indiana 47808 no later than November 14, 2019. Any such proposal must have been made in accordance with Rule 14a-8 under the Exchange Act.

Shareholder Nominations of Director Candidates

        Each notice given by a shareholder with respect to a nomination for election as a director must set forth for each nominee: (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of First Financial which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The shareholder making the nomination must provide his or her name and record address and the class and number of shares of First Financial stock beneficially owned by the shareholder, and will be asked to provide any other information relating to his or her nominee as may be reasonably requested by us.

HopFed

        HopFed's Certificate of Incorporation provides that due notice of business to be brought before an annual meeting by a HopFed stockholder must be delivered to the Corporate Secretary of HopFed not less than 30 nor more than 60 days prior to the meeting, unless notice of this date of the meeting occurs fewer than 40 days prior to the date of the meeting, in which event the HopFed Certificate of Incorporation provides due notice of business to be brought before the meeting by a HopFed stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the day of the meeting was mailed. A HopFed stockholder's notice of new business must also set forth certain information specified in HopFed's Certificate of Incorporation concerning the business the stockholder proposes to bring before the annual meeting. New business may be proposed by any HopFed stockholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of HopFed's Certificate of Incorporation.

        Initially, HopFed's 2019 Annual Meeting of Stockholders was expected to be held on or about May 15, 2019. To eliminate the confusion that might result from holding two meetings of stockholders in close proximity to each other, as well as avoid the additional cost associated with an annual meeting, HopFed now intends to hold the 2019 Annual Meeting of Stockholders only if the Board of Directors determines that the Merger cannot be completed prior to December 31, 2019. HopFed stockholders who wish to propose business to be brought before the 2019 Annual Meeting of Stockholders, if held, without having such proposal included in the proxy statement and proxy card for that meeting must comply with the requirements set forth in HopFed's Certificate of Incorporation.

        Proposals of HopFed stockholders that are intended for inclusion in the proxy statement and proxy relating to a 2019 Annual Meeting of Stockholders, if held, must be received by HopFed at its principal executive offices, 4155 Lafayette Road, Hopkinsville, Kentucky 42240, by a date HopFed's Board of Directors determines to be a reasonable deadline before HopFed begins to print and distribute its proxy materials. The date of the meeting, if held, and the deadline will be publicly disclosed in a Current Report on Form 8-K.

        HopFed will not include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements established by the SEC, HopFed's Certificate of Incorporation, and HopFed's Bylaws in effect at the time such proposal is received.

OTHER MATTERS

        No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the Special Meeting, or at any adjournment or postponement of such meetings. If any procedural matters relating to the conduct of the meeting are presented, the proxies solicited hereby will be voted on such matters in accordance with the judgment of a majority of HopFed's board of directors, in their discretion.

WHERE YOU CAN FIND MORE INFORMATION

        First Financial has filed with the SEC a registration statement under the Securities Act that registers the issuance of the shares of First Financial common stock to be issued in connection with the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of First Financial, in addition to being a proxy statement for HopFed stockholders. The registration statement, including this proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about First Financial.

        First Financial and HopFed also file reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, such as First Financial and HopFed, who file electronically with the SEC. The address of the site is http://www.sec.gov.

        First Financial's website address is www.first-online.com. First Financial makes available, free of charge, on or through its website, its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after it electronically files such reports with, or furnish them to, the SEC. The contents of First Financial's website are not part of this proxy statement/prospectus, and the reference to First Financial's website does not constitute incorporation by reference in this proxy statement/prospectus of the information contained at that website.

        HopFed's website address is www.bankwithheritage.com. HopFed makes available, free of charge, on or through its website, its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after it electronically files such reports with, or furnish them to, the SEC. The contents of HopFed's website are not part of this proxy statement/prospectus, and the reference to HopFed's website does not constitute incorporation by reference in this proxy statement/prospectus of the information contained at that website.

        The SEC allows First Financial and HopFed to incorporate by reference information in this proxy statement/prospectus. This means that First Financial and HopFed can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that First Financial and HopFed previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about the companies and their financial condition.

First Financial SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2018
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2019
Current Reports on Form 8-K
Filed on January 8, 2019, January 9, 2019 (Form 8-K/A), February 1, 2019 (Date of Report: January 28, 2019), February 8, 2019, April 3, 2019, April 18, 2019, and May 22, 2019 (excluding the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed March 14, 2019

HopFed SEC Filings	Period or Date Filed
Annual Report on Form 10-K (as amended)	Year ended December 31, 2018
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2019
Current Reports on Form 8-K	Filed on January 8, 2019 and January 9, 2019 (Form 8-K/A) (excluding the portions of those documents not deemed to be filed)

        First Financial also incorporates by reference the description of its common stock, without par value, contained in its registration statement on Form 8-A filed with the SEC on April 25, 1988, or contained in any subsequent amendment or report filed for the purpose of updating such description.

        In addition, First Financial and HopFed also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Special Meeting, provided that First Financial and HopFed are not incorporating by reference any information furnished to, but not filed with, the SEC.

        Except where the context otherwise indicates, First Financial has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to First Financial, and HopFed has supplied all information contained or incorporated by reference relating to HopFed.

        Documents incorporated by reference are available from First Financial and HopFed without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

First Financial Corporation One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808 Attention: Rodger A. McHargue, Chief Financial Officer and Corporate Secretary (812) 238-6000	HopFed Bancorp, Inc. P.O. Box 537 Hopkinsville, Kentucky 42241 Attention: Michael L. Woolfolk, Chief Operating Officer and Corporate Secretary (270) 885-1171

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the Special Meeting. This means that HopFed stockholders requesting documents must do so by July 16, 2019, in order to receive them before the Special Meeting.

        Neither First Financial nor HopFed has authorized anyone to give any information or make any representation about the Merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been included with or incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

by and between

First Financial Corporation

and

HopFed Bancorp, Inc.

Dated as of January 7, 2019

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of January 7, 2019 (this "Agreement"), by and between HopFed Bancorp, Inc., a Delaware corporation ("HopFed"), and First Financial Corporation, an Indiana corporation ("First Financial").

W I T N E S S E T H:

        WHEREAS, the Boards of Directors of First Financial and HopFed have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein, pursuant to which HopFed will, subject to the terms and conditions set forth herein, merge with and into First Financial (the "Merger"), so that First Financial is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

        WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

        WHEREAS, as an inducement for First Financial to enter into this Agreement, the directors of HopFed, in their capacity as shareholders, and certain shareholders of HopFed have simultaneously herewith entered into a voting agreement (collectively, the "Voting Agreements") in connection with the Merger; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
THE MERGER

        1.1    The Merger.     Subject to the terms and conditions of this Agreement, in accordance with the Indiana Business Corporation Law (the "IBCL") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time, HopFed shall merge with and into First Financial. First Financial shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Indiana. At the Effective Time, the separate corporate existence of HopFed shall terminate.

        1.2    Effective Time     The Merger shall become effective as set forth in the articles of merger to be filed with the Secretary of State of the State of Indiana (the "Indiana Secretary") and the certificate of merger to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary"), respectively, on the Closing Date (collectively, the "Certificates of Merger"). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificates of Merger.

        1.3    Effects of the Merger.     At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the IBCL and the DGCL.

        1.4    Conversion of HopFed Common Stock

          (a)   Subject to the terms and conditions of this Agreement, each share of the common stock, $0.01 par value per share, of HopFed issued and outstanding immediately prior to the Effective Time ("HopFed Common Stock"), shall become and be converted into the right to receive in accordance with this Agreement, at the election of the holder thereof and as provided in and subject to the provisions of Section 1.5 and Section 2.2, either (or a combination of):

              (i)  0.444 shares, as may be adjusted in accordance with the terms of this Agreement (the "Exchange Ratio" and such shares, the "Stock Consideration") of the common shares, no par value per share, of First Financial (the "First Financial Common Stock"); it being understood that upon the Effective Time, the First Financial Common Stock, including the shares issued to former holders of HopFed Common Stock, shall be the common shares of the Surviving Corporation; or,

             (ii)  $21.00 in cash (the cash consideration to be paid in the Merger is referred to herein as the "Cash Consideration") (with the aggregate of the Stock Consideration and the Cash Consideration being paid for all outstanding shares of HopFed Common Stock collectively referred to herein as the "Merger Consideration");

  provided, however, that in the aggregate, fifty percent (50%) of HopFed's common stock issued and outstanding immediately prior to the Effective Time will be converted and exchanged for First Financial common stock and fifty percent (50%) of HopFed's common stock issued and outstanding immediately prior to the Effective Time will be exchanged for cash, in accordance with the election allocation provisions of Section 1.5. In the event of a reduction in the Merger Consideration pursuant to Section 7.2(h), the Stock Consideration and the Cash Consideration will each be reduced proportionally.

          (b)   All of the shares of HopFed Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an "Old Certificate", it being understood that any reference herein to "Old Certificate" shall be deemed to include reference to book-entry account statements relating to the ownership of shares of HopFed Common Stock) previously representing any such shares of HopFed Common Stock shall thereafter represent only the right to receive pursuant to the terms and conditions of this Agreement: (i) the Merger Consideration into which such shares of HopFed Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of HopFed Common Stock represented by such Old Certificate have been converted into the right to receive, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2. Old Certificates previously representing shares of HopFed Common Stock shall be exchanged for the Merger Consideration (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with the terms of this Agreement and without any interest thereon.

          (c)   If, prior to the Effective Time, the outstanding shares of First Financial Common Stock or HopFed Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio. (By way of illustration, if First Financial shall declare a stock dividend of 3% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 3%.). In addition, in the event that, prior to the Effective Date, First Financial enters into an agreement pursuant to which shares of First Financial Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each HopFed shareholder entitled to receive shares of First Financial Common Stock in the Merger shall be entitled to receive, pro rata, such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

          (d)   The holders of HopFed Common Stock are entitled to appraisal rights under Section 262(b) of the DGCL. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), HopFed Common Stock that is issued and outstanding immediately prior to the Effective Time (other than HopFed Common Stock to be canceled pursuant to Section 1.4(e)) and that is held by holders of such HopFed Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the "Dissenting Shares"), will not be convertible into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and First Financial shall remain liable for payment of the Merger Consideration for such shares of HopFed Common Stock. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. HopFed will give First Financial (i) notice of any demands received by HopFed for appraisals of shares of HopFed Common Stock and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. HopFed shall not, except with the prior written consent of First Financial, make any payment with respect to any demands for appraisal or settle any such demands.

          (e)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of HopFed Common Stock that are owned by HopFed or First Financial (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) and all Dissenting Shares (collectively, the "Exempt HopFed Stock") shall be cancelled and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

          (f)    Notwithstanding any other provision in this Agreement, no fractional shares of First Financial Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, First Financial shall pay to each holder of HopFed Common Stock who otherwise would be entitled to a fractional share of First Financial Common Stock an amount in cash (without interest) determined by multiplying such fraction by the average of the daily closing sales prices of a share of First Financial's Common Stock, rounded to the nearest cent, during the fifteen (15) consecutive trading days immediately preceding the second business day prior to the Closing Date; provided, however, that closing sales prices shall only be used for days during which such shares are actually traded on the NASDAQ Global Select Market.

        1.5    Election Procedures.

          (a)   Cash and Stock Elections. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass, only upon proper delivery of such certificates to American Stock Transfer & Trust Co. or such other designated third-party exchange agent mutually agreed upon by First Financial and HopFed (referred to when acting in such capacity as the "Exchange Agent")) in such form as designated by First Financial and the Exchange Agent (the "Election Form"), shall be mailed along with the Prospectus/Proxy Statement (as defined in Section 3.4) to each holder of record of HopFed Common Stock as of the record date for the HopFed Shareholder Meeting. Each Election Form shall permit the holder of record of HopFed Common Stock (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all or a portion of such holder's shares of HopFed Common Stock (a "Cash Election"), (ii) elect to receive the Stock Consideration for all or a portion of such holder's shares of HopFed Common Stock (a "Stock Election"), or (iii) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"); provided, however, that, notwithstanding any other provision of this Agreement to the contrary, but subject to Section 1.5(f), no more than fifty percent (50%) of the shares of HopFed Common Stock (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining shares of HopFed Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the Cash Consideration (the "Cash Consideration Number"). Shares of HopFed Common Stock as to which a Cash Election has been made are referred to herein as "Cash Election Shares." Shares of HopFed Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares." Shares of HopFed Common Stock as to which no election has been made (or as to which an Election Form is not properly completed and returned in a timely fashion) are referred to herein as "Non-Election Shares." The aggregate number of shares of HopFed Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

          (b)   Delivery of Election. To be effective, a properly completed Election Form shall be received by the Exchange Agent on or before 5:00 p.m., Eastern Time, on the date of the HopFed Shareholder's Meeting to vote on the Agreement (the "Election Deadline"), accompanied by the Old Certificates representing HopFed Common Stock as to which such Election Form is being made or by an appropriate guarantee of delivery of such Old Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, however, that any such guarantee shall be subject to the condition that such Old Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery and failure to deliver the Old Certificates covered by such guarantee of delivery within the time set forth in such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by First Financial, in its sole discretion. For shares of HopFed Common Stock (if any) held in book entry form, First Financial shall establish procedures for delivery of such shares, which procedures shall be reasonably acceptable to HopFed. If a holder of HopFed Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder's Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of HopFed Common Stock held by such holder shall be designated Non-Election Shares. All Election Forms shall automatically be revoked, and all Old Certificates returned, if the Exchange Agent is notified in writing by First Financial and HopFed that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither First Financial nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

          (c)   Allocation. The allocation among the holders of shares of HopFed Common Stock of rights to receive the Cash Consideration and the Stock Consideration will be made as set forth in this Section 1.5 (with the Exchange Agent to determine, consistent with Section 1.5(a), whether fractions of Cash Election Shares, Stock Election Shares or Non-Election Shares, as applicable, shall be rounded up or down).

          (d)   Aggregate Stock Consideration Oversubscribed. If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 1.4(f) hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

          (e)   Aggregate Stock Consideration Undersubscribed. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and the Cash Election Shares shall be treated in the following manner:

              (i)  Adjustment to Non-Election Share Allocation Only. If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 1.4(f) hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

             (ii)  Adjustment to Both Non-Election Share Allocation and Cash Election Share Allocation. If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 1.4(f) hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

          (f)    Discretion to Adjust Stock Consideration. In the event the parties hereto are unable to obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3 (c) or the Merger otherwise fails to qualify for the tax treatment described in Section 1.10, then First Financial may, in its sole discretion, increase the number of shares of HopFed Common Stock entitled to receive Stock Consideration by the minimum amount necessary to enable such tax opinions to be rendered and for the Merger to otherwise qualify for the tax treatment described in Section 1.10.

        1.6    First Financial Common Stock.     At and after the Effective Time, each share of First Financial Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding common share of the Surviving Corporation and shall not be affected by the Merger.

        1.7    Treatment of HopFed Restricted Stock Awards.

          (a)   Immediately prior to the Effective Time (but contingent upon the Closing), each award in respect of a share of HopFed Common Stock subject to vesting, repurchase or other lapse restriction granted under a HopFed Stock Plan that is unvested or contingent and outstanding immediately prior to the Effective Time (a "HopFed Restricted Stock Award") shall fully vest and shall be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of HopFed Common Stock underlying such HopFed Restricted Stock Award, less applicable tax withholdings.

          (b)   At or prior to the Effective Time, HopFed, the Board of Directors of HopFed and its compensation committee, as applicable, and First Financial, the Board of Directors of First Financial, and its Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.7, and to ensure that following the Effective Time, there are no obligations with respect to the HopFed Stock Plans other than as set forth in this Section 1.7.

          (c)   For purposes of this Agreement, "HopFed Stock Plans" means the HopFed Bancorp, Inc. Management Recognition Plan; HopFed Bancorp, Inc. 1999 Stock Option Plan; HopFed Bancorp, Inc. 2000 Stock Option Plan; HopFed Bancorp, Inc. 2004 Long-Term Incentive Plan; and HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan, and all other employee and director equity incentive plans or agreements of HopFed as of the date of this Agreement.

        1.8    Articles of Incorporation of Surviving Corporation.     At the Effective Time, the Articles of Incorporation of First Financial (the "First Financial Articles"), as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

        1.9    Bylaws of Surviving Corporation.     At the Effective Time, the Code of Bylaws of First Financial (the "First Financial Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

        1.10    Tax Consequences.     It is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

        1.11    Bank Merger.     Immediately subsequent to the Effective Time, Heritage Bank USA, Inc. ("Heritage Bank"), a Kentucky state chartered bank and a wholly-owned Subsidiary of HopFed, will merge (the "Bank Merger") with and into First Financial Bank, N.A. ("First Financial Bank"), a national banking association and a wholly-owned Subsidiary of First Financial. First Financial Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Heritage Bank shall cease. First Financial and HopFed shall cause First Financial Bank and Heritage Bank to enter into the agreement and plan of merger attached hereto as Exhibit A (the "Bank Merger Agreement") within five (5) days of the date of this Agreement. HopFed shall cause Heritage Bank, and First Financial shall cause First Financial Bank, to execute such articles of merger, certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective ("Bank Merger Certificates") following the Effective Time at a time determined pursuant to this Section 1.11.

        1.12    Principal Executive Offices of Surviving Corporation.     The principal executive offices of First Financial as of the date of this Agreement shall be the principal executive offices of the Surviving Corporation.

        1.13    Reservation of Right to Revise Structure.     At First Financial's election, the Merger may alternatively be structured so that (a) HopFed is merged with and into any other direct or indirect wholly-owned subsidiary of First Financial or (b) any direct or indirect wholly-owned subsidiary of First Financial is merged with and into HopFed; provided, however, that no such change shall: (1) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of HopFed Common Stock, (2) prevent the parties from obtaining the opinions of counsel referred to in Section 7.2(c) or Section 7.3(c) or otherwise cause the transaction to fail to qualify for the tax treatment described in Section 1.10, or (3) within the good faith judgment of HopFed, materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Agreement or the rights and obligations of the parties or their respective shareholders) in order to reflect such election.

ARTICLE II
EXCHANGE OF SHARES

        2.1    First Financial to Make Merger Consideration Available.     At or prior to the Effective Time, First Financial shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with the terms of this Agreement, physical stock certificates or certificates in book entry form, as determined in First Financial's sole discretion (collectively, referred to herein as "New Certificates"), representing the shares of First Financial Common Stock representing the Stock Consideration, cash in the amount of the Cash Consideration, and cash in lieu of any fractional shares (such cash and certificates for shares of First Financial Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of HopFed Common Stock.

        2.2    Exchange Procedures.

          (a)   At and after the Effective Time, each Old Certificate evidencing outstanding shares of HopFed Common Stock (other than shares of Exempt HopFed Stock") shall represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement.

          (b)   As promptly as practicable after the Effective Time (and provided HopFed has delivered to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations hereunder), the Exchange Agent shall mail to each record holder of HopFed Common Stock immediately prior to the Effective Time and that has not submitted their Old Certificates with an Election Form, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) providing instructions as to the transmittal to the Exchange Agent of the Old Certificates in exchange for the issuance of the Stock Consideration, and the Cash Consideration in exchange for the Old Certificates pursuant to the terms of this Agreement.

          (c)   First Financial shall cause a New Certificates representing that number of whole shares of First Financial Common Stock that each holder of HopFed Common Stock has the right to receive and a check in the amount of such holder's proportionate share of the Cash Consideration, as applicable, and any cash in lieu of fractional shares or dividends or distributions which such holder shall be entitled to receive, if any, to be delivered to such shareholder as soon as reasonably practicable after delivery to First Financial of the Old Certificates (or bond or other indemnity satisfactory to First Financial if any of such certificates are lost, stolen or destroyed) owned by such shareholder accompanied by a properly completed and executed letter of transmittal, in the form and substance satisfactory to First Financial, and any other documents required by this Agreement or reasonably requested by First Financial or the Exchange Agent. No interest will be paid on any Merger Consideration that any such holder shall be entitled to receive pursuant to this Article II upon such delivery.

          (d)   No dividends or other distributions on First Financial common stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of HopFed Common Stock converted in the Merger into the right to receive shares of First Financial Common Stock until the holder thereof surrenders such Old Certificates in accordance with this Article II. After becoming so entitled in accordance with this Section 2.2, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Financial common stock such holder had the right to receive upon surrender of the Old Certificate.

          (e)   The stock transfer books of HopFed shall be closed immediately prior to the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of HopFed of any shares of HopFed Common Stock. If, after the Effective Time, Old Certificates are presented to First Financial, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (f)    First Financial shall be entitled to rely upon HopFed's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, First Financial shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party selected by First Financial and thereafter be relieved from any and all liability with respect to any claims thereto.

          (g)   If any Old Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen, or destroyed and, if required by First Financial, the posting by such person of a bond or other indemnity satisfactory to First Financial as indemnity against any claim that may be made against it with respect to such Old Certificate, First Financial will issue in exchange for such affidavit of lost, stolen, or destroyed Old Certificate, the Merger Consideration deliverable in respect thereof pursuant to, and in accordance with, the other terms and conditions of this Agreement.

          (h)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of HopFed Common Stock that are held as treasury stock of HopFed or owned by HopFed or First Financial (other than shares held in a fiduciary capacity, including shares pledged as collateral on the HopFed ESOP loan, or in satisfaction of a debt previously contracted) shall be cancelled and shall cease to exist, and no stock of First Financial or other consideration shall be exchanged therefor.

          (i)    If outstanding Old Certificates are not surrendered or the payment for them is not claimed prior to the date on which the Merger Consideration payable therefor would otherwise escheat to, or become the property of any governmental unit or agency, the unclaimed Merger Consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of First Financial (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled thereto.

          (j)    Any portion of the Exchange Fund that remains unclaimed by the shareholders of HopFed for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former shareholders of HopFed who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the First Financial Common Stock deliverable in respect of each former share of HopFed Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of First Financial, HopFed, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of HopFed Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (k)   If any certificate representing shares of First Financial Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of the Merger Consideration in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (l)    First Financial shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any Cash Consideration or cash in lieu of fractional shares of First Financial Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other cash amounts otherwise payable pursuant to this Agreement to any holder of HopFed Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by First Financial or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of HopFed Common Stock in respect of which the deduction and withholding was made by First Financial or the Exchange Agent, as the case may be.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HOPFED

        Except (i) as disclosed in the disclosure schedule delivered by HopFed to First Financial concurrently herewith (the "HopFed Disclosure Schedule"); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the HopFed Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by HopFed that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of Article III shall be deemed to qualify with respect to (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any HopFed Reports filed by HopFed since December 31, 2017, and prior to the date hereof, including without limitation any information incorporated by reference into such reports (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), HopFed hereby represents and warrants to First Financial as follows:

        3.1    Corporate Organization.

          (a)   HopFed is a corporation duly organized and validly existing under the laws of the State of Delaware and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended ("BHC Act"). HopFed has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

  HopFed is duly licensed or qualified to do business and, where such concept is recognized under applicable law, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HopFed. As used in this Agreement, the term "Material Adverse Effect" means, with respect to First Financial, HopFed or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles ("GAAP") or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, including changes in prevailing interest rates, (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (E) the expenses incurred by HopFed or First Financial in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, or (F) changes proximately caused by the impact of the execution or announcement of the Agreement and the consummation of the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement); except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (i) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the Certificate of Incorporation of HopFed (the "HopFed Articles") and the Amended and Restated Bylaws of HopFed (the "HopFed Bylaws"), as in effect as of the date of this Agreement, have previously been made available by HopFed to First Financial.

          (b)   Each Subsidiary of HopFed (a "HopFed Subsidiary") (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HopFed and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of HopFed to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of HopFed that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the HopFed Disclosure Schedule sets forth a true and complete list of all Subsidiaries of HopFed as of the date hereof.

        3.2    Capitalization.

          (a)   The authorized capital stock of HopFed consists of 15,000,000 shares of HopFed Common Stock, $0.01 par value, and 500,000 shares of preferred stock, $0.01 par value, of which no shares of preferred stock are issued or outstanding. There are (i) 6,649,190 shares of HopFed Common Stock issued and outstanding, which number includes 70,839 shares of HopFed Common Stock granted in respect of outstanding HopFed Restricted Stock Awards, (ii) 1,341,980 shares of HopFed Common Stock held in treasury, and (iii) no other shares of capital stock or other voting securities of HopFed issued, reserved for issuance or outstanding. All of the issued and outstanding shares of HopFed Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of HopFed may vote. Other than the Indenture and the Debt Securities, there are no trust preferred or subordinated debt securities of HopFed that are issued or outstanding. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating HopFed to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the HopFed Common Stock or other equity interests of HopFed, other than the Voting Agreements and a Standstill Agreement as set forth at HopFed Disclosure Schedule 3.2(a). Section 3.2(a) of the HopFed Disclosure Schedule sets forth a true, correct and complete list of all HopFed Restricted Stock Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (A) the name of each holder, (B) the number of shares subject to each such HopFed Restricted Stock Award, (C) the vesting and grant date of each such HopFed Restricted Stock Award, (D) the HopFed Stock Plan under which such HopFed Restricted Stock Award was granted, and (E) any outstanding commitments obligating HopFed is issue any such securities. Other than the HopFed Restricted Stock Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of HopFed or any of its Subsidiaries) are outstanding.

          (b)   HopFed owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the HopFed Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No HopFed Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        3.3    Authority; No Violation.

          (a)   HopFed has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of HopFed. The Board of Directors of HopFed has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of HopFed and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to HopFed's shareholders for adoption at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of HopFed Common Stock (the "Requisite HopFed Vote"), and the adoption and approval of the Bank Merger Agreement by Heritage Bank and HopFed as its sole shareholder, no other corporate proceedings on the part of HopFed are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HopFed and (assuming due authorization, execution and delivery by First Financial) constitutes a valid and binding obligation of HopFed, enforceable against HopFed in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the "Enforceability Exceptions")).

          (b)   Except as set forth on Section 3.3(b) of the HopFed Disclosure Schedule, neither the execution and delivery of this Agreement by HopFed nor the consummation by HopFed of the transactions contemplated hereby, including the Bank Merger, nor compliance by HopFed with any of the terms or provisions hereof, will (i) violate any provision of the HopFed Articles or the HopFed Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HopFed or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require any notice or consent under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of HopFed or any of its Subsidiaries, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HopFed or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HopFed.

          (c)   Heritage Bank will have, within five days of the date of this Agreement, to adopt the Bank Merger Agreement, HopFed, as the sole shareholder of Heritage Bank, shall, promptly hereafter approve the Bank Merger Agreement, and the Bank Merger Agreement will be duly executed by Heritage Bank.

        3.4    Consents and Approvals.     Except for (i) the filing of applications, filings and notices, as applicable, with NASDAQ, (ii) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and with the Kentucky Department of Financial Institutions ("KDFI") in connection with the Merger and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the "OCC") and the KDFI in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (iv) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the HopFed Disclosure Schedule or Section 4.4 of the First Financial Disclosure Schedule and approval of such applications, filings and notices, (v) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meetings of HopFed's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), and of the registration statement on Form S-4 (including any amendments and supplements thereto) in which the Proxy Statement will be included as a prospectus ("Prospectus/Proxy Statement"), to be filed with the SEC by First Financial in connection with the transactions contemplated by this Agreement (the "S-4") and declaration of effectiveness of the S-4, (vi) the filing of the Certificates of Merger and the filing of the Bank Merger Certificates, and (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of First Financial Common Stock pursuant to this Agreement and the approval of the listing of such First Financial Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each a "Governmental Entity") are necessary in connection with (A) the execution and delivery by HopFed of this Agreement or (B) the consummation by HopFed of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, HopFed is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

        3.5    Reports.    HopFed and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2015 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HopFed. Except as set forth on Section 3.5 of the HopFed Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of HopFed and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of HopFed, investigation into the business or operations of HopFed or any of its Subsidiaries since January 1, 2015, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of HopFed or any of its Subsidiaries and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of HopFed or any of its Subsidiaries since January 1, 2015, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed. As used in this Agreement, the term "Regulatory Agency" means, to the extent such agency has jurisdiction over the business or affairs of the applicable person, the following: (i) any state regulatory authority (including the KDFI), (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC, (v) the Delaware Secretary and the Indiana Secretary, (vi) any foreign regulatory authority, and (vii) any self-regulatory organization (an "SRO"),

        3.6    Financial Statements.

          (a)   The financial statements of HopFed and its Subsidiaries included (or incorporated by reference) in the HopFed Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of HopFed and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of HopFed and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of HopFed and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Horne LLP has not resigned (or informed HopFed that it intends to resign) and neither Horne LLP nor HopFed's previous independent accountants, Carr, Riggs & Ingram, LLC and Rayburn--Fitzgerald PC, have been dismissed as independent public accountants of HopFed as a result of or in connection with any disagreements with HopFed on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed, neither HopFed nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of HopFed included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2018, or in connection with this Agreement and the transactions contemplated hereby.

          (c)   The records, systems, controls, data and information of HopFed and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of HopFed or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on HopFed. HopFed (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to ensure that material information relating to HopFed, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of HopFed by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to HopFed's outside auditors and the audit committee of HopFed's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect HopFed's ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in HopFed's internal controls over financial reporting. These disclosures were made in writing by management to HopFed's auditors and audit committee and a copy has previously been made available to First Financial. There is no reason to believe that HopFed's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Since January 1, 2015, (i) neither HopFed nor any of its Subsidiaries, nor, to the knowledge of HopFed, any director, officer, auditor, accountant or representative of HopFed or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of HopFed or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that HopFed or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing HopFed or any of its Subsidiaries, whether or not employed by HopFed or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by HopFed or any of its officers, directors, employees or agents to the Board of Directors of HopFed or any committee thereof or to the knowledge of HopFed, to any director or officer of HopFed.

        3.7    Broker's Fees.     With the exception of the engagement of Sandler O'Neill + Partners, L.P., ("Sandler O'Neill") and the engagement letter of Keefe, Bruyette & Woods, Inc. ("KBW"), neither HopFed nor any HopFed Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement. HopFed has disclosed to First Financial as of the date hereof the aggregate fees provided for in connection with the engagement by HopFed of Sandler O'Neill, related to the Merger and the other transactions contemplated hereunder.

        3.8    Absence of Certain Changes or Events.

          (a)   Since December 31, 2017, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed.

          (b)   Except as set forth on Section 3.8 of the HopFed Disclosure Schedule, and in connection with matters related to this Agreement, since December 31, 2017, HopFed and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice.

        3.9    Legal Proceedings.

          (a)   Except as set forth on Section 3.9 of the HopFed Disclosure Schedule, neither HopFed nor any of its Subsidiaries is a party to any, and there are no pending or, to HopFed's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against HopFed or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon HopFed, any of its Subsidiaries or the assets of HopFed or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates), that would reasonably be expected to be material to HopFed and its Subsidiaries, taken as a whole.

        3.10    Taxes and Tax Returns.

          (a)   Each of HopFed and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither HopFed nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course of business). All material Taxes of HopFed and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of HopFed and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither HopFed nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Section 3.10(a) of the HopFed Disclosure Schedule, the federal income Tax Returns of HopFed and its Subsidiaries for all years to and including 2014 have been examined by the Internal Revenue Service (the "IRS") or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither HopFed nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of HopFed and its Subsidiaries or the assets of HopFed and its Subsidiaries. HopFed has made available to First Financial true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither HopFed nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among HopFed and its Subsidiaries). Neither HopFed nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was HopFed) or (B) has any liability for the Taxes of any person (other than HopFed or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither HopFed nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither HopFed nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five (5) years has HopFed been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (b)   As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

          (c)   As used in this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

        3.11    Employee Benefits; Employees.

          (a)   Section 3.11(a) of the HopFed Disclosure Schedule lists all material HopFed Benefit Plans. For purposes of this Agreement, "HopFed Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, commission, deferred compensation, retiree medical or life insurance, supplemental retirement, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, vacation and other time off benefits, severance or other benefit plans, programs, policies, practices or arrangements, and all retention, bonus, employment, termination, severance plans, programs or arrangements or other contracts or agreements to or with respect to which HopFed or any HopFed Subsidiary, or any trade or business of HopFed or any of its Subsidiaries, whether or not incorporated, all of which together with HopFed would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "HopFed ERISA Affiliate"), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by HopFed or any of its Subsidiaries or any HopFed ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of HopFed or any of its Subsidiaries or any HopFed ERISA Affiliate.

          (b)   HopFed has heretofore made available to First Financial true and complete copies of each of the HopFed Benefit Plans and certain related documents, including, but not limited to, (i) all documents constituting each HopFed Benefit Plan to the extent currently effective, including all amendments thereto and all related trust documents (or, in the case of any unwritten HopFed Benefit Plans, descriptions thereof), (ii) all summary plan descriptions, together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to amendments, modifications or material supplements to any HopFed Benefit Plan, (iii) the annual report (Form 5500 and all schedules and financial statements attached thereto), if any, filed with the IRS for the last three (3) plan years, (iv) the most recently received IRS determination letter, if any, relating to a HopFed Benefit Plan, (iv) the most recently prepared actuarial report for each HopFed Benefit Plan (if applicable) for each of the last three (3) years, (vi) all material written contracts relating to any HopFed Benefit Plan to the extent currently effective, including administrative service agreements and group insurance contracts, (vii) ESOP contribution and allocation schedules, valuations and valuation opinions, and (viii) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect to such HopFed Benefit Plan.

          (c)   Each HopFed Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as set forth on Section 3.11(c) of the HopFed Disclosure Schedule, within the past three (3) years, neither HopFed nor any of its Subsidiaries has taken any corrective action or made a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any HopFed Benefit Plan, and neither HopFed nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program and no HopFed Benefit Plan has, within the six (6) years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity.

          (d)   Section 3.11(d) of the HopFed Disclosure Schedule identifies each HopFed Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the "HopFed Qualified Plans"). The IRS has issued a favorable determination letter with respect to each HopFed Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of HopFed, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any HopFed Qualified Plan or the related trust or increase the costs relating thereto. No HopFed Qualified Plan, other than the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the "ESOP") owns or holds HopFed Common Stock.

          (e)   Each HopFed Benefit Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has, (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

          (f)    With respect to each HopFed Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in "at-risk" status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such HopFed Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such HopFed Benefit Plan's actuary with respect to such HopFed Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such HopFed Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by HopFed or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such HopFed Benefit Plan.

          (g)   None of HopFed and its Subsidiaries nor any HopFed ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), and none of HopFed and its Subsidiaries nor any HopFed ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

          (h)   Except as set forth in Section 3.11(h) of the HopFed Disclosure Schedule, neither HopFed nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code. No trust funding any HopFed Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

          (i)    All contributions required to be made to any HopFed Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any HopFed Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of HopFed.

          (j)    There are no pending or, to the knowledge of HopFed, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to HopFed's knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the HopFed Benefit Plans, any fiduciaries thereof with respect to their duties to the HopFed Benefit Plans or the assets of any of the trusts under any of the HopFed Benefit Plans that could reasonably be expected to result in any material liability of HopFed or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in a HopFed Benefit Plan, or any other party.

          (k)   None of HopFed and its Subsidiaries nor, to the knowledge of HopFed, any HopFed ERISA Affiliate or other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the HopFed Benefit Plans or their related trusts, HopFed, any of its Subsidiaries, any HopFed ERISA Affiliate or any person that HopFed or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (l)    Except as set forth on Section 3.11(l) of the HopFed Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of HopFed or any of its Subsidiaries, or result in any limitation on the right of HopFed or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any HopFed Benefit Plan or related trust. Except as set forth on Section 3.11(l) of the HopFed Disclosure Schedule, without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by HopFed or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. Except as set forth on Section 3.11(l) of the HopFed Disclosure Schedule, neither HopFed nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require HopFed or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

          (m)  Except as set forth on Section 3.11(m) of the HopFed Disclosure Schedule, no HopFed Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code. HopFed has made available to First Financial true, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby.

          (n)   There are no pending or, to HopFed's knowledge, threatened material labor grievances or material unfair labor practice claims or charges against HopFed or any of its Subsidiaries, or any strikes or other material labor disputes against HopFed or any of its Subsidiaries. Neither HopFed nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of HopFed or any of its Subsidiaries and, to the knowledge of HopFed, there are no organizing efforts by any union or other group seeking to represent any employees of HopFed or any of its Subsidiaries.

          (o)   There has been no amendment to any HopFed Benefit Plan or announcement by HopFed or any of its Subsidiaries relating to or change in eligibility for participation or coverage under any HopFed Benefit Plan that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year plus annual premium increases or anticipated future increases in premiums based upon normal market cost increases with respect to any director, officer, employee, independent contractor or consultant plan, as applicable.

          (p)   HopFed and its Subsidiaries have complied with the applicable provisions of the Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010 (collectively, the "ACA") including all provisions of the ACA applicable to employees, including the employer shared responsibility provisions relating to the offer of "minimum essential coverage" to "full-time" employees that is "affordable" and provides "minimum value" (as defined in Code Section 4980H and related regulations) and the applicable employer information reporting provisions under Code Sections 6055 and 6056 (and all related regulations).

          (q)   With respect to the ESOP:

              (i)  HopFed has the authority to take all actions and provide such direction as contemplated by this Agreement.

             (ii)  No event of default has occurred or presently exists under the ESOP Loan Agreement dated March 2, 2015, by and between the ESOP trustees and HopFed (the "ESOP Loan Agreement"), the Promissory Note dated March 2, 2015 issued by the ESOP (the "Promissory Note"), the Stock Purchase Agreement dated March 2, 2015, by and between the ESOP and HopFed (the "Stock Purchase Agreement") or the ESOP Pledge Agreement dated March 2, 2015, by and between the ESOP and HopFed (the "Pledge Agreement") (the ESOP Loan Agreement, Promissory Note, Stock Purchase Agreement and Pledge Agreement referred to collectively as the "ESOP Loan Documents"). The ESOP has the right under the ESOP Loan Agreement to prepay at any time the principal amount of the Promissory Note without penalty and subject only to payment of accrued interest through the date of prepayment, as contemplated by Section 5.17(d). Except for the Indebtedness under the ESOP Loan Documents, there is no existing Indebtedness of the ESOP or HopFed relating to the ESOP.

            (iii)  No purchase of shares of HopFed Common Stock by any HopFed Benefit Plan holding shares of HopFed Common Stock, including, but not limited to, the ESOP, has adversely affected the tax qualification of such HopFed Benefit Plan or failed to satisfy all of the requirements for the prohibited transaction exemption provided by Section 408(e) of ERISA. Each loan to the ESOP which has been made by or guaranteed by HopFed or any other disqualified person in connection with any purchase of such shares by the Plan (an "ESOP Loan"), satisfied each of the requirements of the prohibited transaction exemption provided in Section 408(b)(3) of ERISA, Section 4975(d)(3) and Treasury Regulation Section 54-4975-7(b), and, in particular, all shares of HopFed Common Stock purchased by the ESOP or any other HopFed Benefit Plan were purchased for no more than "adequate consideration" within the meaning Section 3(18) of ERISA, as determined on the basis of a stock valuation prepared by an "independent appraiser" (as this term is defined in Section 401(a)(28)(C) of the Code) satisfying all requirements of Sections 3(18) and 408(e) of ERISA and applicable DOL regulations.

            (iv)  The ESOP is now and has been at all times since its inception a qualified employee stock ownership plan within the meaning of Code Section 4975(e)(7). The trust maintained to fund the ESOP (the "ESOP Trust") is a trust duly formed in accordance with applicable state law and is, and at all times has been, a trust described in Code Section 501(a). All shares of HopFed Common Stock owned by the ESOP are and have at all times constituted "employer securities" as that term is defined in Section 409(l) of the Code and "qualifying employer securities" as defined in Section 407(d)(5) of ERISA. The ESOP Trustee has been duly and properly appointed and granted full authority to act as trustee of the ESOP and exercise trust powers thereunder..

        3.12    SEC Reports.     No communication mailed by HopFed to its shareholders since December 31, 2015 and prior to the date hereof nor any final registration statement, prospectus, report, schedule or definitive proxy statement filed with or furnished to the SEC since December 31, 2015 by HopFed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "HopFed Reports"), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2015, as of their respective dates, all HopFed Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of HopFed has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. There are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the HopFed Reports.

        3.13    Compliance with Applicable Law.

          (a)   Except as set forth on Section 3.13(a) of the HopFed Disclosure Schedule, HopFed and each of its Subsidiaries hold, and have at all times since December 31, 2015, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HopFed, and to the knowledge of HopFed no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. HopFed and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to HopFed or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Heritage Bank has a Community Reinvestment Act rating of "satisfactory" or better. Without limitation, none of HopFed, or its Subsidiaries, or to the knowledge of HopFed, any director, officer, employee, agent or other person acting on behalf of HopFed or any of its Subsidiaries has, directly or indirectly, (i) used any funds of HopFed or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of HopFed or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of HopFed or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of HopFed or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for HopFed or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for HopFed or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

          (b)   Except as set forth on Section 3.13(b) of the HopFed Disclosure Schedule, Heritage Bank does not have any loans outstanding to, or any commitment to lend to, any Marijuana Related Business, or any loans secured by real or personal property owned by, leased to, or occupied or utilized by a Marijuana Related Business. A "Marijuana Related Business" means any business that grows, produces, buys or sells or otherwise distributes marijuana (a "Marijuana Business"), a business that leases real property or otherwise provides space to a Marijuana Business, or a business that leases or otherwise provides equipment which is directly used to grow or produce marijuana, or a business the conduct of which would reasonably be anticipated to result in Heritage Bank's collateral being subject to proceedings under the Civil Asset Forfeiture Act.

        3.14    Certain Contracts.

          (a)   Except as set forth in Section 3.14(a) of the HopFed Disclosure Schedule, as of the date hereof, neither HopFed nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the execution or delivery of this Agreement, shareholder adoption of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Financial, HopFed, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iv) which restricts HopFed's ability to compete or contains a client or customer non-solicit requirement or any other provision, in each case, that materially restricts the conduct of any line of business by HopFed or any of its affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement), (vi) any of the benefits of which contract, arrangement, commitment or understanding (not including any stock option plan, stock appreciation rights plan, restricted stock plan, performance share unit plan, stock purchase plan, and related agreements, all of which are listed on Section 3.2(a) of the HopFed Disclosure Schedule) will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, shareholder adoption of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vii) that relates to the incurrence of indebtedness by HopFed or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $400,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (viii) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of HopFed or its Subsidiaries or (ix) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $150,000 per annum (other than any such contracts which are terminable by HopFed or any of its Subsidiaries on sixty (60) calendar days or less notice without any required payment or other conditions, other than the condition of notice). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the HopFed Disclosure Schedule, is referred to herein as a "HopFed Contract" and neither HopFed nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed.

          (b)   Each HopFed Contract is valid and binding on HopFed or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HopFed. HopFed and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each HopFed Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HopFed. To HopFed's knowledge each third-party counterparty to each HopFed Contract has in all material respects performed all obligations required to be performed by it to date under such HopFed Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HopFed, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of HopFed or any of its Subsidiaries under any such HopFed Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HopFed.

        3.15    Agreements with Regulatory Agencies.     Except as set forth on Section 3.15 of the HopFed Disclosure Schedule, neither HopFed nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2015, a recipient of any supervisory letter from, or since January 1, 2015, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the HopFed Disclosure Schedule, a "HopFed Regulatory Agreement"), nor has HopFed or any of its Subsidiaries been advised since January 1, 2015, by any Regulatory Agency or other Governmental Entity of any potential action that could restrict the business of HopFed or any of its Subsidiaries in any material respect; provided however, such HopFed Disclosure Schedules shall not include confidential supervisory information (in accordance with 12 CFR 309), if applicable, unless prior regulatory approval is received related to the dissemination of such information.

        3.16    Risk Management Instruments.     All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of HopFed, any of its Subsidiaries or for the account of a customer of HopFed or one of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of HopFed or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. HopFed and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to HopFed's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        3.17    Environmental Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HopFed, HopFed and its Subsidiaries are in compliance, and have complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, "Environmental Laws"). Except as set forth on Section 3.17 of the HopFed Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of HopFed any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on HopFed or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against HopFed, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed. To the knowledge of HopFed, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed. HopFed is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HopFed.

        3.18    Investment Securities and Commodities.

          (a)   Each of HopFed and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of HopFed or its Subsidiaries. Such securities and commodities are valued on the books of HopFed in accordance with GAAP in all material respects.

          (b)   HopFed and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that HopFed believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, HopFed has made available to First Financial the material terms of such policies, practices and procedures.

        3.19    Real Property.     Except as set forth on Section 3.19 of the HopFed Disclosure Schedule, HopFed or a HopFed Subsidiary has good and marketable title in fee simple to all the real property (including, without limitation, all real property used as bank premises and all other real estate owned ("OREO")) reflected in Section 3.19 of the HopFed Disclosure Schedule or acquired after the date hereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice) (the "HopFed Owned Properties"), free and clear of all material Liens, except statutory Liens securing payments not yet due, Liens for real property Taxes not yet due and payable, easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and is the lessee of all leasehold estates reflected in Section 3.19 of the HopFed Disclosure Schedule or acquired after the date hereof (except for leases that have expired by their terms since the date thereof) (the "HopFed Leased Properties" and, collectively with the HopFed Owned Properties, the "HopFed Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to HopFed's knowledge, the lessor. There are no pending or, to the knowledge of HopFed, threatened condemnation proceedings against the HopFed Real Property.

        3.20    Intellectual Property.

          (a)   HopFed and its Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all material Intellectual Property (as defined in Section 3.20(g)) that is used by HopFed or its Subsidiaries in their respective businesses as currently conducted. Neither HopFed nor any of its Subsidiaries has (i) licensed any Intellectual Property owned by it or its Subsidiaries to any third party, or (ii) entered into any exclusive agreements relating to Intellectual Property owned by it.

          (b)   HopFed and its Subsidiaries have not infringed or otherwise violated any material Intellectual Property rights of any third party during the preceding five (5) years. There is no claim asserted or threatened against HopFed and/or its Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use, or licensed right to use any Intellectual Property.

          (c)   To HopFed's knowledge, no third party has infringed, misappropriated, or otherwise violated HopFed's or any of its Subsidiaries' Intellectual Property rights during the preceding five (5) years. There are no claims asserted or threatened by HopFed or any of its Subsidiaries, nor has HopFed or any of its Subsidiaries decided to assert or threaten a claim, that (i) a third party infringed or otherwise violated any of their Intellectual Property rights; or (ii) a third party's owned or claimed Intellectual Property interferes with, infringes, dilutes, or otherwise harms any of their Intellectual Property rights.

          (d)   To the extent HopFed has designated any of its information, materials, or processes a trade secret, HopFed and its Subsidiaries have taken reasonable measures to protect the confidentiality of all trade secrets that are owned, used, or held by them.

          (e)   None of the Software (as defined in subsection (g) below): (i) to HopFed's knowledge, contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Software or any system containing or used in conjunction with such Software (collectively, "Defective Code") or (ii) to HopFed's knowledge, fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Software or system or (iii) is lapsed or has failed to be upgraded and maintained in accordance with any maintenance schedule or customary practice.

          (f)    to HopFed's knowledge, no Software contains any "back door," "drop dead device," "time bomb," "Trojan Horse," "virus," "worm," "spyware," or "adware" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed, or (ii) compromising the privacy or data security of any user or damaging or destroying any data file without the user's consent; (collectively, "Malicious Code").

          (g)   For purposes of this Agreement, "Intellectual Property" shall mean all patents, trademarks, trade names, service marks, domain names, social media handles and related accounts, database rights, copyrights and any applications therefor, mask works, technology, know-how, trade secrets, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form) (collectively, "Software"), and tangible or intangible proprietary information or material and all other intellectual property or proprietary rights of any kind, whether or not registered.

        3.21    Information Technology.     The computers, Software, computer programs, in source code and object code forms, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines, repair and refurbishment equipment and all other information technology equipment owned, used, or held for use by HopFed or its Subsidiaries (collectively, the "HopFed IT Assets") (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required for the conduct of HopFed's and its Subsidiaries' businesses and have not materially malfunctioned or failed within the past three (3) years; and (ii) to HopFed's knowledge, do not contain any Defective Code, Malicious Code, or open source code. HopFed and its Subsidiaries take commercially reasonable actions, consistent with current banking industry standards, to protect the confidentiality, integrity and security of the HopFed IT Assets (and all third party and customer information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including, but not limited to, (A) the use of robust encryption technology, and (B) the implementation of a comprehensive security plan which (x) promptly identify any and all internal and external risks to the security of HopFed's and/or its Subsidiaries' confidential information or that of third parties or customers, and (y) implements, monitors, and improves adequate and effective safeguards to control those risks. HopFed and its Subsidiaries have achieved a "baseline" maturity level in all domains of its information systems according to the Federal Financial Institutions Examination Council Cybersecurity Assessment Tool. HopFed and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with banking industry practices. No claims are pending or threatened in writing against HopFed or any of its Subsidiaries Bank alleging a violation of any person's privacy rights or rights regarding the protection of personally identifiable information or other non-public information.

        3.22    Related Party Transactions.     Except as set forth in Section 3.22 of the HopFed Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between HopFed or any of its Subsidiaries, on the one hand, and any current director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of HopFed or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding HopFed Common Stock (or any of such person's immediate family members or affiliates) (other than Subsidiaries of HopFed) on the other hand, except those of a type available to employees of HopFed or its Subsidiaries generally.

        3.23    State Takeover Laws.     No "moratorium," "fair price," "business combination," "control share acquisition," "interested shareholder", "affiliate transactions", or similar provision of any state anti-takeover law (any such laws, "Takeover Statutes") is applicable to this Agreement, the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement under the DGCL or federal law.

        3.24    Reorganization.    HopFed has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        3.25    Opinion.    Prior to the execution of this Agreement, the board of directors of HopFed has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of KBW to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Stock Consideration and the Cash Consideration, taken together, is fair from a financial point of view to the holders of HopFed Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

        3.26    HopFed Information.     The information relating to HopFed and its Subsidiaries which is provided by HopFed or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to First Financial or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        3.27    Loan Portfolio.

          (a)   As of the date hereof, except as set forth in Section 3.27(a) of the HopFed Disclosure Schedule, neither HopFed nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets or any other extension of credit) (collectively, "Loans") in which HopFed or any Subsidiary of HopFed is a creditor which as of September 30, 2018, had an outstanding balance of $250,000 or more and under the terms of which the obligor was, as of September 30, 2018, over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 3.27(a) of the HopFed Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of HopFed and its Subsidiaries that, as of September 30, 2018, were classified by HopFed as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of HopFed or any of its Subsidiaries that, as of September 30, 2018, is classified as "Other Real Estate Owned" ("OREO") and the book value thereof.

          (b)   Except as would not reasonably be expected to have a Material Adverse Effect on HopFed, each Loan of HopFed and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of HopFed and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (c)   Except as would not reasonably be expected to have a Material Adverse Effect on HopFed, each outstanding Loan of HopFed and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of HopFed and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

          (d)   Except as set forth in Section 3.27(d) of the HopFed Disclosure Schedule, none of the agreements pursuant to which HopFed or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

          (e)   There are no outstanding Loans made by HopFed or any of its Subsidiaries to any "executive officer" or other "insider" (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of HopFed or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

          (f)    Neither HopFed nor any of its Subsidiaries is now nor has it ever been since December 31, 2013, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

        3.28    Insurance.    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HopFed, HopFed and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of HopFed reasonably has determined to be prudent and consistent with industry practice, and HopFed and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of HopFed and its Subsidiaries, HopFed or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        3.29    Trust Preferred Securities.     HopFed has performed, or has caused the HopFed Capital Trust I to perform, all of the obligations required to be performed by it and is not in default under the terms of the Indenture or Debt Securities or any agreements related thereto.

        3.30    Information Security.     Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on HopFed, to the knowledge of HopFed, since January 1, 2015, no unauthorized person or third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of HopFed and its Subsidiaries.

        3.31    Approval Delays.     To the knowledge of HopFed, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed.

        3.32    Fiduciary Accounts.     HopFed and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including, without limitation, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither HopFed nor any of its Subsidiaries, nor any of their respective directors, officers, or employees, has committed any breach of trust with respect to any fiduciary account, and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

        3.33    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by HopFed in this Article III, neither HopFed nor any other person makes any express or implied representation or warranty with respect to HopFed, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and HopFed hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither HopFed nor any other person makes or has made any representation or warranty to First Financial or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to HopFed, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by HopFed in this Article III, any oral or written information presented to First Financial or any of its affiliates or representatives in the course of their due diligence investigation of HopFed, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   HopFed acknowledges and agrees that neither First Financial nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FIRST FINANCIAL

        Except (i) as disclosed in the disclosure schedule delivered by First Financial to HopFed concurrently herewith (the "First Financial Disclosure Schedule"); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the First Financial Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by First Financial that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any First Financial Reports filed by First Financial since December 31, 2017, and prior to the date hereof, including without limitation any information incorporated by reference into such reports (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), First Financial hereby represents and warrants to HopFed as follows:

        4.1    Corporate Organization.

          (a)   First Financial is a corporation duly organized and validly existing under the laws of the State of Indiana and is a bank holding company duly registered under the BHC Act. First Financial has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. First Financial is duly licensed or qualified to do business, and, where such concept is recognized under applicable law, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Financial. True and complete copies of the First Financial Articles and First Financial Bylaws, as in effect as of the date of this Agreement, have previously been made available by First Financial to HopFed.

          (b)   Each Subsidiary of First Financial (a "First Financial Subsidiary") (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Financial and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of First Financial to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of First Financial that is an insured depository institution are insured by the FDIC through the Deposit Insurance

  Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened.

        4.2    Capitalization.

          (a)   The authorized capital stock of First Financial consists of 40,000,000 shares of First Financial Common Stock, no par value, and 10,000,000 shares of preferred stock, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 14,612,540 shares of First Financial Common Stock issued and 12,278,295 shares of First Financial Common Stock outstanding, including 35,239 of First Financial Common Stock granted in respect of outstanding awards of restricted First Financial Common Stock (a "First Financial Restricted Stock Award"), and (ii) no other shares of capital stock or other voting securities of First Financial issued, reserved for issuance or outstanding. All of the issued and outstanding shares of First Financial Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of First Financial may vote. No trust preferred or subordinated debt securities of First Financial are issued or outstanding. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating First Financial to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the First Financial Common Stock. Other than the First Financial Restricted Stock Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of First Financial or any of its Subsidiaries) are outstanding.

          (b)   First Financial owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the First Financial Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No First Financial Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        4.3    Authority; No Violation.

          (a)   First Financial has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of First Financial. The Board of Directors of First Financial has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of First Financial and its shareholders and has adopted a resolution to the foregoing effect. Except for the adoption and approval of the Bank Merger Agreement by First Financial Bank and First Financial as its sole shareholder, no other corporate proceedings on the part of First Financial are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Financial and (assuming due authorization, execution and delivery by HopFed) constitutes a valid and binding obligation of First Financial, enforceable against First Financial in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of First Financial Common Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of First Financial will have any preemptive right or similar rights in respect thereof.

          (b)   Neither the execution and delivery of this Agreement by First Financial, nor the consummation by First Financial of the transactions contemplated hereby, including the Bank Merger, nor compliance by First Financial with any of the terms or provisions hereof, will (i) violate any provision of the First Financial Articles or the First Financial Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Financial, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of First Financial or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Financial or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on First Financial.

          (c)   First Financial Bank has adopted the Bank Merger Agreement, First Financial, as the sole shareholder of First Financial Bank, shall promptly hereafter approve the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by First Financial Bank.

        4.4    Consents and Approvals.     Except for (i) the filing of applications, filings and notices, as applicable, with NASDAQ, (ii) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and with the KDFI in connection with the Merger and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the OCC and the KDFI in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (iv) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the HopFed Disclosure Schedule or Section 4.4 of the First Financial Disclosure Schedule and approval of such applications, filings and notices, (v) the filing with the SEC of the Prospectus/Proxy Statement, and declaration of effectiveness of the S-4, (vi) the filing of the Certificates of Merger, and the filing of the Bank Merger Certificates, and (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of First Financial Common Stock pursuant to this Agreement and the approval of the listing of such First Financial Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by First Financial of this Agreement or (B) the consummation by First Financial of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, First Financial is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

        4.5    Reports.    First Financial and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2015 with the Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on First Financial. Except as set forth on Section 4.5 of the First Financial Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of First Financial and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of First Financial, investigation into the business or operations of First Financial or any of its Subsidiaries since January 1, 2015, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of First Financial or any of its Subsidiaries, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of First Financial or any of its Subsidiaries since January 1, 2015, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial.

        4.6    Financial Statements.

          (a)   The financial statements of First Financial and its Subsidiaries included (or incorporated by reference) in the First Financial Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of First Financial and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of First Financial and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of First Financial and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Crowe Horwath LLP has not resigned (or informed First Financial that it intends to resign) or been dismissed as independent public accountants of First Financial as a result of or in connection with any disagreements with First Financial on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial, neither First Financial nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of First Financial included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2018, or in connection with this Agreement and the transactions contemplated hereby.

          (c)   The records, systems, controls, data and information of First Financial and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of First Financial or its Subsidiaries or accountants (including all means of access thereto and therefrom),except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on First Financial. First Financial (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to First Financial, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of First Financial by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to First Financial's outside auditors and the audit committee of First Financial's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect First Financial's ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in First Financial's internal controls over financial reporting. These disclosures were made in writing by management to First Financial's auditors and audit committee and a copy has previously been made available to HopFed. There is no reason to believe that First Financial's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Since January 1, 2015, (i) neither First Financial nor any of its Subsidiaries, nor, to the knowledge of First Financial, any director, officer, auditor, accountant or representative of First Financial or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of First Financial or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that First Financial or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing First Financial or any of its Subsidiaries, whether or not employed by First Financial or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by First Financial or any of its officers, directors, employees or agents to the Board of Directors of First Financial or any committee thereof or to the knowledge of First Financial, to any director or officer of First Financial.

        4.7    Broker's Fees.     Neither First Financial nor any First Financial Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

        4.8    Absence of Certain Changes or Events.

          (a)   Since December 31, 2017, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial.

          (b)   Except as set forth on Section 4.8 of the First Financial Disclosure Schedule, and in connection with matters related to this Agreement, since December 31, 2017, First Financial and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice.

        4.9    Legal Proceedings.

          (a)   Except as would not reasonably be expected to result in a Material Adverse Effect on First Financial, neither First Financial nor any of its Subsidiaries is a party to any, and there are no pending or, to First Financial's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Financial or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon First Financial, any of its Subsidiaries or the assets of First Financial or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates) that would reasonably be expected to be material to First Financial and its Subsidiaries, taken as a whole.

        4.10    Taxes and Tax Returns.     Each of First Financial and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither First Financial nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course of business). All material Taxes of First Financial and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of First Financial and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither First Financial nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Section 4.10(a) of the First Financial Disclosure Schedule, the federal income Tax Returns of First Financial and its Subsidiaries for all years to and including 2014 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither First Financial nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of First Financial and its Subsidiaries or the assets of First Financial and its Subsidiaries. First Financial has made available to HopFed true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither First Financial nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among First Financial and its Subsidiaries). Neither First Financial nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was First Financial) or (B) has any liability for the Taxes of any person (other than First Financial or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither First Financial nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither First Financial nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five (5) years has First Financial been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        4.11    Employee Benefits; Employees.

          (a)   Each First Financial Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as set forth on Section 4.11(a) of the First Financial Disclosure Schedule, within the past three (3) years, neither First Financial nor any of its Subsidiaries has taken any corrective action or made a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any First Financial Benefit Plan, and neither First Financial nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program and no First Financial Benefit Plan has, within the six (6) years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity. For purposes of this Agreement, "First Financial Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, commission, deferred compensation, retiree medical or life insurance, supplemental retirement, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, vacation and other time off benefits, severance or other benefit plans, programs, policies, practices or arrangements, and all retention, bonus, employment, termination, severance plans, programs or arrangements or other contracts or agreements to or with respect to which First Financial or any First Financial Subsidiary, or any trade or business of First Financial or any of its Subsidiaries, whether or not incorporated, all of which together with First Financial would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "First Financial ERISA Affiliate"), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by First Financial or any of its Subsidiaries or any First Financial ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of First Financial or any of its Subsidiaries or any First Financial ERISA Affiliate.

          (b)   There are no pending or, to First Financial's knowledge, threatened material labor grievances or material unfair labor practice claims or charges against First Financial or any of its Subsidiaries, or any strikes or other material labor disputes against First Financial or any of its Subsidiaries. Neither First Financial nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of First Financial or any of its Subsidiaries and, to the knowledge of First Financial, there are no organizing efforts by any union or other group seeking to represent any employees of First Financial or any of its Subsidiaries.

          (c)   First Financial and its Subsidiaries have complied with the applicable provisions of the Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010 (collectively, the "ACA") including all provisions of the ACA applicable to employees, including the employer shared responsibility provisions relating to the offer of "minimum essential coverage" to "full-time" employees that is "affordable" and provides "minimum value" (as defined in Code Section 4980H and related regulations) and the applicable employer information reporting provisions under Code Sections 6055 and 6056 (and all related regulations).

        4.12    SEC Reports.     No communication mailed by First Financial to its shareholders since December 31, 2015 and prior to the date hereof nor any final registration statement, prospectus, report, schedule or definitive proxy statement filed with or furnished to the SEC since December 31, 2015 by First Financial pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "First Financial Reports"), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2015, as of their respective dates, all First Financial Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of First Financial has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. There are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the First Financial Reports.

        4.13    Compliance with Applicable Law.     First Financial and each of its Subsidiaries hold, and have at all times since December 31, 2015, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Financial, and to the knowledge of First Financial no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. First Financial and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First Financial or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. First Financial Bank has a Community Reinvestment Act rating of "satisfactory" or better. Without limitation, none of First Financial, or its Subsidiaries, or to the knowledge of First Financial, any director, officer, employee, agent or other person acting on behalf of First Financial or any of its Subsidiaries has, directly or indirectly, (i) used any funds of First Financial or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of First Financial or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of First Financial or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of First Financial or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for First Financial or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for First Financial or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

        4.14    Agreements with Regulatory Agencies.     Neither First Financial nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2015, a recipient of any supervisory letter from, or since January 1, 2015, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the First Financial Disclosure Schedule, a "First Financial Regulatory Agreement"), nor has First Financial or any of its Subsidiaries been advised since January 1, 2015, by any Regulatory Agency or other Governmental Entity of any potential action that could restrict the business of First Financial or any of its Subsidiaries in any material respect.

        4.15    Risk Management Instruments.     All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of First Financial, any of its Subsidiaries or for the account of a customer of First Financial or one of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of First Financial or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. First Financial and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to First Financial's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        4.16    Environmental Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on First Financial, First Financial and its Subsidiaries are in compliance, and have complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, "Environmental Laws"). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of First Financial any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on First Financial or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against First Financial, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial. To the knowledge of First Financial, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial. First Financial is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial.

        4.17    Investment Securities and Commodities.

          (a)   Each of First Financial and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of First Financial or its Subsidiaries. Such securities and commodities are valued on the books of First Financial in accordance with GAAP in all material respects.

          (b)   First Financial and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that First Financial believes are prudent and reasonable in the context of such businesses.

        4.18    Real Property.     First Financial or a First Financial Subsidiary has good and marketable title in fee simple to all the real property (including, without limitation, all real property used as bank premises and all other real estate owned ("OREO")) reflected in Section 4.18 of the First Financial Disclosure Schedule or acquired after the date hereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice) (the "First Financial Owned Properties"), free and clear of all material Liens, except statutory Liens securing payments not yet due, Liens for real property Taxes not yet due and payable, easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and is the lessee of all leasehold estates reflected in Section 4.18 of the First Financial Disclosure Schedule or acquired after the date hereof (except for leases that have expired by their terms since the date thereof) (the "First Financial Leased Properties" and, collectively with the First Financial Owned Properties, the "First Financial Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to First Financial's knowledge, the lessor. There are no pending or, to the knowledge of First Financial, threatened condemnation proceedings against the First Financial Real Property.

        4.19    Intellectual Property.

          (a)   First Financial and its Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all material Intellectual Property (as defined in Section 3.20(g)) that is used by First Financial or its Subsidiaries in their respective businesses as currently conducted. Neither First Financial nor any of its Subsidiaries has (i) licensed any Intellectual Property owned by it or its Subsidiaries to any third party, or (ii) entered into any exclusive agreements relating to Intellectual Property owned by it.

          (b)   First Financial and its Subsidiaries have not infringed or otherwise violated any material Intellectual Property rights of any third party during the preceding five (5) years. Except as set forth in Section 4.19(b) of the First Financial Disclosure Schedule, there is no claim asserted or threatened against First Financial and/or its Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use, or licensed right to use any Intellectual Property.

          (c)   To First Financial's knowledge, no third party has infringed, misappropriated, or otherwise violated First Financial's or any of its Subsidiaries' Intellectual Property rights during the preceding five (5) years. There are no claims asserted or threatened by First Financial or any of its Subsidiaries, nor has First Financial or any of its Subsidiaries decided to assert or threaten a claim, that (i) a third party infringed or otherwise violated any of their Intellectual Property rights; or (ii) a third party's owned or claimed Intellectual Property interferes with, infringes, dilutes, or otherwise harms any of their Intellectual Property rights.

          (d)   To the extent First Financial has designated any of its information, materials, or processes a trade secret, First Financial and its Subsidiaries have taken reasonable measures to protect the confidentiality of all trade secrets that are owned, used, or held by them.

          (e)   None of the Software : (i) to First Financial's knowledge, contains a Defective Code or (ii) to First Financial's knowledge, fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Software or system or (iii) is lapsed or has failed to be upgraded and maintained in accordance with any maintenance schedule or customary practice.

          (f)    To First Financial's knowledge, no Software contains any Malicious Code.

        4.20    Information Technology.     The computers, Software, computer programs, in source code and object code forms, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines, repair and refurbishment equipment and all other information technology equipment owned, used, or held for use by First Financial or its Subsidiaries (collectively, the "First Financial IT Assets") (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required for the conduct of First Financial's and its Subsidiaries' businesses and have not materially malfunctioned or failed within the past three (3) years; and (ii) to First Financial's knowledge, do not contain any Defective Code, Malicious Code, or open source code. First Financial and its Subsidiaries take commercially reasonable actions, consistent with current banking industry standards, to protect the confidentiality, integrity and security of the First Financial IT Assets (and all third party and customer information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including, but not limited to, (A) the use of robust encryption technology, and (B) the implementation of a comprehensive security plan which (x) promptly identify any and all internal and external risks to the security of First Financial's and/or its Subsidiaries' confidential information or that of third parties or customers, and (y) implements, monitors, and improves adequate and effective safeguards to control those risks. First Financial and its Subsidiaries have achieved a "baseline" maturity level in all domains of its information systems according to the Federal Financial Institutions Examination Council Cybersecurity Assessment Tool. First Financial and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with banking industry practices. No claims are pending or threatened in writing against First Financial or any of its Subsidiaries Bank alleging a violation of any person's privacy rights or rights regarding the protection of personally identifiable information or other non-public information.

        4.21    State Takeover Laws.     No Takeover Statute is applicable to this Agreement, the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement under the IBCL or federal law.

        4.22    Insurance.    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on First Financial, First Financial and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of First Financial reasonably has determined to be prudent and consistent with industry practice, and First Financial and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of First Financial and its Subsidiaries, First Financial or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        4.23    Information Security.     Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on First Financial, to the knowledge of First Financial, since January 1, 2015, no unauthorized person or third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of First Financial and its Subsidiaries.

        4.24    No Shareholder Approval.     No vote or consent of any of the holders of First Financial's capital stock is required by law or NASDAQ listing requirements for First Financial to enter into this Agreement and to consummate the Merger.

        4.25    Reorganization.    First Financial has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.26    First Financial Information.     The information relating to First Financial and its Subsidiaries to be contained in the Prospectus/Proxy Statement and the S-4, and the information relating to First Financial and its Subsidiaries that is provided by First Financial or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Prospectus/Proxy Statement (except for such portions thereof that relate only to HopFed or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to HopFed or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

        4.27    Approval Delays.     To the knowledge of First Financial, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed.

        4.28    Available Funds; Capitalization.     Immediately before the Effective Time, First Financial will have or have access to cash sufficient to pay any amounts required to be paid by First Financial pursuant to Article I of this Agreement. First Financial is, and immediately after giving effect to the Merger will be, well-capitalized, as such term is defined under guidelines published by the OCC and the Federal Reserve Board.

        4.29    Loan Portfolio.

          (a)   Except as would not reasonably be expected to have a Material Adverse Effect on First Financial, each Loan of First Financial and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of First Financial and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (b)   Except as would not reasonably be expected to have a Material Adverse Effect on First Financial, each outstanding Loan of First Financial and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of First Financial and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

          (c)   There are no outstanding Loans made by First Financial or any of its Subsidiaries to any "executive officer" or other "insider" (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of First Financial or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

        4.30    Certain Contracts.

          (a)   Each contract, arrangement, commitment or understanding (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which First Financial or any of its Subsidiaries is a party or by which First Financial or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by First Financial, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto. Each contract, arrangement, commitment or understanding of the type described in this Section 4.30, whether or not set forth in the First Financial Disclosure Schedule or filed by First Financial with the SEC, is referred to herein as a "First Financial Contract," and neither First Financial nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Financial.

          (b)   Each First Financial Contract is valid and binding on First Financial or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on First Financial. First Financial and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each First Financial Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on First Financial. To First Financial's knowledge each third-party counterparty to each First Financial Contract has in all material respects performed all obligations required to be performed by it to date under such First Financial Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on First Financial, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of First Financial or any of its Subsidiaries under any such First Financial Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on First Financial.

        4.31    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by First Financial in this Article IV, neither First Financial nor any other person makes any express or implied representation or warranty with respect to First Financial, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and First Financial hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither First Financial nor any other person makes or has made any representation or warranty to HopFed or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to First Financial, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by First Financial in this Article IV, any oral or written information presented to HopFed or any of its affiliates or representatives in the course of their due diligence investigation of First

  Financial, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   First Financial acknowledges and agrees that neither HopFed nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

        HopFed covenants and agrees with First Financial and covenants and agrees to cause its Subsidiaries to act as follows (and First Financial covenants and agrees with HopFed as follows):

        5.1    Shareholder Approval.

          (a)   HopFed shall submit this Agreement to its shareholders for approval and adoption at a meeting to be called and/or held in accordance with applicable law and the HopFed Articles and Bylaws (the "HopFed Shareholders' Meeting") as soon as reasonably practicable after the date of this Agreement and the effectiveness of the S-4. The Board of Directors of HopFed shall recommend to HopFed's shareholders that such shareholders approve and adopt this Agreement and the Merger contemplated hereby and will, in the event of an actual shareholders' meeting, solicit proxies voting in favor of this Agreement from HopFed's shareholders. Additionally, each director of HopFed and Heritage Bank and certain shareholders of HopFed as set forth on Section 7.2(i) of the HopFed Disclosure Schedule, shall agree to vote or direct the vote of any shares of HopFed Common Stock he or she owns, beneficially or of record or has the power to vote (subject to any fiduciary duties of such individual), in favor of the Merger pursuant to the agreement attached hereto as Exhibit B.

          (b)   Except as set forth in this Section 5.1(b), neither the HopFed Board of Directors nor any committee thereof shall (i) withdraw, qualify, modify, amend, or fail to make, or propose publicly to withdraw, qualify, modify, or amend its recommendation that the shareholders of HopFed approve this Agreement (or fail to include such recommendation in the Prospectus/Proxy Statement), (ii) make any public statement or take any action inconsistent with its recommendation that the shareholders of HopFed approve this Agreement, or (iii) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any Acquisition Proposal (any of the actions described in (i), (ii) or (iii), a "Change of Recommendation"). Notwithstanding the foregoing, at any time prior to the approval of this Agreement by the Requisite HopFed Vote:

    (i)
    HopFed's Board of Directors may make a Change of Recommendation if (A) other than in connection with or as a result of the making of an Acquisition Proposal, a material development or change in circumstances that was not known or, with respect to material developments or changes in circumstances relating to HopFed and its Subsidiaries, reasonably foreseeable to HopFed's Board of Directors on or before the date of this Agreement occurs or arises after the date of this Agreement, which material development or change in circumstances becomes known to HopFed's Board of Directors prior to the approval of this Agreement by the Requisite HopFed Vote (such material development or change in circumstances being referred to as an "Intervening Event") (it being understood that in no event shall the receipt, existence, or terms of an Acquisition Proposal constitute an Intervening Event), (B) HopFed's Board of Directors concludes in good faith (after consultation with its outside financial and legal advisors) that an Intervening Event has occurred and a failure to make a Change of Recommendations would cause it to violate its fiduciary duties under applicable law, (C) HopFed's Board of Directors does not effect, or cause HopFed to effect, a Change of Recommendation at any time within three (3) business days, or such shorter period in the event that the

      HopFed Shareholders' Meeting is scheduled to occur in less than three (3) business days, after First Financial receives written notice from HopFed that the HopFed Board of Directors has determined that an Intervening Event requires the HopFed Board of Directors to effect, or cause HopFed to effect, a Change of Recommendation and describing in reasonable detail the circumstances underlying such determination (provided, a new notice shall be required with respect to any material change in circumstances and a new notice period of three (3) business days, or shorter period in the circumstances above, shall begin), and (D) during such applicable period, HopFed engages in good faith negotiations with First Financial (to the extent that First Financial desires to negotiate) to amend this Agreement in such a manner that obviates the need for the HopFed Board of Directors to effect, or cause HopFed to effect, a Change of Recommendation; or

    (ii)
    if, in response to the receipt of an Acquisition Proposal that did not arise or result from any material breach of Section 5.6, the HopFed Board of Directors shall have determined in good faith (after consultation with its outside financial and legal advisors) that such Acquisition Proposal constitutes a Superior Proposal and that a failure to make a Change of Recommendation with respect to such Superior Proposal would cause it to violate its fiduciary duties under applicable law, then the HopFed Board of Directors may, with respect to such Superior Proposal, (x) make a Change of Recommendation or (y) cause HopFed to terminate this Agreement pursuant to Section 8.1(g) in order to enter into a definitive agreement providing for such Superior Proposal if, in each case:

              A.    HopFed has provided written notice to First Financial (a "Notice of Superior Proposal") advising First Financial that the HopFed Board of Directors has received a Superior Proposal promptly after the HopFed Board of Directors determines it has received a Superior Proposal (and in any event within two (2) business days), stating that the HopFed Board of Directors intends to make a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(g) and describing in reasonable detail the terms and conditions of such Superior Proposal, and

              B.    First Financial does not, within three (3) business days of receipt of the Notice of Superior Proposal (the "Notice Period"), make a written offer or proposal to revise the terms of this Agreement (any such offer, a "Revised Transaction Proposal") in a manner that the HopFed Board of Directors determines in good faith (after consultation with its outside financial and legal advisors), to be at least as favorable to HopFed's shareholders as such Superior Proposal; provided, however, that, during the Notice Period, HopFed shall negotiate in good faith with First Financial (to the extent First Financial desires to negotiate) regarding any Revised Transaction Proposal; provided, further, that any amendment to the terms of such Superior Proposal during the Notice Period shall require a new written notice of the material terms of such amended Superior Proposal from HopFed and an additional three (3) business day Notice Period, including with respect to HopFed's obligations to negotiate in good faith with First Financial.

    (iii)
    "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) HopFed's Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the shareholders of HopFed than the transaction contemplated by this Agreement (taking into account all factors relating to such proposed transaction deemed relevant by HopFed's Board of Directors, including without limitation the amount and form of consideration, the timing of payment, the risk of consummation of the transaction, the financing thereof and all other conditions thereto, (including any adjustments to the terms and conditions of such transactions proposed by First Financial in response to such Acquisition Proposal)).

        5.2    Other Approvals.

          (a)   HopFed shall proceed expeditiously, cooperate fully, and use commercially reasonable efforts to assist First Financial in procuring, upon terms and conditions consistent with the condition set forth in Section 7.1(c) hereof, all consents, authorizations, approvals, registrations, and certificates, in completing all filings and applications, and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger (including, without limitation, requirements for any potential branch closings) on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

          (b)   HopFed will use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments, and documents described in Section 3.3(b) of the HopFed Disclosure Schedule.

          (c)   Any written materials or information provided by HopFed to First Financial for use by First Financial in any filing with any Regulatory Agency shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

        5.3    Conduct of Business.

          (a)   After the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, each of HopFed and its Subsidiaries shall: (1) carry on its business diligently, substantially in the manner as is presently being conducted, and in the ordinary course of business; (2) use commercially reasonable efforts to preserve its business organization intact, keep available the services of the present officers and employees, and preserve its present relationships with customers and persons having business dealings with it; (3) use commercially reasonable efforts to maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted (including, without limitation, installing any upgrades or patches and performing other recommended or required maintenance with respect to the HopFed IT Assets); (4) maintain its books, records, and accounts in the usual, regular, and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules, and regulations applicable to them and to the conduct of its business; and (5) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease, or license to which it is a party or by which it is or may be subject or bound. Specifically, by way of example but not limitation, after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, HopFed will not, and will cause its Subsidiaries to not, without the prior written consent of First Financial, which consent shall not be unreasonably withheld:

    (i)
    make any changes in its capital stock (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization, or reclassification), authorize a class of stock, or issue any stock, issue or grant any warrant, option, right, or other agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or redeem any of its outstanding shares of common stock or other securities;

    (ii)
    distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders, except for HopFed's regular quarterly cash dividend in an amount not to exceed $0.07 per share ; provided, however, HopFed and First Financial shall coordinate HopFed's dividend schedule for the quarter in which Closing occurs so that holders of HopFed Common Stock do not receive dividends or distributions on both First Financial and HopFed Common Stock attributable to the same calendar quarter, it being understood that First Financial may withhold consent in its sole discretion to, among other things, better coordinate any pre- and post-Closing dividends; provided, further, Heritage Bank may pay cash dividends to HopFed in the ordinary course of business for payment of reasonable and necessary business and operating expenses of HopFed, including expenses of the Merger;

    (iii)
    purchase or otherwise acquire any investment security for their own account that exceeds $3,000,000 individually or purchase or otherwise acquire any security other than U.S. Treasury or other governmental obligations or asset-backed securities issued or guaranteed by United States governmental or other governmental agencies, in either case having an average remaining life of three (3) years or less, or sell any investment security owned by them other than sales made in the ordinary course of business as previously conducted during the past three (3) years and in accordance with applicable laws and regulations, or engage in any activity that would be inconsistent with the classification of investment securities as either "held to maturity" or "available for sale";

    (iv)
    make, renew or otherwise modify any Loan to any person if the Loan is an existing credit on the books of HopFed or any Subsidiary and classified as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss" and the aggregate credit exposure to such person is in excess of $250,000. Heritage Bank also shall not make, purchase, renew, modify, amend, or extend the maturity of (1) any new commercial Loan that would increase the aggregate credit exposure of any one borrower to amounts in excess of $4,500,000; provided, that Heritage Bank may, without the consent of First Financial, renew, modify, amend, or extend the maturity of existing performing commercial Loans (which are not classified or non-accrual) with customers with existing aggregate credit exposure of $4,500,000 or less; and, provided further, that any previously approved and committed commercial Loans by Heritage Bank are not subject to this Section 5.3, (2) any 1 to 4 family, residential mortgage Loan in excess of $500,000 and with a loan to value in excess of 90% (unless private mortgage insurance is obtained); provided, that in the event the Loan is to be investor sold, such Loans will not be subject to this subsection if the Loan meets the criteria of the investor, (3) any consumer Loan in excess of $150,000, (4) any home equity Loan or line of credit in excess of $300,000, or (5) any Loan participation; provided, that HopFed or Heritage Bank may take any such action in respect of any such Loan or Loans if the Chief Credit Officer of First Financial shall be provided with notice of the proposed action in writing and First Financial shall not provide written objection to the taking of such proposed action within three (3) business days of being provided with such notice (the lack of such objection being deemed prior written consent of First Financial for purposes of this sub paragraph Section 5.3(a)(iv));

    (v)
    acquire any assets of any other person by any means (other than personal property acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness owed to Heritage Bank) or foreclose upon or otherwise take title to or possession or control of, any real property without first obtaining a Phase I environmental report thereon, prepared by a reliable and qualified person acceptable to First Financial, which indicates that the real property is free of any Recognized Environmental Conditions (a "REC"), including, without limitation, pollutants, contaminants, petroleum products, or hazardous materials; provided, however, that neither HopFed nor Heritage Bank shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless HopFed has reason to believe that such property might contain a REC or other such hazardous materials or otherwise might be contaminated;

    (vi)
    Except as set forth on Section 5.3(a)(vi) of the HopFed Disclosure Schedule or except as contemplated by this Agreement (including severance, retention, and change in control payments anticipated to be paid as described in Section 5.16), pay or agree to pay, conditionally or otherwise, any additional compensation (including bonuses) or severance benefit, take any action that would give rise to an acceleration of the right to payment, or otherwise make any changes with respect to the fees or compensation payable (or to become payable) to consultants, directors, officers, or employees or, except as required by law and except as contemplated by this Agreement, adopt or make any change in any HopFed Benefit Plan or other arrangement (including any agreement for indemnification) or payment made to, for, or with any of such consultants, directors, officers, or employees;

    (vii)
    fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations, and expenses, including, without limitation, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations, and expenses become due, unless the same are being contested in good faith;

    (viii)
    except as set forth on Schedule 5.3(a)(viii) of the HopFed Disclosure Schedule and except for Federal Home Loan Bank advances of one-year or less, federal funds purchased by Heritage Bank, lines of credit loans from correspondent banks, trade payables and similar liabilities, and obligations incurred in the ordinary course of business and the payment, discharge, or satisfaction in the ordinary course of business of liabilities reflected in the HopFed Financial Statements or the Subsequent HopFed Financial Statements, borrow any money or incur any indebtedness in an aggregate amount exceeding $100,000;

    (ix)
    change in its accounting methods, except as may be necessary and appropriate to conform to (1) changes in tax law requirements, (2) changes in GAAP or regulatory accounting principles, as required by HopFed's independent auditors or its Regulatory Agencies, or (3) changes requested by First Financial pursuant to this Agreement;

    (x)
    make, change, or revoke any material tax election, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes, settle any material tax claim or assessment, or surrender any right to claim a refund of a material amount of taxes;

    (xi)
    make application for the opening or closing of any, or open or close any, branch or automated banking facility;

    (xii)
    except as set forth on Section 5.3(a)(xii) of the HopFed Disclosure Schedule, waive, release, grant, or transfer any material rights of value or enter into, amend, or terminate any contract, agreement, lease, commitment, understanding, arrangement, or transaction or incur any liability or obligation (other than as contemplated by Section (iv) hereof, and legal, accounting, and investment banking or financial advisory fees related to the Merger) requiring payments by HopFed or any of its Subsidiaries which exceed $50,000, whether individually or in the aggregate (other than trade payables or otherwise incurred in the ordinary course of business) or which contain any financial commitment extending more than twelve (12) months following the date of this Agreement;

    (xiii)
    except as already committed in writing as of the date of this Agreement, make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

    (xiv)
    except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management or hedging policies, procedures, or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

    (xv)
    take any action that would change Heritage Bank's loan loss reserves that is not in compliance with Heritage Bank's policy and past practices consistently applied and in compliance with GAAP;

    (xvi)
    except as already committed in writing as of the date of this Agreement, cancel, release, or compromise any indebtedness in excess of $250,000 owing to HopFed or any Subsidiary or any claims which HopFed or any Subsidiary may possess, or voluntarily waive any material rights with respect thereto;

    (xvii)
    except as set forth on Section 5.3(a)(xvii) of the HopFed Disclosure Schedule, pay, discharge, settle, or compromise any litigation, claim, action, arbitration, or other proceeding against HopFed or any Subsidiary unless such payment, discharge, settlement, or compromise does not require HopFed or any Subsidiary to pay any monies, incur any obligation, or admit any wrongdoing or liability;

    (xviii)
    take any action that is intended or is reasonably likely to result in (A) any of its representations or warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in this Agreement not being satisfied, or (C) a breach of any provision of this Agreement; except, in each case, as may be required by applicable Law;

    (xix)
    maintain the rate of interest paid by Heritage Bank on any deposit product, including, without limitation, on certificates of deposit, in a manner and pursuant to policies inconsistent with past practices;

    (xx)
    amend the HopFed Articles or Bylaws, or similar governing documents of any of its Subsidiaries;

    (xxi)
    maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to Loans previously charged off, on Loans and leases outstanding;

    (xxii)
    take any action or fail to take any action that would, or would be likely to, prevent, impede or delay the Merger from qualifying as a reorganization as defined by Section 368(a) of the Code;

    (xxiii)
    make any new loan or other extension of credit to any Marijuana Related Business; or

    (xxiv)
    agree or commit to do, or enter into any contract regarding, anything that would be precluded by this Section 5.3.

          (b)   RESERVED

        5.4    Insurance.    HopFed and its Subsidiaries shall maintain, or cause to be maintained, in full force and effect, all currently in-force insurance on its assets, properties, and operations, including, but not limited to, its financial institutions bond, directors' and officers' liability insurance, cybersecurity insurance, employment practices liability insurance, and property and casualty insurance in such amounts and with regard to such liabilities and hazards as are currently insured by HopFed or its Subsidiaries as of the date of this Agreement.

        5.5    Accruals for Loan Loss Reserve and Expenses.

          (a)   Prior to the Effective Time, HopFed shall and shall cause its Subsidiaries to make, consistent with GAAP and applicable banking laws and regulations, such appropriate accounting entries in its books and records and use commercially reasonable efforts to take such other actions as HopFed and its Subsidiaries shall deem to be necessary or desirable in anticipation of the Merger including, without limitation, accruals or the creation of reserves for employee benefits and Merger-related expenses.

          (b)   HopFed recognizes that First Financial may have adopted different loan and accounting policies and practices (including loan classifications and levels of loan loss allowances). Subject to applicable law (including, without limitation, applicable banking laws and regulations and GAAP), from and after the date hereof HopFed shall consult and cooperate in good faith with First Financial with respect to conforming the loan and accounting policies and practices of HopFed to those policies and practices of First Financial for financial accounting and/or income tax reporting purposes, as reasonably specified in each case in writing from First Financial to HopFed, based upon such consultation and subject to the conditions in Section 5.5(d).

          (c)   Subject to applicable Law (including without limitation applicable banking laws and regulations and GAAP), HopFed shall consult and cooperate in good faith with First Financial with respect to determining, as reasonably specified in a written notice from First Financial to HopFed, based upon such consultation and subject to the conditions in Section 5.5(d), the amount and the timing for recognizing for financial accounting and/or income tax reporting purposes of HopFed's expenses of the Merger.

          (d)   Subject to applicable Law (including without limitation applicable banking laws and regulations and GAAP), HopFed and Heritage Bank shall make such conforming changes and entries as contemplated in Section 5.5(b) and Section 5.5(c) above, but in no event prior to the 5th day next preceding the Closing Date and only after First Financial acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to HopFed that First Financial will at the Effective Time deliver to HopFed the certificate contemplated in Section 7.3(a) and (b).

          (e)   HopFed's representations, warranties, and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken at First Financial's request in compliance with Section 5.5(d).

        5.6    Acquisition Proposals.

          (a)   HopFed will, and will cause its and its Subsidiaries', officers, directors, agents, advisors and representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than First Financial with respect to any Acquisition Proposal.

          (b)   HopFed agrees that it will not, and will cause its Subsidiaries and its and their Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal, except to notify such person of the existence of the provisions of this Section 5.6; provided, that, prior to the adoption of this Agreement by the shareholders of HopFed by the Requisite HopFed Vote, in the event HopFed receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries' Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, HopFed shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement and which confidentiality agreement shall not provide such person with any exclusive right to negotiate with HopFed.

          (c)   HopFed will promptly (within three business days) advise First Financial following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including a summary of the terms and conditions of such inquiry or Acquisition Proposal), and will keep First Financial apprised of any updated developments within two business days thereafter, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. HopFed, subject to its fiduciary duties, shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, "Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of HopFed and its Subsidiaries or 20% or more of any class of equity or voting securities of HopFed or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of HopFed, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of HopFed or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of HopFed, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving HopFed or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of HopFed.

          (d)   Nothing contained in this Agreement shall prevent HopFed or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any legally required disclosure to its shareholders; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        5.7    Press Releases.     First Financial and HopFed shall use reasonable efforts (i) to develop a joint communications plan with respect to this Agreement and the transactions contemplated hereby, (ii) to ensure that all press releases and other public statements with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan, and (iii) except where (and to the extent that) such prior consultation is not reasonably possible due to time considerations in respect of any announcement required by applicable law or by obligations pursuant to any listing agreement with or rules of the NASDAQ Global Select Market (in which instance, each party agrees to immediately provide the other with a copy of such press release or other public statement upon its release) to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

        5.8    Changes and Supplements to Disclosure Schedules.     HopFed shall promptly supplement, amend, and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the HopFed Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the HopFed Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of HopFed contained herein incorrect, untrue or misleading. No such supplement, amendment, or update shall have any effect for the purposes of determining satisfaction of the conditions set forth in Article VII or become part of the HopFed Disclosure Schedule unless First Financial shall have first consented in writing with respect thereof.

        5.9    Failure to Fulfill Conditions.     In the event HopFed determines that a condition to its obligation to complete the Merger cannot be fulfilled, it will promptly notify First Financial of such occurrence in writing.

        5.10    Access; Information.

          (a)   First Financial, and its representatives and agents, shall, upon reasonable notice to HopFed, during normal business hours prior to the Effective Time, have reasonable access to the properties, facilities, operations, books, and records of HopFed. First Financial and its representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records, and properties of HopFed and its Subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize itself with such operations, books, records, properties, and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal business operations of HopFed or its Subsidiaries. In addition, after receipt of all Requisite Regulatory Approvals, HopFed shall cooperate with First Financial to facilitate introductions to Heritage Bank's customers and key business partners and referral sources.

          (b)   No investigation by First Financial or HopFed shall affect the representations and warranties made by HopFed or First Financial herein.

          (c)   Any confidential information or trade secrets received by First Financial, HopFed, or their representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents, and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by First Financial or HopFed, as applicable, or at First Financial's or HopFed's request, returned to First Financial or HopFed, as applicable, in the event this Agreement is terminated as provided in Article VIII hereof; provided, however, that the parties may retain such received confidential information to comply with applicable law or regulation or professional standard or bona fide internal compliance policy requirements. Additionally, any confidential information or trade secrets received by First Financial or HopFed, or either of their agents or representatives in the course of their examinations (whether conducted prior to or after the date of this Agreement) shall be treated confidentially and in accordance with the Confidentiality Agreement (as defined in Section 9.7). This Section 5.10 will not require the disclosure of any information to First Financial or HopFed which would be prohibited by law or regulation or which in the opinion of respective counsel would be contrary to maintaining the attorney-client privilege with respect to such information or which disclosure is restricted in accordance with applicable confidentiality or non-disclosure agreements or provisions.

          (d)   Except to the extent prohibited by applicable law or any Regulatory Agency, in order to provide for a smooth transition after the Closing, HopFed shall provide First Financial with copies of minutes and consents from all such Board and committee meetings no later than fourteen (14) days thereafter; provided that such materials shall not include matters related to discussions concerning the Agreement and the transactions contemplated hereby or any other matters that the Board of Directors or its counsel has reasonably determined to be confidential with respect to participation by First Financial.

        5.11    Financial Statements.     As soon as internally available after the date of this Agreement, HopFed will deliver to First Financial any additional audited consolidated financial statements which are prepared on its behalf or at its direction, the monthly consolidated unaudited balance sheets and profit and loss statements of HopFed prepared for its internal use, Heritage Bank's Call Reports for each quarterly period completed prior to the Effective Time, all other financial reports or statements submitted to Regulatory Agencies after the date hereof, and all other financial statements and financial information of either HopFed alone or on a consolidated basis reasonably requested by First Financial

(collectively, "Subsequent HopFed Financial Statements"). The Subsequent HopFed Financial Statements will be prepared on a basis consistent with past accounting practices and GAAP (to the extent applicable) and shall present fairly the financial condition and results of operations as of the dates and for the periods presented (except in the case of unaudited financial statements or Call Report information for the absence of notes and/or year-end adjustments).

        5.12    Environmental.    HopFed will cooperate with an environmental consulting firm mutually agreed upon by First Financial and HopFed (the "Designated Environmental Consultant") in connection with the conduct, at any time after the date hereof (the "Investigation Period"), by the Designated Environmental Consultant of Phase I environmental site assessments and any other investigation reasonably ordered by First Financial on all real property owned or leased by HopFed or any of its Subsidiaries as of the date of this Agreement or acquired thereafter, including OREO. First Financial will proceed with such assessments, testing, and investigations as soon as reasonably practicable after the date of this Agreement and will diligently work to pursue such assessments, testing, and investigations through completion. First Financial shall furnish true and complete copies of any reports of the Designated Environmental Consultant that it receives with respect to any HopFed property, promptly upon First Financial's receipt of such reports. First Financial and HopFed shall each bear 50% of the costs and expenses of the initial Phase I environmental site assessments (or other similar assessments) and also of any Phase II environmental site assessments or other environmental investigation or testing as determined to be necessary or required due to the presence of any RECs on the Phase I (or other similar assessments) or to the extent otherwise advisable or recommended by the Designated Environmental Consultant. First Financial shall manage the relationship with the Designated Environmental Consultant, and will submit invoices to HopFed for the prompt payment of its share of the costs and expenses. In the event that the contemplated transaction does not close for any reason and the Agreement is terminated, First Financial shall return to HopFed all materials produced by the Designated Environmental Consultant, by First Financial or by HopFed in accordance with this Section 5.12 or such materials shall be destroyed by First Financial, and First Financial shall be restricted from making any disclosure of such information or materials to any party whatsoever in accordance with the Confidentiality Agreement for all time thereafter without regard to the termination of the Agreement or the Confidentiality Agreement.

        5.13    Governmental Reports and Shareholder Information.     Promptly upon its becoming available, HopFed shall furnish to First Financial one (1) copy of each financial statement, report, notice, or proxy statement sent by HopFed to any Governmental Entity or to HopFed's shareholders, and of any order issued by any Governmental Entity.

        5.14    Adverse Actions.     HopFed shall not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (b) any of the conditions to the Merger set forth in Article VII not being satisfied, (c) a material violation of any provision of this Agreement, or (d) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

        5.15    Employee Benefits and Employees

          (a)   Nothing in this Agreement nor the actions contemplated hereby shall: (a) create any employment contract, agreement, or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of HopFed or any of its Subsidiaries; or (b) prohibit or restrict First Financial or its Subsidiaries, whether before or after the Effective Time, from changing, amending, or terminating any employee benefits provided to its employees from time to time.

          (b)   Before the date that is sixty (60) days after the public announcement of the Merger, First Financial will use its reasonable best efforts to notify HopFed of the employees First Financial intends to retain after the Effective Time. Prior to the Closing Date, HopFed shall be responsible for timely giving any notices to, and terminating as of the Effective Time, any employees whose employment will not be continued by First Financial after the Effective Time, and HopFed shall pay any and all amounts which are then due and payable to such employees in connection with the termination of their employment as of the Effective Time, including, without limitation, all accrued vacation and sick pay.

          (c)   Before Closing, with HopFed's prior consent (which consent shall not be unreasonably withheld), First Financial may conduct such training and other programs as it may, in its reasonable discretion and at its sole expense, elect to provide for those employees who will be continuing employment with First Financial; provided, however, that such training and other programs shall not materially interfere with or prevent the performance of the normal business operations of HopFed.

        5.16    Change in Control Payments and Termination; Nonsolicitation Agreements.

          (a)   Any HopFed or HopFed Subsidiary employee who has or is party to, or entitled to benefits pursuant to, any employment agreement (including, any agreements which require payment upon termination, with or without cause, of the employee's employment), change in control retention agreement, deferred compensation arrangement, severance agreement, change in control agreement, the Heritage Bank USA, Inc. Employee Change in Control Severance Compensation Plan, or any other agreement, plan, or arrangement providing for the payment of additional compensation related to termination of employment as a result of the transactions contemplated by this Agreement, but excluding compensation previously accrued, earned or awarded without regard to such transactions (by way of example, such plans or arrangements not deemed to be CIC Agreements include, but are not limited to, retirement benefits, ESOP benefits, 401K plan benefits, accelerated vesting of restricted stock awards, supplemental retirement or salary continuation benefits, payout of accrued but unused vacation, sick leave or other paid time-off, or continuation of participation under other HopFed Benefit Plans (collectively, the "CIC Agreements"), that provides for any payment that may be triggered by or in connection with the Merger or the Bank Merger (collectively, a "CIC Payment"), shall not receive any severance benefits that may be payable under HopFed or First Financial severance policies, but will receive the CIC Payment to the extent it is required to be paid under such agreement, plan, or arrangement. Section 5.16(a) of the HopFed Disclosure Schedule sets forth a list of all individuals potentially entitled to a CIC Payment, including the amount of such payment.

          (b)   Subject to Section 5.16(c), HopFed will pay out or accrue in accordance with GAAP all CIC Payments, as identified on Section 5.16(a) of the HopFed Disclosure Schedule, as if the payments had been triggered by the Merger.

          (c)   On or before the Closing, HopFed will take all steps necessary to ensure that in the event that any payments to be made by HopFed or First Financial, either individually or in conjunction with a payment or benefit under any other plan, agreement or arrangement that is aggregated for purposes of Code Section 280G (in the aggregate, "Total Payments"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code that is subject to the Tax imposed by Section 4999 of such Code, then the amounts of the payments to the employee shall be reduced such that the value of the Total Payments that the employee is entitled to receive shall be $1.00 less than the maximum amount which the employee may receive without becoming subject to the excise tax under Section 4999 of the Code or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code.

          (d)   Concurrently with the execution of this Agreement, HopFed shall cause to be delivered to First Financial a nonsolicitation and non-disclosure agreement in a form acceptable to First Financial (the "Nonsolicitation Agreements") duly executed by each of individuals set forth on Section 5.16(d)(i) of the First Financial Disclosure Schedule. With respect to those individuals set forth on Section 5.16(d)(ii) of the First Financial Disclosure Schedule, HopFed shall, prior to the Effective Time, use commercially reasonable efforts to obtain from each individual a duly executed Nonsolicitation Agreement.

          (e)   Concurrently with the execution of this Agreement, HopFed shall cause to be delivered to First Financial a mutual termination of employment agreement and release in a form acceptable to First Financial (the "Mutual Termination Agreements") duly executed by each of individuals set forth on Section 5.16(e)(i) of the First Financial Disclosure Schedule. With respect to those other employees who are entitled to a CIC Payment (each of whom is named on either Section 5.16(a) of the HopFed Disclosures Schedules or Section 5.16(d)(ii) of the First Financial Disclosure Schedules), HopFed shall, if requested by First Financial and prior to the Effective Time, use commercially reasonable efforts to obtain from each individual a settlement agreement and release upon terms mutually agreeable to HopFed, First Financial and such employee, setting forth the method in which his or her rights under the CIC Payment will be settled (the "Settlement Agreements"). Immediately prior to the Effective Time, HopFed shall make the payments required pursuant to such CIC Payments in a lump sum.

        5.17    Termination of HopFed ESOP and HopFed 401(k) Plan.

          (a)   HopFed shall make timely contributions to the ESOP between the date hereof and the Effective Time consistent with the terms of the ESOP and past practices, including, without limitation, any contributions required pursuant to the terms and conditions of the ESOP Loan Documents. Notwithstanding anything herein to the contrary, HopFed shall accrue and pay a final contribution of principal and interest calculated in accordance with the loan amortization schedule under the terms of the ESOP Loan Documents to the ESOP for the period from the date of the last such contribution of principal and interest made by HopFed or Heritage Bank through the last day of the month immediately preceding the Effective Time.

          (b)   On or before the Effective Time, HopFed shall direct the trustee of the ESOP to (i) provide to the ESOP participants similar notices and materials provided to other HopFed shareholders with respect to those matters requiring a vote of the shareholders under this Agreement; (ii) obtain direction from the HopFed ESOP participants as to how to vote those shares of HopFed Common Stock allocated to the accounts of the ESOP participants with respect to those matters for which shareholder vote is required under this Agreement; (iii) vote those shares of HopFed Common Stock in accordance with the direction of the ESOP participants and in accordance with the ESOP; and (iv) vote the shares of HopFed Common Stock for which no participant investment direction has been timely received by the trustee in accordance with the ESOP.

          (c)   No later than ten (10) days prior to the Closing Date, HopFed, pursuant to the provisions of the ESOP, shall, subject to review by First Financial: (i) adopt resolutions to terminate, subject to the consummation of the Merger, the ESOP, consistent with the provisions of Code Section 401(k)(10), effective as of a date that is not later than the day before the Effective Time (the "ESOP Termination Date") and (ii) amend the ESOP effective as of a date not later than the ESOP Termination Date to freeze participation in and benefit accruals under the ESOP, to vest fully all accrued benefits and to provide that no distributions of accrued benefits shall be made from the ESOP, or the ESOP trust, subsequent to the ESOP Termination Date until such time as the Internal Revenue Service issues a favorable determination letter to the effect that the plan termination does not adversely affect the ESOP's qualification for favorable income tax treatment under the Code, other than distributions required by the terms of the ESOP Plan to be made upon retirement, death, disability, or termination of employment, or any other event, other than the plan termination, that requires a distribution from the ESOP.

          (d)   As soon as practicable following the execution of this Agreement, HopFed will file, or cause to be filed, with the Internal Revenue Service an application for a favorable determination letter upon termination of the ESOP requesting the issuance to HopFed of the favorable determination letter described in Section 5.17(c). A copy of the completed and filed application shall be provided to First Financial at least five (5) business days prior to the Effective Time. On the Closing Date, immediately prior to the Effective Time, HopFed shall direct the ESOP Trustee to cause the unpaid principal balance and accrued interest through the Closing Date of the Promissory Note (such unpaid principal and accrued interest shall be referred to as the "ESOP Loan Balance") to be repaid by remitting a sufficient number of Suspense Shares to HopFed or any other lender (including First Financial, as successor in interest to HopFed, as applicable) to repay the ESOP Loan Balance with such Suspense Shares being tendered for such ESOP loan payment valued as the greater of the Cash Merger Consideration of $21.00 per share or the Stock Merger Consideration of (0.444) times the fair market value of the First Financial common stock per share as of the Effective Time . All remaining shares of HopFed Common Stock held by the ESOP (including the remaining Suspense Shares) shall be converted into the right to receive the Merger Consideration.

          (e)   HopFed shall make timely contributions to the HopFed 401(k) Plan between the date hereof and the Effective Time consistent with the terms of the HopFed 401(k) Plan and past practices, including, without limitation, elective deferral contributions of those HopFed 401(k) Plan participants who are employed by HopFed or its Subsidiaries.

          (f)    No later than ten (10) days prior to the Closing Date, HopFed, pursuant to the provisions of the HopFed 401(k) Plan, shall, subject to review and approval by First Financial: (i) adopt resolutions to terminate, subject to the consummation of the Merger, the HopFed 401(k) Plan, consistent with the provisions of Code Section 401(k)(10), effective as of a date that is not later than the day before the Effective Time (the "Plan Termination Date") and (ii) amend the HopFed 401(k) Plan effective as of a date not later than the Plan Termination Date to freeze participation in and benefit accruals under the HopFed 401(k) Plan, to vest fully all accrued benefits and to provide that no distributions of accrued benefits shall be made from the HopFed 401(k) Plan, or its related employee benefit trust, subsequent to the Plan Termination Date until such time as the Internal Revenue Service issues a favorable determination letter to the effect that the plan termination does not adversely affect the HopFed 401(k) Plan's qualification for favorable income tax treatment under the Code, other than distributions required by the terms of the HopFed 401(k) Plan to be made upon retirement, death, disability, or termination of employment, or any other event, other than the plan termination, that requires a distribution from the HopFed 401(k) Plan.

          (g)   Any contributions due to the HopFed 401(k) Plan for the period prior to the Plan Termination Date, and not yet paid on the Plan Termination Date, will be contributed by HopFed as soon as administratively feasible following the Plan Termination Date.

          (h)   HopFed shall continue in full force and effect, until the Effective Time: (i) the fidelity bond, if any, issued to HopFed as described in ERISA Section 412; and (ii) the ERISA fiduciary liability insurance policy currently in effect, if any, for the benefit of the covered fiduciaries of the HopFed 401(k) Plan.

        5.18    Disposition of Welfare Benefit and Sec. 125 Plans.

          (a)   All welfare benefit (health, dental/vision, life/AD&D, LTD), and Internal Revenue Code Section 125, or "cafeteria," plans currently sponsored by HopFed or Heritage Bank shall be terminated as of the Effective Time, unless First Financial determines that any such plan shall be continued past the Effective Time. HopFed shall take, or cause to be taken, all actions necessary to terminate all of HopFed's and any Subsidiary's group insurance policies as of the Effective Time, unless otherwise instructed by First Financial.

          (b)   As of the Effective Time, and to the extent not prohibited by applicable law, HopFed shall take, or cause to be taken, all actions necessary to assign any and all applicable group insurance policies for any HopFed plans to First Financial and to provide First Financial all necessary financial, enrollment, eligibility, contractual, and other information related to its welfare benefit and cafeteria plans to assist First Financial in the administration of such plans, unless First Financial has determined that any or all of the group insurance policies should be terminated as of the Effective Time.

          (c)   From the date of this Agreement through the Effective Time, HopFed shall continue to: (i) pay the applicable insurance premiums necessary to continue the benefits under HopFed's insured welfare benefit plans; (ii) contribute to the cafeteria plan the pre-tax amounts which the cafeteria plan participants elect to defer from their compensation; and (iii) pay all eligible claims incurred, in accordance with the terms and conditions of such plan, under the cafeteria plan's health and dependent care flexible spending accounts prior to the Effective Time.

        5.19    Bank Merger.     Prior to the Effective Time, HopFed shall, and cause Heritage Bank to, cooperate with First Financial and take such action as reasonably requested by First Financial and necessary to merge Heritage Bank with and into First Financial Bank immediately subsequent to the Effective Time.

        5.20    Cooperation on Conversion of Systems.     HopFed agrees to commence immediately after the date of this Agreement (and continue until Closing or completed) using its reasonable best efforts to ensure an orderly transfer of information, processes, systems, and data to First Financial and to otherwise assist First Financial in facilitating the conversion of all of HopFed's systems into, or to conform with, First Financial's systems (including cooperating with First Financial in the training of HopFed's and its Subsidiaries' employees on First Financial's systems), so that, as of the Closing, the systems of HopFed are readily convertible to First Financial's systems to the fullest extent possible without actually converting them prior to the Closing. HopFed and First Financial shall meet on a regular basis to discuss and plan for the conversion of HopFed's data processing and related electronic informational systems to those used by First Financial, which planning shall include, without limitation: (i) discussion of possible termination by HopFed of third-party service provider arrangements effective at or following the Effective Time; (ii) non-renewal of personal property leases and software licenses used by HopFed in connection with its systems operations; and (iii) retention of outside consultants and additional employees to assist with the conversion and outsourcing, as appropriate, of proprietary or self-provided system services.

        5.21    Installation/Conversion of Equipment.     Prior to Closing, at times mutually agreeable to First Financial and HopFed, First Financial may, at First Financial's sole expense, install teller equipment, platform equipment, security equipment, and computers, at the HopFed and Heritage Bank offices, branches, and ATM locations, and HopFed shall cooperate with First Financial in connection with such installation; provided, however, that such installations shall not interfere with the normal business activities and operations of HopFed or Heritage Bank or require material alterations to HopFed's or Heritage Bank's facilities.

        5.22    Termination of Contracts.     HopFed shall cooperate with First Financial to determine which contracts, agreements or arrangements will not be retained by First Financial and will be terminated, in addition to terminating the Data Processing Agreement as defined and described in Section 7.2(e) (collectively, the "Terminated Contracts"). HopFed shall promptly give notice and take all other appropriate actions to terminate the Terminated Contracts and to determine any and all termination costs, including without limitation, early termination fees, penalties and recaptures of discounts.

        5.23    Section 16 Matters.     Prior to the Effective Time, HopFed and First Financial shall take all such steps as may be required or appropriate to cause the contemplated transactions, and any other dispositions of equity securities of HopFed or acquisitions of equity securities of First Financial in connection with the consummation of the contemplated transactions, by each director or officer of HopFed who becomes subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") with respect to First Financial to be exempt under Rule 16b-3 promulgated under the Exchange Act. HopFed shall promptly furnish First Financial with all requisite information necessary for First Financial to take the actions contemplated by this Section, which information shall be accurate in all material respects.

ARTICLE VI
ADDITIONAL AGREEMENTS

        First Financial covenants and agrees with HopFed and covenants and agrees to cause its Subsidiaries to act as follows (and HopFed covenants and agrees with First Financial as follows):

        6.1    Approvals.    First Financial shall have primary responsibility for the preparation, filing, and costs of all bank regulatory applications required for consummation of the Merger, and all parties shall file such applications as promptly as practicable after the execution of this Agreement not to exceed 60 days. First Financial and HopFed shall provide to the other's counsel copies of all applications filed and copies of all material written communications with all Regulatory Agencies relating to such applications. First Financial and HopFed shall cooperate fully and use commercially reasonable efforts to procure, upon terms and conditions reasonably acceptable to each of them, all consents, authorizations, approvals, registrations, and certificates, to complete all filings and applications, and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement. As used in this Agreement, the "Requisite Regulatory Approvals" shall mean all regulatory authorizations, consents, orders or approvals from (x) the Board of Governors of the Federal Reserve, the OCC, and the KDFI and (y) any other approvals set forth in Sections 3.4 and 4.4 which are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation or any of its Subsidiaries.

        6.2    SEC Registration.

          (a)   As soon as practicable following the date of this Agreement, HopFed (with the assistance of First Financial as appropriate) shall prepare the Proxy Statement, in accordance with the rules and regulations of the SEC, to be used in connection with the HopFed Shareholders' Meeting or approval for the Merger, and First Financial shall prepare and file with the SEC the S-4 covering the shares of First Financial Common Stock to be issued pursuant to this Agreement and containing the Prospectus/Proxy Statement to be used for the HopFed Shareholders' Meeting, as applicable. First Financial shall use its reasonable best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. First Financial shall, as soon as practicable after filing the S-4 (but not to exceed 75 days), make all filings required to obtain all blue sky exemptions, authorizations, consents, or approvals required for the issuance of First Financial Common Stock.

          (b)   The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect to the S-4. If prior to the Effective Time any event occurs with respect to HopFed, First Financial, or any Subsidiary of HopFed or First Financial, respectively, or any change occurs with respect to information supplied by or on behalf of HopFed or First Financial, respectively, for inclusion in the Prospectus/Proxy Statement or the S-4 that, in each case, is required to be described in an amendment of, or a supplement to, the Prospectus/Proxy Statement or the S-4, HopFed or First Financial, as applicable, shall promptly notify the other of such event, and HopFed or First Financial, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Prospectus/Proxy Statement and the S-4 and, as required by applicable law, in disseminating the information contained in such amendment or supplement to HopFed's shareholders.

          (c)   First Financial will use reasonable best efforts to list for trading on the NASDAQ Global Select Market (subject to official notice of issuance) prior to the Effective Time, the shares of First Financial Common Stock to be issued in the Merger.

        6.3    Employee Benefit Plans.

          (a)   As soon as practicable following the execution of this Agreement, First Financial will take action necessary to permit Continuing Employees to enter the First Financial Corporation 401(k) Plan (the "First Financial 401(k) Plan") as of the Effective Time. Continuing Employees will be credited with prior years of service with HopFed for purposes of eligibility and vesting (but not benefit accruals). First Financial agrees to permit HopFed Bank 401(k) Plan participants who become employees of First Financial to roll over their account balances in the HopFed 401(k) Plan to the First Financial 401(k) Plan, subject to the terms of the First Financial 401(k) Plan, including any rollover restrictions.

          (b)   To the extent HopFed's health and welfare plans are terminated pursuant to Section 5.19 and Continuing Employees become participants in First Financial's health and welfare plans, First Financial shall use commercially reasonable efforts to: (i) waive all pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any First Financial plans, except to the extent such pre-existing condition exclusions or waiting periods would apply under the analogous HopFed Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a HopFed Benefit Plan (to the same extent that such credit was given under the analogous HopFed Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with HopFed and its Subsidiaries for purposes of determining eligibility to participate and vesting (and with respect to paid time off and vacation plans, benefits level determination) in any First Financial plan to the same extent that such service was taken into account under the analogous HopFed Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan, including the First Financial Corporation Employees' Pension Plan, or benefit plan that provides retiree welfare benefits, or (C) to any First Financial benefit plan that is a frozen plan or provides grandfathered benefits.

          (c)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of HopFed or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, HopFed, First Financial, or any Subsidiary or affiliate thereof, or interfere with or restrict in any way the rights of the Surviving Corporation, HopFed, First Financial, or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of HopFed or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any HopFed Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular HopFed Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Except as otherwise provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including without limitation any current or former employee, officer, director or consultant of HopFed or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        6.4    Adverse Actions.     First Financial shall not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (b) any of the conditions to the Merger set forth in Article VII not being satisfied, or (c) a material violation of any provision of this Agreement.

        6.5    D&O Insurance and Indemnification.

          (a)   For a period of six (6) years following the Effective Time, First Financial agrees that all rights to indemnification (including rights to advancement of expenses) provided for in the respective HopFed Articles or Bylaws, or required under any applicable Law, in each case as in effect on the date hereof, will survive the Merger and will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the present and former directors and officers of HopFed and Heritage Bank (each, an "Indemnified Party") for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. Notwithstanding anything to the contrary contained in this Section 6.05, First Financial shall not be required to indemnify, defend or hold harmless any Indemnified Party to a greater extent than either HopFed or Heritage Bank could, as of the date of this Agreement, indemnify, defend and hold harmless such Indemnified Party, and indemnification shall only be provided to the extent it is permitted by any applicable federal or state laws.

          (b)   Provided HopFed has historically carried directors' and officers' liability insurance, First Financial shall use its reasonable best efforts to cause the persons serving as officers and directors of HopFed and Heritage Bank immediately prior to the Effective Time to be covered for a period of six (6) years after the Effective Time by the directors' and officers' liability insurance policy currently maintained by HopFed (the "Existing Policy") or by a comparable or better policy (the "Replacement Policy"). Prior to the Effective Time, as instructed by First Financial, HopFed shall cause the applicable broker of record for its Existing Policy and its Financial Institution Bond (or similar policy) to be assigned to First Financial's designee. Such assignments in favor of First Financial's designee shall be executed by HopFed with sufficient time to allow First Financial and its designee to place the insurance required by this Section. The Existing Policy or Replacement Policy, subject to policy terms and conditions, shall provide coverage with respect to covered acts or omissions occurring prior to the Effective Time; provided, however, that First Financial shall not be required to pay annual premiums for the Existing Policy (or for any Replacement Policy) in excess of two hundred percent (200%) of the annual premium for the current annual term of the Existing Policy (the "Maximum Amount"); and, provided, further, however, that, if notwithstanding the use of reasonable efforts to do so, First Financial is unable to maintain or obtain the insurance called for by this Section 6.5(b), First Financial shall obtain as much comparable insurance as is available for the Maximum Amount. First Financial's obligations within this Section 6.5(b) apply solely and exclusively to the Existing Policy and the existing Financial Institution Bond at each policy's current limits of insurance, as well as its other terms, conditions, exclusions and annual premiums as of the date of this Agreement, and which must be continuously maintained in force by HopFed without interruption, cancellation, or amendment until the Effective Time or First Financial's obligations within this Section shall cease.

          (c)   The provisions of this Section 6. 5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and personal representatives.

          (d)   In the event that either First Financial or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of First Financial shall assume the obligations set forth in this Section 6.5.

          (e)   The following provisions shall apply to any challenge or litigation brought against HopFed, its Subsidiaries, or their respective employees, officers and directors with respect to the execution and/or consummation of this Agreement, the transactions contemplated hereby, or the Prospectus/Proxy Statement issued in connection with the proposed transactions ("Transaction Litigation"):

    (i)
    At all times before the Closing, HopFed shall keep First Financial fully informed about the conduct of any Transaction Litigation and shall not settle any such Transaction Litigation without First Financial's advance written consent.

    (ii)
    Should Transaction Litigation continue or be initiated after the Closing, First Financial shall have the sole right to control the defense of the Transaction Litigation, including the right to settle any such litigation without consent from any HopFed or Heritage Bank employees, officers or directors who are defendants, so long as such settlement does not, with respect to any such defendants, (1) involve an admission of fault or personal liability, (2) impose any legal restrictions on such defendant's future conduct, or (3) require payment of any amount in settlement.

        6.6    Changes and Supplements to First Financial Disclosure Schedules.     First Financial shall promptly supplement, amend, and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the First Financial Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the First Financial Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of First Financial contained herein materially incorrect, untrue or misleading. No such supplement, amendment, or update shall have any effect for the purposes of determining satisfaction of the conditions set forth in Article VII or become part of the First Financial Disclosure Schedule unless HopFed shall have first consented in writing with respect thereof.

        6.7    Trust Preferred Securities.     At the Effective Time, First Financial shall assume the due and punctual performance and observance of the covenants and conditions to be performed by HopFed under the Indenture, dated September 25, 2003 (the "Indenture"), between HopFed and Wilmington Trust Company, as Trustee, relating to the Floating Rate Junior Subordinated Debt Securities Due 2033 (the "Debt Securities"), and agrees to pay the principal of and premium, if any, and interest on the Debt Securities, as required by the Indenture. In connection therewith, First Financial shall execute and deliver any supplemental indentures, and the parties hereto shall provide any opinions of counsel to the applicable trustees thereof, required to make such assumptions effective.

        6.8    Issuance of First Financial Common Stock.     The First Financial Common Stock to be issued by First Financial to the shareholders of HopFed pursuant to this Agreement will, on the issuance and delivery to such shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid, and nonassessable. The First Financial Common Stock to be issued to the shareholders of HopFed pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of First Financial or any other person. The First Financial Common Stock to be issued to the shareholders of HopFed pursuant to this Agreement will not be subject to any restrictions on transfer arising under the Securities Act, except for First Financial Common Stock issued to any shareholder of HopFed who may be deemed to be an "affiliate" (under the Securities Act) of First Financial after completion of the Merger pursuant to Rule 145 of the Securities Act..

        6.9    Takeover Statutes.     None of HopFed, First Financial or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

ARTICLE VII
CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Shareholder Approval.    This Agreement shall have been adopted by the shareholders of HopFed by the Requisite HopFed Vote.

          (b)    NASDAQ Listing.    The shares of First Financial Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

          (c)    Regulatory Approvals.    All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such Requisite Regulatory Approval shall contain any conditions, restrictions, or requirements which the Board of Directors of First Financial reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on First Financial or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that First Financial would not have entered into this Agreement had such conditions, restrictions, or requirements been known at the date hereof.

          (d)    S-4.    The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

          (e)    No Injunctions or Restraints; Illegality.    No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

        7.2    Conditions to Obligations of First Financial.     The obligation of First Financial to effect the Merger is also subject to the satisfaction, or waiver by First Financial, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of HopFed set forth in Section 3.2 and Section 3.8(a) (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of HopFed set forth in Sections 3.1(a), 3.1(b), and 3.3(a) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of HopFed set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on HopFed or the Surviving Corporation. First Financial shall have received a certificate signed on behalf of HopFed by the Chief Executive Officer and the Chief Financial Officer of HopFed to the foregoing effect.

          (b)    Performance of Obligations of HopFed.    HopFed shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Financial shall have received a certificate signed on behalf of HopFed by the Chief Executive Officer and the Chief Financial Officer of HopFed to such effect.

          (c)    Federal Tax Opinion.    First Financial shall have received the opinion of SmithAmundsen LLC, in form and substance reasonably satisfactory to First Financial, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of First Financial and HopFed, reasonably satisfactory in form and substance to such counsel.

          (d)    Appraisal Rights.    Holders of record of no more than nine and nine/tenths percent (9.9%) of the total issued and outstanding shares of HopFed Common Stock shall have perfected, or continue to have a right to exercise, appraisal, dissenters or other similar rights under the DGCL with respect to their HopFed Common Stock by virtue of the Merger.

          (e)    Notice of Termination of Data Processing Agreements.    Heritage Bank shall have provided notice of termination to Finastra USA Corporation (f/k/a D+H USA Corporation) under that certain Master Agreement, dated December 20, 2010, and Master Agreement, dated May 25, 2012, as such terms may be extended from time to time (including all related exhibits, schedules, addendums, attachments, order requests, and other documents attached thereto or referenced therein) (the "Data Processing Agreement").

          (f)    Nonsolicitation Agreements and Mutual Termination Agreements.    HopFed shall have delivered to First Financial executed Nonsolicitation Agreements and Mutual Termination Agreements from the individuals set forth on Section 5.16(d)(i) and 5.16(e)(i), respectively, of the First Financial Disclosure Schedule.

          (g)    RESERVED

          (h)    HopFed Adjusted Consolidated Shareholder's Equity.    As of the end of the month prior to the Effective Time, the HopFed Adjusted Consolidated Shareholders' Equity (as defined in this Section 7.2(h)), shall not be less than Eighty-Seven Million, One Hundred Sixty-Eight Thousand, Five Hundred Nineteen and no/100 Dollars ($87,168,519.00), representing the amount outstanding as of June 30, 2018. "HopFed Adjusted Consolidated Shareholders' Equity" shall be the consolidated shareholders' equity of HopFed and all of its Subsidiaries determined in accordance with GAAP consistently applied for prior periods; provided, however, that (A) any accruals established by HopFed pursuant to Section 5.5, or special dividends, accruals, reserves or charges taken by HopFed at the request of First Financial that occur prior to the Effective Time; (B) any changes to the valuation of the HopFed investment portfolio attributed to ASC 320, whether upward or downward, from June 30, 2018 until the measurement date; (C) the aggregate expenses of attorneys, accountants, consultants, financial advisors, and other professional advisors incurred by HopFed in connection with this Agreement or the transactions contemplated hereby; (D) the CIC Payments pursuant to the CIC Agreements under Section 5.16, and any other amounts paid or payable with the written consent of First Financial; (E) costs associated with the termination of the ESOP and the 401(k) Plan; (F) costs associated with the termination of the Data Processing Agreement; and (G) the amount of the regular quarterly cash dividend of $0.07 per share on the HopFed Common Stock declared in December 2018 and to be paid in January 2019; in each case incurred or to be incurred by HopFed through the Effective Time in connection with this Agreement and the transactions contemplated hereby, will not reduce or impact the calculation of the HopFed Adjusted Consolidated Shareholders' Equity for purposes of this Section. All such excluded amounts shall also be determined in accordance with GAAP. To the extent the actual consolidated shareholders' equity of HopFed is less than the HopFed Adjusted Consolidated Shareholders' Equity, the Merger Consideration shall be reduced dollar for dollar pursuant to Section 1.4(a).

          (i)    Consents.    HopFed shall obtain or caused to be obtained (a) all written consents, if any, required under any HopFed Contracts, and (b) all permits, authorizations, other written consents, permissions, and approvals as required for the lawful consummation of this Merger and as required under all agreements, contracts, appointments, indentures, plans, trusts, or other arrangements with third parties required to effect the transactions contemplated by this Agreement.

          (j)    Standstill Agreement.    First Financial shall have received executed Standstill Agreements with the shareholders of HopFed set forth on Section 7.2(i) of the HopFed Disclosure Schedule, and such agreements shall be in full force and effect as of the Effective Time.

        7.3    Conditions to Obligations of HopFed.     The obligation of HopFed to effect the Merger is also subject to the satisfaction or waiver by HopFed at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of First Financial set forth in Section 4.2 and Section 4.8(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of First Financial set forth in Sections 4.1(a), 4.1(b),and 4.3(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of First Financial set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on First Financial. HopFed shall have received a certificate signed on behalf of First Financial by the Chief Executive Officer and the Chief Financial Officer of First Financial to the foregoing effect.

          (b)    Performance of Obligations of First Financial.    First Financial shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and HopFed shall have received a certificate signed on behalf of First Financial by the Chief Executive Officer and the Chief Financial Officer of First Financial to such effect.

          (c)    Federal Tax Opinion.    HopFed shall have received the opinion of Jones Walker in form and substance reasonably satisfactory to HopFed, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of First Financial and HopFed, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII
TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of HopFed:

          (a)   by mutual consent of First Financial and HopFed in a written instrument signed by each of HopFed and First Financial, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b)   by either the Board of Directors of First Financial or the Board of Directors of HopFed by written notice to the other party if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the other transactions contemplated hereby and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c)   by either the Board of Directors of First Financial or the Board of Directors of HopFed by written notice to the other party if the Merger shall not have been consummated on or before December 31, 2019 (the "Termination Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d)   by either the Board of Directors of First Financial or the Board of Directors of HopFed by written notice to the other party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of HopFed, in the case of a termination by First Financial, or First Financial, in the case of a termination by HopFed, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by First Financial, or 7.3, in the case of a termination by HopFed, and which is not cured within forty-five (45) calendar days following written notice to HopFed, in the case of a termination by First Financial, or First Financial, in the case of a termination by HopFed, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

          (e)   by either First Financial or HopFed by written notice to the other party if the Board of Directors of HopFed shall have (i) failed to recommend in the Prospectus/Proxy Statement that the shareholders of HopFed adopt this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to First Financial, or resolved to do so, or failed to reaffirm such recommendation within three (3) calendar days after First Financial requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding HopFed Common Stock that has been publicly disclosed (other than by First Financial or an affiliate of First Financial) within ten (10) business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, (ii) recommended or endorsed an Acquisition Proposal, or (iii) if the HopFed shareholders vote but fail to approve this Agreement at the HopFed Shareholders Meeting, provided that in the case of termination by HopFed, it has complied with its obligations under Section 5.1 and Section 5.6;

          (f)    by First Financial by written notice to HopFed if HopFed has breached its obligations under Section 5.1 or Section 5.6 in any material respect;

          (g)   by the Board of Directors of HopFed by written notice to First Financial, at any time prior to the HopFed shareholder approval being obtained, in the event that the Board of Directors of HopFed shall concludes, in good faith after consultation with its legal and financial advisors, that it must agree to endorse a Superior Proposal and terminate this Agreement in order to comply with its fiduciary duties, provided that HopFed has complied with all of its obligations under Section 5.1(b) and Section 5.6; or

          (h)   by the Board of Directors of HopFed by written notice to First Financial if both of the following conditions requisite to termination under this Section 8.1(h) are satisfied at any time during the seven (7) calendar day period commencing on the Determination Date, such termination to be effective on the tenth (10th) calendar day following the Determination Date:

            (i)    the then First Financial Market Value is less than 80% of the Initial First Financial Market Value; and

             (ii)  the number obtained by dividing the then First Financial Market Value by the Initial First Financial Market Value shall be less than the Index Ratio, minus 0.20.

        If First Financial or any company belonging to the Index declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 8.1(h).

        The termination right under this Section 8.1(h) is subject, however, to the following: If HopFed elects to exercise its termination right pursuant to this Section 8.1(h), it shall give prompt written notice thereof to First Financial. During the seven (7) calendar day period commencing upon its receipt of such notice, First Financial shall have the option to increase the Exchange Ratio to equal the lesser of (x) a quotient, the numerator of which is equal to the product of the Initial First Financial Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.20 and the denominator of which is equal to the then First Financial Market Value; or (y) the quotient determined by dividing the Initial First Financial Market Value by the then First Financial Market Value, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.80. If within such seven (7) calendar day period, First Financial delivers written notice to HopFed that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies HopFed of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 8.1(h) as if no written notice of termination had been given, and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified).

        For purposes of this Section 8.1(h), the following terms shall have the meanings indicated below:

          (iii)  "Determination Date" shall mean the latest of (i) the date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period); or (ii) the date on which the shareholder approval of HopFed has been received.

          (iv)  "Final Index Price" means the average of the daily closing value of the Index for the twenty (20) consecutive trading days immediately preceding the Determination Date.

           (v)  "Index" means the NASDAQ Bank Index or, if such Index is not available, such substitute or similar Index as substantially replicates the NASDAQ Bank Index.

          (vi)  "Index Ratio" means the Final Index Price divided by the Initial Index Price.

         (vii)  "Initial First Financial Market Value" means $41.29, adjusted as indicated above.

        (viii)  "Initial Index Price" means 3,338.12.

          (ix)  "First Financial Market Value" means, as of any specified date, the volume-weighted average closing price per share of First Financial Common Stock as reported on NASDAQ for the twenty (20) consecutive trading days immediately preceding such specified date.

        8.2    Effect of Termination.

          (a)   In the event of termination of this Agreement by either First Financial or HopFed as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of First Financial, HopFed, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 5.10(c) and this Section 8.2 and Article IX (other than Section 9.1) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither First Financial nor HopFed shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

          (b)

              (i)  In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of HopFed or has been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to HopFed and (A) (1) thereafter this Agreement is terminated by either First Financial or HopFed pursuant to Section 8.1(c) and HopFed shall have failed to obtain the Requisite HopFed Vote or (2) thereafter this Agreement is terminated by First Financial pursuant to

    Section 8.1(d), and (B) prior to the date that is twelve (12) months after the date of such termination, HopFed enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then HopFed shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay First Financial, by wire transfer of same day funds, a fee equal to $5.1 million (the "Termination Fee"); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to "20%" shall instead refer to "50%".

             (ii)  In the event that this Agreement is terminated pursuant to Section 8.1(e)(i), Section 8.1(e)(ii), Section 8.1(f), or Section 8.1(g), then HopFed shall pay First Financial, by wire transfer of same day funds, the Termination Fee on the date of termination.

          (c)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party's willful and material breach of any provision of this Agreement, in the event that this Agreement is terminated as provided in Section 8.1, the maximum aggregate amount of monetary fees, liabilities or damages payable by HopFed under this Agreement shall be equal to the Termination Fee.

          (d)   Each of First Financial and HopFed acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if HopFed fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, First Financial commences a suit which results in a judgment against HopFed for the Termination Fee, HopFed shall pay the costs and expenses of First Financial (including attorneys' fees and expenses) in connection with such suit. In addition, if HopFed fails to pay the amounts payable pursuant to this Section 8.2, then HopFed shall pay interest on such overdue amounts at a rate per annum equal to the "prime rate" (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.

        8.3    Amendment.    Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of HopFed; provided, however, that after adoption of this Agreement by the shareholders of HopFed, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.4    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may by written agreement or otherwise in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after adoption of this Agreement by the respective shareholders of HopFed, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
GENERAL PROVISIONS

        9.1    Closing.

          (a)   Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 9:00 a.m. Eastern Standard Time at the offices of SmithAmundsen LLC, on a date which shall be no later than seven (7) calendar days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless extended by mutual written agreement of the parties (the "Closing Date").

          (b)   At the Closing, First Financial will deliver to HopFed the following:

      (i)
      the officers' certificate contemplated by Section 7.3(a) and (b) hereof;

      (ii)
      copies of all Requisite Regulatory Approvals necessary to consummate the Merger;

      (iii)
      copies of the resolutions adopted by the Board of Directors of First Financial, certified by the Secretary of First Financial relative to the approval of this Agreement and the Merger;

      (iv)
      to the extent applicable, evidence of the purchase of director and officer liability insurance for the benefit of the Indemnified Parties in accordance with Section 6.5; and

      (v)
      such other documents and information as HopFed or its legal counsel may reasonably request.

          (c)   At the Closing, HopFed will deliver to First Financial the following:

      (i)
      the officers' certificates contemplated by Section 7.2(a) and (b) hereof;

      (ii)
      copies of the resolutions adopted by the Board of Directors and shareholders of HopFed certified by the Secretary of HopFed relative to the approval of this Agreement and the Merger; and

      (iii)
      such other documents and information as First Financial or its legal counsel may reasonably request.

        9.2    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Articles One, Article Two, Sections 5.12 and 6.5, Article 9, and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

        9.3    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Prospectus/Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne by First Financial.

        9.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to HopFed, to:

        HopFed Bancorp, Inc.
        4155 Lafayette Road
        Hopkinsville, Kentucky 42240
        Attention:    John E. Peck, Chief Executive Officer

      With a required copy (which shall not constitute notice) to:

        Jones Walker LLP
        Suite 200
        1227 25th Street NW
        Washington, D.C. 20037
        Attention:    Edward B. Crosland, Jr.

      and

          (b)   if to First Financial, to:

        First Financial Corporation.
        One First Financial Plaza
        Terre Haute, Indiana 47807
        Attention:    Norman L. Lowery, President and CEO

      With a required copy (which shall not constitute notice) to:

        SmithAmundsen LLC
        201 North Illinois Street, Suite 1400
        Capital Center, South Tower
        Indianapolis, Indiana 46204-4212
        Attention:    John W. Tanselle

        9.5    Interpretation.    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings or section captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to "the date hereof" shall mean the date of this Agreement. As used in this Agreement, the "knowledge" of HopFed means the actual knowledge after due inquiry of any of the officers of HopFed listed on Section 9.5 of the HopFed Disclosure Schedule, and the "knowledge" of First Financial means the actual knowledge after due inquiry of any of the officers of First Financial listed on Section 9.5 of the First Financial Disclosure Schedule. As used herein, (i) "business day" means any day other than a Saturday, a Sunday or a day on which banks in Terre Haute, Indiana or Hopkinsville, Kentucky are authorized by law or executive order to be closed, (ii) the term "person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, group acting in concert, or any Person acting in a representative capacity, (iii) an "affiliate" of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, and (iv) the term "made available" means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (b) included in the virtual data room of a party prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The HopFed Disclosure Schedule and the First Financial Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

        9.6    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.7    Entire Agreement.     This Agreement (including the Disclosure Schedules and the documents and the instruments referred to herein) together with the Confidentiality Agreements dated September 17, 2018 and December 4, 2018 (collectively, the "Confidentiality Agreement") constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        9.8    Governing Law; Jurisdiction.

            (a)   This Agreement shall be governed and construed in accordance with the laws of the State of Indiana, without regard to any applicable conflicts of law (except that matters relating to the internal corporate affairs of HopFed, including the fiduciary duties of the Board of Directors of HopFed, shall be subject to the laws of the State of Delaware).

            (b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising under or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court in Vigo County, Indiana (the "Chosen Courts"), and, solely in connection with claims arising under or related to this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.4.

        9.9    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY DIRECTLY OR INDIRECTLY ARISE UNDER OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

        9.10    Assignment; Third Party Beneficiaries.     Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise specifically provided in Section 6.5, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        9.11    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise were breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

        9.12    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

        9.13    Delivery by Facsimile or Electronic Transmission.     This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

        IN WITNESS WHEREOF, First Financial Corporation and HopFed Bancorp, Inc. have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HopFed Bancorp, Inc.
By:	/s/ JOHN E. PECK
	Name:	John E. Peck
	Title:	Chief Executive Officer
First Financial Corporation
By:	/s/ NORMAN L. LOWERY
	Name:	Norman L. Lowery
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

January 7, 2019

The Board of Directors
HopFed Bancorp, Inc.
4155 Lafayette Road
Hopkinsville, KY 42240

Members of the Board:

        You have requested the opinion of Keefe, Bruyette & Woods, Inc. ("KBW" or "we") as investment bankers as to the fairness, from a financial point of view, to the common shareholders of HopFed Bancorp, Inc. ("HopFed") of the Merger Consideration (as defined below) to be received by such shareholders in the proposed merger (the "Merger") of HopFed with and into First Financial Corporation ("First Financial"), pursuant to the Agreement and Plan of Merger (the "Agreement") to be entered into by and between HopFed and First Financial. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, each share of common stock, par value $0.01 per share, of HopFed ("HopFed Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) shall become and be converted into the right to receive, at the election of the holder thereof (subject to proration and reallocation as set forth in the Agreement, as to which we express no opinion), either (or a combination of): (i) 0.444 of a share of the common shares, no par value per share, of First Financial ("First Financial Common Stock," and such fraction of a share of First Financial Common Stock, the "Stock Consideration") or (ii) $21.00 in cash (the "Cash Consideration"), which Stock Consideration and Cash Consideration each being subject to downward adjustment as further described in the Agreement (as to which adjustment we express no opinion); provided that, in the aggregate, 50% of HopFed Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for the Stock Consideration and 50% of HopFed Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for the Cash Consideration. The Stock Consideration and the Cash Consideration, taken together, are referred to herein as the "Merger Consideration." The terms and conditions of the Merger are more fully set forth in the Agreement.

        The Agreement further provides that, immediately subsequent to the Effective Time, Heritage Bank USA, Inc., a wholly-owned subsidiary of HopFed, will merge with and into First Financial Bank, N.A., a wholly-owned subsidiary of First Financial ("First Financial Bank"), with First Financial Bank as the surviving entity, pursuant to a separate agreement and plan of merger (such transaction, the "Bank Merger").

        KBW has been retained by HopFed solely to render this opinion to the board of directors of HopFed (the "Board"), and KBW has not acted as a financial advisor or other advisor to, or as an agent of, HopFed or any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and in the case of HopFed, further to an existing sales and trading relationship with a KBW broker-dealer affiliate), may from time to time purchase securities from, and sell securities to, HopFed and First Financial. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of HopFed or First Financial for our and their own accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the Board in rendering this opinion and will receive a fee from HopFed upon the rendering of this opinion. In addition, HopFed has agreed to indemnify us for certain liabilities arising out of our engagement.

        In addition to this present engagement, in the past two years, KBW has provided investment banking and financial advisory services to HopFed but did not receive compensation for such services. KBW was engaged to act as financial advisor to HopFed in connection with the consideration of a potential transaction, which transaction was not consummated and which engagement was terminated in June 2018. In the past two years, KBW has not provided investment banking and financial advisory services to First Financial. We may in the future provide investment banking and financial advisory services to HopFed or First Financial and receive compensation for such services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of HopFed and First Financial and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated January 6, 2019 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of HopFed; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of HopFed; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of First Financial; (v) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of First Financial; (vi) certain regulatory filings of HopFed and First Financial and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2017 as well as the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018; (vii) certain other interim reports and other communications of HopFed and First Financial to their respective stockholders or shareholders; and (viii) other financial information concerning the businesses and operations of HopFed and First Financial that was furnished to us by HopFed and First Financial or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of HopFed and First Financial; (ii) the assets and liabilities of HopFed and First Financial; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for HopFed and First Financial with similar information for certain other companies the securities of which are publicly traded; (v) publicly available research analyst "street estimates" of HopFed, as well as assumed HopFed longterm growth rates provided to us by HopFed management, all of which information was discussed with us by HopFed management and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) financial and operating forecasts and projections of First Financial that were prepared by, and provided to us and discussed with us by, First Financial management and used and relied upon by us based on such discussions, at the direction of HopFed management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on First Financial (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, the management of First Financial, and used and relied upon by us based on such discussions, at the direction of HopFed management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions with the managements of HopFed and First Financial regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by HopFed to solicit indications of interest from third parties regarding a potential transaction with HopFed, although we have not been requested to, and have not, assisted HopFed with such efforts as part of this present engagement.

        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of HopFed as to the reasonableness and achievability of the publicly available research analyst "street estimates" of HopFed and the assumed HopFed long-term growth rates referred to above (and the assumptions and bases therefor), and we have assumed that all such information was reasonably prepared and represents, or in the case of the HopFed "street estimates" referred to above that such estimates are consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated. We have further relied, with the consent of HopFed, upon First Financial management as to the reasonableness and achievability of the financial and operating forecasts and projections of First Financial and the estimates regarding certain pro forma financial effects of the Merger on First Financial (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information was reasonably prepared and represents, or in the case of the First Financial "street estimates" referred to above that such estimates are consistent with, the best currently available estimates and judgments of First Financial management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

        It is understood that the portion of the foregoing financial information of HopFed and First Financial that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available research analyst "street estimates" of HopFed, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of HopFed and First Financial and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

        We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either HopFed or First Financial since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for HopFed and First Financial are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of HopFed or First Financial, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of HopFed or First Financial under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

        We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed and referred to above), with no adjustments to the Merger Consideration and with no other consideration or payments in respect of the HopFed Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions (including the Bank Merger) and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction (including the Bank Merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of HopFed, First Financial or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of HopFed that HopFed has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to HopFed, First Financial, the Merger and any related transaction (including the Bank Merger), and the Agreement. KBW has not provided advice with respect to any such matters. We have assumed, at the direction of HopFed and without independent verification, that the actual consolidated shareholders' equity of HopFed will not be less than the Adjusted Consolidated Shareholder's Equity (as defined in the Agreement).

        This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of HopFed Common Stock of the Merger Consideration to be received by such holders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger or the termination of the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan prior to the consummation of the Merger), including without limitation, the form or structure of the Merger (including the form of the Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, any consequences of the Merger or any related transaction to HopFed, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of HopFed to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any alternative transactions or strategies that are, have been or may be available to or considered by HopFed or the Board; (iii) the fairness of the amount or nature of any compensation to any of HopFed's officers, directors or employees, or any class of such persons, relative to the compensation to the holders of HopFed Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of HopFed (other than the holders of HopFed Common Stock solely with respect to the Merger Consideration, as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of First Financial or any other party to any transaction contemplated by the Agreement; (v) any adjustment (as provided in the Agreement) to the Merger Consideration assumed for purposes of our opinion; (vi) whether First Financial has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Cash Consideration to the holders of HopFed Common Stock at the closing of the Merger; (vii) the election by holders of HopFed Common Stock to receive the Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation between the Stock Consideration and the Cash Consideration among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the Agreement), or the relative fairness of the Stock Consideration and the Cash Consideration; (viii) the actual value of First Financial Common Stock to be issued in the Merger; (ix) the prices, trading range or volume at which HopFed Common Stock or First Financial Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which First Financial Common Stock will trade following the consummation of the Merger; (x) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (xi) any legal, regulatory, accounting, tax or similar matters relating to HopFed, First Financial, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

        This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of HopFed Common Stock or any shareholder of any other entity as to how to vote or act in connection with the Merger or any other matter (including, with respect to holders of HopFed Common Stock, what election any such shareholder should make with respect to the Stock Consideration or the Cash Consideration), nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, shareholders', or affiliates' agreement with respect to the Merger or exercise any dissenters' or appraisal rights that may be available to such stockholder.

        This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of HopFed Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal Rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Central Time, on July 23, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/hfbc delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/hfbc Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation. 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 2 1 7 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0 3 D V 4 032U7B MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. Special Meeting Proxy Card1234 5678 9012 345

HOPFED BANCORP, INC. 4155 Lafayette Road, Hopkinsville, Kentucky 42240 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + SPECIAL MEETING OF STOCKHOLDERS July 23, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned stockholders of HopFed Bancorp, Inc. (“HopFed”) hereby appoints Dr. H. Joseph Dempsey, Dr. Thomas I. Miller, and Mark D. Alcott or any of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of HopFed that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at 4155 Lafayette Road, Hopkinsville, Kentucky, on July 23, 2019, at 2:00 p.m., local time (the “Special Meeting”), and at any and all adjournments thereof, as follows: THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS PRESENTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS SIGNED PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY VOTE OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of HopFed at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all prior proxies heretofore given with respect to the shares of Common Stock which the undersigned is entitled to vote at the Special Meeting. The undersigned acknowledges receipt from HopFed prior to the execution of this proxy of the notice of special meeting of stockholders and a proxy statement/prospectus dated ____________, 2019. Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. + C Non-Voting Items Proxy — HOPFED BANCORP, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/hfbc

SOLICITED ON BEHALF OF THE TRUSTEES OF THE

HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2019

To: Participants in the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan

Date: June 18, 2019

As described in the enclosed materials, your voting instructions are being requested as a participant under the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “ESOP”) in connection with an upcoming special meeting of stockholders of HopFed Bancorp. Inc. (“HopFed”). The special meeting is for the purpose of considering and acting upon the following matters:

(1)                                 To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation (“First Financial”) (the “merger agreement”), as such agreement may be amended from time to time, pursuant to which HopFed will merge with and into First Financial with First Financial surviving the merger (the “merger”), as more fully described in the enclosed proxy statement/prospectus.

(2)                                 To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable.

(3)                                 To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement; and

(4)                                 Such other matters as may properly come before the special meeting or any adjournment thereof. The Board of Directors is not aware of any such other matters.

We hope you will take advantage of the opportunity to direct the manner in which shares of HopFed common stock allocated to your account under the ESOP will be voted.

Enclosed with this letter are a Notice of Special Meeting of Stockholders, a Proxy Statement/Prospectus and an ESOP Voting Authorization Form, which will permit you to direct the voting of the shares allocated to your ESOP account. After you have reviewed these materials, we urge you to direct the voting of your shares held by the ESOP by marking, dating and signing the enclosed ESOP Voting Authorization Form and returning it to Computershare in the enclosed envelope so that your instructions are received by July 17, 2019. The ESOP Trustees will certify the totals to HopFed for the purpose of having those shares voted.  As noted on the enclosed ESOP Voting Authorization Form, you may also vote by phone or online.

We urge each of you to vote as a means of participating in the governance of the affairs of HopFed. The Board of Directors of HopFed recommends a vote “FOR” adoption of the merger agreement, “FOR” approval on an advisory (non-binding) basis of the compensation proposal, and “FOR” approval to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger agreement.

If your voting instructions for the ESOP are not received in a timely manner or are not properly completed or if you abstain from voting, the shares allocated to your account will be voted by the ESOP Trustees, subject to their fiduciary duties, in the same proportions as the ESOP Trustees vote the allocated shares for which they receive timely voting instructions, “FOR” or “AGAINST,” from ESOP participants. While we hope that you will vote in the manner recommended by the Board of Directors of HopFed, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

HopFed has engaged Computershare as its agent to receive the ESOP Voting Authorization Forms completed by the ESOP participants and to tabulate the results.  Your individual vote will not be revealed, directly or indirectly, to any officer, other employee or director of HopFed or Heritage Bank. Once the votes are tallied by Computershare, the aggregate results will be reported to the ESOP Trustees, who will then use the voting instructions to vote the shares of common stock held by the ESOP as described above.

Please note that the enclosed materials relate only to those shares that have been allocated to your account under the ESOP. You will receive other proxy solicitation materials for those shares owned by you individually and not under the ESOP.

Trustees for the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted by mail or electronically MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 must be received by 5:00 p.m. (CST), on July 17, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/hfbc delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/hfbc Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation. 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 2 1 7 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 032VSD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan Vote Authorization Form 1234 5678 9012 345

HOPFED BANCORP, INC. VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE TRUSTEES OF THE HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN Shares of HopFed Bancorp, Inc. (the “Company”) common stock are held by the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan” or “ESOP”). Shares of the Company’s Common Stock (the “Company Stock”) held by the ESOP are eligible to be counted toward the stockholder vote at the Company’s Special Meeting of Stockholders to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on July 23, 2019 at 2:00 p.m., local time (the “Special Meeting”). As a participant in the ESOP, you are entitled to instruct the ESOP trustees (the “Trustees”) how to vote the shares of Company Stock allocated to your ESOP account. As of May 30, 2019, the record date for stockholders entitled to vote at the Special Meeting, 215,509.734 shares of Company Stock held in the ESOP trust have been allocated to participant accounts. All unearned shares held by the Plan will be voted by the Trustees in the same proportion as the vote by participants who vote their allocated shares. If you do not vote your proxy card, or “abstain” from voting, the shares that otherwise would have been voted in accordance with your instructions will instead be voted in the same proportion as the votes that are received from the Plan participants who do vote. For example, if 75% of ESOP shares vote, and if 90% of those who vote are in favor of a proposal on the proxy card, then the Trustee will report that 90% of the unallocated shares and non-voted shares held by the ESOP are to be voted in favor of the proposal at the Special Meeting. The Trustees are forwarding the Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus, and Plan Vote Authorization Form so that you may convey your individual voting instructions to the Trustees on the matters to be considered at the Special Meeting and on such other business as may properly come before the Special Meeting or any adjournment thereof. The Company is not aware of any other business to be brought before the Special Meeting other than as set forth in the accompanying Proxy Statement/Prospectus. The Company has engaged Computershare as its agent to receive the Plan Vote Authorization Forms completed by Plan participants and to tabulate the results. In order to direct the voting of your proportionate share of the Company Stock held in the ESOP, you must complete, sign and date the Plan Vote Authorization Form and send it to Computershare in the accompanying self-addressed postage-paid envelope. You may also vote electronically or by telephone in accordance with the electronic voting instructions described in the Plan Vote Authorization Form. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company. Once the votes are tallied by Computershare, the results will be sent to the Trustees who will then use the voting instructions to vote the shares of Company Stock in the ESOP as described above. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q SPECIAL MEETING OF STOCKHOLDERS July 23, 2019 This Proxy is solicited on behalf of the Trustees of the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan I understand that I have the right to direct the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan”) trustees (the “Trustees”) to vote my proportionate interest in the HopFed Bancorp, Inc. common stock (“Shares”) held in my Plan account. I have been advised that my voting instructions are solicited for the Special Meeting of Stockholders of HopFed Bancorp, Inc. to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on July 23, 2019 at 2:00 p.m. (the “Special Meeting”). I hereby direct the Trustees to vote my Shares as indicated below: If any other business is brought before the Special Meeting, this form will be voted by the Trustees in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Special Meeting. The Trustees are hereby directed to vote the Shares in my Plan account as indicated on this form. If I do not return this form in a timely manner, no instruction is specified or the form is returned signed without instruction, the Shares will be voted in proportion to the manner in which other participants have voted. I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Special Meeting, and Proxy Statement/Prospectus. PROXY — HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN VOTE AUTHORIZATION FORM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/hfbc

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation. 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 2 2 1 7 6 032U8A MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. Special Meeting Proxy Card

HOPFED BANCORP, INC. 4155 Lafayette Road, Hopkinsville, Kentucky 42240 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q SPECIAL MEETING OF STOCKHOLDERS July 23, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned stockholders of HopFed Bancorp, Inc. (“HopFed”) hereby appoints Dr. H. Joseph Dempsey, Dr. Thomas I. Miller, and Mark D. Alcott or any of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of HopFed that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at 4155 Lafayette Road, Hopkinsville, Kentucky, on July 23, 2019, at 2:00 p.m., local time (the “Special Meeting”), and at any and all adjournments thereof, as follows: THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS PRESENTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS SIGNED PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY VOTE OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of HopFed at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all prior proxies heretofore given with respect to the shares of Common Stock which the undersigned is entitled to vote at the Special Meeting. The undersigned acknowledges receipt from HopFed prior to the execution of this proxy of the notice of special meeting of stockholders and a proxy statement/prospectus dated ____________, 2019. Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Proxy — HOPFED BANCORP, INC.